Exhibit 99.1

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              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor,


                        PRUDENTIAL ASSET RESOURCES, INC.
                               as Master Servicer,


                              LENNAR PARTNERS, INC.
                          as General Special Servicer,


                        PRUDENTIAL ASSET RESOURCES, INC.
                           as RREEF Special Servicer,


                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,


                               ABN AMRO BANK N.V.
                                as Fiscal Agent,


                                       and


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                             as RREEF B-Note Holder


                         POOLING AND SERVICING AGREEMENT


                             Dated as of May 1, 2001


                                  $908,240,310


                                  ROCK 2001-C1


                  Commercial Mortgage Pass-Through Certificates
                                 Series 2001-C1


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                          ARTICLE I

                            DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                                                 RESPECT OF THE MORTGAGE POOL
   SECTION 1.01.           Defined Terms..................................................................................2
   SECTION 1.02.           General Interpretive Principles...............................................................56
   SECTION 1.03.           Certain Calculations in Respect of the Mortgage Pool..........................................57
   SECTION 1.04.           Cross-Collateralized Mortgage Loans...........................................................58

                                                          ARTICLE II

                            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                              ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS,
                               REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III
                                              RESIDUAL INTEREST AND CERTIFICATES

   SECTION 2.01.           Conveyance of Mortgage Loans..................................................................60
   SECTION 2.02.           Acceptance of Mortgage Assets by Trustee......................................................62
   SECTION 2.03.           Certain Repurchases and Substitutions of Mortgage Loans by the Mortgage Loan Seller...........64
   SECTION 2.04.           Representations and Warranties of the Depositor...............................................67
   SECTION 2.05.           Representations and Warranties of the Master Servicer.........................................69
   SECTION 2.06.           Representations and Warranties of the Special Servicers.......................................70
   SECTION 2.07.           Representations, Warranties and Covenants of the Trustee and the Fiscal Agent.................73
   SECTION 2.08.           Designation of the Certificates...............................................................76
   SECTION 2.09.           Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I Class R;
                             Certain Matters Involving REMIC I...........................................................76
   SECTION 2.10.           Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by
                             Trustee.....................................................................................79
   SECTION 2.11.           Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual
                             Interest; Certain Matters Involving REMIC II................................................79
   SECTION 2.12.           Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular Interests
                             by Trustee..................................................................................81
   SECTION 2.13.           Creation of REMIC III; Issuance of the REMIC III Regular Interest Certificates, the
                             Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest; Certain
                             Matters Involving REMIC III.................................................................82
   SECTION 2.14.           Acceptance of Grantor Trusts by Trustee; Issuance of the Class V and Class R Certificates.....87



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

                                                         ARTICLE III

                                        ADMINISTRATION AND SERVICING OF THE TRUST FUND

   SECTION 3.01.           Administration of the Loans...................................................................89
   SECTION 3.02.           Collection of Loan Payments...................................................................90
   SECTION 3.03.           Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts......91
   SECTION 3.04.           Collection Account, Distribution Account, Interest Reserve Account, Excess Liquidation
                             Proceeds Account and RREEF B-Note Account...................................................93
   SECTION 3.05.           Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest
                             Reserve Account, the Excess Liquidation Proceeds Account and the RREEF B-Note Account.......97
   SECTION 3.06.           Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts, REO
                             Accounts and RREEF B-Note Account..........................................................104
   SECTION 3.07.           Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage................106
   SECTION 3.08.           Enforcement of Alienation Clauses............................................................109
   SECTION 3.09.           Realization Upon Defaulted Loans.............................................................110
   SECTION 3.10.           Trustee to Cooperate; Release of Mortgage Files..............................................113
   SECTION 3.11.           Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of
                             Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the
                             Fiscal Agent Regarding Back-up Servicing Advances..........................................114
   SECTION 3.12.           Property Inspections; Collection of Financial Statements; Delivery of Certain Reports........119
   SECTION 3.13.           Annual Statement as to Compliance............................................................125
   SECTION 3.14.           Reports by Independent Public Accountants....................................................125
   SECTION 3.15.           Access to Certain Information................................................................126
   SECTION 3.16.           Title to REO Property; REO Account...........................................................126
   SECTION 3.17.           Management of REO Property...................................................................128
   SECTION 3.18.           Sale of Mortgage Loans and REO Properties....................................................130
   SECTION 3.19.           Additional Obligations of Master Servicer....................................................134
   SECTION 3.20.           Modifications, Waivers, Amendments and Consents..............................................138
   SECTION 3.21.           Transfer of Servicing Between Master Servicer and Special Servicers; Record Keeping..........142
   SECTION 3.22.           Sub-Servicing Agreements.....................................................................144
   SECTION 3.23.           Controlling Class Representative.............................................................146
   SECTION 3.24.           Certain Rights and Powers of the Controlling Class Representative............................148
   SECTION 3.25.           Replacement of Special Servicer..............................................................150
   SECTION 3.26.           Application of Default Interest..............................................................152
   SECTION 3.27.           Certain Matters Regarding the RREEF B-Note Holder............................................153
   SECTION 3.28.           Certain Rights and Powers of the RREEF B-Note Holder.........................................154

                                                          ARTICLE IV

                                                PAYMENTS TO CERTIFICATEHOLDERS

   SECTION 4.01.           Distributions................................................................................157

   SECTION 4.02.           Statements to Certificateholders; Certain Other Reports......................................164
   SECTION 4.03.           P&I Advances.................................................................................167
   SECTION 4.04.           Allocation of Realized Losses and Additional Trust Fund Expenses.............................169
   SECTION 4.05.           Calculations.................................................................................170

                                                          ARTICLE V

                                                       THE CERTIFICATES

   SECTION 5.01.           The Certificates.............................................................................171
   SECTION 5.02.           Registration of Transfer and Exchange of Certificates........................................171
   SECTION 5.03.           Book-Entry Certificates......................................................................178
   SECTION 5.04.           Mutilated, Destroyed, Lost or Stolen Certificates............................................179
   SECTION 5.05.           Persons Deemed Owners........................................................................179
   SECTION 5.06.           Certification by Certificateholders and Certificate Owners...................................179

                                                          ARTICLE VI

                                 THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICERS

   SECTION 6.01.           Liability of the Depositor, the Master Servicer and the Special Servicers....................181
   SECTION 6.02.           Merger, Consolidation or Conversion of the Depositor, the Master Servicer or a Special
                             Servicer...................................................................................181
   SECTION 6.03.           Limitation on Liability of the Depositor, the Master Servicer and the Special Servicers......181
   SECTION 6.04.           Resignation of Master Servicer and Special Servicers.........................................182
   SECTION 6.05.           Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special
                             Servicers..................................................................................183
   SECTION 6.06.           Master Servicer or Special Servicers as Owner of a Certificate...............................184

                                                         ARTICLE VII

                                                           DEFAULT

   SECTION 7.01.           Events of Default............................................................................185
   SECTION 7.02.           Trustee to Act; Appointment of Successor.....................................................189
   SECTION 7.03.           Notification to Certificateholders...........................................................190
   SECTION 7.04.           Waiver of Events of Default..................................................................190
   SECTION 7.05.           Additional Remedies of Trustee Upon Event of Default.........................................190

                                                         ARTICLE VIII

                                                         THE TRUSTEE

   SECTION 8.01.           Duties of Trustee............................................................................191
   SECTION 8.02.           Certain Matters Affecting the Trustee........................................................192
   SECTION 8.03.           Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates or
                             Mortgage Loans.............................................................................194
   SECTION 8.04.           Trustee and Fiscal Agent May Own Certificates................................................194

   SECTION 8.05.           Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent.............194
   SECTION 8.06.           Eligibility Requirements for Trustee.........................................................196
   SECTION 8.07.           Resignation and Removal of Trustee...........................................................196
   SECTION 8.08.           Successor Trustee............................................................................197
   SECTION 8.09.           Merger or Consolidation of Trustee...........................................................198
   SECTION 8.10.           Appointment of Co-Trustee or Separate Trustee................................................198
   SECTION 8.11.           Appointment of Custodians....................................................................199
   SECTION 8.12.           Access to Certain Information................................................................199
   SECTION 8.13.           Appointment of Fiscal Agent..................................................................201
   SECTION 8.14.           Advance Security Arrangement.................................................................202
   SECTION 8.15.           Filings with the Securities and Exchange Commission..........................................203

                                                          ARTICLE IX

                                                         TERMINATION

   SECTION 9.01.           Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................205
   SECTION 9.02.           Additional Termination Requirements..........................................................207

                                                          ARTICLE X

                                                  ADDITIONAL TAX PROVISIONS

   SECTION 10.01.          Tax Administration...........................................................................208
   SECTION 10.02.          Depositor, Master Servicer, Special Servicers and Fiscal Agent to Cooperate with Trustee.....211

                                                          ARTICLE XI

                                                   MISCELLANEOUS PROVISIONS

   SECTION 11.01.          Amendment....................................................................................212
   SECTION 11.02.          Recordation of Agreement; Counterparts.......................................................213
   SECTION 11.03.          Limitation on Rights of Certificateholders...................................................214
   SECTION 11.04.          Governing Law................................................................................214
   SECTION 11.05.          Notices......................................................................................215
   SECTION 11.06.          Severability of Provisions...................................................................215
   SECTION 11.07.          Successors and Assigns; Beneficiaries........................................................215
   SECTION 11.08.          Article and Section Headings.................................................................216
   SECTION 11.09.          Notices to and from the Rating Agencies and the Depositor....................................216
   SECTION 11.10.          Notices to Controlling Class Representative and the Requesting Subordinate
                             Certificateholders.........................................................................217
   SECTION 11.11.          Complete Agreement...........................................................................218

                                    EXHIBITS

EXHIBIT A-1                Form of Class X-1 and X-2 Certificates
EXHIBIT A-2                Form of Class A-1 and Class A-2 Certificates
EXHIBIT A-3                Form of Class B and Class C Certificates
EXHIBIT A-4                Form of Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and
                             Class O Certificates
EXHIBIT A-5                Form of Class V Certificates
EXHIBIT A-6                Form of Class R Certificates
EXHIBIT B-1                Schedule of PMCF Mortgage Loans
EXHIBIT B-2                Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3                Form of Custodial Certification
EXHIBIT B-4                Schedule of Reserve Funds
EXHIBIT C                  Letters of Representations Among Depositor, Trustee and Initial Depositary
EXHIBIT D-1                Form of Master Servicer Request for Release
EXHIBIT D-2                Form of Special Servicer Request for Release
EXHIBIT E                  Form of Trustee Report
EXHIBIT F-1A               Form I of Transferor Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-1B               Form II of Transferor Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-2A               Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B               Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C               Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in
                             Book-Entry Form
EXHIBIT F-2D               Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in
                             Book-Entry Form
EXHIBIT G-1                Form of Transferee Certificate in Connection with ERISA
                             (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered,
                             Certificated Form)
EXHIBIT G-2                Form of Transferee Certificate in Connection with ERISA
                             (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1                Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates
EXHIBIT H-2                Form of Transferor Certificate for Transfers of Class R Certificates
EXHIBIT I-1                Form of Notice and Acknowledgment Concerning Replacement of Special Servicer
EXHIBIT I-2                Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J                  Form of UCC-1 Financing Statement
EXHIBIT K-1                Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2                Information Request from Prospective Investor
EXHIBIT L                  Schedule of Designated Sub-Servicers
EXHIBIT M                  Form of Agreement Among Noteholders
EXHIBIT N                  Form of RREEF B-Note Assignment and Assumption Agreement
EXHIBIT O                  Schedule of Class X-1 Cap Rates

     This Pooling and Servicing Agreement is dated and effective as of May 1, 2001, among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION as Depositor, PRUDENTIAL ASSET RESOURCES, INC. as Master Servicer, LENNAR PARTNERS, INC. as General Special Servicer, PRUDENTIAL ASSET RESOURCES, INC. as RREEF Special Servicer, LASALLE BANK NATIONAL ASSOCIATION as Trustee, ABN AMRO BANK N.V. as Fiscal Agent, and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as RREEF B-Note Holder.


                             PRELIMINARY STATEMENT:

     Prudential Mortgage Capital Funding, LLC (together with its successors in interest, "PMCF") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of May 18, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Mortgage Loan Purchase Agreement"), between PMCF as seller, Prudential Mortgage Capital Company, LLC (together with its successors in interest, "PMCC") as the additional signatory and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Original Mortgage Loans").

     The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Mortgage Loans and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

     LaSalle Bank National Association (together with its successors in interest, "LaSalle") desires to act as "Trustee" hereunder; Prudential Asset Resources, Inc. (together with its successors in interest, "PAR") desires to act as "Master Servicer" and "RREEF Special Servicer" hereunder; Lennar Partners, Inc. (together with its successors in interest, "Lennar") desires to act as "General Special Servicer" hereunder; and ABN AMRO Bank N.V. (together with its successors in interest, "ABN AMRO") desires to act as "Fiscal Agent" hereunder.

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

      DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                          RESPECT OF THE MORTGAGE POOL


     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

     "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "30/360 Loan" shall mean a Loan that accrues interest on a 30/360 Basis; provided that, notwithstanding its terms, the Caribbean Isle Apts. Mortgage Loan shall be deemed to be a 30/60 Loan until the end of July 2002.

     "30/360 Mortgage Loan" shall mean a Mortgage Loan that is a 30/360 Loan.

     "ABN AMRO" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

     "Actual/360 Loan" shall mean a Loan that accrues interest on an Actual/360 Basis; provided that, notwithstanding its terms, the Caribbean Isle Apts. Mortgage Loan shall be deemed to be a 30/360 Loan until the end of July 2002.

     "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that is an Actual/360 Loan.

     "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Loan.

     "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

     "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

     "Additional Trust Fund Expense" shall mean any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the

Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

     "Additional Yield Amount" shall have the meaning assigned thereto in
Section 4.01(d).

     "Adjusted REMIC II Remittance Rate" shall mean:

          (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 6.232% per annum;

          (b) with respect to REMIC II Regular Interest A-2a, for any Interest Accrual Period, 6.605% per annum;

          (c) with respect to REMIC II Regular Interest A-2b, for any Interest Accrual Period, 6.605% per annum;

          (d) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, 6.760% per annum;

          (e) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, 6.936% per annum;

          (f) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, 7.053% per annum;

          (g) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Interest Accrual Period, minus 27.94 basis points;

          (h) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Interest Accrual Period, minus 18.20 basis points;

          (i) with respect to REMIC II Regular Interest G, for any Interest Accrual Period, the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Interest Accrual Period;

          (j) with respect to REMIC II Regular Interest H, for any Interest Accrual Period, 6.399% per annum;

          (k) with respect to REMIC II Regular Interest J, for any Interest Accrual Period, 6.399% per annum;

          (l) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, 6.399% per annum;

          (m) with respect to REMIC II Regular Interest L, for any Interest Accrual Period, 6.399% per annum;

          (n) with respect to REMIC II Regular Interest M, for any Interest Accrual Period, 6.399% per annum;

          (o) with respect to REMIC II Regular Interest N, for any Interest Accrual Period, 6.399% per annum; and

          (p) with respect to REMIC II Regular Interest O, for any Interest Accrual Period, 6.399% per annum.

     "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

     "Advance" shall mean any P&I Advance or Servicing Advance.

     "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

     "Advance Security Arrangement" shall have the meaning assigned thereto in
Section 8.14.

     "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

     "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

     "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

     "A.M. Best" shall mean A.M. Best Company or its successor in interest.

     "Annual Accountants' Report" shall have the meaning assigned thereto in
Section 3.14.

     "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

     "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

     "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the applicable Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the applicable Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the applicable Special Servicer's option, the appraiser may be an employee of the applicable Special Servicer).

     "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Mortgage Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the applicable Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Mortgage
Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Mortgage Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Mortgage Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Mortgage Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the applicable Special Servicer holds any Escrow Payments or Reserve Funds; over

          (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of
     Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Mortgage Loan, and
     (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the applicable Special Servicer with respect to such Required Appraisal Mortgage Loan, the related Mortgaged

     Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

     Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the applicable Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Mortgage Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the applicable Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Mortgage Loan will be recalculated in accordance with the preceding sentence of this definition.

     Also notwithstanding the foregoing, if and when any Cross-Collateralized Mortgage Loan becomes a Required Appraisal Mortgage Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Group to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Group was a single Mortgage Loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Group shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that group on a pro rata basis in accordance with the respective Stated Principal Balances of those Mortgage Loans.

     "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

          (i) such Mortgage Loan becomes a Modified Mortgage Loan,

          (ii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment (or for such shorter period at the end of which such delinquency will become a Servicing Transfer Event),

          (iii) the passage of 60 days after the applicable Special Servicer receives notice that the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed,

          (iv) the passage of 60 days after the applicable Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property, or

          (v) the related Mortgaged Property becomes an REO Property.

     "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

     "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

     "Asset Status Report" shall have the meaning assigned thereto in Section 3.24(a).

     "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Monthly Payment" shall mean:

          (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which occurs its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

          (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

     "Balloon Loan" shall mean any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

     "Balloon Mortgage Loan" shall mean any Mortgage Loan that is a Balloon
Loan.

     "Balloon Payment" shall mean any Monthly Payment payable on a Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Loan.

     "Balloon Payment Interest Shortfall" shall mean, with respect to any Balloon Mortgage Loan with a Stated Maturity Date that occurs after, or that provides for a grace period for its Balloon

Payment that runs past, the second Business Day preceding the Distribution Date in any calendar month, and as to which the Balloon Payment is actually received after the second Business Day preceding the Distribution Date in such calendar month (but no later than its Stated Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Borrower, that would have accrued on the principal portion of such Balloon Payment during the period from the related Stated Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interested that would have been Default Interest).

     "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Base Prospectus" shall mean that certain prospectus dated May 10, 2001, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

     "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depositary or its nominee.

     "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

     "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

     "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by the Mortgage Loan Seller pursuant to Section 4(b) or 4(d) of the Mortgage Loan Purchase Agreement.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the city or cities in which the Primary Servicing Offices of the Master Servicer and each Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

     "Caribbean Isle Apts. Mortgage Loan" shall mean the Mortgage Loan secured by the Caribbean Isle Apts. Property.

     "Caribbean Isle Apts. Property" shall mean the Mortgaged Property identified on Exhibit B-1 as "Caribbean Isle Apts.".

     "Carryforward Interest Distribution Amount" shall:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.09(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.11(g);

          (c) with respect to any Group X-2 REMIC III Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.13(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, have the meaning assigned thereto in Section 2.13(g).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate" shall mean any one of the Depositor's Series 2001-C1 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

     "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicers, the Trustee or the Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depositary and the Depositary Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

     "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

     "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

     "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

     "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

     "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic and, if applicable, numeric class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 2.08(a).

     "Class A-P&I Certificate" shall mean any of the Certificates designated as such in Section 2.08(b).

     "Class A-1" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-1 Certificates.

     "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1".

     "Class A-2" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-2 Certificates.

     "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2".

     "Class B" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class B Certificates.

     "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B".

     "Class C" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class C Certificates.

     "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C".

     "Class D" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class D Certificates.

     "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D".

     "Class E" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class E Certificates.

     "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E".

     "Class F" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class F Certificates.

     "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F".

     "Class G" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class G Certificates.

     "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G".

     "Class H" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class H Certificates.

     "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H".

     "Class J" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class J Certificates.

     "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J".

     "Class K" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class K Certificates.

     "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K".

     "Class L" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class L Certificates.

     "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L".

     "Class M" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class M Certificates.

     "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M".

     "Class N" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class N Certificates.

     "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N".

     "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues interest from time to time, as calculated in accordance with Section 2.13(e).

     "Class O" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class O Certificates.

     "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O".

     "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.13(e).

     "Class R" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class R Certificates.

     "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R".

     "Class V" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class V Certificates.

     "Class V Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V".

     "Class V Sub-Account" shall mean a sub-account of the Distribution Account deemed established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust V, but not an asset of any REMIC Pool.

     "Class X-1" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class X-1 Certificates.

     "Class X-1 Cap Rate" shall mean, with respect to any Interest Accrual Period from and including May 2001 to and including April 2008, the rate per annum specified for such Interest Accrual Period on Exhibit O hereto.

     "Class X-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "X-1".

     "Class X-1 Portion" shall mean:

          (a) when used with respect to the Interest Accrual Amount in respect of any Corresponding REMIC II Regular Interest in respect of the Class X-1 Certificates for any Interest Accrual Period, the portion of such Interest Accrual Amount that, after taking into account the respective Class Notional Amounts of the two Classes of Interest Only Certificates, the respective Pass-Through Rates for all the Classes of REMIC III Regular Interest Certificates and the respective REMIC II Remittance Rates and Adjusted REMIC II Remittance Rates for the various REMIC II Regular Interests, is part of the Interest Accrual Amount for the Class X-1 Certificates for such Interest Accrual Period;

          (b) when used with respect to the Current Interest Distribution Amount in respect of any Corresponding REMIC II Regular Interest in respect of the Class X-1 Certificates for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class X-1 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.11(g), multiplied by (B) a fraction, the numerator of which is equal to the Class X-1 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

          (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any Corresponding REMIC II Regular Interest in respect of the Class X-1 Certificates for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class X-1 Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the first and second sentences of Section 4.01(k).

     "Class X-2" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class X-2 Certificates.

     "Class X-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "X-2".

     "Class X-2 Portion" shall mean:

          (a) when used with respect to the Interest Accrual Amount in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Interest Accrual Amount that, after taking into account the respective Class Notional Amounts of the two Classes of Interest Only Certificates, the respective Pass-Through Rates for the various Classes of REMIC III Regular Interest Certificates and the respective REMIC II Remittance Rates and Adjusted REMIC II Remittance Rates for the various REMIC II Regular Interests, is part of the Interest Accrual Amount for the Class X-2 Certificates for such Interest Accrual Period;

          (b) when used with respect to the Current Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class X-2 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.11(g), multiplied by (B) a fraction, the numerator of which is equal to the Class X-2 Portion of the Interest Accrual Amount with respect to such REMIC II Regular

     Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

          (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class X-2 Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the third and fourth sentences of Section 4.01(k).

     "Closing Date" shall mean May 30, 2001.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicers and the Controlling Class Representative.

     "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

     "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

     "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers. For the purposes of the production by Master Servicer or the applicable Special Servicer of any such report that is required to state information with respect to any Original Mortgage Loan for any period prior to the Closing Date, the Master Servicer or the applicable Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the applicable Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the applicable Special Servicer, by the Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof).

     "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers.

     "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

     "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers.

     "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers.

     "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

          (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

     "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicers and the Trustee.

     "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicers and the Trustee.

     "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicers, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

     "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

     "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers.

     "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers.

     "CMSA Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicers.

     "CMSA Website" shall mean the CMSA's Website located at "www.cssacmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

     "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Collection Account".

     "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Collection Period for the prior Distribution Date (or, in the case of the Collection Period for the initial Distribution Date, commencing as of the Closing Date) and ending on and including the second Business Day preceding the subject Distribution Date.

     "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

     "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred during the related Collection Period.

     "Condemnation Proceeds" shall mean all cash amounts received by the Master Servicer or a Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Loan Documents or any other applicable document.

     "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

     "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

     "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

     "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Prudential Securities, Series 2001-C1.

     "Corrected Loan" shall mean any Loan that had been a Specially Serviced Loan but as to which all Servicing Transfer Events have ceased to exist.

     "Corrected Mortgage Loan" shall mean any Mortgage Loan that is a Corrected Loan.

     "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetic and, if applicable, numeric class designation that is the same as the alphabetic and, if applicable, numeric designation for such REMIC II Regular Interest; provided that the Class A-2 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b.

     "Corresponding Group X-2 REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, a Group X-2 REMIC III Regular Interest whose notional amount includes, and that accrues interest on, the Uncertificated Principal Balance of such REMIC II Regular Interest.

     "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic and, if applicable, numeric designation that is the same as the alphabetic and, if applicable, numeric Class designation for such Class of Principal Balance Certificates (provided that each of REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates); (b) with respect to REMIC III Regular Interest X-2a, any of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2a, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O; and (c) with respect to REMIC III Regular Interest X-2b, any of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G.

     "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

     "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

     "Current Interest Distribution Amount" shall:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.09(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.11(g);

          (c) with respect to any Group X-2 REMIC III Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.13(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, have the meaning assigned thereto in Section 2.13(g).

     "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

     "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in May 2001.

     "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in May 2001, after application of all payments of principal due on or before such date, whether or not received.

     "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Loan or REO Loan.

     "Default Interest" shall mean, with respect to any Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Loan; provided that, if the Mortgage Rate for the Rittenhouse Mortgage Loan increases by 0.05% per annum in accordance with the terms of the related Loan Documents in July 2001, any additional interest that accrues in respect of such Mortgage Loan as a result of such increase in such Mortgage Rate shall be deemed to be Default Interest for purposes of this Agreement.

     "Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent 30 days or more in respect of its Balloon Payment, in either case with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the applicable Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

     "Defective Mortgage Loan" shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

     "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

     "Deleted Mortgage Loan" shall mean a Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

     "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Depositary" shall mean The Depository Trust Company, or any successor depositary hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depositary for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depositary shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     "Depositary Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit L hereto and any successor thereto under the related Sub-Servicing Agreement.

     "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

     "Determination Date" shall mean, with respect to any calendar month, commencing in June 2001, the 3rd Business Day prior to the Distribution Date in such month.

     "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that a Special Servicer (or any Sub-Servicer on behalf of such Special Servicer) shall not be considered to Directly Operate an REO Property solely because such Special Servicer (or any Sub-Servicer on behalf of such Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

     "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Distribution Account".

     "Distribution Date" shall mean, with respect to any calendar month, commencing in June 2001, the 10th calendar day of such month (or, if such 10th calendar day is not a Business Day, the Business Day immediately following).

     "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

     "Due Date" shall mean with respect to any Loan (and any successor REO
Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is first scheduled to be due (without regard to any applicable grace period).

     "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

     "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depositary institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "Aa3" by Moody's and "AA" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "P-1" by Moody's and "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, (ii) an account maintained with Bank of America so long as its long-term deposit or long-term unsecured debt obligations are rated "A+" by Fitch and "A1" by Moody's, (iii) a segregated trust account maintained with a federal or state chartered depositary institution or trust company acting in its fiduciary capacity, including the Trustee, which, in the case of a state chartered depositary institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment" shall mean any payment received by the Master Servicer or a Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

     "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full (ii) all unpaid Advance Interest on any related Advances and (iii) any related Liquidation Fee.

     "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Excess Liquidation Proceeds Account".

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exemption-Favored Party" shall mean any of (i) Merrill Lynch, (ii) SSBI,
(iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch or SSBI, and (iv) any member of any underwriting syndicate or selling group of which any Person described in clauses (i), (ii) and (iii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.

     "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

     "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

     "Final Recovery Determination" shall mean a determination made by the applicable Special Servicer, in its reasonable, good faith judgment, with respect to any Loan or REO Property (other than a Loan that is paid in full and other than a Loan or REO Property, as the case may be, that is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or purchased by the Master Servicer, a Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01 or purchased by the RREEF B-Note Holder pursuant to Section 3.28), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

     "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any Person who is at any time appointed to act as successor fiscal agent hereunder.

     "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

     "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

     "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

     "General Special Servicer" shall mean Lennar, in its capacity as special servicer hereunder with respect to all of the Specially Serviced Mortgage Loans and REO Properties (except for the RREEF Mortgage Loan or any related REO Property), or any successor special servicer with respect to such Mortgage Loans and REO Properties appointed as provided herein.

     "Grantor Trust" shall mean a grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code.

     "Grantor Trust Pool" shall mean either of Grantor Trust V or Grantor
Trust R.

     "Grantor Trust R" shall mean the Grantor Trust designated as such in
Section 2.14(b).

     "Grantor Trust V" shall mean the Grantor Trust designated as such in
Section 2.14(a).

     "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Loan.

     "Group X-2 REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest X-2a and REMIC III Regular Interest X-2b.

     "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof,
(ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the

Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

     "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust and upon which the Trustee may conclusively rely, delivered to the Trustee), provided that (i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust and upon which the Trustee may conclusively rely, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

     "Institutional Accredited Investor" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Institutional Lender" shall mean: (a) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (other than a broker/dealer), or an institution substantially similar to any of the foregoing, in each case under this clause (a) having at least $50,000,000 in capital/statutory surplus or shareholders' equity and at least $100,000,000 in total assets, and being experienced in making commercial real estate loans; or
(b) any entity controlled by any one or more institutions meeting the criteria in clause (a).

     "Insurance Policy" shall mean, with respect to any Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

     "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Loan Documents or any other applicable document.

     "Interest Accrual Amount" shall:

          (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.09(g);

          (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.11(g);

          (c) with respect to any Group X-2 REMIC III Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.13(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.13(g).

     "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

     "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" shall have the meaning assigned thereto in
Section 2.08(g).

     "Interest Reserve Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Interest Reserve Account".

     "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and each Distribution Date that occurs during the month of February of 2002 and each year thereafter or during the month of January of 2002 and each year thereafter that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

     "Interest Reserve Mortgage Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

     "Interested Person" shall mean any party hereto, the Mortgage Loan Seller, PMCC, any Certificateholder, or any Affiliate of any such Person.

     "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IRS" shall mean the Internal Revenue Service or any successor.

     "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to May 2001, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered.

     "LaSalle" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Latest Possible Maturity Date" shall mean, with respect to any REMIC I Regular Interest, REMIC II Regular Interest, Group X-2 REMIC III Regular Interest or Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

     "Lennar" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Letter of Credit" shall mean, with respect to any Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

     "Liquidation Event" shall mean: (a) with respect to any Loan, any of the following events--(i) such Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Loan, (iii) such Loan is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, in each case as contemplated by Section 2.03, or (iv) such Loan is purchased by the Master Servicer, a Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01 or by the RREEF Class B Note Holder pursuant to Section 3.28; and (b) with respect to any REO Property (and the related REO Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Master Servicer, a Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01.

     "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Section 3.09 or 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

     "Liquidation Fee" shall mean, with respect to each Specially Serviced Loan or REO Property (other than any Specially Serviced Loan or REO Property that is purchased by the Master Servicer, a Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01 or by the RREEF B-Note Holder pursuant to Section 3.28 or that is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement), the fee designated as such and payable to the applicable Special Servicer pursuant to the third paragraph of Section 3.11(c).

     "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

     "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the applicable Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Loan Documents; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(b) or by the Master Servicer or a Special Servicer pursuant to
Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, a Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; or (vii) the purchase of the RREEF Mortgage Loan by the RREEF B-Note Holder pursuant to Section 3.28. Related Liquidation Proceeds are to be allocated between the RREEF Mortgage Loan (or any successor REO Loan) and the RREEF B-Note Loan (or any successor REO Loan) as contemplated by Section 1.03(c).

     "Loan" shall mean the RREEF B-Note Loan or any Mortgage Loan.

     "Loan Documents" shall mean, with respect to any Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

     "Loss Reimbursement Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (b) with respect to any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

          (c) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

     "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

     "Master Servicer" shall mean PAR, in its capacity as master servicer hereunder, or any successor master servicer appointed as provided herein.

     "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received after the end of the related Collection Period,
(iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of
Section 3.05(a), and (vi) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

     "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

     "Master Servicing Fee" shall mean, with respect to each Loan and REO Loan, the fee designated as such and payable to the Master Servicer pursuant to
Section 3.11(a).

     "Master Servicing Fee Rate" shall mean: (a) with respect to the RREEF B-Note Loan or any successor REO Loan, such reasonable rate as is mutually acceptable to the Master Servicer and the RREEF B-Note Holder; and (b) with respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum designated as the "Servicing and Trustee Fees" in the Mortgage Loan Schedule, minus the Trustee Fee Rate.

     "Material Breach" shall mean any Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates.

     "Material Document Defect" shall mean any Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates.

     "Memorandum" shall mean the final Private Placement Memorandum dated May 18, 2001, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to Merrill Lynch and SSBI as of the Closing Date.

     "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

     "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the applicable Special Servicer pursuant to Section 3.20 in a manner that:

          (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the applicable Special Servicer (at the expense of the related Borrower and upon which the applicable Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the applicable Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" shall mean, with respect to any Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

     "Mortgage" shall mean, with respect to any Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

          (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

          (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iv) an original executed assignment of the Mortgage, in favor of LaSalle, as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, in recordable form (except for any missing recording information with respect to such Mortgage);

          (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of LaSalle, as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, in recordable form (except for any missing recording information with respect to such Assignment of Leases);

          (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

          (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance;

          (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the

     Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of LaSalle, as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1;

          (ix) the original or a copy of any environmental indemnity agreement relating solely to such Mortgage Loan;

          (x) the original or a copy of any power of attorney, guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

          (xi) any original documents (including any security agreement(s) and any Letter(s) of Credit) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof; and

          (xii) the original or a copy of any intercreditor agreement, co-lender agreement, agreement among noteholders or similar agreement relating to such Mortgage Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; and provided, further, that the "Mortgage File" for the RREEF Mortgage Loan shall include a copy of the RREEF B-Note; and provided, further, that any reference to the "Mortgage File" for the RREEF B-Note Loan shall be deemed to include all the documents in the Mortgage File for the RREEF Mortgage Loan except the Mortgage Note for the RREEF Mortgage Loan and any allonges thereto.

     "Mortgage Loan" shall mean each of the Original Mortgage Loans and Replacement Mortgage Loans that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Loan Documents. As used herein, the term "Mortgage Loan" includes a mortgage loan that has been wholly or partially defeased.

     "Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Mortgage Loan Schedule" shall mean, the schedule of Mortgage Loans attached hereto as Exhibit B-1 as such schedule may be amended from time to time in accordance with this Agreement. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i) the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

          (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Mortgage Loan currently requires only payments of interest, on the first Due Date after amortization begins);

          (v) the Mortgage Rate as of the Closing Date;

          (vi) the original and remaining term to stated maturity;

          (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

          (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

          (ix) the Maturity Date for each Mortgage Loan and the Anticipated Repayment Date for each ARD Mortgage Loan;

          (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

          (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

          (xii) the name of the Mortgage Loan Seller;

          (xiii) the Interest Accrual Basis; and

          (xiv) the Administrative Fee Rate.

     "Mortgage Loan Seller" shall mean PMCF.

     "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

     "Mortgage Rate" shall mean, with respect to any Loan (and any successor REO
Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the Master Servicer or the applicable Special Servicer in accordance with Section 3.20; provided that, notwithstanding its terms, the Caribbean Isle Apts. Mortgage Loan shall be deemed to be a 30/360 Loan with a 8.39% per annum Mortgage Rate until the end of July 2002. In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

     "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

     "Mortgagee" shall mean the holder of legal title to any Loan, together with any third parties through which such holder takes actions with respect to such Loan.

     "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

     "Net Assumption Application Fee" shall have the meaning assigned thereto in
Section 3.08.

     "Net Assumption Fee" shall have the meaning assigned thereto in Section
3.08.

     "Net Default Interest" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Interest referred to in clause fifth of Section 3.26(a), which is payable to the Master Servicer as Additional Master Servicing Compensation or the applicable Special Servicer as Additional Special Servicing Compensation.

     "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the applicable Special Servicer, as the case may be, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the applicable Special Servicer, as the case may be, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

     "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the applicable Special Servicer, as the case may be, in accordance with Section
3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the applicable Special Servicer, as the case may be, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company that holds such Investment Account, so long as such depositary institution or trust company (i) satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not an Affiliate of the Master Servicer or the applicable Special Servicer, as the case may be.

     "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

     "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to: (a) the related Mortgage Rate minus the related Administrative Fee Rate; and (b) with respect to the RREEF B-Note Loan, the related Mortgage Rate minus the related Master Servicing Fee Rate; provided that, if the Mortgage Rate for the Rittenhouse Mortgage Loan increases by 0.05% per annum in accordance with the terms of the related Loan Documents in July 2001, the Net Mortgage Rate for such Mortgage Loan and any successor REO Mortgage Loan shall be calculated without regard to such increase.

     "New Lease" shall mean any lease of an REO Property entered into at the direction of the applicable Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, if such Special Servicer has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

     "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Loan or REO Property that, as determined by the Master Servicer, the applicable Special Servicer or, if applicable, the Trustee or the Fiscal Agent, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Loan or REO Property.

     "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V and Class R Certificates will constitute Non-Registered Certificates.

     "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

     "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or a Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

     "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof.

     "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Other Outrigger Loan" shall mean that certain mortgage loan not included in the Trust Fund or serviced hereunder that is identified as the "Other Loan" on Schedule C-45 to the Mortgage Loan Purchase Agreement.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "Outrigger LC" shall have the meaning assigned thereto on Schedule C-45 to the Mortgage Loan Purchase Agreement.

     "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

     "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

     "PAR" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.13(f).

     "Percentage Interest" shall mean: (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class V or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Performing Loan" shall mean, as of any date of determination, any Loan as to which no Servicing Transfer Event then exists.

     "Performing Mortgage Loan" shall mean a Mortgage Loan that is a Performing Loan.

     "Permitted Investments" shall mean any one or more of the following obligations:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that those obligations are backed by the full faith and credit of the United States of America;

          (ii) direct obligations of Freddie Mac (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System or any successor (consolidated system-wide bonds and notes only), the Federal Home Loan Banks or any successor (consolidated debt obligations only), the Student Loan Marketing Association or any successor (debt obligations only), the Financing Corp. or any successor (consolidated debt obligations only) and the Resolution Funding Corp. or any successor (debt obligations only);

          (iii) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances or repurchase obligations issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having the highest short-term debt obligation from each Rating Agency or such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, provided, in each case, the maturity is not more than 365 days;

          (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

          (v) units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency in the highest applicable rating category;

          (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided, that, (A) except for units of money market funds pursuant to clause
(v) above, each obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change and (B) except for units of money market funds pursuant to clause (v) above, if any obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that (X) such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and (Y) no instrument or security will be a Permitted Investment if (1) such instrument or security evidences a right to receive only interest payments or (2) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of the underlying investment as of the date of its acquisition.

     "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Non-United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted

Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

     "Plan" shall have the meaning assigned thereto in Section 5.02(c).

     "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

     "PMCC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "PMCF" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

     "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

     "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

     "Prepayment Interest Excess" shall mean, with respect to any Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

     "Prepayment Interest Shortfall" shall mean, with respect to any Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest and Post-ARD Additional Interest).

     "Prepayment Premium" shall mean, with respect to any Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, such Loan or any successor REO Loan, to the extent such premium, fee or other additional amount is calculated as a percentage of the principal amount being prepaid or as a specified amount (other than a Yield Maintenance Minimum Amount).

     "Primary Servicing Office" shall mean the office of the Master Servicer or a Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

     "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and each Special Servicer in writing of its selection.

     "Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.08(e).

     "Principal Distribution Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to such REMIC I Regular Interest; and

          (b) with respect to any Class of Principal Balance Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

     For purposes of the foregoing, for so long as any of the Class A-P&I Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to such Certificates, up to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A-P&I Certificates shall, in turn, be allocated as between the two Classes of the Class A-P&I Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date (or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1 Certificates, up to the Class Principal Balance thereof outstanding immediately prior to the subject Distribution Date, and second, to the Class A-2 Certificates, up to the Class Principal Balance thereof outstanding immediately prior to the subject Distribution Date; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), to the Class A-1 Certificates and the Class A-2 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the aggregate Certificate Principal Balance of the Class A-P&I Certificates has been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the respective Classes of the Class A-P&I Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the F Certificates; sixth, to the Class G Certificates; seventh, to the Class H Certificates; eighth, to the Class J Certificates; ninth, to the Class K Certificates; tenth, to the Class L Certificates; eleventh, to the Class M Certificates; twelfth, to the Class N Certificates; and thirteenth, to the Class O Certificates.

     "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

     "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

     "Prospectus Supplement" shall mean that certain prospectus supplement dated May 18, 2001, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

     "PTCE" shall mean Prohibited Transaction Class Exemption.

     "PTE" shall mean Prohibited Transaction Exemption.

     "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase or substitution of a Defective Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, a purchase of the RREEF Mortgage Loan by the RREEF B-Note Holder pursuant to the RREEF Co-Lender Agreement and the sale of the RREEF Mortgage Loan pursuant to Section 3.18, (i) all related Special Servicing Fees and, to the extent not otherwise included in clause (d) of this Agreement, other related Additional Trust Fund Expenses, whether paid or then owing, and
(ii) to the extent not otherwise
included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by the Master Servicer, a Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan.

     "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

     "Qualified Bidder" shall have the meaning assigned thereto in Section 7.01(c).

     "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Defected Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan,
(viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an

Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the party (i.e., the Mortgage Loan Seller or PMCC) effecting the substitution).

     "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

     "Rated Final Distribution Date" shall mean the Distribution Date in May
2034.

     "Rating Agency" shall mean each of Moody's and Fitch.

     "Realized Loss" shall mean:

          (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

          (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

          (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

     "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class B and Class C Certificates constitute Registered Certificates.

     "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

     "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I" shall mean the segregated pool of assets designated as such in
Section 2.09(a)

     "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.09.

     "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.09(f).

     "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

     "REMIC II" shall mean the segregated pool of assets designated as such in
Section 2.11(a).

     "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.11.

     "REMIC II Regular Interest A-1" shall mean the REMIC II Regular Interest that bears the designation "A-1".

     "REMIC II Regular Interest A-2" shall mean the REMIC II Regular Interest that bears the designation "A-2".

     "REMIC II Regular Interest B" shall mean the REMIC II Regular Interest that bears the designation "B".

     "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest that bears the designation "C".

     "REMIC II Regular Interest D" shall mean the REMIC II Regular Interest that bears the designation "D".

     "REMIC II Regular Interest E" shall mean the REMIC II Regular Interest that bears the designation "E".

     "REMIC II Regular Interest F" shall mean the REMIC II Regular Interest that bears the designation "F".

     "REMIC II Regular Interest G" shall mean the REMIC II Regular Interest that bears the designation "G".

     "REMIC II Regular Interest H" shall mean the REMIC II Regular Interest that bears the designation "H".

     "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest that bears the designation "J".

     "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest that bears the designation "K".

     "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest that bears the designation "L".

     "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest that bears the designation "M".

     "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest that bears the designation "N".

     "REMIC II Regular Interest O" shall mean the REMIC II Regular Interest that bears the designation "O".

     "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.11(f).

     "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II issued pursuant to this Agreement.

     "REMIC III" shall mean the segregated pool of assets designated as such in
Section 2.13(a).

     "REMIC III Regular Interest Certificate" shall mean any of the Certificates designated as such in Section 2.08(h).

     "REMIC III Regular Interest X-2a" shall mean the "regular interest" in REMIC III that bears the designation "X-2a".

     "REMIC III Regular Interest X-2b" shall mean the "regular interest" in REMIC III that bears the designation "X-2b".

     "REMIC III Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Group X-2 REMIC III Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.13(f).

     "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

     "REMIC Pool" shall mean any of REMIC I, REMIC II or REMIC III.

     "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Sub-Account" shall mean a sub-account of the Distribution Account deemed established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

     "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account" shall mean a segregated custodial account or accounts created and maintained by a Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders (and, if the subject REO Property consists of the RREEF Mortgaged Property, for the RREEF B-Note Holder), which shall be entitled (i) in the case of the General Special Servicer, "Lennar Partners, Inc. [or the name of any successor General Special Servicer], as General Special Servicer, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, REO Account"; and (ii) in the case of the RREEF Special Servicer, "Prudential Asset Resources Inc. [or the name of any successor RREEF Special Servicer], as RREEF Special Servicer, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, and for [name of RREEF B-Note Holder], REO Account."

     "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

     "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d).

     "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

     "REO Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan or the Trust's acquisition of the subject REO Property). Each REO Loan shall be deemed to have an initial unpaid principal balance and, if applicable, Stated Principal Balance equal to the unpaid principal balance and, if applicable, Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than, except in the case of the RREEF B-Note Loan, any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan.

     "REO Mortgage Loan" shall mean an REO Loan that relates to a predecessor Mortgage Loan.

     "REO Property" shall mean a Mortgaged Property acquired by the applicable Special Servicer on behalf of the Trust for the benefit of the Certificateholders (and, in the case of the RREEF Mortgaged Property, also on behalf of the RREEF B-Note Holder) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

     "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax" shall have the meaning assigned thereto in Section 3.17(a). "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by the Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by
Section 2.03.

     "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or a Special Servicer in the form of Exhibit D-2 attached hereto.

     "Requesting Subordinate Certificateholder" shall mean any Holder or Certificate Owner of a Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate that requests delivery of specified reports as provided herein.

     "Required Appraisal Mortgage Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Mortgage Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

     "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

     "Reserve Funds" shall mean, with respect to any Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

     "Responsible Officer" shall mean: (a) when used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Asset-Backed Securities Trust Services Group of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

     "Restricted Servicer Reports" shall mean each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

     "Rittenhouse Mortgage Loan" shall mean the Mortgage Loan secured by, among other things, a Mortgage on the Rittenhouse Mortgaged Property.

     "Rittenhouse Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "Rittenhouse Apartments".

     "RREEF Assignment and Assumption Agreement" shall have the meaning assigned thereto in Section 3.27(b).

     "RREEF B-Note" shall mean the Mortgage Note for the RREEF B-Note Loan.

     "RREEF B-Note Account" shall mean a segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(e), in trust for the RREEF B-Note Holder, which shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for [name of RREEF B-Note Holder]".

     "RREEF B-Note Holder" shall mean the holder of the RREEF B-Note.

     "RREEF B-Note Loan" shall mean the mortgage loan, in the original principal amount of $64,385,000 that is secured by the same Mortgage on the RREEF Mortgaged Property as the RREEF Mortgage Loan. The RREEF B-Note Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

     "RREEF Borrower" shall mean the Borrower under the RREEF Loan Pair.

     "RREEF Change of Control Event" shall mean that, as of any date of determination, the Appraisal Reduction Amount for the RREEF Loan Pair (calculated as if the RREEF Loan Pair was a single Mortgage Loan), together with any related Realized Losses of interest and Additional Trust Fund Expenses, is in excess of 75% of the unpaid principal amount of the RREEF B-Note Loan.

     "RREEF Co-Lender Agreement" shall have the meaning assigned thereto in
Section 3.27(a).

     "RREEF Controlling Party" shall mean:

          (a) if a RREEF Change of Control Event has occurred and is continuing, the Controlling Class Representative; and

          (b) in all other cases, the RREEF B-Note Holder.

     "RREEF Loan Pair" shall mean the RREEF Mortgage Loan and the RREEF B-Note Loan, together.

     "RREEF Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on the RREEF Mortgaged Property.

     "RREEF Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as the RREEF Portfolio.

     "RREEF Special Servicer" shall mean PAR, in its capacity as special servicer hereunder with respect to the RREEF Loan Pair, or any successor special servicer of the RREEF Loan Pair appointed as provided herein.

     "RREEF Sub-Servicer" shall mean any Sub-Servicer of the RREEF Loan Pair appointed by the Master Servicer with the approval or at the direction of [the RREEF Controlling Party or, if different, the RREEF B-Note Holder.

     "RREEF Sub-Servicing Agreement" shall mean the Sub-Servicing Agreement between the RREEF Sub-Servicer and the Master Servicer.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor in interest.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Certificate" shall mean any of the Certificates designated as such in Section 2.08(c).

     "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate Certificate Principal Balance of the Class A-P&I Certificates, before any distributions are made, equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest have been made on the Senior Certificates on such Distribution Date pursuant to
Section 4.01(a).

     "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

     "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or a Special Servicer (or, if applicable, the Trustee or the Fiscal Agent) in connection with the servicing of a Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including
(1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the applicable Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the applicable Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and
(g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the applicable Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include
(A) allocable overhead of the Master Servicer or either Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(B) costs incurred by the Master Servicer, a Special Servicer or any Affiliate thereof in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or either Special Servicer.

     "Servicing Fees" shall mean, with respect to any Loan or REO Loan, the Master Servicing Fee and the Special Servicing Fee.

     "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession or under the control of, or required to be delivered to, as the context may require, the Master Servicer or the applicable Special Servicer and relating to the origination and servicing of any Loan or the administration of any REO Property, including any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Master Servicer or the applicable Special Servicer, as the case may be, at any particular time.

     "Servicing Officer" shall mean any officer or employee of the Master Servicer or a Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or a Special Servicer.

     "Servicing Released Bid" shall have the meaning assigned thereto in Section 7.01(c).

     "Servicing Retained Bid" shall have the meaning assigned thereto in Section 7.01(c).

     "Servicing Return Date" shall mean, with respect to any Corrected Loan, the date that servicing thereof is returned by the applicable Special Servicer to the Master Servicer pursuant to Section 3.21(a).

     "Servicing Standard" shall mean, with respect to the Master Servicer or either Special Servicer, subject to applicable law and the express terms of the relevant Loan Documents including, with respect to the RREEF Loan Pair, the RREEF Co-Lender Agreement, to service and administer the Loans and REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Loans and, in the case of the applicable Special Servicer, if a Loan comes into and continues in default and if, in the good faith and reasonable judgment of the applicable Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Loan to the Certificateholders (or, in the case of the RREEF Loan Pair, to the Certificateholders and the RREEF B-Note Holder), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of the RREEF Loan Pair, to the RREEF B-Note Holder to be performed at the related Net Mortgage
Rate); and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate or any interest in the RREEF B-Note Loan by the Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the applicable Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

     "Servicing Transfer Event" shall mean, with respect to any Loan, any of the following events:

          (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Loan Documents, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Borrower has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the applicable Special Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Loan Documents is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Loan, which default has continued unremedied for the applicable cure period under the terms of the Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undismissed, undischarged or unstayed for a period of 60 days; or

          (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

          (h) solely in the case of the Staples Mortgage Loan, the Master Servicer or the General Special Servicer shall have received notice of a default under, or the termination of, the Staples Ground Lease.

A Servicing Transfer Event with respect to any Loan shall cease to exist:

          (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to Section 3.20);

          (x) in the case of the circumstances described in clauses (b), (d),
     (e), (f) and (h) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the applicable Special Servicer;

          (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the applicable Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

Notwithstanding the foregoing, if a Servicing Transfer Event exists as contemplated above in this definition for either Loan in the RREEF Loan Pair it shall be deemed to exist for the other Loan in the RREEF Loan Pair.

     "Special Servicer" shall mean:

          (i) in the case of the RREEF Loan Pair (in the event such Loans become Specially Serviced Loans) and any related REO Property, the RREEF Special Servicer; and

          (ii) in the case of any other Specially Serviced Mortgage Loan or REO Property, the General Special Servicer.

     "Special Servicing Fee" shall mean, with respect to each Specially Serviced Loan and each REO Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum.

     "Specially Serviced Loan" shall mean any Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Loan, such Loan shall remain a Specially Serviced Loan until the earliest of (i) its removal from the Trust Fund (or, in the case of the RREEF B-Note Loan, the removal of the RREEF Mortgage Loan from the Trust Fund),
(ii) an REO Acquisition with respect to the related Mortgaged Property, and
(iii) the cessation of all existing Servicing Transfer Events with respect to such Loan.

     "Specially Serviced Mortgage Loan" shall mean a Mortgage Loan that is a Specially Serviced Loan.

     "SSBI" shall mean Salomon Smith Barney Inc. or its successor in interest.

     "Staples Ground Lease" shall mean the Ground Lease pursuant to which the related Borrower holds a leasehold interest in the Staples Mortgaged Property.

     "Staples Mortgage Loan" shall mean the Mortgage Loan secured by, among other things, a Mortgage on the related Borrower's leasehold interest in the Staples Mortgaged Property under the Staples Ground Lease.

     "Staples Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "Staples".

     "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section

3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2002 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of 2002 or any year thereafter or during the month of January of 2002 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

     "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.09(a) (in the case of REMIC I), Section 2.11(a) (in the case of REMIC II) or Section 2.13(a) (in the case of REMIC III), as applicable.

     "Stated Maturity Date" shall mean, with respect to any Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to Section
3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

     "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in May 2001 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinate Certificate" shall mean any of the Certificates designated as such in Section 2.08(d).

     "Subordinate Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.08(f).

     "Sub-Servicer" shall mean any Person with which the Master Servicer or a Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or a Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Loans as provided in
Section 3.22.

     "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Defective Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Successful Bidder" shall have the meaning assigned thereto in Section 7.01(c).

     "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

     "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

     "Termination Price" shall have the meaning assigned thereto in Section 9.01(a).

     "Total Principal Distribution Amount" shall mean:

          (a) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date; and

          (b) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

               (i) all payments of principal (including Principal Prepayments) received with respect to the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due

          Date in May 2001 or on a Due Date subsequent to the end of the related Collection Period,

               (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received (other than as part of a Principal Prepayment) prior to the related Collection Period,

               (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to any of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in May 2001 or for which a P&I Advance was previously made for a prior Distribution Date,

               (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in May 2001 or for which a P&I Advance was previously made for a prior Distribution Date,

               (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date;

          provided that, if any of the amounts described in clauses (b)(i),
          (b)(iii) and (b)(iv) of this definition are received on the last Business Day of any Collection Period, but for any reason such amount is not included as part of the Standard Available Distribution Amount for the related Distribution Date (other than because of application of the subject amount in accordance with Section 3.05 for another purpose), then the subject amount will not be included in the Total Principal Distribution Amount for the related Distribution Date and will instead be included in the Total Principal Distribution Amount for the next following Distribution Date.

     "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

     "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trust" shall mean the trust created hereby.

     "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

     "Trustee Report" shall have the meaning assigned thereto in Section
4.02(a).

     "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

     "Trustee's Fee Rate" shall mean 0.0023% per annum.

     "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools.

     "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the UCC.

     "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.09(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.11(e) hereof).

     "Underwriters" shall mean Merrill Lynch and SSBI.

     "Underwriter Exemption" shall mean PTE 90-29, as amended by PTE 97-34 and PTE 2000-58, and as may be subsequently amended following the Closing Date.

     "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

     "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

     "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

     "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

     "USPAP" shall mean the Uniform Standards of Professional Appraisal
Practices.

     "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated between the Holders of the two Classes of the Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

     "Workout Fee" shall mean, with respect to each Corrected Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the second paragraph of Section 3.11(c).

     "Workout Fee Rate" shall mean, with respect to each Corrected Loan, 1.0%.

     "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

     "Yield Maintenance Charge" shall mean, with respect to any Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

     "Yield Maintenance Minimum Amount" shall mean, with respect to a Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     SECTION 1.02. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

     SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

     (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group, but excluding the RREEF Mortgage Loan) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

     (b) Collections by or on behalf of the Trust in respect of each REO Property (other than, if applicable, the RREEF Mortgaged Property), exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid

Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

     (c) Amounts collected on or with respect to the RREEF Loan Pair or any related REO Property shall be applied in accordance with Section 3 or Section 4, as applicable, of the RREEF Co-Lender Agreement.

     (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

     (e) Insofar as amounts received in respect of any Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Loan or the related REO Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the applicable Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the applicable Special Servicer, on the other, pro rata in accordance with their respective entitlements.

     (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

     SECTION 1.04. Cross-Collateralized Mortgage Loans.

     Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the applicable Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO

Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II


                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
             REMIC II REGULAR INTERESTS, REMIC I RESIDUAL INTEREST,
    REMIC II RESIDUAL INTEREST, REMIC III RESIDUAL INTEREST AND CERTIFICATES


     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "ROCK 2001-C1 Commercial Mortgage Trust". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

     (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under: (i) the Original Mortgage Loans, all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in May 2001), and all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, and, if established, the REO Accounts; (iv) the Mortgage Loan Purchase Agreement; and (v) all other assets included or to be included in the Trust Fund. This conveyance is subject to (i) the right of the Designated Sub-Servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements and (ii) the right of the holder of the Other Outrigger Loan to receive the benefits of the Outrigger LC.

     Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Original Mortgage Loans from the Mortgage Loan Seller, pursuant to the Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from the Mortgage Loan Seller; and (ii) its transfer of the Original Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

     After the Depositor's transfer of the Original Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     (c) The conveyance of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in May 2001 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Accounts and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreement, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and
(iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

     (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Seller, at the Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from the Mortgage Loan Seller. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of the Mortgage Loan Purchase Agreement. It is hereby acknowledged and agreed that the holder of the Other Outrigger Loan is authorized to, and may, draw upon the Outrigger LC in accordance with the terms thereof.

     (e) As soon as reasonably possible, and in any event within 75 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If the Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicers, the Rating Agencies and the Controlling Class Representative. The Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Mortgage Loans acquired by the Depositor from the Mortgage Loan Seller, all as more particularly provided for in the Mortgage Loan Purchase Agreement.

     (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Seller, at the Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans and that are reasonably required for the ongoing administration and servicing of such Original Mortgage Loans; and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Original Mortgage Loans transferred by the Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

     SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

     (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Seller that, as to each Original Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost) are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Note (or copy thereof) has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

     (b) On or about the 75th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Seller and the Controlling Class Representative that, as to each Original Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (ii) (other than the zip code) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request and at the requesting party's expense, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

     If the Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

     (c) None of the Trustee, the Master Servicer, either Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Trustee, the Master Servicer, either Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through
(v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, in clause (viii) of the definition of "Mortgage File", have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

     SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans by the Mortgage Loan Seller.

     (a) If any party hereto discovers, or receives written notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Mortgage Loan Seller and PMCC.

     If necessary, the Trustee shall request the Mortgage Loan Seller to comply with the second paragraph of Section 2(c) of the Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan. If the Trustee becomes aware of any failure on the part of the Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicers.

     (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and either Special Servicer may) notify the Mortgage Loan Seller and PMCC in writing of such Material Document Defect or Material Breach, as the case may be, and direct the Mortgage Loan Seller and PMCC that they must, not later than 90 days from the receipt by such parties of such notice (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the Mortgage Loan Purchase Agreement), at the applicable Purchase Price; provided that if the Mortgage Loan Seller or PMCC certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, and (iv) that such party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the applicable Special Servicer and the Controlling Class Representative), then the Mortgage Loan Seller and PMCC shall have an additional 90-day period to complete such correction or cure (or, if it fails to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the Mortgage Loan Seller and PMCC shall be permitted, during the three-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the Mortgage Loan Purchase Agreement and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Mortgage Loan Seller and PMCC shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

     If one or more of the Mortgage Loans constituting a Cross-Collateralized Group are the subject of a Breach or Document Defect, then, for purposes of this
Section 2.03 and the Mortgage Loan Purchase Agreement, including for purposes of
(i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the Mortgage Loan Seller or PMCC as contemplated by this
Section 2.03, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement

Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in May 2001 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

     If any Mortgage Loan is to be repurchased or replaced by the Mortgage Loan Seller or PMCC as contemplated by this Section 2.03, the Master Servicer shall direct the Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

     The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the Mortgage Loan Seller.

     (c) Upon receipt of a Request for Release and an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the Mortgage Loan Seller or PMCC as contemplated by this Section 2.03 has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in the third to last paragraph of Section 2.03(b) from the party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by the Mortgage Loan Seller or PMCC, each of the Master Servicer and the Special Servicers shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicers and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from the Mortgage Loan Seller because the Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected Mortgage Loan, shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

     (d) The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If the Mortgage Loan Seller and PMCC default on their obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and either Special Servicer may) promptly notify the Trustee in writing, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer is notified or otherwise becomes aware of a default on the part of the Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the Mortgage Loan Purchase Agreement, the Master Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of the Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicers and/or the Trustee pursuant to this Section 2.03(d), including reasonable attorney fees and expenses to the extent not collected from the Mortgage Loan Seller because the Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected Mortgage Loan, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

     SECTION 2.04. Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

          (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

          (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

          (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

          (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the Mortgage

     Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

          (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

          (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     SECTION 2.05. Representations and Warranties of the Master Servicer.

     (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan and to the extent material in the performance of its obligations under this Agreement.

          (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

          (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (viii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

     (b) The representations and warranties of the Master Servicer set forth in
Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.06. Representations and Warranties of the Special Servicers.

     (a) The General Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The General Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the General Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The General Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the General Special Servicer, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer.

          (iii) The General Special Servicer has the full power and authority to enter into and consummate all transactions involving the General Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The General Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the General Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the General Special Servicer to perform its obligations under this Agreement.

          (vii) No litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer that, if determined adversely to the General Special Servicer, would prohibit the General Special Servicer from entering into this Agreement or that, in the General Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer.

          (viii) The General Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

     (b) The RREEF Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The RREEF Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the RREEF Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of the RREEF Loan Pair and to the extent material in the performance of its obligations under this Agreement.

          (ii) The RREEF Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the RREEF Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the RREEF Special Servicer, is likely to affect materially and adversely either the ability of the RREEF Special Servicer to perform its obligations under this Agreement or the financial condition of the RREEF Special Servicer.

          (iii) The RREEF Special Servicer has the full power and authority to enter into and consummate all transactions involving the RREEF Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the RREEF Special Servicer, enforceable against the RREEF Special Servicer in accordance with the terms hereof, subject to
     (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The RREEF Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the RREEF Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the RREEF Special Servicer to perform its obligations under this Agreement or the financial condition of the RREEF Special Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the RREEF Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the RREEF Special Servicer to perform its obligations under this Agreement.

          (vii) No litigation is pending or, to the best of the RREEF Special Servicer's knowledge, threatened against the RREEF Special Servicer that, if determined adversely to the RREEF Special Servicer, would prohibit the RREEF Special Servicer from entering into this Agreement or that, in the RREEF Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the RREEF Special Servicer to perform its obligations under this Agreement or the financial condition of the RREEF Special Servicer.

          (viii) The RREEF Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

     (c) The representations and warranties of the Special Servicers set forth in Section 2.06(a) and Section 2.06(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (d) Any successor General Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     (e) Any successor RREEF Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(b), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.07. Representations, Warranties and Covenants of the Trustee and the Fiscal Agent.

     (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

          (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and
     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

          (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

     (b) The Fiscal Agent hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation.

          (ii) The Fiscal Agent's execution and delivery of, performance under and compliance with the terms of this Agreement, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Fiscal Agent, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

          (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Fiscal Agent is not in violation of, and its execution and delivery of, performance under, and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Fiscal Agent of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

          (vii) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

     (c) The representations and warranties of the Trustee set forth in Section 2.07(a) and of the Fiscal Agent set forth in Section 2.07(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to the other parties hereto.

     (d) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     (e) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.07(b), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.08. Designation of the Certificates.

     (a) The Certificates shall consist of 19 Classes with the following respective alphabetic and/or numeric class designations: "Class X-1", "Class X-2" "Class A-1", "Class A-2", "Class B", "Class C", "Class D", "Class E", "Class F", "Class G", "Class H", "Class J", "Class K", "Class L", "Class M", "Class N", "Class O", "Class R" and "Class V".

     (b) The Class A-1 and Class A-2 Certificates are collectively designated as the "Class A-P&I Certificates".

     (c) The Class X-1, Class X-2, Class A-1 and Class A-2 Certificates are collectively designated as the "Senior Certificates".

     (d) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class R Certificates are collectively designated as the "Subordinate Certificates".

     (e) The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are collectively designated as the "Principal Balance Certificates".

     (f) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are collectively designated as the "Subordinate Principal Balance Certificates".

     (g) The Class X-1 and Class X-2 Certificates are collectively designated as the "Interest Only Certificates".

     (h) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "REMIC III Regular Interest Certificates".

     SECTION 2.09. Creation of REMIC I; Issuance of the REMIC I Regular
                   Interests and the REMIC I Class R; Certain Matters Involving REMIC I.

     (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in May 2001 or, in the case of any such Mortgage Loan that is Replacement Mortgage Loan, on or before the related date of substitution, and exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates), and (B) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess

Liquidation Proceeds Account and, if established, the REO Accounts (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates); and
(iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the Original Mortgage Loans and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Original Mortgage Loan. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Mortgage Loan in respect of which it was issued, to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan, and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of any such Original Mortgage Loan or any such Replacement Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

     (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury Regulation
Section 1.860D-1(b)(1)).

     (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

     (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

     (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

          (i) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; and

          (ii) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Mortgage Loan, if the subject Interest Accrual Period occurs during the month of January of 2002 or any year thereafter or during the month of December of 2001 or any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus
     (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Mortgage Loan, if the subject Interest Accrual Period occurs during the month of February of 2002 or any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal
     (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

     (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on May 1, 2001. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by
(ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to
Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

     SECTION 2.10. Conveyance of the REMIC I Regular Interests; Acceptance of
                   the REMIC I Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

     SECTION 2.11. Creation of REMIC II; Issuance of the REMIC II Regular
                   Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.10 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 16 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

     (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury Regulation Section 1.860D-1(b)(1)).

     (d) The REMIC II Regular Interests will have the following respective alphabetic and/or numeric designations: "A-1", "A-2a", "A-2b", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N" and "O".

     (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

             DESIGNATION OF                     INITIAL UNCERTIFICATED
       REMIC II REGULAR INTEREST                   PRINCIPAL BALANCE
       -------------------------                   -----------------
                  A-1                                $183,715,000
                  A-2a                               $109,795,494
                  A-2b                               $426,269,506
                   B                                 $ 27,247,000
                   C                                 $ 38,600,000
                   D                                 $  9,083,000
                   E                                 $ 11,353,000
                   F                                 $ 15,894,000
                   G                                 $ 13,624,000
                   H                                 $ 13,623,000
                   J                                 $ 22,706,000
                   K                                 $  6,812,000
                   L                                 $  4,541,000
                   M                                 $  9,083,000
                   N                                 $  4,541,000
                   O                                 $ 11,353,310

     On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

     (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

     (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on May 1, 2001. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

     (h) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.12. Conveyance of the REMIC II Regular Interests; Acceptance of
                   the REMIC II Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

     SECTION 2.13. Creation of REMIC III; Issuance of the REMIC III Regular
                   Interest Certificates, the Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.12 and in exchange therefor, the Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 17 Classes of REMIC III Regular Interest Certificates. The Class X-2 Certificates shall collectively represent both of the Group X-2 REMIC III Regular Interests. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

     (c) The respective Group X-2 REMIC III Regular Interests, together with the respective interests evidenced by the Class X-1 Certificates and the various Classes of the Principal Balance Certificates, shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury Regulation Section 1.860D-1(b)(1)).

     (d) The class designations for the respective classes of the REMIC III Regular Interest Certificates are specified in Section 2.08. The Group X-2 REMIC III Regular Interests shall have the following respective alphabetic and/or numeric designations: "X-2a" and "X-2b".

     (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

             CLASS                         INITIAL CLASS
          DESIGNATION                    PRINCIPAL BALANCE
          -----------                    -----------------
           Class A-1                       $183,715,000
           Class A-2                       $536,065,000
            Class B                        $ 27,247,000
            Class C                        $ 38,600,000
            Class D                        $  9,083,000
            Class E                        $ 11,353,000
            Class F                        $ 15,894,000
            Class G                        $ 13,624,000
            Class H                        $ 13,623,000
            Class J                        $ 22,706,000
            Class K                        $  6,812,000
            Class L                        $  4,541,000
            Class M                        $  9,083,000
            Class N                        $  4,541,000
            Class O                        $ 11,353,310

     On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any such Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

     The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however: (i) the Class X-1 Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G; and (ii) the Class X-2 Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

     Neither of the Group X-2 REMIC III Regular Interests shall have principal balances. For purposes of accruing interest, however: (i) REMIC III Regular Interest X-2a shall have a notional amount that is, as of any date of determination, equal to the total of the then Uncertificated Balances of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2a, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O; and (ii) REMIC II Regular Interest X-2b shall have a notional amount that is, as of any date of determination, equal to the then Uncertificated Principal Balances of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G.

     (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate, and each Group X-2 REMIC III Regular Interest shall have a REMIC III Remittance Rate.

     The following Classes of Principal Balance Certificates shall have the following Pass-Through Rates, which shall, in each case, be fixed for each and every Interest Accrual Period:

                                                FIXED
              CLASS                       PASS-THROUGH RATE
              -----                       -----------------
               A-1                         6.232% per annum
               A-2                         6.605% per annum
                B                          6.760% per annum
                C                          6.936% per annum
                D                          7.053% per annum
                H                          6.399% per annum
                J                          6.399% per annum
                K                          6.399% per annum
                L                          6.399% per annum
                M                          6.399% per annum
                N                          6.399% per annum
                O                          6.399% per annum

     With respect to the Class E Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest E.

     With respect to the Class F Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest F.

     With respect to the Class G Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest G.

     With respect to the Class X-1 Certificates, the related Pass-Through Rate for any Interest Accrual Period from and including May 2001 to and including April 2008 shall equal the excess, if any, of: (i) the lesser of (A) the Class X-1 Cap Rate for such Interest Accrual Period and (B) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date); over (ii) the sum of (X) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date), plus (Y) 1.0 basis point. With respect to the Class X-1 Certificates, the related Pass-Through Rate for any Interest Accrual Period subsequent to April 2008 shall equal the excess, if any, of (i) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period for REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date), over (ii) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period for REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date).

     The REMIC III Remittance Rate for REMIC III Regular Interest X-2a for any Interest Accrual Period shall equal the excess, if any, of (i) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2a, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date, over (ii) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2a, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date. The REMIC III Remittance Rate for REMIC III Regular Interest X-2b for any Interest Accrual Period from and including May 2001 to and including April 2008 shall equal, the excess, if any, of (i) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date, over (ii) the greater of (A) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date, and (B) one basis point less than the lesser of (1) the Class X-1 Cap Rate for such Interest Accrual Period and (2) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date. The REMIC III Remittance Rate for REMIC III Regular Interest X-2b for any Interest Accrual Period subsequent to April 2008 shall equal, the excess, if any, of (i) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date, over (ii) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-2b, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to the related Distribution Date.

     With respect to the Class X-2 Certificates, the related Pass-Through Rate for any Interest Accrual Period shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect during such Interest Accrual Period for REMIC III Regular Interest X-2a and REMIC III Regular Interest X-2b, weighted on the basis of their respective notional amounts of such Group X-2 REMIC III Regular Interests immediately prior to the related Distribution Date.

     (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on May 1, 2001. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. Accordingly, the total amount of such interest accrued with respect to any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to the Class X-2 Certificates for any Interest Accrual Period that is attributable to either Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Group X-2 REMIC III Regular Interest for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Group X-2 REMIC III Regular Interest for such Interest Accrual Period, multiplied by
(ii) the notional amount of such Group X-2 REMIC III Regular Interest immediately prior to the related Distribution Date.

     The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders of such Class of Certificates on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to the Class X-2 Certificates for any Distribution Date that is attributable to either Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Group X-2 REMIC III Regular Interest for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Group X-2 REMIC III Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Group X-2 REMIC III Regular Interest's share of the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to the Class X-2 Certificates. For purposes of the foregoing, any portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to the Class X-2 Certificates shall in turn be allocated between the Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

     If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to the Class X-2 Certificates for any Distribution Date that is attributable to either Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Group X-2 REMIC III Regular Interest for such Distribution Date) equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Group X-2 REMIC III Regular Interest for all prior Distribution Dates, if any, over (ii) that portion of the total amount of interest distributed to the Holders of the Class X-2 Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) that is allocable to such Group X-2 REMIC III Regular Interest.

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for the Class X-1 Certificates, each Class of Principal Balance Certificates and each Group X-2 REMIC III Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.14. Acceptance of Grantor Trusts by Trustee; Issuance of the
                   Class V and Class R Certificates.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Mortgage Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

     (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III


                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


     SECTION 3.01. Administration of the Loans.

     (a) Each of the Master Servicer and the General Special Servicer shall service and administer the Mortgage Loans (exclusive of the RREEF Mortgage Loan) and any REO Properties, other than any REO Property related to the RREEF Mortgage Loan, that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Loan Documents; and (iii) to the extent consistent with the foregoing, the Servicing Standard. Each of the Master Servicer and the RREEF Special Servicer shall service and administer the RREEF Loan Pair and any related REO Properties for the benefit of the Certificateholders and the RREEF B-Note Holder (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Loan Documents, including the RREEF Co-Lender Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Loans, (ii) the General Special Servicer shall service and administer (x) each Mortgage Loan (other than the RREEF Mortgage
Loan) as to which a Servicing Transfer Event has occurred and is continuing, and
(y) the REO Properties (other than the RREEF Mortgaged Property), and (iii) the RREEF Special Servicer shall service and administer (x) the RREEF Loan Pair (if and for so long as a Servicing Transfer Event exists with respect thereto) and
(y) the RREEF Mortgaged Property (to the extent that it becomes an REO Property); provided that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required of the Master Servicer hereunder with respect to Specially Serviced Loans and REO Properties (and the related REO Loans) and, further, to render such incidental services with respect to Specially Serviced Loans and REO Properties as are specifically provided for herein; and provided, further, that each Special Servicer shall render such incidental services with respect to Performing Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

     (b) Subject to Section 3.01(a) the Master Servicer and the Special Servicers shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Loans) and the applicable Special Servicer (with respect to Specially Serviced Loans), in its own name or in the name of the Trustee or the RREEF B-Note Holder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and the RREEF B-Note Loan or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral;
(ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the applicable Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or such Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or such Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or a Special Servicer and the Trustee will be indemnified pursuant to, and subject to the limitations set forth in,
Section 8.05 for any losses or expenses it incurs due to the Master Servicer's use of such power of attorney. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor either of the Special Servicers shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or such Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

     (c) The relationship of each of the Master Servicer and the Special Servicers to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (d) Notwithstanding anything herein to the contrary, the RREEF Loan Pair shall be serviced and administered hereunder for only so long as the RREEF Mortgage Loan or any related REO Property is part of the Trust Fund.

     SECTION 3.02. Collection of Loan Payments.

     (a) The Master Servicer (with respect to Performing Loans) and the applicable Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related Loan Documents and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither the Master Servicer nor the applicable Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the applicable Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Loans) and, subject to Section 3.28, the applicable Special Servicer (as to Specially Serviced Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Loan it is obligated to service hereunder.

     (b) At least ninety days prior to the maturity date of each Balloon Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the applicable Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts; Reserve Accounts.

     (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Loans shall be deposited and retained. Subject to any terms of the related Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan or the RREEF B-Note Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages;
(iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by a Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, such Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

     (b) The Master Servicer shall as to each Loan (including each Specially Serviced Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Loan Documents; provided that if such Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the applicable Special Servicer shall, as to those Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

     (c) In accordance with the Servicing Standard, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items,
(ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount until the Master Servicer has actual knowledge that the Borrower has not made such payments (in accordance with the Servicing Standard) and reasonably anticipates that such amounts will not be paid by the related Borrower on or before the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Loan Documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Borrower. Subject to the terms of the related Loan Documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Loan Documents.

     (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of any Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of the related Loan Documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the applicable Special Servicer, the Controlling Class Representative and, if affected, the RREEF B-Note Holder. The Master Servicer shall promptly give written notice to the Trustee, the applicable Special Servicer, the Controlling Class Representative and, if affected, the RREEF B-Note Holder if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Loan Documents in respect of environmental matters.

     (f) Subject to applicable law and the terms of the related Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

     SECTION 3.04. Collection Account, Distribution Account, Interest Reserve
                   Account, Excess Liquidation Proceeds Account and RREEF B-Note Account.

     (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before their respective Due Dates in May 2001 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

          (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

          (iii) all Prepayment Premiums and Yield Maintenance Charges received in respect of the Mortgage Loans;

          (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans and/or, insofar as such payments and/or proceeds represent amounts allocable to reimburse Servicing Advances or pay Liquidation Expenses and/or other servicing expenses, in respect of the entire RREEF Loan Pair;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

          (vi) any amounts required to be deposited by the Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the Mortgage Loans resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred to the Collection Account from any REO Account pursuant to Section 3.16(c); and

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

     The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the applicable Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the applicable Special Servicer. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a), the applicable Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless such Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of a Special Servicer, such Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless such Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by a Special Servicer with respect to an REO Property shall be deposited by such Special Servicer into its REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

     (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, be deemed to establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates, and
(ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD

Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to
Section 4.03, advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2002, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Mortgage Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Mortgage Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

     (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date.

     (e) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the RREEF B-Note Loan separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "RREEF B-Note Account"), in which the funds described below are to be deposited and held on behalf of the RREEF B-Note Holder. Each account that constitutes the RREEF B-Note Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the RREEF B-Note Account, within one Business Day of receipt by it (in the case of payments by the related Borrower or other collections on the RREEF B-Note Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the RREEF B-Note Loan subsequent to the Closing Date:

          (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the RREEF B-Note Loan, including Principal Prepayments;

          (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the RREEF B-Note Loan, including Default Interest;

          (iii) all Prepayment Premiums and Yield Maintenance Charges received in respect of the RREEF B-Note Loan;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of, and allocable as interest (including Default Interest) on, principal of or Prepayment Premiums and Yield Maintenance Charges with respect to, the RREEF B-Note Loan;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the RREEF B-Note Account;

          (vi) any amounts required to be deposited by the Master Servicer or the RREEF Special Servicer pursuant to Section 3.07(b) in connection with losses on the RREEF B-Note Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy; and

          (vii) any amounts required to be transferred to the RREEF B-Note Account from any REO Account pursuant to Section 3.16(c).

     The foregoing requirements for deposit in the RREEF B-Note Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the RREEF Borrower in the nature of Escrow Payments, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the RREEF B-Note Account. The Master Servicer shall promptly deliver to the RREEF Special Servicer any of the foregoing items received by it with respect to the RREEF B-Note Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to the RREEF B-Note Loan. If the Master Servicer shall deposit in the RREEF B-Note Account any amount not required to be deposited therein, it may at any time withdraw such amount from the RREEF B-Note Account, any provision herein to the contrary notwithstanding.

     Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(e), the RREEF Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the RREEF B-Note Account, unless the RREEF Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the RREEF Special Servicer, the RREEF Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the RREEF Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the RREEF Special Servicer with respect to an REO Property relating to the RREEF Loan Pair shall be deposited by the RREEF Special Servicer into its REO Account and remitted to the Master Servicer for deposit into the RREEF B-Note Account pursuant to Section 3.16(c).

     (f) Funds in the Collection and the RREEF B-Note Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of each of the Collection Account and the RREEF B-Note Account as of the Closing Date and of the new location of each of the Collection Account and the RREEF B-Note Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

     SECTION 3.05. Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the RREEF B-Note Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to
     Section 4.03(a);

          (ii) to reimburse itself, the Trustee or the Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

          (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) that are allocable as interest thereon;

          (iv) to pay to each Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan for which it is responsible (but, in the case of the RREEF Mortgage Loan or any successor REO Mortgage Loan, only to the extent that the RREEF Special Servicer has reasonably determined that such Special Servicing Fees will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (v) to pay each Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the Mortgage Pool pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c) (but, in the case of the RREEF Mortgage Loan or any successor REO Mortgage Loan, only to the extent that the RREEF Special Servicer has reasonably determined that such Workout Fees and/or Liquidation Fees will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (vi) to reimburse itself, either Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, either Special Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Loan or REO Property as to which such Servicing Advance was made (provided that reimbursement pursuant to this clause (vi) with respect to any Servicing Advance relating to the RREEF Loan Pair or any related REO Property shall be limited to amounts on deposit in the Collection Account specifically allocable to such reimbursement in accordance with Section 3 or Section 4, as applicable, of the RREEF Co-Lender Agreement, unless the party entitled to reimbursement has reasonably determined that any remaining unreimbursed portion of such Servicing Advance will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (vii) to reimburse itself, either Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

          (viii) to pay itself, either Special Servicer, the Trustee or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person, out of Default Interest collected on the Mortgage Pool, as and to the extent contemplated by Section 3.26;

          (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, either Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the Default Interest then on deposit in the Collection Account is not sufficient to make such payment pursuant to clause (viii) above, to pay itself, such Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed (provided that payment pursuant to this clause (ix) with respect to Advance Interest on any Servicing Advance relating to the RREEF Loan Pair or any related REO Property shall be limited to that portion of such Advance Interest as the party entitled to payment has reasonably determined will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or REO Mortgage Loan and that, if paid from a source other than Default Interest collected on the Mortgage Pool, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Interest collected on the Mortgage Pool, as and to the extent contemplated by Section 3.26;

          (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to each Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case on deposit in the Collection Account from time to time;

          (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties (provided that payment pursuant to this clause (xii) with respect to any Liquidation Expense relating to the RREEF Loan Pair or any related REO Property shall be limited to amounts on deposit in the Collection Account specifically allocable to such payment in accordance with Section 3 or Section 4, as applicable, of the RREEF Co-Lender Agreement, except to the extent that the Master Servicer or the applicable Special Servicer has reasonably determined that such Liquidation Expense will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances (provided that payment pursuant to this clause (xiii) with respect to any servicing expense relating to the RREEF Loan Pair or any related REO Property shall be limited to amounts on deposit in the Collection Account specifically allocable to such payment in accordance with Section 3 or
     Section 4, as applicable, of the RREEF Co-Lender Agreement, except to the extent that the Master Servicer or the applicable Special Servicer has reasonably determined that such servicing expense will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, costs and expenses incurred by the Trust Fund pursuant to
     Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) (provided that payment pursuant to this clause (xiv) with respect to any cost or expense relating to the RREEF Loan Pair or any related REO Property shall be limited to amounts on deposit in the Collection Account specifically allocable to such payment in accordance with Section 3 or Section 4, as applicable, of the RREEF Co-Lender Agreement, except to the extent that the Master Servicer or the applicable Special Servicer has reasonably determined that such cost or expense will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (xv) to pay itself, either Special Servicer, the Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
     Section 8.05(b), or Section 8.13, as applicable (provided that payment pursuant to this clause (xv) with respect to any amount relating to the RREEF Loan Pair or any related REO Property shall be limited to amounts on deposit in the Collection Account specifically allocable to such payment in accordance with Section 3 or
     Section 4, as applicable, of the RREEF Co-Lender Agreement, except to the extent that the Master Servicer or the applicable Special Servicer has reasonably determined that such amount will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan);

          (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties, for the cost of recording this Agreement in accordance with
     Section 11.02(a);

          (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to either Special Servicer;

          (xviii) to pay to the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

          (xix) to pay itself, either Special Servicer, the Mortgage Loan Seller, a Controlling Class Certificateholder, the RREEF B-Note Holder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xx) to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

          (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

     If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix), above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii),

(vi) and (vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

     The Master Servicer shall pay to each Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which such Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property for which it is responsible, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

     (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

          (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

          (iii) to pay the Fiscal Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and/or 8.13(a);

          (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

          (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

          (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2002), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans then on deposit in the Interest Reserve Account.

     (d) On each Distribution Date, prior to 11:00 a.m. (New York City time) on such date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

     (e) The Trustee, the Fiscal Agent, the Depositor, the Master Servicer and the Special Servicers shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

     (f) The Master Servicer may, from time to time, make withdrawals from the RREEF B-Note Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the RREEF B-Note Holder the amounts to which the RREEF B-Note Holder is entitled in accordance with the last paragraph of this
     Section 3.05(f) on the next Business Day following the deposit of such amounts into the RREEF B-Note Account;

          (ii) to pay to itself earned and unpaid Master Servicing Fees in respect of the RREEF B-Note Loan or any successor REO Loan;

          (iii) to pay to the RREEF Special Servicer earned and unpaid Special Servicing Fees in respect of the RREEF Loan Pair or any successor REO Loans;

          (iv) to pay the RREEF Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the RREEF B-Note Loan or any successor REO Loan pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

          (v) to pay the RREEF Special Servicer (or, if applicable, any predecessor thereto) any earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the RREEF Mortgage Loan or any successor REO Loan, but which is payable out of amounts collected on or with respect to the RREEF B-Note Loan or any successor REO Loan, pursuant to the second and third paragraphs of Section 3.11(c);

          (vi) to reimburse itself, the RREEF Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the RREEF Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the Collection Account);

          (vii) to pay itself, the RREEF Special Servicer, the Trustee or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the RREEF Loan Pair or any related REO Property;

          (viii) to pay itself any items of Additional Master Servicing Compensation, and to pay to the RREEF Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the RREEF B-Note Account from time to time;

          (ix) to pay any unpaid Liquidation Expenses incurred with respect to the RREEF Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the Collection Account);

          (x) to pay, in accordance with Section 3.11(i), certain servicing expenses with respect to the RREEF Loan Pair or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the Collection Account);

          (xi) to pay any costs and expenses incurred pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the RREEF Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the Collection Account);

          (xii) to pay itself, either Special Servicer, the Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
     Section 8.05(b), or Section 8.13, as applicable, in connection with the RREEF Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the Collection Account);

          (xiii) to pay to the Master Servicer, the RREEF Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the RREEF B-Note Holder under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

          (xiv) to clear and terminate the RREEF B-Note Account at the termination of this Agreement pursuant to Section 9.01.

     If amounts on deposit in the RREEF B-Note Account at any particular time (after withdrawing any portion of such amounts deposited in the RREEF B-Note Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (i) through (xiii) above, then any such payment, reimbursement or remittance shall be made from the funds on deposit in the RREEF B-Note Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such funds; provided that any reimbursements of Servicing Advances out of the RREEF B-Note Account, and any payments of interest thereon out of the RREEF B-Note Account, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and RREEF Special Servicer.

     The Master Servicer shall pay to each Special Servicer from the RREEF B-Note Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which such Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

     The Trustee, the Fiscal Agent, the Depositor, the Master Servicer and the Special Servicers shall in all cases have a right prior to the RREEF B-Note Holder to any particular funds on deposit in the RREEF B-Note Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances (with interest) and expenses are to be reimbursed or paid from such funds on deposit in the RREEF B-Note Account pursuant to the express terms of this Agreement.

     On the next Business Day following the deposit thereof into the RREEF B-Note Account, the Master Servicer shall withdraw from the RREEF B-Note Account and pay to the RREEF B-Note Holder (in accordance with the RREEF B-Note Holder's written instructions) all amounts received on or with respect to the RREEF B-Note Loan or any successor REO Loan that are deposited into the RREEF B-Note Account, exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(f).

     SECTION 3.06. Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts, REO Accounts and RREEF B-Note Account.

     (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Trustee) maintaining the Collection Account, the RREEF B-Note Account or any Servicing Account or Reserve Account held by it, and each Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution maintaining its REO Account, to invest, or if it is such depositary institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Loan Documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section
3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in a name consistent with the required title of such Investment Account. The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and each Special Servicer (with respect to Permitted Investments of amounts in its REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the respective Special Servicers as the Persons that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or a Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, the RREEF B-Note Account or any Servicing Account or Reserve Account) or a Special Servicer (in the case of its REO Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the applicable Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account or the RREEF B-Note Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not a Special Servicer directs the investment of funds in its REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account, the RREEF B-Note Account and any Servicing Account or Reserve Account) or a Special Servicer (in the case of its REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of the related Loan Documents or applicable law and such Borrower has no recourse against the Trust or the RREEF B-Note Holder in respect of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account) or a Special Servicer (if such default is in respect of a Permitted Investment of funds in its REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account or by a Special Servicer if the default is in respect of a Permitted Investment of funds in its REO Account. This provision is in no way intended to limit any actions that the Master Servicer or a Special Servicer may take in this regard at its own expense.

     (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested.

     (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount, the Master Servicer Remittance Amount and the monthly amount payable to the RREEF B-Note Holder, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07.  Maintenance of Insurance Policies; Errors and
                    Omissions and Fidelity Coverage.

     (a) The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Borrower to maintain, and, if the Borrower does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Loan) all insurance coverage as is required, subject to applicable law, under the related Loan Documents; provided that, if and to the extent that any such Loan Documents permit the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any such Loan Documents so permit, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating

Event and as is, in the case of the RREEF Loan Pair, acceptable to the RREEF Controlling Party); and provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee as mortgagee has an insurable interest). Subject to Section 3.17(b), the applicable Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates) than was previously required of the related Borrower under the related Loan Documents and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and as is, in the case of the RREEF Loan Pair, acceptable to the RREEF Controlling Party). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans), or shall name the Trustee as the insured, with loss payable to the applicable Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or either Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), or the RREEF B-Note Account, subject to withdrawal pursuant to Section 3.05(f), as applicable, in the case of amounts received in respect of a Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or a Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or a Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or a Special Servicer of maintaining insurance policies pursuant to this Section
3.07 shall be paid by and reimbursable to the Master Servicer or such Special Servicer, as the case may be, as a Servicing Advance.

     (b) If the Master Servicer or either Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Loans or REO Properties, as applicable, that it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and as is, in the case of the RREEF Loan Pair, acceptable to the RREEF Controlling Party, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the


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


applicable Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, to the extent the loss affects the RREEF B-Note Loan, in the RREEF B-Note Account) from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the applicable Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, when applicable, the RREEF B-Note Holder, claims under any such blanket or master forced placed policy in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicers shall at all times during the term of this Agreement (or, in the case of a Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties for which it is responsible exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency) and as is acceptable to the RREEF Controlling Party). Each of the Master Servicer and the Special Servicers shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

     Each of the Master Servicer and the Special Servicers shall at all times during the term of this Agreement (or, in the case of a Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties for which it is responsible exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency) and as is acceptable to the RREEF Controlling Party). Each of the Master Servicer and the Special Servicers shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.


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       SECTION 3.08.  Enforcement of Alienation Clauses.

     The Master Servicer (with respect to Performing Loans) and the applicable Special Servicer (with respect to Specially Serviced Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related Loan Document, on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or such Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Master Servicer nor a Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause for any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, with respect to any Mortgage Loan other than the RREEF Mortgage Loan, neither the Master Servicer nor a Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, but only if such "due-on-sale" clause for any such Mortgage Loan involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan, has a Cut-off Date Principal Balance in excess of $20,000,000; and provided, further, that, subject to the related Loan Documents and applicable law, neither the Master Servicer nor a Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless, in any such case, either (i) all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Master Servicer nor a Special Servicer shall be obligated to cover or assume any such costs or expenses), or (ii) in the event that such costs and expenses are not covered, the Master Servicer (with respect to Performing Loans) has so notified the applicable Special Servicer and the applicable Special Servicer (as to those Performing Mortgage Loans as well as with respect to Specially Serviced Loans) has so notified the Controlling Class Representative, and the Special Servicer has taken into consideration the non-collectability of all associated costs and expenses when determining under the Servicing Standard whether to waive any right it or the Master Servicer, on behalf of the Trust, has, or grant any consent it or the Master Servicer, on behalf of the Trust, is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or to approve the assumption of any Mortgage Loan. The Master Servicer and the Special Servicers shall each provide the others with all such information as each may reasonably request in order to make such determination.

     In connection with any permitted assumption of any Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Loan) or the applicable Special Servicer (in the case of a Specially Serviced Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

     If the Master Servicer or a Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or such Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund or by the RREEF B-Note Holder, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or such Special Servicer, as applicable, fails to enforce such requirement in accordance with such Loan Documents. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the applicable Special Servicer in accordance with Section 3.11.

     SECTION 3.09. Realization Upon Defaulted Loans.

     (a) The applicable Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d), 3.24 and 3.28, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the General Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the General Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the General Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the applicable Special Servicer shall consult Independent counsel regarding the order and manner in which such Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, such Special Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, such Special Servicer as a Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the applicable Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the applicable Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

     (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by either Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such

REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulation
Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the Special Servicers shall not acquire any personal property on behalf of the Trust pursuant to this
Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

          (ii) the applicable Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor a Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the applicable Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

          (i) the applicable Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) in the event that the determination described in clause (c)(i) above cannot be made, the applicable Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders (and, in the case of the RREEF Mortgaged Property, also the RREEF B-Note Holder) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

     Any such determination by a Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative (and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the applicable Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account (and, in the case of the RREEF Mortgaged Property, out of the RREEF B-Note Account) pursuant to Section 3.05.

     (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan (or, if applicable, the RREEF Loan Pair), the applicable Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The applicable Special Servicer shall report to the Trustee, the Master Servicer, the Controlling Class Representative and, subject to the second paragraph of Section 11.10, any Requesting Subordinate Certificateholder (and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder) monthly in writing as to any actions taken by the applicable Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's (or, in the case of the RREEF Loan Pair, each of the related Loan's) becoming a Corrected Mortgaged Loan.

     (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) Annually in each January, the Master Servicer (with information provided by the Special Servicer) shall file with the IRS, on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Specially Serviced Loans and REO Properties required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Master Servicer shall deliver to the Trustee an Officer's Certificate stating that all such information returns relating to Specially Serviced Loans and REO Properties that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to the IRS. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

     (h) As soon as the applicable Special Servicer makes a Final Recovery Determination with respect to any Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Controlling Class Representative (and, in the case of the RREEF B-Note Loan or the RREEF Mortgaged Property, the RREEF B-Note Holder). The applicable Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon the payment in full of any Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File and, in the case of the RREEF B-Note Loan, the Master Servicer shall promptly so notify the RREEF B-Note Holder and request delivery to it or its designee of the RREEF B-Note (such notice and request to be effected by delivering to the Trustee and, in the case of the RREEF B-Note Loan, the RREEF B-Note Holder, a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee or, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account and/or, in the case of the RREEF B-Note Loan, in the RREEF B-Note Account, pursuant to Section 3.04, have been or will be so deposited). Upon receipt of such Request for Release, the Trustee or, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, shall promptly release, or the Trustee shall cause any related Custodian to release, the related Mortgage File or, in the case of the RREEF B-Note Loan, the RREEF B-Note to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Distribution Account or the RREEF B-Note Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Loan, the Master Servicer or the applicable Special Servicer shall otherwise require any Mortgage File (or any portion thereof) or, in the case of the RREEF B-Note Loan, the RREEF B-Note, then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the applicable Special Servicer and receipt from such Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee or, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, shall release, or the Trustee shall cause any related Custodian to release, such Mortgage File (or portion thereof) or, in the case of the RREEF B-Note Loan, the RREEF B-Note to the Master Servicer or such Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian and/or, in the case of the RREEF B-Note Loan, the RREEF B-Note to the RREEF B-Note Holder, or upon the applicable Special Servicer's delivery to the Trustee and, in the case of the RREEF B-Note Loan, the RREEF B-Note Holder, of an Officer's Certificate stating that (i) such Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account and/or the RREEF B-Note Account, as applicable, pursuant to
Section 3.04 have been or will be so deposited or (ii) such Loan has become an REO Loan, a copy of the Request for Release shall be returned by the

Trustee and, in the case of the RREEF B-Note Loan, the RREEF B-Note Holder, to the Master Servicer or the appropriate Special Servicer, as applicable.

     (c) Within five Business Days of the applicable Special Servicer's request therefor (or, if the applicable Special Servicer notifies the Trustee and, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee and, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, shall execute and deliver to such Special Servicer, in the form supplied to the Trustee or the RREEF B-Note Holder, as applicable, by such Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or a Special Servicer; provided that the Trustee and, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, may alternatively execute and deliver to the applicable Special Servicer, in the form supplied to the Trustee or the RREEF B-Note Holder, as applicable, by such Special Servicer, a limited power of attorney issued in favor of such Special Servicer and empowering such Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee or the RREEF B-Note Holder, as applicable (however, the Trustee and, in the case of the RREEF B-Note Loan, the RREEF B-Note Holder, shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the applicable Special Servicer to execute the same on behalf of the Trustee or the RREEF B-Note Holder, as applicable), the applicable Special Servicer shall deliver to the Trustee or, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering such Special Servicer to execute the same on behalf of the Trustee or the RREEF B-Note Holder, as applicable) be executed by the Trustee or, in the case of the RREEF B-Note Loan, if applicable, the RREEF B-Note Holder, and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee or the RREEF B-Note Holder, as applicable (or by the applicable Special Servicer on behalf of the Trustee or the RREEF B-Note Holder, as applicable) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.11. Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (including each Specially Serviced Loan) and each REO Loan. As to each such Loan and REO Loan, for each calendar month (commencing with May 2001) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Loan or REO Loan, as the case may be. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO


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


Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. Master Servicing Fees earned with respect to the RREEF B-Note Loan or any successor REO Loan shall be payable out of the RREEF B-Note Account as provided in Section 3.05(f).

     The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

     (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

          (i) any and all Net Default Interest, Net Assumption Application Fees, modification application fees, late payment charges and earnout fees collected with respect to a Performing Loan;

          (ii) 50% (or, solely in the case of the assumption of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Pine Forest, which assumption began to be processed prior to the Closing Date, 100%) of any and all Net Assumption Fees actually paid by a Borrower with respect to a Performing Loan;

          (iii) 50% of any and all modification fees, extension fees, consent fees and waiver fees actually paid by a Borrower with respect to a Performing Loan;

          (iv) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Loan;

          (v) any and all Prepayment Interest Excesses collected on the Mortgage Loans; and

          (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

     To the extent that any of the amounts described in the preceding paragraph are collected by a Special Servicer, such Special Servicer shall promptly pay such amounts to the Master Servicer.

     (c) As compensation for its activities hereunder, each Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan for which it is responsible. As to each Specially Serviced Loan and REO Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Loan or REO Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Loan, as of the date it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a); provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan, any Special Servicing Fees earned by the RREEF Special Servicer with respect to the RREEF Mortgage Loan or any successor REO Mortgage Loan shall be paid out of the RREEF B-Note Account pursuant to Section 3.05(f). Earned but unpaid Special Servicing Fees with respect to the RREEF B-Note Loan or any successor REO Loan shall be payable out of the RREEF B-Note Account as provided in Section 3.05(f).

     As further compensation for its activities hereunder, the applicable Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Loan for so long as it remains a Corrected Loan; provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan, any Workout Fees earned by the RREEF Special Servicer with respect to the RREEF Mortgage Loan shall be paid out of the RREEF B-Note Account pursuant to
Section 3.05(f) The Workout Fee with respect to any Corrected Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when the subject Loan again became a Corrected Loan. If a Special Servicer is terminated, including pursuant to
Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Loans serviced by it that became Corrected Loans during the period that it acted as Special Servicer and that were still Corrected Loans at the time of such termination or resignation and (ii) any Specially Serviced Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Loan to be a Specially Serviced Loan, but which had not as of the time such Special Servicer was terminated become a Corrected Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the related Borrower making such three consecutive timely monthly payments (and the successor to such Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Loan's becoming a Corrected Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

     As further compensation for its activities hereunder, the applicable Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Loan or REO Loan as to which it receives any full, partial or discounted payoff from the related Borrower or any


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


Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or the related REO Property, as the case may be, by the Master Servicer, the General Special Servicer, the RREEF B-Note Holder or a Controlling Class Certificateholder pursuant to Section 3.18, Section 3.28 or Section 9.01, or the repurchase or replacement thereof by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement). As to each such Specially Serviced Loan or REO Loan, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Interest, a Prepayment Premium or a Yield Maintenance Charge); provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan or any successor REO Loan, any Liquidation Fees earned by the RREEF Special Servicer with respect to the RREEF Mortgage Loan or any successor REO Mortgage Loan shall be paid out of the RREEF B-Note Account pursuant to Section 3.05(f). The Liquidation Fee with respect to any such Specially Serviced Loan will not be payable if such Loan becomes a Corrected Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

     A Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

     (d) The applicable Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

          (i) any and all Net Default Interest collected with respect to a Specially Serviced Loan or an REO Loan;

          (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, modification application fees, extension fees, consent fees, waiver fees, earnout fees, late payment charges and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Loan or REO Loan;

          (iii) 50% of any and all Net Assumption Fees (exclusive of any Net Assumption Fee earned with respect to the assumption of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Pine Forest, the processing of which assumption began prior to the Closing Date), modification fees, extension fees, consent fees and waiver fees that are actually received on or with respect to a Performing Mortgage Loan; and

          (iv) interest or other income earned on deposits in such Special Servicer's REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period).

     To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to a Specially Serviced Loan, the Master Servicer shall promptly


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


pay such amounts to the applicable Special Servicer and shall not be required to deposit such amounts in the Collection Account or the RREEF B-Note Account pursuant to Section 3.04.

     (e) The Master Servicer and the Special Servicers shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the RREEF B-Note Account, the Servicing Accounts, the Reserve Accounts or an REO Account, and neither the Master Servicer nor a Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the direction of a Special Servicer in accordance with Section 3.19 or otherwise, such Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

     (f) If the Master Servicer or a Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the applicable Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If the Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

     (g) The Master Servicer, the Special Servicers, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Interest subsequently collected on or in respect of the Mortgage Pool; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Interest is insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account (provided that such Advance Interest on any Servicing Advances with respect to the RREEF Loan Pair or any related REO Property shall be payable out of the RREEF B-Note Account, as contemplated by
Section 3.05(f), and only if and to the extent that any such Advance Interest is reasonably determined by the party entitled thereto not to be ultimately payable out of amounts collectible on the RREEF B-Note Loan or any successor REO Loan shall it be payable out of the Collection Account in accordance with Section 3.05(a)). The Master Servicer shall reimburse itself, the applicable Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account or the RREEF B-Note Account, as applicable. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

     (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, either Special Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing


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


Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10), and, if affected, the RREEF B-Note Holder, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or a Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the applicable Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the applicable Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of a Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the applicable Special Servicer.

     (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the applicable Special Servicer if a Specially Serviced Loan or an REO Property is involved, shall) pay directly out of the Collection Account and/or the RREEF B-Note Account, as applicable in accordance with Section 3.05, any servicing expense that, if paid by the Master Servicer or the applicable Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the applicable Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if affected, the RREEF B-Note Holder (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10), and, if affected, the RREEF B-Note Holder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the applicable Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of a Special Servicer shall also be promptly delivered to the Master Servicer.

     SECTION 3.12.  Property Inspections; Collection of Financial
                    Statements; Delivery of Certain Reports.

     (a) The applicable Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Loan becomes a Specially Serviced Loan (and, in cases where the related Loan has become a Specially Serviced Loan, the applicable Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Loan remains a Specially Serviced Loan or if such Mortgaged


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


Property becomes an REO Property); provided that such Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2002, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the applicable Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicers shall each prepare (and, promptly following preparation, deliver to each other, to the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10), and, if the RREEF Mortgaged Property is involved, to the RREEF B-Note Holder with respect to the RREEF Mortgaged Property) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the applicable Special Servicer, as the case may be, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the applicable Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the applicable Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicers shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the applicable Special Servicer, as the case may be, or receipt of the related inspection report if the inspection is performed by a third party). Upon request, the Trustee shall request from the Master Servicer or the applicable Special Servicer, as the case may be, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the applicable Special Servicer, as the case may be, deliver to each of the Depositor, the Mortgage Loan Seller, the Controlling Class Representative, the RREEF B-Note Holder, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the applicable Special Servicer.

     (b) Commencing with respect to the calendar quarter ended June 2001, the applicable Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of each Performing Loan, shall make reasonable efforts to collect promptly (and, in any event, shall attempt to collect within 180 days following the end of the subject quarter or year) from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, to the extent required pursuant to the terms of the related Mortgage. In addition, the applicable Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. Each Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

     Within 60 days after receipt by the Master Servicer from the related Borrowers or otherwise, as to Performing Loans, and within 45 days after receipt by the Master Servicer from the applicable Special Servicer or otherwise, as to Specially Serviced Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the related CMSA Operating Statement Analysis Report and the Master Servicer shall


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


remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the applicable Special Servicer in a format reasonably acceptable to the Trustee and such Special Servicer. All CMSA Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10), the RREEF B-Note Holder, any Certificateholder or, if the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls. The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property.

     Within 60 days (or, in the case of items received from a Special Servicer with respect to Specially Serviced Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Trustee, the applicable Special Servicer, the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10), and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder (in an electronic format reasonably acceptable to the Trustee and the applicable Special Servicer) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     If, with respect to any Loan (other than a Specially Serviced Loan), the applicable Special Servicer has any questions for the related Borrower based upon the information received by such Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the applicable Special Servicer in assisting such Special Servicer to contact and solicit information from such Borrower.

     (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, each Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties for which it is responsible, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, each Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the Trustee and the Controlling Class Representative the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties for which it is responsible, providing the information required of such Special Servicer pursuant to Section 3.12(e) as of such Determination
Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report. In addition, each Special Servicer shall from time to time provide the Master Servicer with such information in such Special Servicer's possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.


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


     (d) Not later than 5:00 p.m. (New York City time) on each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicers and the Controlling Class Representative, in a computer-readable medium downloadable by the Trustee, the Special Servicers and the Controlling Class Representative (or, in the case of the Trustee, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports listed in clause (a) of the definition of "CMSA Investor Reporting Package" and not later than 12:00 noon (New York City time) on the second Business Day following each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicers and the Controlling Class Representative, in a computer-readable medium downloadable by the Trustee, the Special Servicers and the Controlling Class Representative (or, in the case of the Trustee, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports comprising the remainder of the CMSA Investor Reporting Package (excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Loan Setup File and the CMSA Loan Periodic Update File), in each case providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name).

     The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's Internet Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the Master Servicer); and provided, further, that the Master Servicer shall e-mail such reports or files to the Controlling Class Representative until the Master Servicer's Internet Website is established. In connection with providing access to the Master Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

     (e) The Special Servicers shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicers, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicers pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by a Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by a Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from


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such Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by a Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

     (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or a Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Master Servicer or such Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan Document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and each Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Loan Documents and the Servicing Standard. The Master Servicer or either Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Original Mortgage Loans in May 2001 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File.

     (h) Within thirty (30) days after the first anniversary of the Closing Date, the Master Servicer shall deliver to the applicable Special Servicer and the Controlling Class Representative a report that identifies with respect to each Mortgage Loan set forth on Exhibit B-4 hereto and for which the work or project generally described on such Exhibit B-4 as to such Mortgage Loan has not been completed by the first anniversary of the Closing Date: (i) the amount of the Reserve Funds remaining as of the date of the report (other than Reserve Funds that are recurring in nature, such as Reserve Funds for the payment of real estate taxes and assessments, insurance premiums and ground rents or for recurring replacement items, or that do not otherwise relate to one-time items), separately stated by type of Reserve Fund according to the categories set forth on Exhibit B-4 hereto and (ii) the status of the work or project (if contact was made with the Borrower). Promptly following delivery of such report, for the respective Mortgage Loans that are the subject of such report, the Master Servicer and the applicable Special Servicer shall consult with each other as to whether there exists a material default under the underlying Loan Documents.

     (i) If the Master Servicer or a Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

     (j) The Master Servicer shall deliver or cause to be delivered to the RREEF B-Note Holder, the Trustee, the Special Servicer and the Controlling Class Representative the following


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materials, in writing or by electronic means reasonably acceptable to the RREEF
B-Note Holder and the Master Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Master Servicer deems appropriate) within 5 days after each Due Date for the RREEF Loan Pair:

          (i) the amount of the distributions made on the related RREEF Mortgage Loan and the RREEF B-Note Loan for such period allocable to interest (separately identifying Default Interest) and the amount thereof allocable to principal;

          (ii) if the amount of the distributions to the related RREEF B-Note Loan was less than the full amount that would have been distributable to such RREEF B-Note Loan if there had been sufficient funds, the amount of the shortfall, stating separately the amounts allocable to interest and principal;

          (iii) the outstanding principal balance of the RREEF B-Note Loan immediately following payment for such period;

          (iv) the aggregate amount of unscheduled payments of principal allocable to the RREEF B-Note Loan (and the source thereof) made during the related period;

          (v) identification of any Event of Default under this Agreement, as of the date of such report;

          (vi) the aggregate outstanding Servicing Advances with respect to the RREEF Loan Pair and interest thereon as of the end of, and all interest paid on Servicing Advances with respect to the RREEF Loan Pair during, the prior calendar month;

          (vii) the amount of the servicing compensation paid to the Master Servicer and the RREEF Special Servicer with respect to the RREEF Loan Pair, including the Master Servicing Fee, the Special Servicing Fee, any Work-out Fee, any Liquidation Fee and any charges to the related Borrower retained by the Master Servicer or the RREEF Special Servicer as allocated among the RREEF Mortgage Loan and the RREEF B-Note Loan;

          (viii) information relating to the status of the RREEF Loan Pair if such Loans are Specially Serviced Loans including, if applicable, the status of the bankruptcy of the related Borrower (along with copies of any related bankruptcy filings);

          (ix) the amount of any shortfalls in distributions to the RREEF Mortgage Loan for such period and the amount of any outstanding amounts due to the RREEF Mortgage Loan for prior periods; and

          (x) information contained in the CMSA Investor Reporting Package relating solely to the RREEF Mortgage Loan.


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     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicers shall deliver to the Trustee, the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representative, each other and, subject to the second paragraph of Section 11.10, any Requesting Subordinate Certificateholder, on or before April 30 of each year, beginning in 2002, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicer, the General Special Servicer and the RREEF Special Servicer shall each be required to deliver its Annual Performance Certification by March 15 in 2002 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before April 30 of each year, beginning in 2002, each of the Master Servicer and the Special Servicers at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representative, each other and, subject to the second paragraph of Section 11.10, any Requesting Subordinate Certificateholder, stating that: (i) such firm has obtained a letter of representation from an officer of the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, which includes an assertion that the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, has complied with the minimum loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP, with respect to the Master Servicer's, the General Special Servicer's or the RREEF Special Servicer's, as applicable, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and
(ii) on the basis of an examination conducted by such firm in accordance with USAP, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in the opinion of such firm, USAP requires it to report; provided that the Master Servicer, the General Special Servicer and the RREEF Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2002 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.


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


     The Master Servicer and the Special Servicers will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

SECTION 3.15. Access to Certain Information.

     (a) Each of the Master Servicer and the Special Servicers shall afford to the Trustee, the Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, designated by it. The Master Servicer, the General Special Servicer and the RREEF Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the Master Servicer, the General Special Servicer and the RREEF Special Servicer may each require registration and the acceptance of a reasonable and customary disclaimer. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access by a Certificateholder or Certificate Owner to information regarding the Trust pursuant to this Section 3.15 will be conditioned on the Certificateholder or Certificate Owner requesting such access, agreeing to keep confidential any such information that has not been filed with the Commission.

     (b) Neither the Master Servicer nor either Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

         SECTION 3.16.  Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and, in the case of the RREEF Mortgaged Property, also the RREEF B-Note Holder) or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the applicable Special Servicer at the expense of the Trust (and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder) for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be a manager-managed limited liability company, with the applicable Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The applicable Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless such Special Servicer either
(i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the applicable Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, such Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the applicable Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the such Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by a Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

     (b) The applicable Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the applicable Special Servicer shall establish and maintain one or more accounts (collectively, an "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder) for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes its REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. A Special Servicer shall be entitled to make withdrawals from its REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). Each Special Servicer shall give notice to the other parties hereto of the location of its REO Account when first established and of the new location of its REO Account prior to any change thereof.

     (c) The applicable Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. By 10:00 a.m., New York City time, on the Business Day following the end of each Collection Period, the applicable Special Servicer shall withdraw from its REO Account and deposit into the Collection Account (or, to the extent that such amounts are allocable to the REO Loan that was the RREEF B-Note Loan, into the RREEF B-Note Account) or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account (or, to the extent that such amounts are allocable to the REO Loan that was the RREEF B-Note Loan, into the RREEF B-Note Account)) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the applicable


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Special Servicer may retain in its REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of any REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

     (d) Each Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO Account pursuant to Section 3.16(b) or 3.16(c).

         SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If such Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by such Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, such Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with such Special Servicer and shall advise such Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, such Special Servicer shall either
     (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.


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


     The applicable Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the applicable Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

     (b) If title to any REO Property is acquired, the applicable Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of the RREEF Mortgaged Property, also the RREEF B-Note Holder) solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), no Special Servicer shall enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which a Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection with the operation, management, maintenance and disposition of any REO Property as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the related REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the applicable Special Servicer, advance such amounts as are necessary for such purposes unless the Master Servicer or the applicable Special Servicer determines, in its reasonable, good faith judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) The applicable Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and
     (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) such Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Each Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

     (d) The RREEF Special Servicer shall be responsible for any REO Property relating to the RREEF Loan Pair, and the General Special Servicer shall be responsible for all other REO Properties.

          SECTION 3.18. Sale of Mortgage Loans and REO Properties.

     (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

     (b) If the General Special Servicer has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan (other than, if applicable, the RREEF Mortgage Loan) has or will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this
Section 3.18(b) or Section 3.18(c) is in accordance with the Servicing Standard, then the General Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within five days after receipt of such notice, so notify all the Controlling Class Certificateholders. Any single Controlling Class Certificateholder or group of


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


Controlling Class Certificateholders may, at its or their option, within 15 days after receipt of such notice, purchase any Defaulted Mortgage Loan (other than, if applicable, the RREEF Mortgage Loan) out of the Trust Fund at a cash price equal to the applicable Purchase Price; provided that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase such Defaulted Mortgage Loan, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan. In connection with any such purchase, the General Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

     (c) If none of the Controlling Class Certificateholders has purchased any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) within 15 days of such Holders' having received notice in respect thereof pursuant to Section 3.18(b) above, then the Trustee shall within five days of the end of such 15-day period send notice to the Master Servicer and the General Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Master Servicer or the General Special Servicer (in that order of priority) may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan (which may not be the RREEF Mortgage Loan) out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the General Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the General Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the General Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or General Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the General Special Servicer, as applicable.

     (d) Subject to Section 3.24, the applicable Special Servicer may offer to sell any Defaulted Mortgage Loan (including the RREEF Mortgage Loan, if applicable) not otherwise purchased pursuant to Section 3.18(b), Section 3.18(c) or Section 3.28(e), if and when, following the requisite purchase option period (or, if determined by the applicable Special Servicer that delaying such sale until the end of such purchase option period would be inconsistent with the Servicing Standard, at such earlier time), the applicable Special Servicer determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than ten days. Subject to Section 3.18(h) and Section 3.24, the


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applicable Special Servicer shall accept the highest cash bid received from any
Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such Mortgage Loan. In the absence of any cash bid determined as provided below to be fair, the applicable Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

     The applicable Special Servicer shall use commercially reasonable efforts to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h), Section 3.24 and Section 3.28, the applicable Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), such Special Servicer shall dispose of such REO Property upon such terms and conditions as such Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

     The applicable Special Servicer shall give the Trustee, the Master Servicer and the Controlling Class Representative not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

     (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer or, if such cash bid is from the applicable Special Servicer or an Affiliate thereof, by the Trustee. In determining whether any bid received from the applicable Special Servicer or an Affiliate thereof represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the applicable Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the applicable Special Servicer if neither the applicable Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and
(ii) selected by the Trustee if either the applicable Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the applicable Special Servicer shall require that all bids be submitted to it (or, if the applicable Special Servicer or an Affiliate thereof is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any cash bid from a Person other than the applicable Special Servicer or an Affiliate thereof constitutes a fair price for any such Mortgage Loan or REO Property, the applicable Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO


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Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the applicable Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property for purposes of this Section 3.18 unless such bid is the highest cash bid received and at least two independent cash bids (not including the bid of the applicable Special Servicer or any Affiliate) have been received. In the event the cash bid of the applicable Special Servicer or any Affiliate thereof is the only cash bid received or is the higher of only two cash bids received, then additional cash bids shall be solicited. If an additional cash bid or cash bids, as the case may be, are received and the original cash bid of the applicable Special Servicer or any Affiliate thereof is the highest of all cash bids received or if no additional cash bids are received, then the cash bid of the applicable Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any cash bid by the applicable Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the applicable Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

     (f) Subject to Sections 3.18(a) through 3.18(e) above, the applicable Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the applicable Special Servicer may charge prospective bidders, and may retain, fees that approximate the applicable Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating cash bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the applicable Special Servicer or the Trustee.

     (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

     (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, but subject to Section 3.24, the applicable Special Servicer shall not be obligated to accept the highest cash bid if the applicable Special Servicer determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the applicable Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

     (i) Any sale by the Special Servicer of the RREEF Mortgage Loan to any Person other than the RREEF B-Note Holder will be subject to the RREEF Co-Lender Agreement. The Special Servicer will require, in connection with such a sale of the RREEF Mortgage Loan, that the purchaser assume in writing all of the rights and obligations of the holder of the RREEF Mortgage Loan under the RREEF Co-Lender Agreement.


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     SECTION 3.19.  Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Pool during the most recently ended Collection Period, plus
(iii) in the event that any Principal Prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject Principal Prepayment in accordance with Section 3.05(a) for another purpose), the total of all interest and other income accrued or earned on the amount of such Principal Prepayment while it is on deposit in the Collection Account; provided that the Master Servicer shall cover in its entirety, without regard to clause (ii)(B) above, the full amount of any Prepayment Interest Shortfall incurred with respect to any Mortgage Loan that is secured by a Mortgage on any of the Mortgaged Properties identified on the Mortgage Loan Schedule as Simi Valley Business Park, Hillside Business Center, Lost Hills Office Building, Ligand Pharmaceuticals Building, 435 North Roxbury Drive, ACPR1, Ten Ten Glendale Square, Olympus America Building or Litt Family Trust.

     (b) No more frequently than once per calendar month, each Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse such Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to such Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer making the request. Upon the Master Servicer's reimbursement to a Special Servicer of any Servicing Advance and payment to such Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as such Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time such Special Servicer did.

     Notwithstanding anything to the contrary contained in any other Section of this Agreement, if a Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, such Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder or the RREEF B-Note Holder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on


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which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that a Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the applicable Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with interest thereon in accordance with Sections 3.05 and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

     Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse a Special Servicer for, or to make at the direction of a Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by such Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify such Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to such Special Servicer pursuant to Section 3.05.

     (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the applicable Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the applicable Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer, the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10) and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer shall determine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. In the case of the RREEF Mortgaged Property, the RREEF Special Servicer shall also determine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the RREEF B-Note Holder the Appraisal Reduction Amount, if any, with respect to the RREEF Loan Pair (calculated as if it was a single Mortgage Loan).

     For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Mortgage Loan, the applicable Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Mortgage Loan, obtain (or, if such Required Appraisal Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second


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paragraph of Section 11.10) and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the applicable Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. Promptly following the receipt of, and based upon, such update, in the case of the RREEF Mortgaged Property, the RREEF Special Servicer shall also redetermine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the RREEF B-Note Holder the Appraisal Reduction Amount, if any, with respect to the RREEF Loan Pair (calculated as if it was a single Mortgage Loan).

     The Controlling Class Representative and, insofar as the case of the RREEF B-Note Loan is affected, the RREEF B-Note Holder, each shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the applicable Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders or the RREEF B-Note Holder, as applicable. Upon receipt of such Appraisal the applicable Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10) and, in the case of the RREEF Mortgaged Property, the RREEF B-Note Holder. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. In the case of the RREEF Mortgaged Property, the RREEF Special Servicer shall also redetermine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the RREEF B-Note Holder the Appraisal Reduction Amount, if any, with respect to the RREEF Loan Pair (calculated as if it was a single Mortgage Loan).

     (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post-Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates; provided that the Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates in connection with any other particular matter, unless the Master Servicer has failed to use efforts consistent with the Servicing Standard to collect such fees from the Borrower, which shall include, if it has the right to do so under the applicable Mortgage Loan, conditioning its consent or approval on such payment by the Borrower unless such condition would be a violation of applicable law or the Servicing Standard.

     (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee its calculation of any such Prepayment Premium or Yield Maintenance Charge, including, in the case of a Yield Maintenance Charge, the U.S. Treasury rate and, if different, the discount rate used to calculate such Yield Maintenance Charge.

     Subject to the related Loan Documents, the Servicing Standard and applicable law, the Master Servicer shall use reasonable efforts to accept voluntary prepayments of principal on the Mortgage Loans only through and including the second Business Day prior to the Distribution Date during any given calendar month.


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     (f) With respect to each Mortgage Loan that provides for defeasance, the
Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulation Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related loan documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance less than $20 million and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, and if either the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met. However, if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20 million or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool, or if the terms of the Mortgage Loan do not permit the Master Servicer to impose the requirement contemplated by clause (vi) of the first sentence of this
Section 3.19(f) and the Master Servicer does not satisfy such requirement on its own, then, prior to permitting the defeasance, the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as requiring Rating Agency confirmation would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Loan Documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the applicable Special Servicer which may result in legal expenses to the Trust Fund), or (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

     (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.


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     (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which the Mortgage Loan may be accelerated and/or the accrual of Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the Master Servicer's delivery of such notice, then the Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

     SECTION 3.20.  Modifications, Waivers, Amendments and Consents.

     (a) The RREEF Special Servicer (solely as to the RREEF Loan Pair for so long as a Servicing Transfer Event exists with respect thereto), the General Special Servicer (solely as to any other Specially Serviced Mortgage Loans) and the Master Servicer (solely as to Performing Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Loan it is required to service and administer hereunder, subject, however, to Sections 3.08, 3.24 and 3.28 and, further to each of the following limitations, conditions and restrictions:

          (i) other than as provided in Sections 2.03(b), 3.02, 3.08, 3.20(f) and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Loan or affect the security for such Loan, unless the Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the applicable Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the applicable Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby (which request must be made in writing no more than five Business Days after receipt of the Master Servicer's recommendation) and reasonably available to the Master Servicer in order to make an informed decision (or, if the applicable Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

          (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the applicable Special Servicer shall not agree to (or, in the case of a Performing Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the applicable Special Servicer, would materially impair the security for such


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     Loan, unless a material default on such Loan has occurred or, in the reasonable, good faith judgment of the applicable Special Servicer, a default in respect of payment on such Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, in the case of the RREEF Loan Pair, the RREEF B-Note Holder (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of the RREEF Loan Pair, the RREEF B-Note Holder to be done at the related Net Mortgage Rate), than would liquidation; provided that (A) any modification, extension, waiver or amendment of the payment terms of the RREEF Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan Documents, including the RREEF Co-Lender Agreement, such that neither the Trust as holder of the RREEF Mortgage Loan nor the RREEF B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not, as of the date of the RREEF Co-Lender Agreement, reflected in the related Loan Documents, including the RREEF Co-Lender Agreement, and (B) to the extent consistent with the Servicing Standard (taking into account the extent to which the RREEF B-Note Loan is junior to the RREEF Mortgage Loan), (I) no waiver, reduction or deferral of any particular amounts due on the RREEF Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the RREEF B-Note Loan, and (II) no reduction of the Mortgage Rate of the RREEF Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the RREEF B-Note Loan.

          (iii) the applicable Special Servicer shall not extend (or, in the case of a Performing Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date, and (B) if such Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend);

          (iv) neither the Master Servicer nor the applicable Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool;

          (v) subject to applicable law, the related Loan Documents and the Servicing Standard, neither the Master Servicer nor the applicable Special Servicer shall permit any modification, waiver or amendment of any term of any Loan unless all related fees and expenses are paid by the related Borrower;

          (vi) the applicable Special Servicer shall not permit (or, in the case of a Performing Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Loan unless the applicable Special Servicer shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are


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     no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) other than with respect to the RREEF Loan Pair, received written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (vii) the applicable Special Servicer shall not release (or, in the case of a Performing Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Loan, except as provided in
     Section 3.09(d), or except where a Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the applicable Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the applicable Special Servicer's good faith and reasonable judgment, adequate security for the remaining Loan and (C) other than with respect to the RREEF Loan Pair, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the applicable Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the applicable Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Loan.

     (b) The applicable Special Servicer shall not have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders (and, in the case of the RREEF Loan Pair, the RREEF B-Note Holder) on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by such Special Servicer and consistent with the Servicing Standard.


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     (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the applicable Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) Each of the Master Servicer and the applicable Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or such Special Servicer's, as the case may be, discretion pursuant to the terms of the related Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicers shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

     (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Loans pursuant to this Section
3.20 shall be in writing. Each of the applicable Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency, the Trustee, the Controlling Class Representative and, if affected thereby, the RREEF B-Note Holder, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party and, if the RREEF B-Note Loan is affected, to the RREEF B-Note Holder) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the applicable Special Servicer, or by the Master Servicer with any required consent of the applicable Special Servicer, pursuant to Section 3.20(a) above, such Special Servicer or the Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies (and, if the RREEF B-Note Loan is affected, to the RREEF B-Note Holder) an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer or Special Servicer, as applicable, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

     (f) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Controlling Class Representative, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Loan, (ii) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that waiving such Post ARD Additional Interest is in accordance with the Servicing Standard. The Master Servicer shall


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


prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

     (g) Notwithstanding anything in this Section 3.20 to the contrary, the Master Servicer shall not be required to seek the consent of the applicable Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of parcels of a Mortgaged Property and releases of non-material portions of property for curb cuts and similar routine releases;
(iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Loan; and (iv) other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a Master Servicer on a routine basis; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

     (h) In connection with granting an extension of the maturity date of any Loan in accordance with Section 3.20(a), the applicable Special Servicer, in the case of a Specially Serviced Loan, and the Master Servicer, in the case of a Performing Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Loan Documents, to thereafter deliver to the applicable Special Servicer, the Trustee and the Controlling Class Representative and, in the case of the RREEF Loan Pair, the RREEF B-Note Holder audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the applicable Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

     (i) Notwithstanding anything herein to the contrary, neither the Master Servicer nor the RREEF Special Servicer may exercise, on behalf of the Trust, any discretion permitted to the lender by the related Loan Documents (as in effect on the Closing Date) in connection with the release or substitution of real properties securing the RREEF Mortgage Loan (as contemplated Sections 10 and 11 of the related Mortgage Note), if and to the extent that doing so would result in an Adverse REMIC Event with respect to any REMIC Pool.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicers; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Master Servicer shall immediately give notice thereof to the Controlling Class Representative and any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10). and if the Master Servicer is not also the applicable Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the applicable Special Servicer and shall use its best efforts to provide the applicable Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Loan and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the applicable Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than 10 Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the applicable Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

     Upon determining that a Specially Serviced Loan has become a Corrected Loan and if the Master Servicer is not also the applicable Special Servicer, the applicable Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the applicable Special Servicer's obligation to service such Loan, and the applicable Special Servicer's right to receive the Special Servicing Fee with respect to such Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

     Notwithstanding anything herein to the contrary, in connection with the transfer to the applicable Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the applicable Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

     (b) In servicing any Specially Serviced Mortgage Loans, the applicable Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

     (c) The Master Servicer and the Special Servicers shall each furnish to the others, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

     (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicers shall be entitled to rely upon written information provided to it by the others.


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


     SECTION 3.22. Sub-Servicing Agreements.

     (a) Subject to Section 3.22(f), the Master Servicer and the Special Servicers may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder (including the performance on a regular basis by third parties of discrete tasks in respect of a discrete number of assets), provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or either Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or such Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or such Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that the RREEF Sub-Servicing Agreement may not be terminated except for cause and at the direction of the RREEF Controlling Party and provided, further, that any Designated Sub-Servicer Agreement may not be terminated); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or either Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer (other than the RREEF Sub-Servicer) to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the applicable Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or the applicable Special Servicer, as the case may be, provided, however, that the Sub-Servicing Agreement shall not require a Sub-Servicer to seek the consent of the Master Servicer or a Special Servicer (whichever retained such Sub-Servicer) in order to approve (A) waivers of minor (in the Sub-Servicer's good faith and reasonable judgment) covenant defaults (other than financial covenants), (B) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan Documents), and (C) grants of easements that do not materially affect (in Sub-Servicer's good faith and reasonable judgment) the use or value of a Mortgaged Property or the Borrower's ability to make any payment with respect to the related Mortgage Loan; provided that any such modification, waiver, or amendment (X) would not in any way affect a payment term of the subject Mortgage Loan or materially and adversely affect the security for the subject Mortgage Loan, (Y) would not constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury Regulation Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (Z) would be consistent with the Servicing Standard; (vi) does not permit the Sub-Servicer any greater rights of indemnification out of the Trust Fund than those that the Master Servicer or the applicable Special Servicer, as the case may be, have pursuant to Section 6.03;
(viii) in the case of the RREEF Sub-Servicing Agreement, provides that such Sub-Servicing Agreement may be terminated, without cause and without payment of any penalty or termination fee, at the


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


direction of the RREEF Controlling Party; provided that the appointment by the Master Servicer or either Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or such Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein); and (ix) in the case of the RREEF Sub-Servicing Agreement, all obligations to be performed by the related Sub-Servicer will be performed exclusively by such Sub-Servicer and will not be performed by the Master Servicer for as long as the RREEF Sub-Servicing Agreement remains in place. No Sub-Servicing Agreement entered into by the Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the applicable Special Servicer with respect to any Specially Serviced Loan or otherwise. Each Sub-Servicing Agreement entered into by a Special Servicer shall relate only to Specially Serviced Loans and any REO Properties for which that Special Servicer is responsible hereunder and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Master Servicer with respect to any Loan, including any Specially Serviced Loan. The Master Servicer and the Special Servicers shall each notify the other such parties, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicers shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or either Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or such Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or either Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or such Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or such Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the Master Servicer or the applicable Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicers shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

     (c) The Master Servicer and the Special Servicers, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or a Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the subject Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of the Master Servicer or a Special Servicer, as applicable, to terminate a Sub-Servicer, the Master Servicer and the Special Servicers shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders and/or the RREEF B-Note Holder.

     (d) If the Master Servicer or a Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or such Special Servicer, as the case may be, under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that neither the RREEF Sub-Servicing Agreement nor any Designated Sub-Servicer Agreement may be so terminated except for cause and, in the case of the RREEF Sub-Servicing Agreement, except at the direction of the RREEF Controlling Party. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the resigning or terminated Master Servicer or Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicers shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

     (f) The General Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans. Neither the Master Servicer nor the RREEF Special Servicer shall enter into any Sub-Servicing Agreement with respect to the RREEF Loan Pair without the consent of the RREEF Controlling Party. In addition, the RREEF Controlling Party may require the Master Servicer or the RREEF Special Servicer to terminate any particular Sub-Servicing Agreement with respect to the RREEF Loan Pair. Furthermore, if PAR is no longer the Master Servicer, the RREEF Controlling Party may require the Master Servicer to (i) appoint a Sub-Servicer (acceptable to the RREEF Controlling Party in its sole discretion) with respect to the RREEF Loan Pair and (ii) delegate all of its primary servicing responsibilities and duties, and assign all of the corresponding master servicing compensation (exclusive of a portion of the corresponding Master Servicing Fee that is in excess of a reasonable primary servicing fee), with respect to the RREEF Loan Pair to that Sub-Servicer.

     SECTION 3.23. Controlling Class Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than


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50% of the Class Principal Balance of the Controlling Class, (ii) the
resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment, (ii) an address and telecopy number for the delivery of notices and other correspondence and (iii) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, the Controlling Class Representative shall, and is hereby deemed to agree to, keep confidential all information received by it regarding the Trust and the Trust Fund. It is acknowledged that First Chicago Capital Corporation shall be the initial Controlling Class Representative.

     (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the Master Servicer or either Special Servicer, the Trustee shall deliver to each of the Master Servicer and the Special Servicers the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicers shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and or either Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

     (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Special Servicers, the Master Servicer and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Special Servicers, the Master Servicer and such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate


                                     -147-

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Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicers, whereupon (if the Trust, the Master Servicer, the Trustee, the Fiscal Agent or either Special Servicer are also named parties to the same action and, in the sole judgment of the applicable Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Trust, the Master Servicer, the Trustee, the Fiscal Agent or either Special Servicer to be an adverse party in such action as regards the Controlling Class Representative) the applicable Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

     SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

     (a) No later than 45 days following the occurrence of a Servicing Transfer Event for a Specially Serviced Mortgage Loan, the applicable Special Servicer shall, subject to Section 3.24(b), deliver to the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall include the following information to the extent reasonably determinable:

          (i) a summary of the status of such Specially Serviced Mortgage Loan;

          (ii) a discussion of the general legal and environmental considerations reasonably known to the applicable Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies in the jurisdiction of the Mortgaged Property and to the enforcement of any related guaranties or other collateral for such Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Appraised Value of the related Mortgaged Property, together with the assumptions used in the calculation thereof;

          (v) a summary of the applicable Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

          (vi) such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.


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     If the Controlling Class Representative affirmatively approves in writing of an Asset Status Report, or does not disapprove in writing of an Asset Status Report within ten (10) Business Days of receiving such Asset Status Report, the applicable Special Servicer shall implement the recommended action as outlined in such Asset Status Report (provided that the applicable Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Loan Documents). If the Controlling Class Representative disapproves of an Asset Status Report, the Controlling Class Representative shall, within ten (10) Business Days of receiving such Asset Status Report, provide notice in writing to the applicable Special Servicer of such disapproval, and the applicable Special Servicer shall, subject to Section 3.24(b), revise such Asset Status Report and deliver to the Controlling Class Representative a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval. The applicable Special Servicer shall, subject to
Section 3.24(b), revise such Asset Status Report as provided in the prior sentence until the earliest of (a) the delivery by the Controlling Class Representative of an affirmative approval in writing of such revised Asset Status Report, (b) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) Business Days of its receipt thereof; or (c) the passage of seventy (70) days from the date of preparation of the first version of the Asset Status Report. Following the earliest of such events, the applicable Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the applicable Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Loan Documents). The applicable Special Servicer may, from time to time, subject to
Section 3.24(b), modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

     Notwithstanding the prior paragraph, the applicable Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Controlling Class Representative may reject such report if (A) the applicable Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and (B) it has made a reasonable effort to contact the Controlling Class Representative.

     The applicable Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard. If the applicable Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the applicable Special Servicer shall promptly notify the Controlling Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

     The applicable Special Servicer shall deliver to the Master Servicer, the Trustee, the Controlling Class Representative and each Rating Agency a copy of each Asset Status Report that has been adopted as provided above, in each case with reasonable promptness following such adoption.

     (b) Notwithstanding anything herein to the contrary, any action recommended by the applicable Special Servicer in an Asset Status Report (or any revision thereof) shall be consistent with the Servicing Standard and the other sections of this Agreement, and the Controlling Class Representative may not direct the applicable Special Servicer to act in any manner (and the applicable Special Servicer shall disregard any such direction) that would:

          (i) require or cause the Master Servicer or either Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

          (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool; or

          (iii) materially expand the scope of the Master Servicer's or either Special Servicer's responsibilities under this Agreement.

     In addition, the applicable Special Servicer shall not have any obligation to consult with or notify any Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected.

     Furthermore, the foregoing, the RREEF Special Servicer shall not have any obligation to obtain the approval of or accept direction from the Controlling Class Representative regarding any Asset Status Report or the actions contemplated by that Asset Status Report with respect to the RREEF Loan Pair, or to even prepare any Asset Status Report with respect to the RREEF Loan Pair, unless a RREEF Change of Control Event has occurred and is continuing; provided that, during the period that no RREEF Change of Control Event Exists, the RREEF Special Servicer shall, solely for informational purposes, prepare, and from time to time update, a report containing the type of information in an Asset Status Report with respect to the RREEF Loan Pair and within 20 days thereafter deliver the same to the Trustee and the Controlling Class Representative.

     The applicable Special Servicer shall provide a copy of any Asset Status Report (or any comparable report with respect to the RREEF Loan Pair contemplated by the proviso to the prior paragraph) to the Trustee and the Trustee shall provide a copy of such Asset Status Report to any Certificateholder or any Certificate Owner or Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein in accordance with the Section 8.12(b) upon written request.

     (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

     SECTION 3.25.  Replacement of Special Servicer.

     (a) Subject to Section 3.25(b), the Controlling Class Representative may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing General Special Servicer hereunder (with or without cause) and appoint a successor General Special Servicer;

provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor General Special Servicer will be paid by the Certificateholders of the Controlling Class. In addition, the RREEF Controlling Party may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing RREEF Special Servicer hereunder (without cause) and appoint a successor RREEF Special Servicer; provided that, if any such removal is without cause, then the costs of transferring the special servicing responsibilities to a successor RREEF Special Servicer will be paid by either the RREEF B-Note Holder (if it is the RREEF Controlling Party) or by the Certificateholders of the Controlling Class (if the Controlling Class Representative is the RREEF Controlling Party).

     (b) No removal of a Special Servicer and appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided, that the RREEF Controlling Party can remove the RREEF Special Servicer, without obtaining such written confirmation from the Rating Agencies, in order to replace them with a Person controlled by PMCC or The Prudential Insurance Company of America), (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the Person designated to be the successor General Special Servicer or RREEF Special Servicer, as the case may be, (C) in the case of the RREEF Special Servicer, under the circumstances provided below in this
Section 3.25(b), the written consent of the Controlling Class Representative, which consent shall not be unreasonably withheld, and (D) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the existing General Special Servicer or RREEF Special Servicer, as the case may be, and the appointment of the Person designated to serve as successor General Special Servicer or RREEF Special Servicer, as the case may be, is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if the existing General Special Servicer or RREEF Special Servicer has been removed without cause, the Certificateholders of the Controlling Class or the RREEF B-Note Holder, as applicable, shall have delivered to the Trustee and the terminated Special Servicer an undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor General Special Servicer or RREEF Special Servicer, as the case may be.

     Upon each transfer of the RREEF B-Note Loan, for so long as no RREEF Change of Control Event has occurred and is continuing, the transferee, at its expense, will obtain a shadow rating of the RREEF Mortgage Loan from each Rating Agency. If that shadow rating is below investment grade, then the reasonable written consent of the Controlling Class Representative, which consent shall be provided within a commercially reasonable time period, will be necessary in order for the RREEF B-Note Holder to appoint a new RREEF Special Servicer as contemplated by this Section 3.25.

     (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the General Special Servicer or RREEF Special Servicer, as the case may be, hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the


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Collection Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor General Special Servicer or RREEF Special Servicer, as the case may be, of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor General Special Servicer or RREEF Special Servicer, as the case may be, shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees earned by it, as and to the extent expressly permitted by Section 3.11(c), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement General Special Servicer or RREEF Special Servicer, as the case may be, in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to Section 3.25, to the replacement General Special Servicer or RREEF Special Servicer, as the case may be, for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to its REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Loan or REO Property.

     SECTION 3.26.  Application of Default Interest.

     (a) Any and all Default Interest that is actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Interest:

          first, to pay to the Fiscal Agent, the Trustee, the Master Servicer or either Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool;

          second, to reimburse the Trust for any Advance Interest paid to the Fiscal Agent, the Trustee, the Master Servicer or either Special Servicer since the Closing Date with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool during the 12-month period preceding the receipt of such Default Interest, which Advance Interest was paid from a source other than Default Interest received on the Mortgage Pool;

          third, to pay any other outstanding expense incurred with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which expense, if not paid from Default Interest received on the Mortgage Pool will likely become an Additional Trust Fund Expense;

          fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool during the 12-month period prior to the receipt of such Default Interest, which expense was previously paid from a source other than Default Interest received on the Mortgage Pool; and

          fifth, to pay any remaining portion of such Default Interest as Additional Master Servicing Compensation to the Master Servicer, if such Default Interest was collected with respect to a Performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Interest as Additional Special Servicing Compensation to the applicable Special Servicer.

     (b) Default Interest applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) is intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Interest applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Interest); provided that no Default Interest received on the Mortgage Pool shall be applied pursuant to any of clauses first through fourth of Section 3.26(a) above to pay or cover amounts relating to the RREEF Loan Pair unless and until all comparable amounts have been paid or covered with respect to the other Mortgage Loans and any related REO Mortgage Loans.

     SECTION 3.27.  Certain Matters Regarding the RREEF B-Note Holder.

     (a) The Trustee hereby acknowledges receipt on the Closing Date of an executed counterpart of an Agreement Among Noteholders substantially in the form of Exhibit M hereto, dated as of the Closing Date, with respect to the RREEF Loan Pair (the "RREEF Co-Lender Agreement"), which counterpart has been executed by The Prudential Insurance Company of America, in its capacity as RREEF B-Note Holder. Pursuant to the RREEF Co-Lender Agreement, the RREEF B-Note Holder accepts and agrees to be bound by the terms of this Agreement insofar as it relates to the RREEF B-Note Loan.

     (b) From and after the date hereof, the parties hereto shall recognize The Prudential Insurance Company of America as the RREEF B-Note Holder; provided that, if The Prudential Insurance Company of America shall transfer the RREEF B-Note Loan pursuant to Section 14 of the RREEF Co-Lender Agreement, the parties hereto shall recognize as the RREEF B-Note Holder the most recent endorsee of the RREEF B-Note that has delivered to each of the parties hereto (i) a certification to the effect that such endorsee is an Institutional Lender and
(ii) a fully executed assignment and assumption agreement substantially in the form of Exhibit N hereto (the "RREEF B-Note Assignment and Assumption Agreement"), whereby the transferor of the RREEF B-Note shall assign all of its right, title and interest in, to and under, and the prospective transferee shall assume all of the obligations of the RREEF B-Note Holder under, the RREEF Co-Lender Agreement and, further, the prospective transferee shall accept and agree to be bound by the terms of this Agreement insofar as it relates to the RREEF B-Note Loan.

     (c) In any Insolvency Proceeding involving the RREEF Borrower, the RREEF Special Servicer shall (i) file a proof of claim in respect of the claims of the Trust and the RREEF B-Note Holder against the RREEF Borrower, (ii) have the exclusive right to exercise any voting rights in respect of the claims of the Trust and the RREEF B-Note Holder against the RREEF Borrower and (iii) otherwise represent the Trust and the RREEF B-Note Holder in such Insolvency Proceeding, with due consideration given to the priority in payment to the Trust, as holder of the RREEF Mortgage Loan, over the RREEF B-Note Holder, as reflected in the RREEF Co-Lender Agreement and the other related Loan Documents. Without the written consent of the other, neither the Trust nor the RREEF B-Note


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


Holder shall (except through the RREEF Special Servicer) acquiesce, petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to the RREEF Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the RREEF Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the RREEF Borrower. In addition, without the written consent of the other, neither the Trust nor the RREEF B-Note Holder shall (except through the RREEF Special Servicer) make any election, give any consent, commence any action or file any motion or take any other action in any case by or against the RREEF Borrower under the Bankruptcy Code. The Trust and the RREEF B-Note Holder grant to the RREEF Special Servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Trust and the RREEF B-Note Holder in connection with any case by or against the RREEF Borrower under the Bankruptcy Code, including the right to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the RREEF Loan Pair and to file a motion to modify the automatic stay with respect to the RREEF Loan Pair. The Trust and the RREEF B-Note Holder shall execute, acknowledge and deliver to the RREEF Special Servicer all such further deeds, conveyances and instruments as may be reasonably necessary for the better assuring and evidencing of the foregoing grant.

     SECTION 3.28. Certain Rights and Powers of the RREEF B-Note Holder.

     (a) Provided that no RREEF Change of Control Event has occurred and is continuing, the RREEF B-Note Holder will be entitled to advise the Master Servicer and the RREEF Special Servicer with respect to that party's taking any of the actions identified in clauses (i) through (viii) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.28(c), provided that no RREEF Change of Control Event has occurred and is continuing, neither the Master Servicer nor the RREEF Special Servicer will be permitted to take any of the actions identified in clauses (i) through (viii) of this sentence, unless and until the Master Servicer or the RREEF Special Servicer, as the case may be, has notified the RREEF B-Note Holder in writing of that party's intent to take the particular action and the RREEF B-Note Holder has consented thereto in writing:

          (i) any modification, amendment or waiver of the RREEF Mortgage Loan or the RREEF B-Note Loan that would have a material adverse effect on the interests of the RREEF B-Note Holder;

          (ii) any modification, amendment or waiver of the RREEF B-Note Loan that would (A) result in an extension of the RREEF B-Note Loan, (B) result in a reduction of the Mortgage Rate, the Monthly Payment or any Yield Maintenance Charge or Prepayment Premium with respect to the RREEF B-Note Loan, or (C) result in a deferral or forgiveness of interest or principal or otherwise affect the amount or timing of any payment of interest or principal with respect to the RREEF B-Note Loan;

          (iii) any approval of a successor property manager with respect to, or any material alteration of, the RREEF Mortgaged Property;

          (iv) any waiver of the requirements under the RREEF Loan Pair with respect to property insurers or the manner in which payments or other collections on the RREEF Loan Pair are held and/or invested;


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


          (v) any waiver of a due-on-sale or due-on-encumbrance clause with respect to the RREEF Loan Pair or transfer of an interest in the related Borrower or any related Mortgaged Property;

          (vi) any substitution or material release of collateral with respect to the RREEF Loan Pair;

          (vii) any other significant action with respect to the RREEF B-Note Loan or the RREEF Mortgaged Property that requires the consent of the lender under the related Loan Documents; and

          (viii) any appointment or removal of a Sub-Servicer with respect to the RREEF Loan Pair.

     (b) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.28(c), provided that no RREEF Change of Control Event has occurred and is continuing, the RREEF Special Servicer shall, at any time that a Servicing Transfer Event exists with respect to the RREEF Loan Pair:

          (i) consult with the RREEF B-Note Holder upon the occurrence of any material event of default under the RREEF Loan Pair and followed the directions of the RREEF B-Note Holder with respect to the resolution of that event of default or the liquidation of the RREEF Loan Pair; and

          (ii) obtain the prior written consent of the RREEF B-Note Holder prior to taking any of the following actions--

               (A) foreclosure upon or acquisition of the RREEF Mortgaged Property,

               (B) any sale of any REO Property relating to the RREEF Loan Pair,

               (C) any action to bring the RREEF Mortgaged Property into compliance with applicable environmental laws, and

               (D) any release of the related Borrower or any guarantor from liability under the RREEF Loan Pair.

     (c) If, and for so long as, a RREEF Change of Control Event has occurred and is continuing, the RREEF B-Note Holder shall cease to have the rights provided for in Section 3.28(a) and Section 3.28(b), and neither the Master Servicer nor the RREEF Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from the RREEF B-Note Holder prior to acting, and the provisions of this Agreement requiring such shall be of no effect. Furthermore, no advice, direction or objection given or made by the RREEF B-Note Holder, as contemplated by Section 3.28(a) or Section 3.28(b), may (and the Master Servicer and the RREEF Special Servicer shall each ignore and act without regard to any such advice, direction or objection that the Master Servicer or the RREEF Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or the RREEF Special Servicer to violate applicable law, the terms of the RREEF Loan Pair or the RREEF Co-Lender Agreement or any other Section of this Agreement, including that party's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust

Event with respect to either Grantor Trust Pool, or (C) materially expand the scope of the Master Servicer's or either Special Servicer's responsibilities under this Agreement; provided that, for so long as no RREEF Change of Control Event has occurred and is continuing, the RREEF B-Note Holder may freely exercise any discretion granted to the lender under the related Loan Documents (as in effect on the Closing Date) in connection with the release or substitution of real estate collateral for the RREEF Loan Pair in accordance with Sections 10 and 11 of the related Mortgage Note).

     (d) Upon an event of default under the RREEF Mortgage Loan, the RREEF B-Note Holder will be entitled to cure such event of default, in which case the RREEF Special Servicer will refrain from taking any action against the related Borrower, any related guarantor or any of the related Mortgaged Properties. In connection therewith, the RREEF B-Note Holder shall have an additional five days beyond any grace period for the related Borrower to have remedied such event of default. Each of the Master Servicer and the RREEF Special Servicer shall notify the RREEF B-Note Holder in writing of any event of default under the RREEF Mortgage Loan, promptly following that party's gaining actual knowledge of such event of default.

     (e) If the RREEF Mortgage Loan shall at any time become 90 days delinquent with respect to any Monthly Payment due thereunder, the Master Servicer shall promptly so notify the Trustee, the RREEF Special Servicer and the RREEF B-Note Holder. Pursuant to the RREEF Co-Lender Agreement, for 180 days following its receipt of such notice, provided that the RREEF Mortgage Loan remains 90 or more days delinquent, the RREEF B-Note Holder shall be entitled to purchase the RREEF Mortgage Loan at the related Purchase Price. In the event of any such purchase, the Purchase Price for the RREEF Mortgage Loan shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the RREEF B-Note Holder or its designee the Mortgage File for the RREEF Mortgage Loan, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the RREEF B-Note Holder ownership of the RREEF Mortgage Loan. In connection with any such purchase, the Master Servicer and the RREEF Special Servicer shall each deliver any portion of the related Servicing File in its possession to the RREEF B-Note Holder.

     (f) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the RREEF B-Note Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the RREEF B-Note Holder may act solely in its own interest, without regard to the interests of the Holders of any Class of Certificates; (iii) the RREEF B-Note Holder does not have any duties to the Holders of any Class of Certificates; and (iv) the RREEF B-Note Holder shall have no liability whatsoever for having acted in its own interests, and in conflict with the interests of the Holders of one or more Classes of Certificates, and no Certificateholder may take any action whatsoever against the RREEF B-Note Holder or any director, officer, employee, agent or principal thereof for having so acted.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date:

          first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class X-1 Certificates and the Holders of the Class X-2 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class X-1 Certificates and the Holders of the Class X-2 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class A-1 Certificates and/or the Holders of the Class A-2 Certificates as follows--

               (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-2 Certificates, up to their Principal Distribution Amount for such Distribution Date, and

               (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, to reimburse the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as among such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     Any distributions of interest made with respect to the Class X-2 Certificates on any Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be allocated between the two Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with the respective Current Interest Distribution Amounts of such Group X-2 REMIC III Regular Interests for such Distribution Date. Any distributions of interest made with respect to the Class X-2 Certificates on any Distribution Date pursuant to clause second of the prior paragraph of this Section 4.01(a) shall be allocated between the two Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with the respective Carryforward Interest Distribution Amounts of such Group X-2 REMIC III Regular Interests for such Distribution Date.

     (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any amounts remaining on deposit in the Distribution Account to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of
(i) the total of the Current Interest Distribution Amount, the Carryforward Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date: first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; and, thirteenth, to the Holders of the Class O Certificates. Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

          first, to make distributions of interest to the Holders of such Class of Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of such Class of Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          third, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

          fourth, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Standard Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

     (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium or Yield Maintenance Charge collected with respect to any Mortgage Loan as of the end of the related Collection Period:

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and
          second, to make distributions of additional interest to the Holders of the Class X-2 Certificates, up to the remaining portion, if any, of such Prepayment Premium or Yield Maintenance Charge.

     For purposes of determining the portion of any Prepayment Premium or Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Prepayment Premium or Yield Maintenance Charge that is so distributable; multiplied by (ii) either (A) in the case of a Prepayment Premium, 25% and (B) in the case of a Yield Maintenance Charge, a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (1) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (2) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (1) the Mortgage Rate for the Mortgage Loan in respect of which such Prepayment Premium or Yield Maintenance Charge was received, over (2) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

     For purposes of determining the portion of any Yield Maintenance Charge or Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the same U.S. Treasury discount rate as was used to calculate the Yield Maintenance Charge or Prepayment Premium being distributed. The relevant Discount Rate shall be provided promptly by the Master Servicer to the Trustee.

     Any Prepayment Premium or Yield Maintenance Charge distributed with respect to the Class X-2 Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated between the two Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with the respective declines in their notional amounts on such Distribution Date by reason of deemed distributions of principal on the Corresponding REMIC II Regular Interests for each Group X-2 REMIC III Regular Interest.

     (e) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class V Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

     (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

     (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such distribution to the accounts of its Depositary Participants in accordance with its normal procedures. Each Depositary Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations Among the Depositor, the Trustee and the Initial Depositary, relating to the Class X-1, Class X-2, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, copies of which Letters of Representations are attached hereto as Exhibit C.

     (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

     (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than two Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

     (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

     (k) All distributions of current accrued interest made with respect to the Class X-1 Certificates on each Distribution Date pursuant to clause first of
Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as current accrued interest with respect to the various Corresponding REMIC II Regular Interests for such Class of Certificates, up to, and pro rata as among such REMIC II Regular Interests based on, the Class X-1 Portion of the Current Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of past due interest made with respect to the Class X-1 Certificates on each Distribution Date pursuant to clause second of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as past due interest with respect to the various Corresponding REMIC II Regular Interests for such Class of Certificates, up to, and pro rata as among such REMIC II Regular Interests based on, the Class X-1 Portion of the Carryforward Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of current accrued interest made with respect to the Class X-2 Certificates on each Distribution Date pursuant to clause first of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as current accrued interest with respect to the various Corresponding REMIC II Regular Interests for such Class of Certificates, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X-2 Portion of the Current Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of past due interest made with respect to the Class X-2 Certificates on each Distribution Date pursuant to clause second of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as past due interest with respect to the various Corresponding REMIC II Regular Interests for such Class of Certificates up to, and pro rata as among the REMIC II Regular Interests based on, the Class X-2 Portion of the Carryforward Interest

Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made with respect to the Class X-2 Certificates on each Distribution Date pursuant to Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) with respect to the various Corresponding REMIC II Regular Interests for such Class of Certificates, pro rata in accordance with the respective amounts of principal deemed distributed with respect to each such REMIC II Regular Interest for such Distribution Date as provided in the following paragraph.

     All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of current accrued interest (as part of the related Current Interest Distribution Amount for the subject Distribution Date), of past due interest (as part of the related Carryforward Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of current accrued interest (as part of such REMIC II Regular Interest's or Interests' Current Interest Distribution Amount(s) for the subject Distribution Date), of past due interest (as part of such REMIC II Regular Interest's or Interests' Carryforward Interest Distribution Amount(s) for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest(s).

     Each Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest, except for the Class A-2 Certificates, which shall have two Corresponding REMIC II Regular Interests. Deemed distributions of current accrued interest made on REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Current Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of past due interest made on REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Carryforward Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b shall be allocated first to REMIC II Regular Interest A-2a, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-2b. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b shall be allocated entirely to REMIC II Regular Interest A-2a, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-2b. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

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



     The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

          first, distributions of current accrued interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, distributions of past due interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among the REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to
Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

     The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date

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


pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     (m) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on the expected receipt of any Monthly Payment or Principal Prepayment based on information set forth in a report from the Master Servicer or Special Servicer, or any other Monthly Payment expected to be paid on the second Business Day preceding such Distribution Date, and the related Borrower fails to make such payments at such time, the Trustee will use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the Depository can do so. The Trustee, the Master Servicer, the Special Servicers and the Fiscal Agent will not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to the Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a Borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute "Additional Trust Fund Expenses". The Trustee shall not assume the receipt of any Principal Prepayment on a Mortgage Loan and shall take it into account only after being informed by the Master Servicer or the Special Servicer of the actual receipt of that Principal Prepayment.

     SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

     (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicers pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon written request, by first class mail) to the Depositor, the Master Servicer, the Special Servicers, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto, including the CMSA Bond Level File and the CMSA Collateral Summary File (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicers, the Underwriters, the Rating Agencies or the Controlling Class Representative any Trustee Report that has been made available to such Person via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with
Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report shall bear a legend to such effect.

     Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates (other than the Class R Certificates) to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other

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address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider, a copy of the reports forwarded to the Holders of the Certificates on such Distribution Date as provided in the prior paragraph.

     On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Underwriters, the Master Servicer, the Special Servicers, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded or otherwise made available on such Distribution Date, at the same time that the Trustee Report is delivered or otherwise made available thereto, each file and report comprising the CMSA Investor Reporting Package (excluding the CMSA Loan Setup File), to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission, and each such file and report shall bear a legend to such effect.

     The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, which information the Master Servicer may also make available via its Website (subject to the same constraints as are applicable to the Trustee's Website), and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or either Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, either Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, either Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or either Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

     The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, the Trustee Report, Unrestricted Servicer Reports, CMSA Bond Level File, CMSA Collateral Summary File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to
Section 8.15 or (ii) the Depositor has notified the Trustee that Merrill Lynch has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Trustee shall make the Trustee Report available to any interested party via its fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website only, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Seller, any Underwriter, or any Rating Agency, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit K-1 or Exhibit K-2, as applicable; provided, however, that the Trustee shall provide

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access to such reports to each party hereto, the Controlling Class
Representative, the Mortgage Loan Seller, each Underwriter and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     The Trustee's Internet Website shall be located at "www.etrustee.net" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and fax on demand servicer, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Trustee's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

     The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (b) By 5:00 p.m. (New York City time) on each Determination Date, the Master Servicer shall deliver to the Trustee the files and reports listed in clause (a) of the definition of "CMSA Investor Reporting Package" and not later than 12:00 noon (New York City time) on the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the remainder of the CMSA Investor Reporting Package, each reflecting information as of the close of business on such Determination Date, in a mutually agreeable electronic format. Such CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

     Each Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

     Notwithstanding the foregoing, the failure of the Master Servicer or a Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a), this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of Section 4.02(a), this Section 4.02(b) or of

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Section 4.02(c) to the extent the Master Servicer or such Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or a Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicers shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or a Special Servicer, as the case may be.

     SECTION 4.03. P&I Advances.

     (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 6:00 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on such Distribution Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee

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


fails to do so, the Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Mortgage Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Mortgage Loan immediately prior to such Distribution Date; and provided, further, that no P&I Advances are to be made with respect to unpaid Default Interest.

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or the Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the applicable Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. Each Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

     (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with

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Sections 3.05 and 3.26, out of any Default Interest subsequently collected on the Mortgage Pool; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Interest is insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account (provided that such Advance Interest on any P&I Advance with respect to the RREEF Mortgage Loan or any successor REO Mortgage Loan shall be payable out of the RREEF B-Note Account, as contemplated by Section 3.05(f), and only if and to the extent that any such Advance Interest is reasonably determined by the party entitled thereto not to be ultimately payable out of amounts collectable on the RREEF B-Note Loan or any successor REO Loan shall it be payable out of the Collection Account in accordance with Section 3.05(a)). The Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

     (e) Notwithstanding anything to the contrary, no P&I Advances shall be made with respect to the RREEF B-Note Loan or any successor REO Loan.

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                   Expenses.

     (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(k), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest O, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B, shall be reduced sequentially, in that order, until such excess is reduced to

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


zero; provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of: (A) REMIC II Regular Interest A-1, and (B) REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b, as a collective matter in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of REMIC II Regular Interest A-2a and REMIC II Regular Interest A-2b pursuant to the prior sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-2a, until such Uncertificated Principal Balance is reduced to zero; and second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-2b. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     SECTION 4.05. Calculations.

     Provided that the Trustee receives the necessary information from the Master Servicer and/or a Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

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



                                  ARTICLE III

                                THE CERTIFICATES


     SECTION 5.01. The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class X-1, Class X-2, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depositary. The Class X-1, Class X-2, Class A-1, Class A-2, Class B and Class C Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $1,000 and any whole dollar denomination in excess thereof. The other REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates and the Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at the Corporate Trust Office) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and each Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

     If any Certificateholder makes a written request to the Trustee, and such request states that such Certificateholder desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholder proposes to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholder access during normal business hours to, or deliver to the requesting Certificateholder a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

     (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Book-Entry Non-Registered Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If a transfer of an interest in any Book-Entry Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto or as Exhibit F-2D hereto; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. If any Transferee of an interest in a Book-Entry Non-Registered Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2C or Exhibit F-2D hereto are, with respect to the subject transfer, true and correct.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, SSBI, the Trustee, the Fiscal Agent, the Master Servicer, each Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No transfer of any Certificate or interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Book-Entry Non-Registered Certificate, any transfer of such Certificate to a successor Depositary or to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, any Exemption-Favored Party, the Depositor, the Mortgage Loan Seller, PMCC, the Master Servicer, either Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) if such Certificate is rated investment grade by at least one of the Rating Agencies and interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, either Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iii) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

     Each Transferee of any Registered Certificate that is a Definitive Certificate or of an interest in any Book-Entry Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the

               Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

     (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

     If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

     (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions", the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

     (iv) The provisions of this Section 5.02(d) set forth prior to this clause
(iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

          (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

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



     (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class V Certificate or any interest therein shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Class R Certificate or any interest therein shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate or any interest therein is to be made, then the Trustee (or, in the case of a Book-Entry Certificate, the Certificate Owner desiring to effect such transfer) shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, except in the case of a Class R Certificate, an Institutional Accredited Investor.

     (f) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this
Section 5.02.

     (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

     (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (l) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

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



     SECTION 5.03. Book-Entry Certificates.

     (a) The Class X-1, Class X-2, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depositary or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depositary that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depositary and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depositary Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depositary Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depositary's normal procedures.

     (b) The Depositor, the Master Servicer, the Special Servicers, the Trustee, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depositary as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depositary Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depositary as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depositary of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depositary is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depositary with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depositary, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depositary, accompanied by registration instructions from the Depositary for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, either Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.06. Certification by Certificateholders and Certificate Owners.

     (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

     (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depositary, Depositary Participants and/or indirect participating brokerage firms for which Depositary Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICER AND
                              THE SPECIAL SERVICERS


     SECTION 6.01. Liability of the Depositor, the Master Servicer and the
                   Special Servicers.

     The Depositor, the Master Servicer and each Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and such Special Servicer.

     SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the
                   Master Servicer or a Special Servicer.

     (a) Subject to Section 6.02(b), each of the Depositor, the Master Servicer and the Special Servicers shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

     (b) Each of the Depositor, the Master Servicer and the Special Servicers may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or either Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or either Special Servicer, shall be the successor of the Depositor, the Master Servicer or either Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or a Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or Surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to the Master Servicer) or Section 2.06 (in the case of a successor or surviving Person to a Special Servicer), as applicable.

     SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer
                   and the Special Servicers.

     None of the Depositor, the Master Servicer or either Special Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or the RREEF B-Noteholder for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or either Special Servicer against any liability to the Trust, the Trustee, the Certificateholders or the RREEF B-Noteholder for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer or either Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any claim or any legal action relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes (or, but for the failure of the subject expense to be customary, reasonable or necessary, would constitute) a Servicing Advance that is otherwise reimbursable under this Agreement; or
(iii) incurred in connection with any claim or any legal action against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer or either Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer or either Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicers shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

     In addition, neither the Master Servicer nor either Special Servicer shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or a Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicer and the Special Servicers may rely in good faith on information provided to it by the other (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

     SECTION 6.04. Resignation of Master Servicer and Special Servicers.

     (a) The Master Servicer and the Special Servicers may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the resigning party so causing such a conflict being of a type and nature carried on by the resigning party at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or a Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's, the General Special Servicer's or the RREEF Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

     (b) In addition, the Master Servicer and the Special Servicers shall each have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

     (c) Neither the Master Servicer nor a Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this Section
6.04. Consistent with the foregoing, neither the Master Servicer nor a Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or a Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or such Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the
                   Master Servicer and the Special Servicers.

     The Master Servicer and the Special Servicers shall each afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicers shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicers may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and a Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or a Special Servicer hereunder or exercise the rights of the Master Servicer or a Special Servicer hereunder; provided, however, that neither the Master Servicer nor a Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or a Special Servicer and is not obligated to supervise the performance of the Master Servicer or either Special Servicer under this Agreement or otherwise.

     SECTION 6.06. Master Servicer or Special Servicers as Owner of a
                   Certificate.

     The Master Servicer, each Special Servicer or any Affiliate of any of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer, a Special Servicer or an Affiliate of any of them. If, at any time during which the Master Servicer or a Special Servicer or an Affiliate of the Master Servicer or a Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or such Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or such Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or such Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or such Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or such Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or such Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or such Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or such Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or such Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or either Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                   ARTICLE VII



                                     DEFAULT


     SECTION 7.01. Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Collection Account or the RREEF B-Note Account, as applicable, any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

          (ii) any failure by a Special Servicer to deposit into its REO Account, the Collection Account or the RREEF B-Note Account, as applicable, or to remit to the Master Servicer for deposit into the Collection Account or the RREEF B-Note Account, as applicable, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made;

          (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 10:00 a.m. (New York City time) on such Distribution Date or Master Servicer Remittance Date, as the case may be, provided, however, that if the Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by the Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Prime Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

          (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

          (v) any failure by either Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to such Special Servicer by the Trustee as provided in Section 3.11(f); or

          (vi) any failure on the part of the Master Servicer or either Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or such Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if affected by the failure, by the RREEF B-Note Holder; or

          (vii) any breach on the part of the Master Servicer or either Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the RREEF B-Note Holder and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if affected by such breach, the RREEF B-Note Holder; or

          (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or either Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

          (ix) the Master Servicer or either Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (x) the Master Servicer or either Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (xi) the Trustee shall have received written notice from either Rating Agency to the effect that the continuation of the Master Servicer or either Special Servicer in such capacity (A) would result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates or (B) would result or has resulted in any rating assigned by such Rating Agency to the Certificates otherwise becoming the subject of a "negative" credit watch, and in any event such notice is not rescinded within 30 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates) following the delivery of such notice;

          (xii) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified, downgraded or withdrawn as a result of the Master Servicer or either Special Servicer acting in such capacity;

          (xiii) the Master Servicer fails to be rated "CMS3" by Fitch (or, in the case of the initial Master Servicer, to be rated "CPS3" by Fitch) or either Special Servicer fails to be rated "CSS3" by Fitch or, alternatively, the Master Servicer or either Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be; or

          (xiv) any failure by the Master Servicer to timely make any payments required to be made by it hereunder to the RREEF B-Note Holder.

     When a single entity acts as Master Servicer and Special Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi), (xii), (xiii) and (xiv) above) in one capacity shall constitute an Event of Default in both such capacities.

     (b) If any Event of Default with respect to the Master Servicer, the General Special Servicer or the RREEF Special Servicer (in any such case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights (or, if the RREEF Special Servicer is the Defaulting Party, for as long as a RREEF Change of Control Event has not occurred and is continuing, solely at the direction of the RREEF B-Note Holder), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses
(viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. Each of the Master Servicer, the General Special Servicer and the RREEF Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's, the General Special Servicer's or the RREEF Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's, the General Special Servicer's or the RREEF Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account, the RREEF B-Note Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by a Special Servicer to its REO Account, the Collection Account, the RREEF B-Note Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Loan or REO Property (provided, however, that the Master Servicer and the Special Servicers each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or a Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or such Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

     If an Event of Default on the part of the Master Servicer affects the RREEF B-Note Loan and the Master Servicer is not terminated as provided above, then notwithstanding that the Event of Default may be waived by the Certificateholders, the RREEF B-Note Holder may require the Master Servicer to appoint a Sub-Servicer that will be responsible for servicing the RREEF Loan Pair.

     (c) In the event the Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xi), Section 7.01(a)(xii) or Section 7.01(a)(xiii), and if the terminated Master Servicer delivers to the Trustee proposed bid materials within ten Business Days after such termination, the Trustee shall, within the next five Business Days, using such bid materials, solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from three Qualified Bidders (as defined below) or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. The Trustee shall have no obligation to review and shall have no liability or responsibility for the information in the bid materials, and shall be entitled to include a disclaimer to such effect with such bid materials. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and shall agree to be bound by the terms hereof, within 45 days after the termination of the Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a reasonable primary servicing fee rate per Mortgage Loan serviced (each, a "Servicing Retained Bid") and (ii) on the basis of terminating each Sub-Servicer and Sub-Servicing Agreement (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

     Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, including the transfer of the servicing of the Mortgage Loans, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of the cash bid received from the Successful Bidder (net of expenses in connection with obtaining such bid, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans).

     If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the termination of the Master Servicer or no Successful Bidder was identified within such period, the terminated Master Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection with such bid process, and the Trustee shall have no further obligations under this Section 7.01(c) and may select a successor Master Servicer of its choice and pursuant to the terms hereof.

     A "Qualified Bidder" will be any prospective Master Servicer candidate reasonably acceptable to the Controlling Class Representative and the Trustee, which candidate would be eligible to act as Master Servicer hereunder without causing an Adverse Rating Event.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or a Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, subject to Section 7.01(c), be the successor in all respects to the Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or such Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder; and provided, further, that in the case of a terminated Master Servicer, the Trustee shall cease to act as successor if an alternative successor is appointed pursuant to Section 7.01(c). Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, or if, with respect to the Trustee's acting as RREEF Special Servicer, the RREEF Controlling Party so requests in writing, the Trustee shall), subject to Section 7.01(c), promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution reasonably acceptable to the Controlling Class Representative and, in the case of a successor to the RREEF Special Servicer, to the RREEF Controlling Party, as the successor to the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer, the General Special Servicer or the RREEF Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or a Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or a Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or a Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the RREEF B-Note Holder.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause
(xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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                                  ARTICLE VIII

                                   THE TRUSTEE


     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, either Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi), Section 7.01(a)(xii) or Section 7.01(a)(xiii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or a successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, either Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

          (vi) For as long as the Person that serves as Trustee hereunder also serves as a Custodian or as Certificate Registrar, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) neither the Trustee nor the Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require a reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

          (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

          (viii) neither the Trustee nor the Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or a Special Servicer (unless the Trustee is acting as Master Servicer or such Special Servicer, as the case may be) or of the Depositor.

          (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depositary or between or among Depositary Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

     SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or the Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor the Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or a Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor the Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or the Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or a Special Servicer and the Master Servicer or such Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee (in its individual or any other capacity), the Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or an Affiliate of either of them, as the case may be.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent.

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with May 2001, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of May 2001, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's

Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Mortgage Loan or REO Mortgage Loan. Except as otherwise expressly provided herein, the Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of the Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer, General Special Servicer or RREEF Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

     (c) Each of the Master Servicer, the General Special Servicer and the RREEF Special Servicer shall indemnify the Trustee and the Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's, the General Special Servicer's or the RREEF Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as the case may be; provided, however, that the indemnity provided hereunder shall not apply to consequential damages of the Trustee and the Fiscal Agent; and provided, further, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or the Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (d) Each of the Trustee and the Fiscal Agent shall indemnify the Master Servicer, the General Special Servicer and the RREEF Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or the Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that the indemnity provided hereunder shall not apply to consequential damages of the Master Servicer, the General Special Servicer and the RREEF Special Servicer; and provided, further, that if the Master Servicer or either Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to
Section 6.03, then the indemnity in favor of such Person provided for in this
Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Fiscal Agent, the Master Servicer or either Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A+" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicers and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) the Master Servicer or a Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or such Special Servicer, as the case may be, pursuant to Section 7.02), (iv) the Mortgage Loan Seller or (v) any Affiliate of any of them, may be the Trustee hereunder.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, each Special Servicer and the applicable Rating Agencies. Upon receiving such notice of resignation, the Depositor or the Master Servicer shall promptly appoint a successor trustee meeting the eligibility requirements of
Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the

Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

     (c) The Holders of Certificates entitled to not less than 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicer and the Special Servicers), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor the Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicers and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, each

Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer or a Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of the Depositor or the Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

     SECTION 8.12. Access to Certain Information.

     (a) The Trustee shall afford to the Depositor, the Master Servicer, each Special Servicer the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer, the General Special Servicer and the RREEF Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer, the General Special Servicer and the RREEF Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or a Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a) or this Section 8.12(b); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or a Special Servicer and delivered to the Trustee pursuant to Section 3.12(b) or this Section 8.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or a Special Servicer and delivered to the Trustee pursuant to Section 3.20; (x) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the Master Servicer, the General Special Servicer or the RREEF Special Servicer, as applicable, promptly following their having been obtained or formulated); (xi) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, either Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xii) a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to Section 2.02;
(xiii) each Asset Status Report (or any comparable report with respect to the RREEF Loan Pair) delivered to the Trustee; and (xiv) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. If necessary, the Trustee shall request from the Master Servicer, and within a reasonable period following its receipt of such request, and the Master Servicer shall deliver, copies of the items listed in clauses (vi) and (vii) above to the Trustee.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificateholders or Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a holder or a beneficial holder of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential to the extent that it has not been filed with the Commission during any period that reports are to be filed in respect of the Trust with the Commission pursuant to Section 15(d) of the Exchange Act, except that such Certificateholder or

Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential to the extent that it has not been filed with the Commission during any period that reports are to be filed in respect of the Trust with the Commission pursuant to
Section 15(d) of the Exchange Act. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

     (c) None of the Trustee, the Master Servicer or either Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     SECTION 8.13. Appointment of Fiscal Agent.

     (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. LaSalle in its capacity as Trustee and the parties hereto hereby appoint, as of the date hereof, ABN AMRO as Fiscal Agent, and ABN AMRO hereby accepts such appointment.

     The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a), other than ABN AMRO, shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA" by Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be, or be deemed to be, a party to this Agreement for all purposes hereof.

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of the Fiscal Agent (other than interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or either Special Servicer.

     (d) The obligations of the Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder and the removal or resignation of the Trustee shall result in the automatic removal or resignation of the Fiscal Agent. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of the Fiscal Agent.

     SECTION 8.14. Advance Security Arrangement.

     Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") acceptable to the Controlling Class Representative for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee and the Depositor). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder. Notwithstanding anything contained in this Section 8.14 to the contrary, so long as

ABN AMRO as Fiscal Agent satisfies the rating requirements under this Agreement, LaSalle in its capacity as Trustee hereunder shall not be required to comply with the requirements of this Section 8.14.

     SECTION 8.15. Filings with the Securities and Exchange Commission.

     (a) With respect to the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary), the Trustee shall:

          (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports, the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the CMSA Historical Liquidation Report and the CMSA REO Status Report attached as exhibits;

          (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

          (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.15(a), to the extent it is otherwise required to deliver such items to the Trustee or Master Servicer, as applicable.

     (b) At all times during the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary

Participants having accounts with the Depositary, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

          (iv) any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

          (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

     (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2001), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by less than 300 Holders and/or Depositary Participants having accounts with the Depositary, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX


                                   TERMINATION


     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the General Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the General Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the General Special Servicer, as the case may be, in connection with such purchase); and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Master Servicer or the General Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or the General Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the General Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (prior to the Master Servicer Remittance Date relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

     (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the General Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

     (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Master Servicer, the General Special Servicer or a Controlling Class Certificateholder purchases all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust to comply with the requirements of this
Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC
Pool:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

          (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all the Mortgage Loans and each REO Property to the Master Servicer, the General Special Servicer or the applicable Controlling Class
     Certificateholder(s), as the case may be, for cash in accordance with
     Section 9.01; and

          (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X


                            ADDITIONAL TAX PROVISIONS


     SECTION 10.01. Tax Administration.

     (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

     (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or a Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

     (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

     (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

     (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by a Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) a Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) a Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under Article III or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; or
(v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by a Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

     (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

     (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (i) None of the Master Servicer, either Special Servicer, the Trustee or the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, either Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall take necessary actions within the scope of their responsibilities as more specifically set forth in this Agreement so that they do not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

     (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Mortgage Loans and the Class V Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust

Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

     SECTION 10.02. Depositor, Master Servicer, Special Servicers and Fiscal
                    Agent to Cooperate with Trustee.

     (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (b) Each of the Master Servicer, the Special Servicers and the Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE IV


                            MISCELLANEOUS PROVISIONS


     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to cure or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to amend any provision to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, (iv) to address other matters or questions arising under this Agreement that will not (A) be inconsistent with the provisions hereof, (B) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (C) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, (v) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and each Special Servicer, to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b), Section 5.02(c) or Section 5.02(e) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (vi) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vii) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (viii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that any such amendment for the specific purposes described in clause
(iii) or (viii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel or, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above,
(iii) change the percentage of Certificates required to consent to any action or inaction hereunder without the consent of the Holders of all outstanding Certificates, (iv) alter the obligations of the Master Servicer or the Trustee to make an Advance, without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected by that amendment, (v) modify the provisions of this Section
11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding, or (vi) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer or a Special Servicer shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

     (h) Notwithstanding the foregoing, any amendment that would affect the RREEF B-Note Holder shall not be effective without the written consent of the RREEF B-Note Holder.

     SECTION 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer or the General Special Servicer at the expense of the Trust (payable out of the Collection Account), but only if the Master Servicer or the General Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292,
Attention: Clay Lebhar, telecopy number: (212) 778-5099; (ii) in the case of the Master Servicer, Prudential Asset Resources Inc., 2200 Ross Avenue, Suite 4200E, Dallas, Texas, 75201, Attention: Ann Hambly, telecopy number: (214) 777-4556;
(iii) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group--Prudential Securities, 2001-C1, telecopy number
(312) 904-2084; (iv) in the case of the General Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Suite 400, Miami, Florida 33172,
Attention: Ronald Schrager, telecopy number (305) 485-2040; (v) in the case of the RREEF Special Servicer, Prudential Asset Resources, Inc., Two Ravina Drive, Suite 1400, Atlanta, Georgia 30346-2104, Attention: Legal Department, telecopy number: (770) 392-0944; (vi) in the case of the Rating Agencies, (A) Moody's Investors Services Inc., 99 Church Street, New York, New York 10007, Attention:
Commercial MBS Monitoring Department, telecopy number (212) 553-0557, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: CMBS Surveillance Manager, telecopy number: (212) 635-0295; (vii) in the case of the Mortgage Loan Seller, the address for notices to the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement; (viii) in the case of Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset Backed Securities Trust Services Group--Prudential Securities, 2001-C1, telecopy number (312) 904-2084; (ix) in the case of the RREEF B-Noteholder, The Prudential Insurance Company of America, 2 Rannia Drive, Suite 1500, Atlanta, Georgia 30346, Attention: R. David Steward, telecopy number:
(770) 395-6756, with a copy to The Prudential Insurance Company of America, 2 Rannia Drive, Suite 1400, Atlanta, Georgia 30346, Attention: Phil Morgan, telecopy number (770) 730-9883; and (x) in the case of the initial Controlling Class Representative, First Chicago Capital Corporation, 55 West Monroe Street, 18th Floor, IL1-0616, Chicago, Illinois 60670-0616, Attention: Kathleen Laird, telecopy number (312) 732-1751; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     SECTION 11.08. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor (and, with respect to items (i), (ii) and (iii), the RREEF B-Note Holder) with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation, termination, merger or consolidation of the Master Servicer or a Special Servicer and the appointment of a successor;

          (iv) the appointment, resignation or removal of a Fiscal Agent;

          (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

          (vi) any repurchase or substitution of a Mortgage Loan by the Mortgage Loan Seller as contemplated by Section 2.03; and

          (vii) the final payment to any Class of Certificateholders.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee and the appointment of a successor; and

          (ii) any change in the location of the Collection Account.

     (c) Each of the Master Servicer and the applicable Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or such Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Loan Documents. In any event, the Master Servicer and the applicable Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

          (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

          (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

          (iv) any defeasance of or material damage to a Mortgaged Property;

          (v) any change in a franchise;

          (vi) any loan subject to bankruptcy proceedings; and

          (vii) any release of a Letter of Credit or debt service reserve with respect to any Mortgage Loan.

     (d) Each of the Master Servicer and the applicable Special Servicer, as the case may be, shall promptly furnish (in hard copy format or through use of the Master Servicer's Internet Website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

          (i) each of its Annual Performance Certifications;

          (ii) each of its Annual Accountants' Reports; and

          (iii) each report prepared pursuant to Section 3.09(e).

     (e) The Trustee shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

     (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

     SECTION 11.10. Notices to Controlling Class Representative and the
                    Requesting Subordinate Certificateholders.

     The Trustee, the Master Servicer or a Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

     Notwithstanding the provisions of 3.09(e), 3.11(h), 3.11(i), 3.12(a), 3.12(b), 3.13, 3.14, 3.15 and 3.21(a) that otherwise expressly require the delivery or availability of any notice, report or other information to a Requesting Subordinate Certificateholder, as such, (i) such information shall not be required to be so delivered or made available unless and until such Holder shall have (A) notified the Trustee to the effect that such Holder elects to receive such information (and any such notice may be in the form of a standing notice that applies to all dates after the date on which such notice is delivered) and the Trustee provided such notice to the Master Servicer or either Special Servicer, as the case may be, (B) delivered to the Trustee a written confirmation executed by the Requesting Subordinated Certificateholder substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Requesting Subordinate Certificateholder is a holder or beneficial owner of such Certificates, and (C) agrees to pay (and thereafter does pay) the reasonable out-of-pocket expenses incurred by the Master Servicer, the Special Servicer or the Trustee, as the case may be, solely in connection with making copies of and delivering such information, or making such information available, to such Requesting Subordinate Certificateholder or Certificate Owner, (ii) at the option of the Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, such information may be delivered electronically (including by electronic mail) if such information as so delivered is substantially equivalent to the information delivered in the media required pursuant to such Sections, (iii) such information shall not be required to be delivered or made available to such Requesting Subordinate Certificateholder if it is receiving the same as the Controlling Class Representative (it being acknowledged that the Controlling Class Representative is entitled to such delivery or availability under the other provisions of such Section), (iv) the Master Servicer, either Special Servicer or the Trustee, as the case may be, shall have 30 days from satisfaction of the requirements of clause (i) above to deliver any such report or other information, and (v) the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, but shall have no obligation, to honor requests from more than the first five Requesting Subordinate Certificateholders with respect to any particular report or item of information.

     SECTION 11.11. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    PRUDENTIAL SECURITIES SECURED FINANCING
                                    CORPORATION
                                         Depositor


                                    By: /s/ CLAY LEBHAR
                                        ----------------------------------
                                    Name:   Clay Lebhar
                                    Title:  Vice President



                                    PRUDENTIAL ASSET RESOURCES INC.
                                         Master Servicer


                                    By: /s/ ANN HAMBLY
                                        ----------------------------------
                                    Name:   Ann Hambly
                                    Title:  Managing Director



                                    LENNAR PARTNERS, INC.
                                         General Special Servicer


                                    By: /s/ RONALD E. SCHRAGER
                                        ---------------------------------
                                    Name:   Ronald E. Schrager
                                    Title:  Vice President



                                    PRUDENTIAL ASSET RESOURCES INC.
                                         RREEF Special Servicer


                                    By: /s/ ANN HAMBLY
                                        --------------------------------
                                    Name:   Ann Hambly
                                    Title:  Managing Director

                                    LASALLE BANK NATIONAL ASSOCIATION
                                          as Trustee


                                    By: /s/ BRIAN D. AMES
                                        -------------------------------
                                    Name:   Brian D. Ames
                                    Title:  Vice President



                                    ABN AMRO BANK N.V.
                                         as Fiscal Agent


                                    By: /s/ BARBARA A. WOLF
                                        -------------------------------
                                    Name:   Barbara A. Wolf
                                    Title:  Vice President


                                    By: /s/ BRIAN D. AMES
                                        -------------------------------
                                    Name:   Brian D. Ames
                                    Title:  Vice President



                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                    By: /s/ DUANE H. TUCKER
                                        -------------------------------
                                    Name:   Duane H. Tucker
                                    Title:  Vice President

STATE OF NY        )
                   )  ss.:
COUNTY OF KINGS    )



     On the 17th day of May 2001, before me, a notary public in and for said State, personally appeared Clay Lebhar, known to me to be a VP of Prudential Securities Secured Financing Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /s/ ELIZABETH A. McDONOUGH
                                  --------------------------------
                                      Elizabeth A. McDonough
                                      Notary Public



[Notarial Seal]

STATE OF TEXAS      )
                    )  ss.:
COUNTY OF DALLAS    )



     On the 22nd day of May 2001, before me, a notary public in and for said State, personally appeared Ann Hambly, known to me to be a Managing Director of Prudential Asset Resources Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /s/ SHARON STONE
                                  ----------------------------
                                      Sharon Stone
                                      Notary Public



[Notarial Seal]

STATE OF FLORIDA      )
                      )  ss.:
COUNTY OF MIAMI-DADE  )



     On the 16th day of May 2001, before me, a notary public in and for said State, personally appeared Ronald E. Schrager, known to me to be a Vice President of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /s/ JEANNE A. MANZANO
                                  ----------------------------
                                      Jeanne A. Manzano
                                      Notary Public



[Notarial Seal]

STATE OF ILLINOIS      )
                       )  ss.:
COUNTY OF COOK         )



     On the 1st day of May 2001, before me, Kristina Ibarra, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a Vice President of LaSalle Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /s/ KRISTINA IBARRA
                                  ----------------------------
                                      Kristina Ibarra
                                      Notary Public



[Notarial Seal]

STATE OF ILLINOIS     )
                      )  ss.:
COUNTY OF COOK        )



     On the 1st day of May 2001, before me, Kristina Ibarra, a notary public in and for said State, personally appeared Brian D. Ames, Vice President, and Barbara A. Wolf, Vice President, of ABN AMRO Bank N.V., one of the corporations that executed the within instrument, and also known to me to be the persons who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /s/ KRISTINA IBARRA
                                  ----------------------------
                                      Kristina Ibarra
                                      Notary Public



[Notarial Seal]

STATE OF NEW JERSEY )
                    ) ss.:
COUNTY OF ESSEX     )



     On the 22nd day of May 2001, before me, a notary public in and for said State, personally appeared Duane H. Tucker, known to me to be a Vice President of The Prudential Insurance Company of America, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ CAROLYN JONES S. WHITE
                                        --------------------------
                                            Carolyn Jones S. White
                                            Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                  FORM OF CLASS X-1 AND CLASS X-2 CERTIFICATES

               CLASS [X-1] [X-2] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
Pass-Through Rate:  Variable                                 Class Notional Amount of the Class [X-1] [X-2]
                                                             Certificates as of the Closing Date:
                                                             $__________

Closing Date:  May 30, 2001                                  Initial Certificate Notional Amount of this
                                                             Certificate as of the Closing Date:
                                                             $__________

First Distribution Date:                                     Aggregate Stated Principal Balance of the Mortgage
June 11, 2001                                                Loans as of the Closing Date ("Initial Pool Balance"):
                                                             $908,240,310

Master Servicer and RREEF Special Servicer:                  Trustee:
Prudential Asset Resources, Inc.                             LaSalle Bank National Association

General Special Servicer:                                    Fiscal Agent:
Lennar Partners, Inc.                                        ABN AMRO Bank N.V.

Certificate No. [X-1] [X-2] -__                              CUSIP No.:______________________________

                                     A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., PRUDENTIAL ASSET RESOURCES, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                                     A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [X-1] [X-2] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [X-1] [X-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. as master servicer (in its capacity as master servicer, the "Master Servicer," which term includes any successor entity under the Agreement), and as special servicer of the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer," which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer of all the mortgage loans other than the RREEF Mortgage Loan (in its capacity as such special servicer, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF B-Note (the "RREEF B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [X-1] [X-2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this


                                     A-1-3

Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either:
(i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., the Trustee, the Fiscal Agent, the Master Servicer, either Special Servicer, the Certificate Administrator and the Certificate Registrar against any

                                     A-1-4
liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [X-1] [X-2] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Merrill Lynch, SSBI, the Depositor, the Trustee, the Master Servicer, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the four preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance Prohibited Transaction Exemption ("PTE") 90-29, 89-89 or 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, either Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise

                                     A-1-5
establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either

                                     A-1-6

Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, either Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-1-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LASALLE BANK NATIONAL ASSOCIATION
                            not in its individual capacity but solely as Trustee


                            By:
                               -------------------------------------------------
                                 Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [X-1] [X-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                            LASALLE BANK NATIONAL ASSOCIATION
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                               ------------------------------------------------
                               Authorized Representative


                                     A-1-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of Assignor


                                   ---------------------------------------------
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
______________________________________________________________________ for the
account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________ _____________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

     This information is provided by __________________________________, the
Assignee named above, or _______________________________________________, as its
agent.


                                     A-1-9

                                   EXHIBIT A-2

                  FORM OF CLASS A-1 AND CLASS A-2 CERTIFICATES

               CLASS [A-1] [A-2] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
Pass-Through Rate:  ____%                                   Class Principal Balance of the Class [A-1], [A-2]
per annum                                                   Certificates as of the Closing Date:
                                                            $__________

Closing Date:  May 30, 2001                                 Initial Certificate Principal Balance of
                                                            this Certificate as of the Closing Date:
                                                            $__________

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
June 11, 2001                                               Loans as of the Closing Date ("Initial Pool Balance"):
                                                            $908,240,310

Master Servicer and RREEF Special Servicer:                 Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association.

General Special Servicer:                                   Fiscal Agent:
Lennar Partners, Inc.                                       ABN AMRO Bank N.V.

Certificate No. [A-1] [A-2] -___                            CUSIP No.:________________________________

                                     A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] Certificates. The Trust Fund was created and the Certificates were issued

                                     A-2-2
pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. as master servicer (in its capacity as master servicer, the "Master Servicer," which term includes any successor entity under the Agreement), and as special servicer of the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer," which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer of all the mortgage loans other than the RREEF Mortgage Loan (in its capacity as such special servicer, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF B-Note (the "RREEF B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such

                                     A-2-3
purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the

                                     A-2-4

Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, either Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      LASALLE BANK NATIONAL ASSOCIATION
                                      not in its individual capacity but
                                      solely as Trustee


                                      By:____________________________________
                                         Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-1] [A-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       not in its individual capacity but
                                       solely as Certificate Registrar


                                       By:____________________________________
                                          Authorized Representative


                                     A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                    (please print or typewrite name and address including
                                 postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________.

Dated:

                                     ___________________________________________
                                     Signature by or on behalf of Assignor


                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ ___________________________________) and all applicable statements and notices should be mailed to ______________________________________________.

     This information is provided by _____________________________, the Assignee named above, or _________________________________________________, as its agent.

                                     A-2-7

                                   EXHIBIT A-3

                    FORM OF CLASS B AND CLASS C CERTIFICATES

                        CLASS [B] [C] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
Pass-Through Rate:  ____%                        Class Principal Balance of the Class
per annum                                        [B] [C] Certificates as of the Closing Date:
                                                 $____________

Closing Date:  May 30, 2001                      Initial Certificate Principal Balance of this
                                                 Certificate as of the Closing Date:
                                                 $____________

First Distribution Date:                         Aggregate Stated Principal Balance of the
June 11, 2001                                    Mortgage Loans as of the Closing Date: ("Initial
                                                 Pool Balance"):
                                                 $908,240,310

Master Servicer and RREEF Special Servicer:      Trustee:
Prudential Asset Resources, Inc.                 LaSalle Bank National Association

General Special Servicer:                        Fiscal Agent:
Lennar Partners, Inc.                            ABN AMRO Bank N.V.

Certificate No. [B] [C] -___                     CUSIP No.:______________________________


                                     A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal

                                     A-3-2
amount of all the Class [B] [C] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. as master servicer (in its capacity as master servicer, the "Master Servicer," which term includes any successor entity under the Agreement), and as special servicer of the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer," which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer of all the mortgage loans other than the RREEF Mortgage Loan (in its capacity as such special servicer, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF B-Note (the "RREEF B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the


                                     A-3-3

Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either

                                     A-3-4

Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, either Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                 LASALLE BANK NATIONAL ASSOCIATION
                                 not in its individual capacity but solely as Trustee


                                 By:____________________________________________
                                    Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [B] [C] Certificates referred to in the within-mentioned Agreement.

Dated:

                                  LASALLE BANK NATIONAL ASSOCIATION
                                  not in its individual capacity but solely as Certificate Registrar


                                  By: __________________________________________
                                      Authorized Representative


                                     A-3-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of ___________________________________________________________.

     Distributions made by check (such check to be made payable to ____________) ______________________________________ and all applicable statements and notices should be mailed to _______________________________________________________.

     This information is provided by _______________________________, the
Assignee named above, or _________________________________________________, as
its agent.


                                     A-3-7

                                   EXHIBIT A-4

          FORM OF CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J,
           CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES

      CLASS [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
Pass-Through Rate:  ____%                                          Class Principal Balance of the Class
per annum                                                          [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O]
                                                                   Certificates as of the Closing Date:
                                                                   $____________

Closing Date:  May 30, 2001                                        Initial Certificate Principal Balance of this
                                                                   Certificate as of the Closing Date:
                                                                   $____________

First Distribution Date:                                           Aggregate Stated Principal Balance of the
June 11, 2001                                                      Mortgage Loans as of the Closing Date: ("Initial
                                                                   Pool Balance"):
                                                                   $908,240,310

Master Servicer and RREEF Special Servicer:                        Trustee:
Prudential Asset Resources, Inc.                                   LaSalle Bank National Association

General Special Servicer:                                          Fiscal Agent:
Lennar Partners, Inc.                                              ABN AMRO Bank N.V.

Certificate No. [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] -___   CUSIP No.:______________________________


                                     A-4-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").]

                                     A-4-2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. as master servicer (in its capacity as master servicer, the "Master Servicer," which term includes any successor entity under the Agreement), and as special servicer of the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer," which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer of all the mortgage loans other than the RREEF Mortgage Loan (in its capacity as such special servicer, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF B-Note (the "RREEF B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                                     A-4-3

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may

                                     A-4-4
conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either: (i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., the Trustee, the Fiscal Agent, the Master Servicer, either Special Servicer, the Certificate Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Merrill Lynch, SSBI, the Depositor, the Trustee, the Master Servicer, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the four preceding paragraphs.

     [No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.]

                                     A-4-5

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption ("PTE") 90-29, 89-89 or 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, either Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates) and Exhibit G-2 (in the case of ownership interests to Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.


                                     A-4-6

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, either Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates

                                     A-4-7
entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                     not in its individual capacity but
                                     solely as Trustee


                                     By: _______________________________________
                                         Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] Certificates referred to in the within-mentioned Agreement.

Dated:

                                      LASALLE BANK NATIONAL ASSOCIATION
                                      not in its individual capacity but solely as Certificate Registrar


                                      By: ______________________________________
                                          Authorized Representative


                                     A-4-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                 _______________________________________________
                                 Signature by or on behalf of Assignor


                                 _______________________________________________
                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ ____________________________________) and all applicable statements and notices should be mailed to _____________________________________.

     This information is provided by __________________________________________, the Assignee named above, or ___________________________________________, as its
agent.


                                     A-4-10

                                   EXHIBIT A-5

                          FORM OF CLASS V CERTIFICATES

                           CLASS V COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
Closing Date:  May 30, 2001                    Percentage Interest evidenced by this Class V
                                               Certificate:  ______%

First Distribution Date:                       Aggregate Stated Principal Balance of the Mortgage
June 11, 2001                                  Loans as of the Closing Date ("Initial Pool
                                               Balance"):
                                               $908,240,310

Master Servicer and RREEF Special Servicer:    Trustee:
Prudential Asset Resources, Inc.               LaSalle Bank National Association

General Special Servicer:                      Fiscal Agent:
Lennar Partners, Inc.                          ABN AMRO Bank N.V.

Certificate No. V - ___


                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     A-5-2

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. as master servicer (in its capacity as master servicer, the "Master Servicer," which term includes any successor entity under the Agreement), and as special servicer of the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer," which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer of all the mortgage loans other than the RREEF Mortgage Loan (in its capacity as such special servicer, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF B-Note (the "RREEF B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such

                                     A-5-3
purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class V Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Merrill Lynch, SSBI, the Depositor, the Trustee, the Master Servicer, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the four preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                                     A-5-4

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached to the Agreement as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar may treat the Person in


                                     A-5-5
whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, either Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION
                                    not in its individual capacity but
                                    solely as Trustee


                                    By: _______________________________________
                                       Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                 LASALLE BANK NATIONAL ASSOCIATION
                                 not in its individual capacity but solely as Certificate Registrar


                                 By: ___________________________________________
                                     Authorized Representative


                                     A-5-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ________________________________) and all applicable statements and notices should be mailed to ______________________________________.

     This information is provided by _____________________________, the Assignee named above, or _______________________________________________, as its agent.


                                     A-5-8

                                   EXHIBIT A-6

                          FORM OF CLASS R CERTIFICATES

                           CLASS R COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
Closing Date:  May 30, 2001                   Percentage Interest evidenced by
                                              this Class R Certificate: ___%

First Distribution Date:                      Aggregate Stated Principal Balance of the Mortgage
June 11, 2001                                 Loans as of the Closing Date ("Initial Pool Balance"):
                                              $908,240,310

Master Servicer and RREEF Special Servicer:   Trustee:
Prudential Asset Resources, Inc.              LaSalle Bank National Association

General Special Servicer:                     Fiscal Agent:
Lennar Partners, Inc.                         ABN AMRO Bank N.V.

Certificate No. R- ___

                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., LENNAR PARTNERS, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT

                                     A-6-2

TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. as master servicer (in its capacity as master servicer, the "Master Servicer," which term includes any successor entity under the Agreement), and as special servicer of the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer," which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer of all the mortgage loans other than the RREEF Mortgage Loan (in its capacity as such special servicer, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF B-Note (the "RREEF B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears


                                     A-6-3
in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Merrill Lynch, SSBI, the Depositor, the Trustee, the Master Servicer, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the four preceding paragraphs.

                                     A-6-4

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of Certification attached to the Agreement as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and

                                     A-6-5
agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

     A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such


                                     A-6-6
governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for

                                     A-6-7
distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, either Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                     not in its individual capacity but
                                     solely as Trustee


                                     By:________________________________________
                                        Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:

                                      LASALLE BANK NATIONAL ASSOCIATION
                                      not in its individual capacity but solely as Certificate Registrar


                                      By:_______________________________________
                                         Authorized Representative



                                     A-6-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
______________________________________________________________________ for the
account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ ________________________________________) and all applicable statements and notices should be mailed to ___________________________________________________.

     This information is provided by ________________________________________, the Assignee named above, or _________________________________________________, as its agent.


                                     A-6-10

                                   EXHIBIT B-1

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]
















                                     B-1-1

                                                            EXHIBIT B-1
                                                       MORTGAGE LOAN SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------
CONTROL #     LOAN ID                 PROPERTY NAME                                               STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1         6104258    RREEF Portfolio

   1.a                   Bernardo Heights Corporate Center                  10790, 10805 & 10815 Rancho Bernardo Road
   1.b                   Palo Verde Portfolio                               Various Addresses
   1.c                   Delaware Industrial Portfolio                      Various Addresses
   1.d                   Stadium Plaza Business Park                        Various Addresses
   1.e                   Coppell Business Center II                         1405, 1421, 1441 & 1461 South Beltline Road
   1.f                   Plano Tech Center                                  800, 900 & 1000 Klein Road
   1.g                   Sunset Valley Village                              5601 Brodie Lane
   1.h                   Westwinds of Boca                                  9774-9960 Glades Road
   1.I                   The Reserve at Lenox Park                          1200 Park Vista Drive
    2         6104039    Two Chase Manhattan Plaza                          20 Pine Street
    3         6104053    Towerpoint Resort Mobile Home Park                 4860 East Main Street
    4         6104085    Good Life Mobile Home Park                         3403 East Main Street
    5         6103804    IDT Building                                       520 Broad Street
    6         6104237    Ohana Waikiki Tower                                200 Lewers Street
    7         6104076    Anchorage Business Park                            400 W. Tudor Road and 4400-4730 Business Park Boulevard
    8         6104183    Anchorage Distribution Center                      5311 and 5491 Minnesota Dr, 1300 W 56 Ave
    9         6104152    Gables Stonebridge Apartments                      9135 Morning Ridge Road
   10         6104238    Outrigger Portfolio
  10.a                   Ohana Reef Lanai Hotel                             225 Saratoga Road
  10.b                   Ohana Royal Islander Hotel                         2164 Kalia Road
  10.c                   Outrigger Islander Waikiki Hotel                   270 Lewers Street
   11         6104030    500 South Front Street                             500 South Front Street
   12         6104145    Lexmark Distribution Center                        1510 E. 4th Street Road
   13         6104151    Brentwood Gables Apartments                        570 Church Street East
   14         6104235    Oak Lawn Center                                    4101 West 95th Street
   15         6104153    Gables Hendersonville Apartments                   1070 West Main Street
   16         6103942    Caribbean Isle Apartments                          2848 Caribbean Isle Boulevard
   17         6104125    Scharrington Square                                2401-2545 W. Schaumburg Road
   18         6103980    Candlewood Suites - Milpitas                       40 Ranch Drive
   19         6104170    Ligand Pharmaceuticals Building                    10275 Science Center Drive
   20         6104128    Denbury Park Office Building                       5100 Tennyson Parkway
   21         6103889    Rittenhouse Apartments                             6101 16th Street NW
   22         6104131    Emerald Cove Apartments                            9201 Glenwater Drive
   23         6104126    Azalea Building                                    6324 Fairview Road
   24         6104010    Daniel Burnham Court                               One Daniel Burnham Court
   25         6104234    Pulaski Road Shopping Center                       4433 South Pulaski Road
   26         6104120    Jones Apparel Group Building                       250 Rittenhouse Circle
   27         6104033    Palms Plaza                                        22191 Powerline Road
   28         6104022    King's Mill Apartments                             8917 North Davis Drive
   29         6104134    The Sterling Building                              1255 Euclid Avenue
   30         6104058    Lockwood Avenue Medical Office                     110, 135, 140, 140A & 150 Lockwood Avenue
   31         6104075    Parkway Plaza                                      235 & 295 Cumberland Parkway
   32         6104105    Amweld Industrial Portfolio
  32.a                   Amweld Property - Garrettsville                    1500 Amweld Drive
  32.b                   Foremost Duct, Inc.                                33106 West Eight Mile Road
  32.c                   Amweld Property - Niles                            100 Plant Street
   33         6104169    Lost Hills Office Building                         27001 Agoura Road
   34         6104241    Sawgrass Promenade                                 1337 South Military Trail
   35         6104242    Boca Village Square                                21230 St. Andrews Boulevard
   36         6104130    Candlewood Suites - Bellevue                       15805 Southeast 37th Street
   37         6104147    Dakota Bank Building Phase I & II                  51A-51B North Broadway Street
   38         6104166    Holy Cross Medical Plaza                           11550 Indian Hills Road
   39         6104099    18-20 Cherry Hill Drive                            18-20 Cherry Hill Drive
   40         6104172    435 North Roxbury Drive                            435 North Roxbury Drive
   41         6104225    Canyon Creek Apartments                            160 North Pantano Road
   42         6104032    Goffstown Plaza                                    553 Mast Road
   43         6104177    Olympus America Building                           2400 Ringwood Avenue
   44         6104092    Shoppes at Atlantis                                5825 South Congress Avenue
   45         6104132    Jewelry Exchange Center                            7118-7184 North University Drive
   46         6104176    Ten Ten Glendale Square                            1010 Glendale Avenue
   47         6104148    Crown Point Apartments                             700 Crown Point Circle
   48         6104167    Simi Valley Business Park                          4505-4705 East Industrial Street
   49         6104182    River Park Business Center                         444 North 3rd Street
   50         6104000    Graham Packaging Building                          3280 Farmtrail Road
   51         6104168    Hillside Business Center                           940-990 Enchanted Way
   52         6104107    6399 San Ignacio Avenue                            6399 San Ignacio Avenue
   53         6103999    South Post Oak Shopping Center                     10800 - 10806 South Post Oak Road
   54         6104180    JACO Medical Office Building - Lowell              122 - 130 Marshall Road
   55         6104269    JACO Medical Office Building - Savannah            325 West Montgomery Cross Road
   56         6104052    The Market at Murrell's Inlet                      736 - 766 Mink Avenue
   57         6104121    Algon Gardens Apartments                           7314-7514 Algon Avenue
   58         6104201    Stone Creek Apartments                             5285 Cobblegate Drive
   59         6104175    ACPR1
  59.a                   Aragon Circle                                      6900-6902 Aragon Circle
  59.b                   Gridley Place                                      16912-16920 Gridley Place
  59.c                   Arctic Circle                                      13000-13006 Arctic Circle
  59.d                   Marquardt                                          15005 Marquardt Ave. and 13744 Excelsior Ave.
   60         6104171    San Pedro and Peninsula Medical Center             1360 W. 6th Street
   61         6104088    EZ Storage - Parkville                             7304 McClean Boulevard
   62         6104110    The Offices at Sweetwater                          4645-4665 Sweetwater Boulevard
   63         6104055    Windward Town and Country Plaza - Phase II         201 Hamakua Drive
   64         6104074    Sunroad Valley Center                              4025 Camino Del Rio South
   65         6104198    Royal Sheridan Apartments                          4200 Sheridan Street
   66         6104146    Acropolis at Fairfield Commons                     2689 Commons Boulevard, Building H
   67         6104073    FedEx Building (5)                                 4 Meadow Street
   68         6103613    Brokaw Self Storage                                445 East Brokaw Road
   69         6104112    St. Louis Apartments                               3350 and 3355 East St. Louis Avenue
   70         6104216    Wood Ridge Apartments                              1900 Burton Drive
   71         6104008    Worthington Woods Apartments                       635 Worthington Forest Place
   72         6103880    Weston Professional Centre                         2115-2149 North Commerce Parkway
   73         6104179    55 Concord Street Building                         55 Concord Street
   74         6104197    Heritage Greens Apartments                         8445 Springtree Drive
   75         6104136    Greenwood West Shopping Center                     2302 US Highway 82 West
   76         6103964    Sherman Place Shopping Center                      14415-14445 Sherman Way/7218-7222 Van Nuys Boulevard
   77         6104220    Water's Edge Apartments                            4415 Dylan Loop
   78         6104155    Huntington Hills                                   4473 Cox Drive
   79         6104174    St. Joseph's Professional Building                 2031 West Alameda Avenue
   80         6104028    Luhia Center I & II                                74-5605 & 74-5599 Luhia Street
   81         6104144    West Carmel Drive Office Building                  865 West Carmel Drive
   82         6104019    Villa Del Lago Apartments                          3500 Milam Street
   83         6104038    Twin Marck and Northdale Portfolio
  83.a                   Twin Marck Apartments                              355-361 Babbitt Road
  83.b                   Northdale Club Apartments                          193 Northfield Road
   84         6104139    Georgian Apartments                                8005 Georgian Drive
   85         6104084    North Hill Apartments                              9828-9838 S.W. 88 Street
   86         6104150    Staples                                            868-870 West Main Road
   87         6104070    Pine Forest Shopping Center                        9 Uvalde Road
   88         6104178    Litt Family Trust                                  14918 Ventura Boulevard
   89         6104040    Country Square II Apartments                       8401 Aiken Court
   90         6104109    Patton Place                                       1421 Patton Place
   91         6104200    Davidson Plaza                                     288 Talbert Boulevard
   92         6104240    219-223 Park Drive                                 219-223 Park Drive
   93         6104054    Bank of America Portfolio
  93.a                   Bank of America Building                           1333 S. University Drive
  93.b                   2209 - 2211 Northeast 54th Street                  2209 - 2211 Northeast 54th Street
   94         6104214    The Ridge Apartments                               9211 Dale Lane Court
   95         6104104    Shops at Pinecroft                                 1440 Lake Woodlands Drive
   96         6104205    Eastgate Office Building                           711 East Gate Loop Road
   97         6104210    Stratford Lane Apartments                          5780 Milgen Road
   98         6104211    Holly Park Apartments                              5500 St. Mary's Road
   99         6104209    Gentian Oaks Apartments                            4503 Reese Road
   100        6104067    Mayfair Manor Apartments                           845 Pleasure Road
   101        6104289    CVS Drugstore                                      620 West Pike Street
   102        6104086    El Paso Self Storage                               2935 Union Road
   103        6104184    Walgreens Pharmacy - Newport News                  9976 Jefferson Avenue
   104        6104096    Edgewood Villa Apartments                          1601 Neshota Lane
   105        6104124    Paoli West Shopping Center                         16-34 Lancaster Avenue
   106        6104043    Country Crossing Apartments                        6260 Greenwood Road
   107        6103911    Derek Plaza Shopping Center                        2645-2669 Derek Drive
   108        6103962    Old Fort Crossing                                  155-179 Mall Circle Road
   109        6104087    Yosemite Self Storage Facility                     117 Creekwood Drive
   110        6104196    East Colonial Plaza                                11222 East Colonial Drive
   111        6104003    Gateway Center                                     54 Meadow Street
   112        6104122    La Fontana Apartments                              5641 - 5661 NE 18th Avenue
   113        6104173    St. Joseph's of Tustin                             1095 Irvine Boulevard
   114        6103907    River Lake Shopping Center                         1301 Farm Road 2218
   115        6103955    90 Lamberton Road Building                         90 Lamberton Road
   116        6103910    Bryan Freedom Shopping Center                      3203 Freedom Boulevard
   117        6103909    Highland Lakes Center                              2400 Highway 281 North
   118        6104097    The Birches Apartments                             4003 South Broad Street
   119        6103908    Port Arthur Shopping Center                        4515 Twin City Highway


------------------------------------------------------------------------------------------------------------------------------------
CONTROL #                    CITY                  STATE         ZIP CODE           ORIGINAL LOAN BALANCE ($)    CUT-OFF BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
    1                                                                                     91,000,000               91,000,000
   1.a                    San Diego                  CA            92127
   1.b                 Phoenix & Tempe               AZ           Various
   1.c                     Various                   DE           Various
   1.d                     Anaheim                   CA           Various
   1.e                     Coppell                   TX            75019
   1.f                      Plano                    TX            75074
   1.g                  Sunset Valley                TX            78745
   1.h                    Boca Raton                 FL            33434
   1.I                     Atlanta                   GA            30319
    2                      New York                  NY            10005                  70,000,000               69,709,807
    3                        Mesa                    AZ            85205                  20,235,000               20,235,000
    4                        Mesa                    AZ            85213                  19,665,000               19,665,000
    5                       Newark                   NJ            07102                  30,300,000               29,965,904
    6                      Honolulu                  HI            96815                  22,950,000               22,924,256
    7                     Anchorage                  AK            99518                  12,012,000               11,958,106
    8                     Anchorage                  AK            99518                  10,758,000               10,694,460
    9                      Cordova                   TN            38018                  22,000,000               22,000,000
   10                                                                                     20,750,000               20,726,724
  10.a                     Honolulu                  HI            96815
  10.b                     Honolulu                  HI            96815
  10.c                     Honolulu                  HI            96815
   11                      Columbus                  OH            43212                  19,150,000               19,078,070
   12                      Seymour                   IN            47247                  17,040,000               16,979,316
   13                     Brentwood                  TN            37027                  15,200,000               15,200,000
   14                      Oak Lawn                  IL            60453                  14,975,000               14,975,000
   15                   Hendersonville               TN            37075                  14,900,000               14,900,000
   16                     Melbourne                  FL            32935                  15,200,000               14,823,000
   17                     Schaumburg                 IL            60194                  13,475,000               13,436,969
   18                      Milpitas                  CA            95035                  13,400,000               13,305,184
   19                     San Diego                  CA            92121                  13,720,000               13,126,771
   20                       Plano                    TX            75024                  13,000,000               12,961,812
   21                  Washington, D.C.              DC            20011                  12,400,000               12,400,000
   22                     Charlotte                  NC            28262                  12,400,000               12,369,688
   23                     Charlotte                  NC            28210                  12,000,000               11,971,838
   24                   San Francisco                CA            94109                  12,000,000               11,950,679
   25                      Chicago                   IL            60632                  11,590,000               11,590,000
   26                      Bristol                   PA            19007                  10,000,000                9,969,432
   27                     Boca Raton                 FL            33433                   9,750,000                9,718,584
   28                     Pensacola                  FL            32514                   9,700,000                9,700,000
   29                     Cleveland                  OH            44115                   9,250,000                9,223,894
   30                    New Rochelle                NY            10801                   9,250,000                9,213,768
   31                   Mechanicsburg                PA            17055                   9,200,000                9,147,828
   32                                                                                      8,850,000                8,803,145
  32.a                  Garrettsville                OH            44231
  32.b                    Farmington                 MI            48336
  32.c                      Niles                    OH            44446
   33                     Calabasas                  CA            91302                   9,100,000                8,630,057
   34                  Deerfield Beach               FL            33442                   8,500,000                8,500,000
   35                     Boca Raton                 FL            33432                   8,500,000                8,500,000
   36                      Bellevue                  WA            98006                   8,500,000                8,465,879
   37                       Fargo                    ND            58102                   8,000,000                7,994,216
   38                   Mission Hills                CA            91345                   8,100,000                7,709,766
   39                      Danvers                   MA            01923                   7,700,000                7,700,000
   40                   Beverly Hills                CA            90210                   7,830,000                7,452,774
   41                       Tucson                   AZ            85710                   7,400,000                7,389,616
   42                     Goffstown                  NH            03045                   7,500,000                7,207,137
   43                      San Jose                  CA            95131                   7,162,427                6,846,234
   44                      Atlantis                  FL            33462                   3,300,000                3,289,073
   45                      Tamarac                   FL            33321                   3,200,000                3,191,398
   46                      Glendale                  CA            91206                   6,601,000                6,316,424
   47                      Concord                   NC            28027                   6,200,000                6,195,399
   48                    Simi Valley                 CA            93063                   6,425,000                6,095,634
   49                     Sacramento                 CA            95818                   6,060,000                6,032,417
   50                Manchester Township             PA            17402                   5,857,500                5,836,647
   51                    Simi Valley                 CA            93065                   6,035,000                5,725,755
   52                      San Jose                  CA            95119                   5,600,000                5,560,585
   53                      Houston                   TX            77035                   5,100,000                5,086,340
   54                       Lowell                   MA            01852                   3,050,000                3,050,000
   55                      Savannah                  GA            31406                   1,950,000                1,950,000
   56                  Murrell's Inlet               SC            29576                   5,010,000                4,995,860
   57                    Philadelphia                PA            19111                   5,000,000                4,987,902
   58                      Moraine                   OH            45459                   4,785,000                4,785,000
   59                                                                                      5,216,250                4,707,886
  59.a                    Buena Park                 CA            90620
  59.b                     Cerritos                  CA            90703
  59.c                 Santa Fe Springs              CA            90670
  59.d                 Santa Fe Springs              CA            90670
   60                     San Pedro                  CA            90732                   4,950,000                4,699,267
   61                     Parkville                  MD            21234                   4,600,000                4,580,236
   62                     Sugarland                  TX            77479                   4,540,000                4,527,135
   63                       Kailua                   HI            96734                   4,500,000                4,495,307
   64                     San Diego                  CA            92108                   4,312,500                4,298,417
   65                     Hollywood                  FL            33021                   4,250,000                4,243,248
   66                    Beavercreek                 OH            45431                   4,000,000                3,997,008
   67                      Norwalk                   CT            06854                   3,800,000                3,790,066
   68                      San Jose                  CA            95112                   3,800,000                3,787,125
   69                     Las Vegas                  NV            89104                   3,750,000                3,737,754
   70                       Austin                   TX            78741                   3,700,000                3,695,386
   71                      Columbus                  OH            43229                   3,600,000                3,588,270
   72                       Weston                   FL            33326                   3,500,000                3,479,452
   73                   North Reading                MA            01864                   3,450,000                3,450,000
   74                      Sunrise                   FL            33351                   3,400,000                3,394,599
   75                     Greenwood                  MS            38930                   3,357,500                3,347,637
   76                      Van Nuys                  CA            91405                   3,300,000                3,287,051
   77                    Land O'Lakes                FL            34639                   3,200,000                3,197,454
   78                        Stow                    OH            44224                   3,160,000                3,153,247
   79                      Burbank                   CA            91506                   3,267,000                3,109,605
   80                    Kailua-Kona                 HI            96740                   2,950,000                2,920,726
   81                       Carmel                   IN            46032                   2,900,000                2,894,814
   82                     Shreveport                 LA            71109                   2,800,000                2,773,302
   83                                                                                      2,568,000                2,557,808
  83.a                      Euclid                   OH            44123
  83.b                     Bedford                   OH            44146
   84                       Austin                   TX            78753                   2,535,000                2,528,621
   85                       Miami                    FL            33176                   2,400,000                2,397,038
   86                     Middletown                 RI            02842                   2,400,000                2,395,797
   87                      Houston                   TX            77015                   2,400,000                2,393,428
   88                    Sherman Oaks                CA            91403                   2,492,926                2,378,850
   89                       Tampa                    FL            33615                   2,350,000                2,342,646
   90                     Carrollton                 TX            75007                   2,340,000                2,338,263
   91                     Lexington                  NC            27292                   2,300,000                2,287,475
   92                       Boston                   MA            02115                   2,200,000                2,197,003
   93                                                                                      2,100,000                2,098,115
  93.a                    Plantation                 FL            33324
  93.b                  Ft. Lauderdale               FL            33355
   94                  White Settlement              TX            76107                   2,100,000                2,097,348
   95                     Woodlands                  TX            77380                   2,100,000                2,088,356
   96                     Chatanooga                 TN            37411                   2,000,000                2,000,000
   97                      Columbus                  GA            31907                   2,075,000                2,073,413
   98                      Columbus                  GA            31907                   1,950,000                1,948,509
   99                      Columbus                  GA            31907                   1,875,000                1,873,566
   100                 Manheim Township              PA            17601                   1,775,000                1,769,138
   101                  Lawrenceville                GA            30042                   1,750,000                1,750,000
   102                   Paso Robles                 CA            93446                   1,690,000                1,682,609
   103                   Newport News                VA            23605                   1,630,000                1,626,678
   104                      Mobile                   AL            36605                   1,600,000                1,595,224
   105                      Paoli                    PA            19301                   1,575,000                1,569,517
   106                    Shreveport                 LA            71119                   1,550,000                1,539,767
   107                   Lake Charles                LA            70605                   1,505,000                1,497,368
   108                   Murfreesboro                TN            37129                   1,500,000                1,495,851
   109                     Modesto                   CA            95353                   1,500,000                1,493,440
   110                     Orlando                   FL            32825                   1,450,000                1,450,000
   111                    New Haven                  CT            06519                   1,400,000                1,396,450
   112                 Fort Lauderdale               FL            33334                   1,275,000                1,271,241
   113                      Tustin                   CA            92780                   1,333,125                1,268,899
   114                     Richmond                  TX            77469                   1,220,000                1,213,814
   115                     Windsor                   CT            06095                   1,200,000                1,195,728
   116                      Bryan                    TX            77802                   1,130,000                1,123,729
   117                   Marble Falls                TX            78654                   1,100,000                1,094,422
   118                    Scottsboro                 AL            35769                   1,000,000                  996,955
   119                   Port Arthur                 TX            77642                     845,000                  839,904



------------------------------------------------------------------------------------------------------------------------------------
CONTROL #           MONTHLY     MORTGAGE      ORIGINAL   REMAINING        ORIGINAL               REMAINING                CROSS-
                 PAYMENTS ($)     RATE          TERM       TERM       AMORTIZATION TERM      AMORTIZATION TERM        COLLATERALIZED
------------------------------------------------------------------------------------------------------------------------------------
    1              503,154       6.635%         120         120               0                      0                      No
   1.a
   1.b
   1.c
   1.d
   1.e
   1.f
   1.g
   1.h
   1.I

    2              498,107       7.680%         120         114              360                    354                     No
    3              146,227       7.840%         126         121              360                    360                    Yes
    4              142,108       7.840%         126         121              360                    360                    Yes
    5              252,205       8.900%         240         227              300                    287                     No
    6              171,094       7.600%         120         119              300                    299                     No
    7               90,022       7.660%         120         116              300                    296                    Yes
    8               84,405       7.660%         120         116              264                    260                    Yes
    9              149,631       7.220%         120         116              360                    360                     No
   10              154,693       7.600%         120         119              300                    299                     No
  10.a
  10.b
  10.c

   11              142,255       8.130%         120         114              360                    354                     No
   12              127,926       7.680%         120         117              300                    297                     No
   13              103,382       7.220%         120         116              360                    360                     No
   14              103,276       7.360%         120         120              360                    360                     No
   15              101,341       7.220%         120         116              360                    360                     No
   16              112,938       8.270%         120         111              342                    342                     No
   17               97,003       7.800%         120         116              360                    356                     No
   18              110,532       8.790%         120         112              300                    292                     No
   19               99,211       7.150%         120         87               293                    260                     No
   20               91,790       7.600%         120         116              360                    356                     No
   21               91,245       7.840%         120         117              336                    336                     No
   22               86,872       7.520%         120         117              360                    357                     No
   23               86,052       7.760%         120         117              360                    357                     No
   24               87,885       7.980%          84         78               360                    354                     No
   25               79,931       7.360%         120         120              360                    360                     No
   26               69,238       7.400%          84         80               360                    356                     No
   27               71,067       7.930%         120         115              360                    355                     No
   28               72,370       7.990%         120         114              336                    336                     No
   29               66,588       7.800%         120         116              360                    356                     No
   30               67,487       7.940%         120         114              360                    354                     No
   31               74,058       7.490%         120         117              240                    237                     No
   32               74,577       8.100%         120         117              240                    237                     No
  32.a
  32.b
  32.c

   33               64,317       7.000%         121         85               300                    264                     No
   34               57,697       7.200%         120         120              360                    360                     No
   35               57,697       7.200%         120         120              360                    360                     No
   36               67,587       8.350%         120         116              300                    296                     No
   37               56,651       7.630%         120         119              360                    359                     No
   38               58,051       7.050%         120         84               293                    257                     No
   39               57,003       7.520%         120         120              300                    300                     No
   40               56,116       7.050%         120         84               293                    257                     No
   41               49,880       7.130%         120         118              360                    358                     No
   42               53,151       8.010%         120         114              360                    354                     No
   43               54,589       7.740%         120         85               292                    257                     No
   44               25,034       8.120%         120         116              330                    326                    Yes
   45               23,678       7.900%         120         117              336                    333                    Yes
   46               47,819       7.170%         120         87               293                    260                     No
   47               43,351       7.500%         120         119              360                    359                     No
   48               45,862       7.110%         121         85               300                    264                     No
   49               45,059       7.570%         120         116              300                    296                     No
   50               44,501       8.370%         120         114              360                    354                     No
   51               43,079       7.110%         121         85               300                    264                     No
   52               46,111       7.790%         120         116              240                    236                     No
   53               37,636       8.060%         120         116              360                    356                     No
   54               22,041       7.840%         120         120              360                    360                    Yes
   55               14,092       7.840%         120         120              360                    360                    Yes
   56               36,066       7.800%         120         116              360                    356                     No
   57               35,235       7.580%         120         117              360                    357                     No
   58               32,805       7.300%         120         120              360                    360                     No
   59               44,446       7.110%         120         85               202                    167                     No
  59.a
  59.b
  59.c
  59.d

   60               35,376       7.020%         120         83               293                    256                     No
   61               35,291       7.930%         120         116              300                    296                     No
   62               32,619       7.780%         120         116              360                    356                     No
   63               34,881       8.050%          84         83               300                    299                     No
   64               31,254       7.870%         120         115              360                    355                     No
   65               30,012       7.400%         120         118              336                    334                     No
   66               27,859       7.460%         120         119              360                    359                     No
   67               28,361       8.180%         120         116              360                    356                     No
   68               29,405       8.030%         120         117              300                    297                     No
   69               27,177       7.870%         144         139              360                    355                     No
   70               26,125       7.600%         120         118              360                    358                     No
   71               26,115       7.880%         120         115              360                    355                     No
   72               26,986       8.530%         120         109              360                    349                     No
   73               26,014       7.730%         120         120              300                    300                     No
   74               24,010       7.400%         120         118              336                    334                     No
   75               23,706       7.600%         120         116              360                    356                     No
   76               24,699       8.210%         120         114              360                    354                     No
   77               21,613       7.150%         120         119              360                    359                     No
   78               23,045       7.350%         120         118              300                    298                     No
   79               23,414       7.050%         120         84               293                    257                     No
   80               26,440       8.350%         120         115              216                    211                     No
   81               23,504       7.580%         120         119              240                    239                     No
   82               24,246       8.470%         240         234              240                    234                     No
   83               18,629       7.880%         120         114              360                    354                     No
  83.a
  83.b

   84               17,465       7.350%         120         117              360                    357                     No
   85               17,012       7.640%         120         118              360                    358                     No
   86               19,703       7.750%         180         179              240                    239                     No
   87               17,527       7.950%         120         116              360                    356                     No
   88               18,439       7.400%         120         84               292                    256                     No
   89               17,342       8.060%         120         115              360                    355                     No
   90               16,362       7.500%         120         119              360                    359                     No
   91               19,024       7.850%         120         117              240                    237                     No
   92               15,008       7.250%         120         118              360                    358                     No
   93               15,220       7.620%         120         119              330                    329                     No
  93.a
  93.b

   94               14,755       7.550%         120         118              360                    358                     No
   95               17,162       7.690%         120         117              240                    237                     No
   96               14,741       7.470%         120         120              300                    300                     No
   97               14,296       7.350%         120         119              360                    359                    Yes
   98               13,435       7.350%         120         119              360                    359                    Yes
   99               12,918       7.350%         120         119              360                    359                    Yes
   100              12,802       7.820%         120         115              360                    355                     No
   101              12,033       7.330%         120         120              360                    360                     No
   102              12,843       7.820%         120         116              300                    296                     No
   103              12,152       7.600%         120         118              300                    298                     No
   104              11,209       7.520%         120         116              360                    356                     No
   105              11,990       7.840%         120         117              300                    297                     No
   106              13,265       8.310%         240         236              240                    236                     No
   107              11,012       7.970%         120         112              360                    352                     No
   108              10,902       7.900%         120         116              360                    356                     No
   109              11,399       7.820%         120         116              300                    296                     No
   110              10,338       7.700%         120         120              360                    360                     No
   111              10,597       8.330%         120         116              360                    356                     No
   112               9,198       7.570%         120         117              330                    327                     No
   113               9,554       7.050%         120         84               293                    257                     No
   114               8,926       7.970%         120         112              360                    352                     No
   115               9,117       8.370%         120         114              360                    354                     No
   116               8,268       7.970%         120         111              360                    351                     No
   117               8,048       7.970%         120         112              360                    352                     No
   118               6,937       7.420%         120         116              360                    356                     No
   119               6,183       7.970%         120         110              360                    350                     No



--------------------------------------------------------------------------------------------------------------

                      CROSS               LOAN ADMINISTRATIVE        INTEREST CALCULATION
CONTROL #   COLLATERALIZED PROPERTIES        COST RATE (%)        (ACTUAL/360 OR 30/360) (1)    MATURITY DATE
--------------------------------------------------------------------------------------------------------------
    1                                           0.0523%                     30/360                  5/1/11
   1.a                                                                                                 N/A
   1.b                                                                                                 N/A
   1.c                                                                                                 N/A
   1.d                                                                                                 N/A
   1.e                                                                                                 N/A
   1.f                                                                                                 N/A
   1.g                                                                                                 N/A
   1.h                                                                                                 N/A
   1.I                                                                                                 N/A
    2                                           0.0523%                   Actual/360               11/1/10
    3                6104085                    0.0523%                   Actual/360                6/1/11
    4                6104053                    0.0523%                   Actual/360                6/1/11
    5                                           0.0523%                   Actual/360                4/1/20
    6                                           0.0523%                   Actual/360                4/1/11
    7                6104183                    0.0523%                   Actual/360                1/1/11
    8                6104076                    0.0523%                   Actual/360                1/1/11
    9                                           0.0823%                   Actual/360                1/1/11
   10                                           0.0523%                   Actual/360                4/1/11
  10.a                                                                                                 N/A
  10.b                                                                                                 N/A
  10.c                                                                                                 N/A
   11                                           0.0523%                   Actual/360               11/1/10
   12                                           0.0523%                   Actual/360                2/1/11
   13                                           0.0823%                   Actual/360                1/1/11
   14                                           0.0523%                   Actual/360                5/1/31
   15                                           0.0823%                   Actual/360                1/1/11
   16                                           0.0523%                   Actual/360                8/1/10
   17                                           0.1023%                   Actual/360                1/1/11
   18                                           0.1023%                   Actual/360                9/1/10
   19                                           0.0523%                   Actual/360               7/13/08
   20                                           0.0523%                   Actual/360                1/1/11
   21                                           0.1023%                   Actual/360                2/1/11
   22                                           0.0923%                   Actual/360                2/1/11
   23                                           0.0823%                   Actual/360                2/1/11
   24                                           0.0523%                     30/360                 11/1/07
   25                                           0.0523%                   Actual/360                5/1/31
   26                                           0.1023%                   Actual/360                1/1/31
   27                                           0.0823%                   Actual/360               12/1/10
   28                                           0.1023%                   Actual/360               11/1/10
   29                                           0.1023%                   Actual/360                1/1/11
   30                                           0.0823%                   Actual/360               11/1/10
   31                                           0.1023%                   Actual/360                2/1/11
   32                                           0.1023%                   Actual/360                2/1/21
  32.a                                                                                                 N/A
  32.b                                                                                                 N/A
  32.c                                                                                                 N/A
   33                                           0.0523%                     30/360                 5/11/08
   34                                           0.0823%                   Actual/360                5/1/11
   35                                           0.0823%                   Actual/360                5/1/11
   36                                           0.1023%                   Actual/360                1/1/11
   37                                           0.0523%                   Actual/360                4/1/31
   38                                           0.0523%                   Actual/360               4/22/08
   39                                           0.1023%                   Actual/360                5/1/11
   40                                           0.0523%                   Actual/360               4/22/08
   41                                           0.0523%                   Actual/360                3/1/11
   42                                           0.0523%                   Actual/360               11/1/30
   43                                           0.0523%                   Actual/360                6/1/08
   44                6104132                    0.1023%                   Actual/360                1/1/11
   45                6104092                    0.1023%                   Actual/360                2/1/11
   46                                           0.0523%                   Actual/360               7/17/08
   47                                           0.0823%                   Actual/360                4/1/11
   48                                           0.0523%                     30/360                 5/11/08
   49                                           0.0523%                   Actual/360                1/1/11
   50                                           0.0823%                   Actual/360               11/1/30
   51                                           0.0523%                     30/360                 5/11/08
   52                                           0.0523%                   Actual/360                1/1/11
   53                                           0.1023%                   Actual/360                1/1/11
   54                6104269                    0.0523%                   Actual/360                5/1/11
   55                6104180                    0.0523%                   Actual/360                5/1/11
   56                                           0.0523%                   Actual/360                1/1/11
   57                                           0.1023%                   Actual/360                2/1/11
   58                                           0.0523%                   Actual/360                5/1/31
   59                                           0.0523%                   Actual/360               5/15/08
  59.a                                                                                                 N/A
  59.b                                                                                                 N/A
  59.c                                                                                                 N/A
  59.d                                                                                                 N/A
   60                                           0.0523%                   Actual/360                4/1/08
   61                                           0.0523%                   Actual/360                1/1/11
   62                                           0.1023%                   Actual/360                1/1/11
   63                                           0.1023%                   Actual/360                4/1/08
   64                                           0.0523%                   Actual/360               12/1/10
   65                                           0.0523%                   Actual/360                3/1/11
   66                                           0.0523%                   Actual/360                4/1/11
   67                                           0.1023%                   Actual/360                1/1/31
   68                                           0.1023%                   Actual/360                2/1/11
   69                                           0.0723%                   Actual/360               12/1/12
   70                                           0.1023%                   Actual/360                3/1/11
   71                                           0.0523%                   Actual/360               12/1/10
   72                                           0.1023%                   Actual/360                6/1/30
   73                                           0.0523%                   Actual/360                5/1/11
   74                                           0.0523%                   Actual/360                3/1/11
   75                                           0.0823%                   Actual/360                1/1/11
   76                                           0.0523%                     30/360                 11/1/10
   77                                           0.0523%                   Actual/360                4/1/11
   78                                           0.1023%                   Actual/360                3/1/11
   79                                           0.0523%                   Actual/360               4/22/08
   80                                           0.0523%                   Actual/360               12/1/10
   81                                           0.0923%                   Actual/360                4/1/21
   82                                           0.0523%                   Actual/360               11/1/20
   83                                           0.1023%                   Actual/360               11/1/10
  83.a                                                                                                 N/A
  83.b                                                                                                 N/A
   84                                           0.0523%                   Actual/360                2/1/11
   85                                           0.0523%                   Actual/360                3/1/11
   86                                           0.1023%                   Actual/360                4/1/16
   87                                           0.1023%                   Actual/360                1/1/11
   88                                           0.0523%                   Actual/360               4/22/08
   89                                           0.0523%                   Actual/360               12/1/10
   90                                           0.0523%                   Actual/360                4/1/11
   91                                           0.1323%                   Actual/360                2/1/11
   92                                           0.1023%                   Actual/360                3/1/11
   93                                           0.1023%                   Actual/360                4/1/11
  93.a                                                                                                 N/A
  93.b                                                                                                 N/A
   94                                           0.1023%                   Actual/360                3/1/11
   95                                           0.1023%                   Actual/360                2/1/11
   96                                           0.0523%                   Actual/360                5/1/11
   97          6104209 and 6104211              0.0523%                   Actual/360                4/1/11
   98          6104209 and 6104210              0.0523%                   Actual/360                4/1/11
   99          6104210 and 6104211              0.0523%                   Actual/360                4/1/11
   100                                          0.1023%                   Actual/360               12/1/10
   101                                          0.0523%                   Actual/360                5/1/31
   102                                          0.0523%                   Actual/360                1/1/11
   103                                          0.0523%                   Actual/360                3/1/11
   104                                          0.0523%                   Actual/360                1/1/11
   105                                          0.0823%                   Actual/360                2/1/11
   106                                          0.0523%                   Actual/360                1/1/21
   107                                          0.1023%                   Actual/360                9/1/10
   108                                          0.0823%                   Actual/360                1/1/11
   109                                          0.0523%                   Actual/360                1/1/11
   110                                          0.1023%                   Actual/360                5/1/11
   111                                          0.1023%                   Actual/360                1/1/11
   112                                          0.0523%                   Actual/360                2/1/11
   113                                          0.0523%                   Actual/360               4/22/08
   114                                          0.1023%                   Actual/360                9/1/10
   115                                          0.0923%                   Actual/360               11/1/30
   116                                          0.1023%                   Actual/360                8/1/10
   117                                          0.1023%                   Actual/360                9/1/10
   118                                          0.0523%                   Actual/360                1/1/11
   119                                          0.1023%                   Actual/360                7/1/10



------------------------------------------------------------------------------------------------------------------------------------
CONTROL #    ARD DATE     FEE/LEASEHOLD              DEFEASANCE PROVISION                          LOAN SELLER
------------------------------------------------------------------------------------------------------------------------------------
    1          N/A    Various                           N/A                                 Prudential Mortgage Capital Funding, LLC
   1.a         N/A    Fee                               N/A
   1.b         N/A    Fee                               N/A
   1.c         N/A    Fee                               N/A
   1.d         N/A    Fee                               N/A
   1.e         N/A    Fee                               N/A
   1.f         N/A    Fee                               N/A
   1.g         N/A    Fee                               N/A
   1.h         N/A    Fee                               N/A
   1.I         N/A    Fee                               N/A
    2          N/A    Fee                               L(31), D(85), O(4)                  Prudential Mortgage Capital Funding, LLC
    3          N/A    Fee                               L(48), D(71), O(7)                  Prudential Mortgage Capital Funding, LLC
    4          N/A    Fee                               L(48), D(71), O(7)                  Prudential Mortgage Capital Funding, LLC
    5          N/A    Fee                               L(49), D or > YM or 1% (184), O(7)  Prudential Mortgage Capital Funding, LLC
    6          N/A    Both Fee Simple and Leasehold     L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
    7          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
    8          N/A    Leasehold                         L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
    9          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   10          N/A    Various                           L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
  10.a         N/A    Leasehold                         N/A
  10.b         N/A    Fee                               N/A
  10.c         N/A    Fee                               N/A
   11          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   12          N/A    Fee                               L(28), D(88), O(4)                  Prudential Mortgage Capital Funding, LLC
   13          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   14       5/1/11    Fee                               L(25), D(91), O(4)                  Prudential Mortgage Capital Funding, LLC
   15          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   16          N/A    Fee                               L(36), D(80), O(4)                  Prudential Mortgage Capital Funding, LLC
   17          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   18          N/A    Fee                               L(48), D(65), O(7)                  Prudential Mortgage Capital Funding, LLC
   19          N/A    Fee                               L(47), YM(10), D or YM(59), O(4)    Prudential Mortgage Capital Funding, LLC
   20          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   21          N/A    Fee                               L(27), D(89), O(4)                  Prudential Mortgage Capital Funding, LLC
   22          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   23          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   24          N/A    Fee                               L(48), D(32), O(4)                  Prudential Mortgage Capital Funding, LLC
   25       5/1/11    Fee                               L(25), D(91), O(4)                  Prudential Mortgage Capital Funding, LLC
   26       1/1/08    Leasehold                         L(29), D(51), O(4)                  Prudential Mortgage Capital Funding, LLC
   27          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   28          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   29          N/A    Fee                               L(48), D(65), O(7)                  Prudential Mortgage Capital Funding, LLC
   30          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   31          N/A    Fee                               L(27), D(89), O(4)                  Prudential Mortgage Capital Funding, LLC
   32       2/1/11    Various                           L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
  32.a         N/A    Fee                               N/A
  32.b         N/A    Fee                               N/A
  32.c         N/A    Fee                               N/A
   33          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   34          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   35          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   36          N/A    Fee                               L(48), D(65), O(7)                  Prudential Mortgage Capital Funding, LLC
   37       4/1/11    Fee                               L(26), D(90), O(4)                  Prudential Mortgage Capital Funding, LLC
   38          N/A    Fee                               L(61), D(54), O(5)                  Prudential Mortgage Capital Funding, LLC
   39          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   40          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   41          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   42      11/1/10    Fee                               L(36), D(80), O(4)                  Prudential Mortgage Capital Funding, LLC
   43          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   44          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   45          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   46          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   47          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   48          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   49          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   50      11/1/10    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   51          N/A    Leasehold                         N/A                                 Prudential Mortgage Capital Funding, LLC
   52          N/A    Fee                               L(60), D(56), O(4)                  Prudential Mortgage Capital Funding, LLC
   53          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   54          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   55          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   56          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   57          N/A    Fee                               L(36), D(80), O(4)                  Prudential Mortgage Capital Funding, LLC
   58       5/1/11    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   59          N/A    Various                           N/A                                 Prudential Mortgage Capital Funding, LLC
  59.a         N/A    Fee                               N/A
  59.b         N/A    Fee                               N/A
  59.c         N/A    Fee                               N/A
  59.d         N/A    Fee                               N/A
   60          N/A    Fee                               L(62), D(53), O(5)                  Prudential Mortgage Capital Funding, LLC
   61          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   62          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   63          N/A    Leasehold                         N/A                                 Prudential Mortgage Capital Funding, LLC
   64          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   65          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   66          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   67       1/1/11    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   68          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   69          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   70          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   71          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   72       6/1/10    Fee                               L(47), D(66), O(7)                  Prudential Mortgage Capital Funding, LLC
   73          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   74          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   75          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   76          N/A    Fee                               L(35), D(81), O(4)                  Prudential Mortgage Capital Funding, LLC
   77          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   78          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   79          N/A    Fee                               L(61), D(54), O(5)                  Prudential Mortgage Capital Funding, LLC
   80          N/A    Leasehold                         L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   81       4/1/11    Fee                               L(26), D(90), O(4)                  Prudential Mortgage Capital Funding, LLC
   82          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   83          N/A    Various                           L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
  83.a         N/A    Fee                               N/A
  83.b         N/A    Fee                               N/A
   84          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   85          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   86          N/A    Leasehold                         L(26), D(150), O(4)                 Prudential Mortgage Capital Funding, LLC
   87          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   88          N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   89          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   90          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   91          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   92          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   93          N/A    Various                           L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
  93.a         N/A    Fee                               N/A
  93.b         N/A    Fee                               N/A
   94          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   95          N/A    Fee                               L(27), D(89), O(4)                  Prudential Mortgage Capital Funding, LLC
   96          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   97          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   98          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   99          N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   100         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   101      5/1/11    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   102         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   103         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   104         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   105         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   106         N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   107         N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   108         N/A    Fee                               L(47), D(69), O(4)                  Prudential Mortgage Capital Funding, LLC
   109         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   110         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   111         N/A    Fee                               L(47),  D(72), O(1)                 Prudential Mortgage Capital Funding, LLC
   112         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   113         N/A    Fee                               L(61), D(54), O(5)                  Prudential Mortgage Capital Funding, LLC
   114         N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   115     11/1/10    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   116         N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   117         N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC
   118         N/A    Fee                               L(48), D(68), O(4)                  Prudential Mortgage Capital Funding, LLC
   119         N/A    Fee                               N/A                                 Prudential Mortgage Capital Funding, LLC


(1) THE UNDERLYING MORTGAGE LOAN SECURED BY CARIBBEAN ISLE APARTMENTS FOLLOWS THE FOLLOWING AMORTIZATION SCHEDULE: PAYMENTS FROM JUNE 1, 2001 THROUGH AUGUST 1, 2002 ARE INTEREST ONLY IN A FIXED AMOUNT OF $103,585.27. PAYMENTS FROM SEPTEMBER 1, 2002 THROUGH THE MATURITY DATE ARE IN THE AMOUNT OF $112,938.23 BASED ON A 342 MONTH AMORTIZATION. THE FIXED INTEREST ONLY PAYMENT AMOUNT FOR THE UNDERLYING MORTGAGE LOAN SECURED BY CARRIBBEAN ISLE APARTMENTS, AS DESCRIBED ABOVE, WAS CALCULATED FOR THE FULL INTEREST ONLY TERM ON AN ACTUAL/360 BASIS AND DIVIDED BY THE ACTUAL NUMBER OF MONTHS OF THE INTEREST ONLY TERM. THEREFORE, THE MONTHLY INTEREST ONLY PAYMENTS ARE EFFECTIVELY COLLECTED AND APPLIED BASED ON AN INTEREST RATE OF 8.39% WHEN CALCULATED ON A 30/360 BASIS.

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

     None.



                                      B-2-1

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION




                                     [Date]


Prudential Securities Secured          Lennar Partners, Inc.
  Financing Corporation                760 NW 107th Avenue
One New York Plaza, 18th Floor         Suite 400
New York, New York 10292               Miami, Florida 33172
Prudential Asset Resources, Inc.       Prudential Mortgage Capital Funding, LLC
2200 Ross Avenue                       100 Mulberry Street
Suite 4200E                            Gateway Center 4, 9th Floor
Dallas, Texas  75201                   Newark, New Jersey 07101

          Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of May 1, 2001 and related to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject to the Agreement that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

          None of the Trustee, the Fiscal Agent, the Master Servicer, either Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to

                                     B-3-1
it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Fiscal Agent, the Master Servicer, either Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i), through (v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, in clause (viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

          Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Section
2.02 of the Agreement, that one State level UCC filing and one county level UCC filing was made for each property.

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                   Respectfully,


                                   LASALLE BANK NATIONAL ASSOCIATION
                                   as Trustee


                                   By:
                                          ------------------------------------
                                   Name:
                                   Title:



                                      B-3-2

                                   EXHIBIT B-4
                            SCHEDULE OF RESERVE FUNDS



                            [See Attached Schedule]


















                                     B-4-1

                                                             EXHIBIT B-4
                                                      SCHEDULE OF RESERVE FUNDS


                                                                          CONTRACTUAL                              ENGINEERING
                                                                         TI/LC (AMOUNT       TI/LC RESERVE       RESERVE CURRENT
CONTROL #    LOAN NAME                 PROPERTY NAME                        PER YEAR)       CURRENT BALANCE          BALANCE
    1         6104258      RREEF Portfolio                                     0.00                0.00                0.00
   1.a                     Bernardo Heights Corporate Center                    N/A                 N/A                 N/A
   1.b                     Palo Verde Portfolio                                 N/A                 N/A                 N/A
   1.c                     Delaware Industrial Portfolio                        N/A                 N/A                 N/A
   1.d                     Stadium Plaza Business Park                          N/A                 N/A                 N/A
   1.e                     Coppell Business Center II                           N/A                 N/A                 N/A
   1.f                     Plano Tech Center                                    N/A                 N/A                 N/A
   1.g                     Sunset Valley Village                                N/A                 N/A                 N/A
   1.h                     Westwinds of Boca                                    N/A                 N/A                 N/A
   1.I                     The Reserve at Lenox Park                            N/A                 N/A                 N/A
    2         6104039      Two Chase Manhattan Plaza                           0.00                0.00                0.00
    3         6104053      Towerpoint Resort Mobile Home Park                  0.00                0.00            20000.00
    4         6104085      Good Life Mobile Home Park                          0.00                0.00                0.00
    5         6103804      IDT Building                                        0.00                0.00                0.00
    6         6104237      Ohana Waikiki Tower                                 0.00                0.00                0.00
    7         6104076      Anchorage Business Park                        288000.00           247045.04            34788.00
    8         6104183      Anchorage Distribution Center                  168000.00           136000.00            10798.00
    9         6104152      Gables Stonebridge Apartments                       0.00                0.00                0.00
   10         6104238      Outrigger Portfolio                                 0.00                0.00                0.00
  10.a                     Ohana Reef Lanai Hotel                               N/A                 N/A                 N/A
  10.b                     Ohana Royal Islander Hotel                           N/A                 N/A                 N/A
  10.c                     Outrigger Islander Waikiki Hotel                     N/A                 N/A                 N/A
   11         6104030      500 South Front Street                                (1)          123094.72                0.00
   12         6104145      Lexmark Distribution Center                         0.00                0.00                0.00
   13         6104151      Brentwood Gables Apartments                         0.00                0.00                0.00
   14         6104235      Oak Lawn Center                                     0.00                0.00            31250.00
   15         6104153      Gables Hendersonville Apartments                    0.00                0.00                0.00
   16         6103942      Caribbean Isle Apartments                           0.00                0.00            37500.00
   17         6104125      Scharrington Square                                 0.00                0.00            23800.00
   18         6103980      Candlewood Suites - Milpitas                        0.00                0.00                0.00
   19         6104170      Ligand Pharmaceuticals Building                     0.00                0.00                0.00
   20         6104128      Denbury Park Office Building                   102396.00                0.00                0.00
   21         6103889      Rittenhouse Apartments                              0.00                0.00                0.00
   22         6104131      Emerald Cove Apartments                             0.00                0.00              500.00
   23         6104126      Azalea Building                                     0.00                0.00                0.00
   24         6104010      Daniel Burnham Court                            97572.00            48953.11                0.00
   25         6104234      Pulaski Road Shopping Center                        0.00                0.00            25000.00
   26         6104120      Jones Apparel Group Building                        0.00                0.00                0.00
   27         6104033      Palms Plaza                                         0.00           141115.16            12688.00
   28         6104022      King's Mill Apartments                              0.00                0.00                0.00
   29         6104134      The Sterling Building                          120000.00           150915.87                0.00
   30         6104058      Lockwood Avenue Medical Office                      0.00                0.00             5926.00
   31         6104075      Parkway Plaza                                       0.00                0.00                0.00
   32         6104105      Amweld Industrial Portfolio                         0.00                0.00            11560.00
  32.a                     Amweld Property - Garrettsville                      N/A                 N/A                 N/A
  32.b                     Foremost Duct, Inc.                                  N/A                 N/A                 N/A
  32.c                     Amweld Property - Niles                              N/A                 N/A                 N/A
   33         6104169      Lost Hills Office Building                          0.00                0.00                0.00
   34         6104241      Sawgrass Promenade                              85800.00                0.00                0.00
   35         6104242      Boca Village Square                                 0.00                0.00                0.00
   36         6104130      Candlewood Suites - Bellevue                        0.00                0.00                0.00
   37         6104147      Dakota Bank Building Phase I & II              120000.00            10000.00                0.00
   38         6104166      Holy Cross Medical Plaza                            0.00                0.00                0.00
   39         6104099      18-20 Cherry Hill Drive                         12000.00                0.00                0.00
   40         6104172      435 North Roxbury Drive                             0.00                0.00                0.00
   41         6104225      Canyon Creek Apartments                             0.00                0.00            17125.00
   42         6104032      Goffstown Plaza                                     0.00                0.00            37095.26
   43         6104177      Olympus America Building                            0.00                0.00                0.00
   44         6104092      Shoppes at Atlantis                             57564.00            34188.00             6125.00
   45         6104132      Jewelry Exchange Center                         30900.00             7725.00             1375.00
   46         6104176      Ten Ten Glendale Square                             0.00                0.00                0.00
   47         6104148      Crown Point Apartments                              0.00                0.00                0.00
   48         6104167      Simi Valley Business Park                           0.00                0.00                0.00
   49         6104182      River Park Business Center                      96000.00            72291.50                0.00
   50         6104000      Graham Packaging Building                       50004.00            25002.00                0.00
   51         6104168      Hillside Business Center                            0.00                0.00                0.00
   52         6104107      6399 San Ignacio Avenue                         68688.00           614806.22             1875.00
   53         6103999      South Post Oak Shopping Center                  21600.00             7200.00             1250.00
   54         6104180      JACO Medical Office Building - Lowell           15000.00           150000.00                0.00
   55         6104269      JACO Medical Office Building - Savannah         15000.00           150000.00            17438.00
   56         6104052      The Market at Murrell's Inlet                       0.00                0.00                0.00
   57         6104121      Algon Gardens Apartments                            0.00                0.00             1250.00
   58         6104201      Stone Creek Apartments                              0.00                0.00             1250.00
   59         6104175      ACPR1                                               0.00                0.00                0.00
  59.a                     Aragon Circle                                        N/A                 N/A                 N/A
  59.b                     Gridley Place                                        N/A                 N/A                 N/A
  59.c                     Arctic Circle                                        N/A                 N/A                 N/A
  59.d                     Marquardt                                            N/A                 N/A                 N/A
   60         6104171      San Pedro and Peninsula Medical Center              0.00                0.00                0.00
   61         6104088      EZ Storage - Parkville                              0.00                0.00                0.00
   62         6104110      The Offices at Sweetwater                       75528.00            16015.32                0.00
   63         6104055      Windward Town and Country Plaza - Phase II      26400.00            20200.00            27500.00
   64         6104074      Sunroad Valley Center                           47988.00            20048.79                0.00
   65         6104198      Royal Sheridan Apartments                           0.00                0.00            41125.00
   66         6104146      Acropolis at Fairfield Commons                  22224.00             1852.00                0.00
   67         6104073      FedEx Building                                      0.00                0.00            22058.27
   68         6103613      Brokaw Self Storage                                 0.00                0.00                0.00
   69         6104112      St. Louis Apartments                                0.00                0.00                0.00
   70         6104216      Wood Ridge Apartments                               0.00                0.00                0.00
   71         6104008      Worthington Woods Apartments                        0.00                0.00                0.00
   72         6103880      Weston Professional Centre                      15000.00           151799.46                0.00
   73         6104179      55 Concord Street Building                      66000.00                0.00                0.00
   74         6104197      Heritage Greens Apartments                          0.00                0.00            61625.00
   75         6104136      Greenwood West Shopping Center                        (2)               0.00             5563.00
   76         6103964      Sherman Place Shopping Center                   22884.00            11442.00                0.00
   77         6104220      Water's Edge Apartments                             0.00                0.00             7507.40
   78         6104155      Huntington Hills                                    0.00                0.00                0.00
   79         6104174      St. Joseph's Professional Building                  0.00                0.00                0.00
   80         6104028      Luhia Center I & II                             30000.00            42886.55                0.00
   81         6104144      West Carmel Drive Office Building                   0.00                0.00                0.00
   82         6104019      Villa Del Lago Apartments                           0.00                0.00            90790.01
   83         6104038      Twin Marck and Northdale Portfolio                  0.00                0.00            17100.00
  83.a                     Twin Marck Apartments                                N/A                 N/A                 N/A
  83.b                     Northdale Club Apartments                            N/A                 N/A                 N/A
   84         6104139      Georgian Apartments                                 0.00                0.00            63750.00
   85         6104084      North Hill Apartments                               0.00                0.00             1500.00
   86         6104150      Staples                                             0.00                0.00                0.00
   87         6104070      Pine Forest Shopping Center                     38760.00            48195.94                0.00
   88         6104178      Litt Family Trust                                   0.00                0.00                0.00
   89         6104040      Country Square II Apartments                        0.00                0.00                0.00
   90         6104109      Patton Place                                    10476.00              873.00                0.00
   91         6104200      Davidson Plaza                                  13200.00             3304.95                0.00
   92         6104240      219-223 Park Drive                                  0.00                0.00                0.00
   93         6104054      Bank of America Portfolio                       12000.00             1000.00             3688.00
  93.a                     Bank of America Building                             N/A                 N/A                 N/A
  93.b                     2209 - 2211 Northeast 54th Street                    N/A                 N/A                 N/A
   94         6104214      The Ridge Apartments                                0.00                0.00            68750.00
   95         6104104      Shops at Pinecroft                                  0.00                0.00                0.00
   96         6104205      Eastgate Office Building                            0.00                0.00              625.00
   97         6104210      Stratford Lane Apartments                           0.00                0.00            10750.00
   98         6104211      Holly Park Apartments                               0.00                0.00             7062.50
   99         6104209      Gentian Oaks Apartments                             0.00                0.00            21750.00
   100        6104067      Mayfair Manor Apartments                            0.00                0.00             6616.00
   101        6104289      CVS Drugstore                                       0.00                0.00                0.00
   102        6104086      El Paso Self Storage                                0.00                0.00                0.00
   103        6104184      Walgreens Pharmacy - Newport News                   0.00                0.00                0.00
   104        6104096      Edgewood Villa Apartments                           0.00                0.00                0.00
   105        6104124      Paoli West Shopping Center                      27000.00            26847.38                0.00
   106        6104043      Country Crossing Apartments                         0.00                0.00            14349.37
   107        6103911      Derek Plaza Shopping Center                           (3)               0.00                0.00
   108        6103962      Old Fort Crossing                               22800.00             7600.00             1375.00
   109        6104087      Yosemite Self Storage Facility                      0.00                0.00                0.00
   110        6104196      East Colonial Plaza                              7500.00                0.00                0.00
   111        6104003      Gateway Center                                      0.00                0.00            69400.00
   112        6104122      La Fontana Apartments                               0.00                0.00             3125.00
   113        6104173      St. Joseph's of Tustin                              0.00                0.00                0.00
   114        6103907      River Lake Shopping Center                            (4)               0.00                0.00
   115        6103955      90 Lamberton Road Building                          0.00                0.00                0.00
   116        6103910      Bryan Freedom Shopping Center                         (5)               0.00                0.00
   117        6103909      Highland Lakes Center                                 (6)               0.00                0.00
   118        6104097      The Birches Apartments                              0.00                0.00                0.00
   119        6103908      Port Arthur Shopping Center                           (7)               0.00                0.00



                CONTRACTUAL        CONTRACTUAL
                 RECURRING          RECURRING      ENVIRONMENTAL
                REPLACEMENT        REPLACEMENT        RESERVE         EARNOUT
                RESERVE ($)      RESERVE CURRENT      CURRENT         RESERVE             EARNOUT RESERVE          EARNOUT
CONTROL #    (AMOUNT PER YEAR)       BALANCE          BALANCE         AMOUNT                DESCRIPTION            BALANCE
    1               0.00                0.00            0.00            0.00                  0.00                   0.00
   1.a               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.b               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.c               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.d               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.e               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.f               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.g               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.h               N/A                 N/A             N/A             N/A                   N/A                    N/A
   1.I               N/A                 N/A             N/A             N/A                   N/A                    N/A
    2               0.00                0.00            0.00            0.00                   N/A                   0.00
    3           19920.00             8317.29            0.00            0.00                   N/A                   0.00
    4           14160.00             5912.29            0.00            0.00                   N/A                   0.00
    5           96840.00           105909.69            0.00            0.00                   N/A                   0.00
    6          393221.00            32768.00            0.00            0.00                   N/A                   0.00
    7           44655.00            14885.00            0.00            0.00                   N/A                   0.00
    8           44019.00            14673.00            0.00            0.00                   N/A                   0.00
    9          114500.00            38166.68            0.00            0.00                   N/A                   0.00
   10          442458.00            36872.00            0.00            0.00                   N/A                   0.00
  10.a               N/A                 N/A             N/A             N/A                   N/A                    N/A
  10.b               N/A                 N/A             N/A             N/A                   N/A                    N/A
  10.c               N/A                 N/A             N/A             N/A                   N/A                    N/A
   11           18564.00             9312.65            0.00            0.00                   N/A                   0.00
   12           53536.00            13383.99            0.00            0.00                   N/A                   0.00
   13           50796.00                0.00            0.00            0.00                   N/A                   0.00
   14           33840.00                0.00            0.00            0.00                   N/A                   0.00
   15          110652.00            36884.00            0.00            0.00                   N/A                   0.00
   16          106788.00            28670.37            0.00            0.00                   N/A                   0.00
   17           38244.00            12748.00            0.00            0.00                   N/A                   0.00
   18          175092.00           117325.31            0.00            0.00                   N/A                   0.00
   19               0.00                0.00            0.00            0.00                   N/A                   0.00
   20           20016.00             6672.00            0.00            0.00                   N/A                   0.00
   21           51500.00            33522.71            0.00            0.00                   N/A                   0.00
   22           50508.00            12627.00            0.00            0.00                   N/A                   0.00
   23           19332.00             4842.14            0.00            0.00                   N/A                   0.00
   24           24204.00            12143.45            0.00            0.00                   N/A                   0.00
   25           34872.00                0.00            0.00            0.00                   N/A                   0.00
   26               0.00                0.00            0.00            0.00                   N/A                   0.00
   27           13059.00             5455.09         5039.83            0.00                   N/A                   0.00
   28           40000.00            19999.98            0.00            0.00                   N/A                   0.00
   29           18840.00             6292.10            0.00            0.00                   N/A                   0.00
   30           14000.00             7000.02            0.00            0.00                   N/A                   0.00
   31           13884.00             3471.00            0.00            0.00                   N/A                   0.00
   32           65580.00            16395.00            0.00            0.00                   N/A                   0.00
  32.a               N/A                 N/A             N/A             N/A                   N/A                   0.00
  32.b               N/A                 N/A             N/A             N/A                   N/A                   0.00
  32.c               N/A                 N/A             N/A             N/A                   N/A                   0.00
   33               0.00                0.00            0.00            0.00                   N/A                   0.00
   34           32128.00                0.00            0.00            0.00                   N/A                   0.00
   35           25226.00                0.00            0.00            0.00                   N/A                   0.00
   36          132384.00            56541.39            0.00            0.00                   N/A                   0.00
   37           12000.00             1000.00            0.00            0.00                   N/A                   0.00
   38               0.00                0.00            0.00            0.00                   N/A                   0.00
   39           28800.00                0.00            0.00            0.00                   N/A                   0.00
   40               0.00                0.00            0.00            0.00                   N/A                   0.00
   41           61952.00            10335.21            0.00            0.00                   N/A                   0.00
   42           31622.00            15811.02            0.00            0.00                   N/A                   0.00
   43               0.00                0.00            0.00            0.00                   N/A                   0.00
   44           20345.00             6781.64            0.00            0.00                   N/A                   0.00
   45           13896.00             3474.00            0.00            0.00                   N/A                   0.00
   46               0.00                0.00            0.00            0.00                   N/A                   0.00
   47           30408.00             2534.00            0.00            0.00                   N/A                   0.00
   48               0.00                0.00            0.00            0.00                   N/A                   0.00
   49           20172.00             6737.06            0.00            0.00                   N/A                   0.00
   50           31560.00            15780.00            0.00            0.00                   N/A                   0.00
   51               0.00                0.00            0.00            0.00                   N/A                   0.00
   52            4176.00             1392.00            0.00            0.00                   N/A                   0.00
   53            6000.00             2000.00            0.00            0.00                   N/A                   0.00
   54            5280.00                0.00            0.00            0.00                   N/A                   0.00
   55           11561.00                0.00            0.00            0.00                   N/A                   0.00
   56            4464.00             1488.00            0.00            0.00                   N/A                   0.00
   57           31284.00             7821.00            0.00       200000.00              DSCR Earnout          200000.00
   58           25680.00                0.00        63000.00            0.00                   N/A                   0.00
   59               0.00                0.00            0.00            0.00                   N/A                   0.00
  59.a               N/A                 N/A             N/A             N/A                   N/A                    N/A
  59.b               N/A                 N/A             N/A             N/A                   N/A                    N/A
  59.c               N/A                 N/A             N/A             N/A                   N/A                    N/A
  59.d               N/A                 N/A             N/A             N/A                   N/A                    N/A
   60               0.00                0.00            0.00            0.00                   N/A                   0.00
   61            7368.00             2458.00            0.00            0.00                   N/A                   0.00
   62           14400.00             4810.73            0.00            0.00                   N/A                   0.00
   63            9432.00              786.00            0.00            0.00                   N/A                   0.00
   64            7320.00             3058.21            0.00            0.00                   N/A                   0.00
   65           25800.00             4300.00            0.00            0.00                   N/A                   0.00
   66            5472.00              456.00            0.00            0.00                   N/A                   0.00
   67           15000.00             5000.00         1875.00            0.00                   N/A                   0.00
   68               0.00                0.00            0.00            0.00                   N/A                   0.00
   69           26004.00            10863.48            0.00            0.00                   N/A                   0.00
   70           20100.00             3350.00            0.00            0.00                   N/A                   0.00
   71               0.00                0.00        30000.00            0.00                   N/A                   0.00
   72            5100.00             4675.00            0.00            0.00                   N/A                   0.00
   73           12160.00                0.00            0.00            0.00                   N/A                   0.00
   74           20244.00           100281.00            0.00            0.00                   N/A                   0.00
   75           21780.00             7259.99            0.00            0.00                   N/A                   0.00
   76           10171.00             5085.36            0.00            0.00                   N/A                   0.00
   77           46680.00             3893.84            0.00            0.00                   N/A                   0.00
   78           23292.00             3887.98            0.00            0.00                   N/A                   0.00
   79               0.00                0.00            0.00            0.00                   N/A                   0.00
   80            6000.00             2506.88            0.00            0.00                   N/A                   0.00
   81            3120.00              260.00            0.00            0.00                   N/A                   0.00
   82           64800.00            32960.95            0.00            0.00                   N/A                   0.00
   83           31872.00             8106.53            0.00            0.00                   N/A                   0.00
  83.a               N/A                 N/A             N/A             N/A                   N/A                   0.00
  83.b               N/A                 N/A             N/A             N/A                   N/A                   0.00
   84           22884.00             5727.94            0.00            0.00                   N/A                   0.00
   85            8232.00             1372.00            0.00            0.00                   N/A                   0.00
   86            3600.00                0.00            0.00            0.00                   N/A                   0.00
   87            8400.00             2806.44            0.00            0.00                   N/A                   0.00
   88               0.00                0.00            0.00            0.00                   N/A                   0.00
   89           16416.00             6840.00            0.00            0.00                   N/A                   0.00
   90           11160.00              930.00            0.00            0.00                   N/A                   0.00
   91           30720.00             7680.00            0.00            0.00                   N/A                   0.00
   92           12300.00             2050.00            0.00            0.00                   N/A                   0.00
   93           12036.00             1003.00            0.00            0.00                   N/A                   0.00
  93.a               N/A                 N/A             N/A             N/A                   N/A                   0.00
  93.b               N/A                 N/A             N/A             N/A                   N/A                   0.00
   94           36456.00             6076.00            0.00            0.00                   N/A                   0.00
   95            2112.00              528.00            0.00            0.00                   N/A                   0.00
   96           12180.00                0.00            0.00            0.00                   N/A                   0.00
   97           16800.00             1400.00            0.00            0.00                   N/A                   0.00
   98           14196.00             1183.00            0.00            0.00                   N/A                   0.00
   99           13836.00             1153.00            0.00            0.00                   N/A                   0.00
   100          18060.00             4731.14            0.00            0.00                   N/A                   0.00
   101           1524.00                0.00            0.00            0.00                   N/A                   0.00
   102           8244.00             2748.00            0.00            0.00                   N/A                   0.00
   103           2100.00              350.00            0.00            0.00                   N/A                   0.00
   104          26772.00            11176.05            0.00            0.00                   N/A                   0.00
   105           6996.00             1749.00            0.00            0.00                   N/A                   0.00
   106          21975.00             7325.00            0.00            0.00                   N/A                   0.00
   107           1404.00              936.00            0.00            0.00                   N/A                   0.00
   108           2625.00              875.00            0.00            0.00                   N/A                   0.00
   109           8251.00             2750.40            0.00        50000.00             Stabilization           50311.49
                                                                                            Reserve
   110           1640.00                0.00            0.00            0.00                   N/A                   0.00
   111          37081.00            12360.40            0.00            0.00                   N/A                   0.00
   112          12240.00             3060.00          200.00            0.00                   N/A                   0.00
   113              0.00                0.00            0.00            0.00                   N/A                   0.00
   114           1200.00              800.00            0.00            0.00                   N/A                   0.00
   115              0.00                0.00            0.00            0.00                   N/A                   0.00
   116           1020.00              765.00            0.00            0.00                   N/A                   0.00
   117           1020.00              680.00            0.00            0.00                   N/A                   0.00
   118          22000.00             7349.61            0.00            0.00                   N/A                   0.00
   119           1044.00              870.00            0.00            0.00                   N/A                   0.00



                                        CONTRACTUAL OTHER                   OTHER
               CONTRACTUAL OTHER             RESERVE                       RESERVE              OTHER RESERVE
CONTROL #           RESERVE                DESCRIPTION                     BALANCE               DESCRIPTION
    1                 0.00                     0.00                           0.00                   0.00
   1.a                 N/A                      N/A                            N/A                   N/A
   1.b                 N/A                      N/A                            N/A                   N/A
   1.c                 N/A                      N/A                            N/A                   N/A
   1.d                 N/A                      N/A                            N/A                   N/A
   1.e                 N/A                      N/A                            N/A                   N/A
   1.f                 N/A                      N/A                            N/A                   N/A
   1.g                 N/A                      N/A                            N/A                   N/A
   1.h                 N/A                      N/A                            N/A                   N/A
   1.I                 N/A                      N/A                            N/A                   N/A
    2                 0.00                      N/A                           0.00                   N/A
    3                   (8)                Seasonal and                  581993.81             Seasonal Reserve
                                        Sinking Fund Reserve
    4                   (9)                Seasonal and                  564902.53             Seasonal Reserve
                                        Sinking Fund Reserve
    5                 0.00                      N/A                           0.00                   N/A
    6                 0.00                      N/A                           0.00                   N/A
    7                 0.00                      N/A                           0.00                   N/A
    8                 0.00                      N/A                           0.00                   N/A
    9                 0.00                      N/A                           0.00                   N/A
   10                    0                      N/A                              0                   N/A
  10.a                 N/A                      N/A                            N/A                   N/A
  10.b                 N/A                      N/A                            N/A                   N/A
  10.c                 N/A                      N/A                            N/A                   N/A
   11                 0.00                      N/A                           0.00                   N/A
   12                 0.00                      N/A                           0.00                   N/A
   13                 0.00                      N/A                           0.00                   N/A
   14                 0.00                      N/A                           0.00                   N/A
   15                 0.00                      N/A                           0.00                   N/A
   16                 0.00                      N/A                           0.00                   N/A
   17                 0.00                      N/A                      145894.33              Roof Reserve
   18                 0.00                      N/A                           0.00                   N/A
   19                 0.00                      N/A                           0.00                   N/A
   20                 0.00                      N/A                      324457.43             Tenant Rollover
                                                                                                   Reserves
   21                 0.00                      N/A                      677699.02            Window Replacement
                                                                                                   Reserve
   22                 0.00                      N/A                           0.00                   N/A
   23                 0.00                      N/A                           0.00                   N/A
   24                 0.00                      N/A                           0.00                   N/A
   25                 0.00                      N/A                           0.00                   N/A
   26                 0.00                      N/A                           0.00                   N/A
   27                 0.00                      N/A                           0.00                   N/A
   28                 0.00                      N/A                           0.00                   N/A
   29                 0.00                      N/A                           0.00                   N/A
   30                 0.00                      N/A                           0.00                   N/A
   31                 0.00                      N/A                           0.00                   N/A
   32                 3900                  Rent Reserve                  12721.16              Flood Coverage
  32.a                 N/A                      N/A                            N/A                   N/A
  32.b                 N/A                      N/A                            N/A                   N/A
  32.c                 N/A                      N/A                            N/A                   N/A
   33                 0.00                      N/A                           0.00                   N/A
   34                 0.00                      N/A                           0.00                   N/A
   35                 0.00                      N/A                           0.00                   N/A
   36                 0.00                      N/A                           0.00                   N/A
   37                 0.00                      N/A                           0.00                   N/A
   38                 0.00                      N/A                           0.00                   N/A
   39                 0.00                      N/A                           0.00                   N/A
   40                 0.00                      N/A                           0.00                   N/A
   41                 0.00                      N/A                        7781.00             Termite Reserve
   42                 0.00                      N/A                           0.00                   N/A
   43                 0.00                      N/A                           0.00                   N/A
   44                 0.00                      N/A                           0.00                   N/A
   45                 0.00                      N/A                           0.00                   N/A
   46                 0.00                      N/A                           0.00                   N/A
   47                 0.00                      N/A                           0.00                   N/A
   48                 0.00                      N/A                           0.00                   N/A
   49                 0.00                      N/A                           0.00                   N/A
   50                 0.00                      N/A                           0.00                   N/A
   51                 0.00                      N/A                           0.00                   N/A
   52                 0.00                      N/A                           0.00                   N/A
   53                 0.00                      N/A                           0.00                   N/A
   54                 0.00                      N/A                           0.00                   N/A
   55                 0.00                      N/A                           0.00                   N/A
   56                 0.00                      N/A                           0.00                   N/A
   57                 0.00                      N/A                       10000.00               Licenses and
                                                                                               Inspections Escrow
   58                 0.00                      N/A                           0.00                   N/A
   59                    0                      N/A                              0                   N/A
  59.a                 N/A                      N/A                            N/A                   N/A
  59.b                 N/A                      N/A                            N/A                   N/A
  59.c                 N/A                      N/A                            N/A                   N/A
  59.d                 N/A                      N/A                            N/A                   N/A
   60                 0.00                      N/A                           0.00                   N/A
   61                 0.00                      N/A                           0.00                   N/A
   62                 0.00                      N/A                           0.00                   N/A
   63                 0.00                      N/A                      200000.00             Elevator and Soil
                                                                                               Litigation Reserve
   64                 0.00                      N/A                           0.00                   N/A
   65                 0.00                      N/A                           0.00                   N/A
   66                 0.00                      N/A                           0.00                   N/A
   67                 0.00                      N/A                           0.00                   N/A
   68                 0.00                      N/A                           0.00                   N/A
   69                 0.00                      N/A                           0.00                   N/A
   70                 0.00                      N/A                           0.00                   N/A
   71                 0.00                      N/A                           0.00                   N/A
   72                 0.00                      N/A                           0.00                   N/A
   73                 0.00                      N/A                        1000.00             Flood Zone Escrow
   74                 0.00                      N/A                           0.00                   N/A
   75                 0.00                      N/A                           0.00                   N/A
   76                 0.00                      N/A                           0.00                   N/A
   77                 0.00                      N/A                           0.00                   N/A
   78                 0.00                      N/A                           0.00                   N/A
   79                 0.00                      N/A                           0.00                   N/A
   80                 0.00                      N/A                           0.00                   N/A
   81                 0.00                      N/A                           0.00                   N/A
   82                 0.00                      N/A                           0.00                   N/A
   83                    0                      N/A                              0                   N/A
  83.a                 N/A                      N/A                            N/A                   N/A
  83.b                 N/A                      N/A                            N/A                   N/A
   84                 0.00                      N/A                           0.00                   N/A
   85                 0.00                      N/A                           0.00                   N/A
   86                 0.00                      N/A                           0.00                   N/A
   87                 0.00                      N/A                           0.00                   N/A
   88                 0.00                      N/A                           0.00                   N/A
   89                 0.00                      N/A                           0.00                   N/A
   90                 0.00                      N/A                           0.00                   N/A
   91                 0.00                      N/A                           0.00                   N/A
   92                 0.00                      N/A                           0.00                   N/A
   93                 0.00                      N/A                           0.00                   N/A
  93.a                 N/A                      N/A                            N/A                   N/A
  93.b                 N/A                      N/A                            N/A                   N/A
   94                 0.00                      N/A                           0.00                   N/A
   95                 0.00                      N/A                         237.33              Certificate of
                                                                                               Occupancy Reserve
   96                 0.00                      N/A                           0.00                   N/A
   97                 0.00                      N/A                           0.00                   N/A
   98                 0.00                      N/A                           0.00                   N/A
   99                 0.00                      N/A                           0.00                   N/A
   100                0.00                      N/A                           0.00                   N/A
   101                0.00                      N/A                           0.00                   N/A
   102                0.00                      N/A                           0.00                   N/A
   103                0.00                      N/A                           0.00                   N/A
   104                0.00                      N/A                           0.00                   N/A
   105                0.00                      N/A                      125547.09           Capital Improvements
                                                                                                   Reserve
   106                0.00                      N/A                           0.00                   N/A
   107                0.00                      N/A                           0.00                   N/A
   108                0.00                      N/A                           0.00                   N/A
   109                0.00                      N/A                           0.00                   N/A
   110                0.00                      N/A                           0.00                   N/A
   111                0.00                      N/A                           0.00                   N/A
   112                0.00                      N/A                           0.00                   N/A
   113                0.00                      N/A                           0.00                   N/A
   114                0.00                      N/A                           0.00                   N/A
   115                0.00                      N/A                           0.00                   N/A
   116                0.00                      N/A                           0.00                   N/A
   117                0.00                      N/A                           0.00                   N/A
   118                0.00                      N/A                           0.00                   N/A
   119                0.00                      N/A                           0.00                   N/A


(1) 500 SOUTH FRONT STREET BORROWER IS REQUIRED TO DEPOSIT $15,417 FOR MONTHS 1-12; $25,000 MONTHS 13-24; $21,667 MONTHS 25-36; $16,250 MONTHS 37-96;
     $15,417 MONTHS 97-120. BORROWER IS REQUIRED TO DEPOSIT AN ADDITIONAL $8,750 INTO LEASING RESERVE FOR MONTHS 1-8.

(2) GREENWOOD WEST BORROWER IS REQUIRED TO DEPOSIT $8,334 MONTHLY INTO A TI/LC RESERVE BEGINNING JANUARY 1, 2005.

(3) DEREK PLAZA BORROWER MUST INDICATE BY WRITTEN NOTICE NOT LATER THAN AUGUST 1, 2002 THEIR ELECTION TO EITHER (I) DEPOSIT $50,000 INTO THE RESERVE ON NOVEMBER 1, 2002, OR (II) FROM AND AFTER NOVEMBER 1, 2002 IMPLEMENT A CASH MANAGEMENT AGREEMENT WHEREBY ALL RENTS AND PROFITS WILL BE COLLECTED, AND PAYMENTS WILL BE MADE TO THE RESERVE UNTIL A BALANCE OF $50,000 IS REACHED.

(4) RIVER LAKE BORROWER MUST INDICATE BY WRITTEN NOTICE NOT LATER THAN DECEMBER 1, 2002 THEIR ELECTION TO EITHER (I) DEPOSIT $60,000 INTO THE RESERVE ON MARCH 1, 2003, OR (II) FROM AND AFTER MARCH 1, 2003 IMPLEMENT A CASH MANAGEMENT AGREEMENT WHEREBY ALL RENTS AND PROFITS WILL BE COLLECTED, AND PAYMENTS WILL BE MADE TO THE RESERVE UNTIL A BALANCE OF $60,000 IS REACHED.

(5) BRYAN FREEDOM BORROWER MUST INDICATE BY WRITTEN NOTICE NOT LATER THAN FEBRUARY 1, 2002 THEIR ELECTION TO EITHER (I) DEPOSIT $50,000 INTO THE RESERVE ON MAY 1, 2002, OR (II) FROM AND AFTER MAY 1, 2002 IMPLEMENT A CASH MANAGEMENT AGREEMENT WHEREBY ALL RENTS AND PROFITS WILL BE COLLECTED, AND PAYMENTS WILL BE MADE TO THE RESERVE UNTIL A BALANCE OF $50,000 IS REACHED.

(6) HIGHLAND LAKES BORROWER MUST INDICATE BY WRITTEN NOTICE NOT LATER THAN AUGUST 1, 2002 THEIR ELECTION TO EITHER (I) DEPOSIT $37,500 INTO THE RESERVE ON NOVEMBER 1, 2003, OR (II) FROM AND AFTER NOVEMBER 1, 2003 IMPLEMENT A CASH MANAGEMENT AGREEMENT WHEREBY ALL RENTS AND PROFITS WILL BE COLLECTED, AND PAYMENTS WILL BE MADE TO THE RESERVE UNTIL A BALANCE OF $37,500 IS REACHED.

(7) PORT ARTHUR BORROWER MUST INDICATE BY WRITTEN NOTICE NOT LATER THAN FEBRUARY 1, 2003 THEIR ELECTION TO EITHER (I) DEPOSIT $15,000 INTO THE RESERVE ON MAY 1, 2003, OR (II) FROM AND AFTER MAY 1, 2003 IMPLEMENT A CASH MANAGEMENT AGREEMENT WHEREBY ALL RENTS AND PROFITS WILL BE COLLECTED, AND PAYMENTS WILL BE MADE TO THE RESERVE UNTIL A BALANCE OF $15,000 IS REACHED.

(8) TOWERPOINT RESORT MOBILE HOME LOAN REQUIRES THE ESTABLISHMENT OF A SEASONAL RESERVE FOR PAYMENT OF THE MONTHLY PAYMENT AND REQUIRED ESCROWS IN THE EVENT THAT THE PROPERTY REVENUES (IN THE MONTHS APRIL THROUGH SEPTEMBER) ARE NOT SUFFICIENT TO PAY THE SAME. COMMENCING ON OCTOBER 1 OF EACH YEAR, AND CONTINUING THROUGH AND INCLUDING MARCH 1, BORROWER SHALL, IN ADDITION TO MAKING THE REQUIRED MONTHLY PAYMENT, DEPOSIT ONE MONTH'S PRINCIPAL AND INTEREST PLUS AN AMOUNT NECESSARY TO FUND ALL OTHER RESERVES INTO THE SEASONAL RESERVE.
     COMMENCING ON THE 85TH PAYMENT AND CONTINUING EVERY SIXTH MONTH THEREAFTER, UNTIL THE DEBT IS PAID IN FULL, BORROWER SHALL, IN ADDITION TO THE MONTHLY PAYMENT, MAKE A PAYMENT TO THE SINKING FUND RESERVE. WITH THE FINAL PAYMENT, THE BALANCE OF THE SINKING FUND RESERVE WILL BE $1,405,263. BORROWER MAY POST LETTER OF CREDIT IN LIEU OF DEPOSITS. THE RESERVE WILL BE HELD AS ADDITIONAL SECURITY FOR THE DEBT.

(9) GOOD LIFE MOBILE HOME PARK LOAN REQUIRES THE ESTABLISHMENT OF A SEASONAL RESERVE FOR PAYMENT OF THE MONTHLY PAYMENT AND REQUIRED ESCROWS IN THE EVENT THAT THE PROPERTY REVENUES (IN THE MONTHS APRIL THROUGH SEPTEMBER) ARE NOT SUFFICIENT TO PAY THE SAME. COMMENCING ON OCTOBER 1 OF EACH YEAR, AND CONTINUING THROUGH AND INCLUDING MARCH 1, BORROWER SHALL, IN ADDITION TO MAKING THE REQUIRED MONTHLY PAYMENT, DEPOSIT ONE MONTH'S PRINCIPAL AND INTEREST PLUS AN AMOUNT NECESSARY TO FUND ALL OTHER RESERVES INTO THE SEASONAL RESERVE.
     COMMENCING ON THE 85TH PAYMENT AND CONTINUING EVERY SIXTH MONTH THEREAFTER, UNTIL THE DEBT IS PAID IN FULL, BORROWER SHALL, IN ADDITION TO THE MONTHLY PAYMENT, MAKE A PAYMENT TO THE SINKING FUND RESERVE. WITH THE FINAL PAYMENT, THE BALANCE OF THE SINKING FUND RESERVE WILL BE $1,370,478. BORROWER MAY POST LETTER OF CREDIT IN LIEU OF DEPOSITS. THE RESERVE WILL BE HELD AS ADDITIONAL SECURITY FOR THE DEBT.

                                    EXHIBIT C

                  LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                         TRUSTEE AND INITIAL DEPOSITARY



                                [See Attached.]

          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)--
             WTHOUT OWNER OPTION TO REDEEM/PASS-THROUGH SECURITIES/
                          AND ASSET-BACKED SECURITIES


                           LETTER OF REPRESENTATIONS
              ---------------------------------------------------
                     (To be Completed by Issuer and Agent)


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
              ---------------------------------------------------
                                (Name of Issuer)


                                                                  May 30, 2001
                                                                  ------------
                                                                     (Date)


Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

     Re: PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, COMMERCIAL
         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1, CLASSES A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, X-1 AND X-2
         ---------------------------------------------------------------------
                            (Issue description (the "Securities"))


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated May 1, 2001 (the "Document").
*_______________________________
 ("Underwriter/Placement Agent")

*Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
 Inc.

is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on May 30, 2001 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents:

     The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Supervisor, Proxy Unit
                           Reorganization Department
                           The Depository Trust Company
                           55 Water Street 50th Floor
                           New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                      Manager, Call Notification Department
                      The Depository Trust Company
                      711 Stewart Avenue
                      Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                      Manager, Reorganization Department
                      Reorganization Window
                      The Depository Trust Company
                      55 Water Street 50th Floor
                      New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, ovenight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Supervisor, Put Bond Unit
                           Reorganization Department
                           The Depository Trust Company
                           55 Water Street 50th Floor
                           New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street 25th Floor
                           New York, NY 10041-0099

     9. Issuer represents: The interest accrual period is record date to record date.

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security if certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

     Rider A: Representations for Rule 144A Securities with respect to Classes H, J, K, L, M, N and O.

     Rider B: Representations for Rule 144A with respect to Classes D, E. F, G, X-1 and X-2.

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED
IN THIS LETTER OF REPRESENTATIONS),
AGENT AS WELL AS ISSUER MUST SIGN
THIS LETTER. IF THERE IS NO AGENT,
IN SIGNING THIS LETTER ISSUER
ITSELF UNDERTAKES TO PERFORM ALL OF
THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE 8 CONTAINS STATEMENTS
THAT DTC BELIEVES ACCURATELY
DESCRIBE DTC, THE METHOD OF
EFFECTING BOOK-ENTRY TRANSFERS OF
SECURITIES DISTRIBUTED THROUGH DTC,
AND CERTAIN RELATED MATTERS.

                                         Very truly yours,

                                         PRUDENTIAL SECURITIES SECURED FINANCING
                                         CORPORATION
                                         ---------------------------------------
                                                        [Issuer]

                                         By: /s/ CLAY LEBHAR
                                             -----------------------------------
                                             [Authorized Officer's Signature]



                                         LASALLE BANK NATIONAL ASSOCIATION
                                         ---------------------------------------
                                                        [Agent]

                                         By: /s/ BRIAN D. AMES
                                             -----------------------------------
                                              (Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: /s/ RICHARD B. NESSON
    ---------------------------


Funds should be wired to:
The Chase Manhattan Bank
ABA # 021 000021
For credit to a/c Cede & Co.
c/o The Depository Trust Company
(Select Appropriate Account.)
Dividend Deposit Account # 066-026776
Redemption Deposit Account # 066-027306
Reorganization Deposit Account # 066-027608


cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A


               Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates Series 2001-C1

CERTIFICATES        CUSIP NUMBER       PRINCIPAL AMOUNT        MATURITY DATE       INTEREST RATE
---------------     ------------       ----------------        -------------       -------------
PUBLIC/NON-144A
     A-1             74438WAA4           $183,715,000          November 2009          6.2320%
     A-2             74438WAB2           $536,065,000            May 2011             6.6050%
      B              74438WACO           $ 27,247,000            May 2011             6.7600%
      C              74438WAD8           $ 38,600,000            May 2011             6.9360%

144A/NON-PORTAL
      D              74438WAE6           $  9,083,000            May 2011             7.0530%
      E              74438WAF3           $ 11,353,000            May 2011             7.4728%
      F              74438WAGI           $ 15,894,000            May 2011             7.5702%
      G              74438WAH9           $ 13,624,000            May 2011             7.7522%
     X-1             74438WAR7           $542,070 505          January 2021            .5604%
     X-2             74438WAS5           $908,240:310          January 2021           1.0230%

144A/PORTAL
      H              74438WAJ5           $ 13,623,000           June 2011             6.3990%
      J              74438WAK2           $ 22,706,000           June 2011             6.3990%
      K              74438WALO           $  6,812,000           June 2011             6.3990%
      L              74438WAM8           $  4,541,000          January 2013           6.3990%
      M              74438WAN6           $  9,083,000           April 2016            6.3990%
      N              74438WAPI           $  4,541,00(           June 2017             6.3990%
      O              74438WAQ9           $ 11,353,310          January 2021           6.3990%

                                                                      SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsible of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                    RIDER A

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                         (Class H, J, K, L, M, N and 0)

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are included within PORTAL, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System").

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

--------------
(1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                    RIDER B

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                        (Class D, E, F, G, X-1 and X-2)

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

--------------
(1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust
           Services Group--Prudential Securities, 2001-C1

     Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates. Series 2001-C1
          ---------------------------------------------------------------


     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as depositor, the undersigned as master servicer (the "Master Servicer") and as special servicer for the RREEF Mortgage Loan, Lennar Partners, Inc. as special servicer for all Mortgage Loans other than the RREEF Mortgage Loan, ABN AMRO Bank N.V., as fiscal agent, The Prudential Insurance Company of America as holder of RREEF B-Note and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

_______   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

_______   2.   Other. (Describe) _______________________________________________
               _________________________________________________________________

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling


                                     D-1-1
and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                      PRUDENTIAL ASSET RESOURCES, INC.
                                      as Master Servicer

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:









                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust
           Services Group--Prudential Securities, 2001-C1

     Re: Prudential Securities Secured Financing Corporation, Commercial Pass-Through Certificates, Series 2001-C1
          ---------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as depositor, Prudential Asset Resources, Inc. as master servicer and as special servicer for the RREEF Mortgage Loan (in its capacity as such special servicer, the "RREEF Special Servicer"), Lennar Partners, Inc. as special servicer for all the Mortgage Loans other than the RREEF Mortgage Loan (the "General Special Servicer"), ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"), The Prudential Insurance Company of America as holder of the RREEF B-Note and you as trustee (in such capacity, the "Trustee"), the undersigned as [General Special Servicer] [RREEF Special Servicer] hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

_______   1.   The Mortgage Loan is being foreclosed.

_______   2.   Other. (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our



                                      D-2-1
receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                  [LENNAR PARTNERS, INC.] [PRUDENTIAL
                                  ASSET RESOURCES, INC.]
                                  as [Special Servicer] [RREEF Special Servicer]

                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:








                                      D-2-2

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT



                             [See Attached Report]


ABN AMRO                                           ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
135 S. LaSalle Street Suite 1625            PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                     Prior Payment:
Chicago, IL 60603                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Next Payment:
                                                               SERIES 2001-C1                                        Record Date:
                                                       ABN AMRO ACCT: XX-XXXX-XX-X

Administrator:                                                                                                       Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

=======================                ========================================================          ===========================
                                                                                        Page(s)
                                                                                        -------
Issue Id:                              REMIC Certificate Report                                          Closing Date:
ASAP #:                                Bond Interest Reconciliation                                      First Payment Date:
Monthly Data File Name:                Cash Reconciliation Summary                                       Assumed Final Payment Date:
                                       15 Month Historical Loan Status Summary
=======================                15 Month Historical Payoff/Loss Summary                           ===========================
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level  Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail
                                       ========================================================

================================================================================
                               CONTACT INFORMATION
--------------------------------------------------------------------------------
                                     ISSUER:
                                   DEPOSITOR:
                                  UNDERWRITER:
                                MASTER SERVICER:
                                SPECIAL SERVICER:
                                 RATING AGENCY:

================================================================================

       ==================================================================
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
       ------------------------------------------------------------------
              LaSalle Web Site                       www.lnbabs.com

              LaSalle Bulletin Board                 (714) 282-3990
              LaSalle "ASAP" Fax Back System         (714) 282-5518
              LaSalle Factor Line                    (800) 246-5761
              =====================================================

================================================================================

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                            ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                           Statement Date:
LaSalle Bank N.A.            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                                     Payment Date:
                             PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                                    Prior Payment:
                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                        Next Payment:
                                              SERIES 2001-C1                                                         Record Date:
                                        ABN AMRO ACCT: XX-XXXX-XX-X
====================================================================================================================================
             ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE      CLOSING     INTEREST    INTEREST     PASS-THROUGH
CLASS     FACE VALUE (1)    BALANCE      PAYMENT   ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT   ADJUSTMENT      RATE (2)
CUSIP       Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 0.00          0.00          0.00       0.00           0.00           0.00        0.00        0.00
====================================================================================================================================
                                                                                       Total P&I Payment      0.00
                                                                                       ===========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                   ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                    Statement Date:
LaSalle Bank N.A.                    PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                             Payment Date:
                                     PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                            Prior Payment:
                                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                Next Payment:
                                                      SERIES 2001-C1                                                 Record Date:
                                               ABN AMRO ACCT: XX-XXXX-XX-X

                                               BOND INTEREST RECONCILIATION
======================================================================================================
                                                                      Deductions
                                                 -----------------------------------------------------
                      Accrual       Accrued                       Add.        Deferred &
                  -------------   Certificate    Allocable        Trust       Accretion       Interest
     Class        Method   Days    Interest        PPIS         Expense(1)     Interest        Losses
------------------------------------------------------------------------------------------------------
                                     0.00          0.00           0.00          0.00            0.00
======================================================================================================



=================================================================================================================
              Additions
--------------------------------------                                       Remaining
   Prior        Prepay-        Other       Distributable      Interest      Outstanding        Credit Support
Int. Short-      ment         Interest      Certificate        Payment        Interest    -----------------------
 falls Due     Penalties    Proceeds(2)       Interest         Amount        Shortfalls   Original     Current(3)
----------------------------------------------------------------------------------------- -----------------------
   0.00          0.00          0.00             0.00            0.00           0.00
========================================================================================= =======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                  Statement Date:
LaSalle Bank N.A.                       PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                          Payment Date:
                                        PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                         Prior Payment:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                              Next Payment:
                                                        SERIES 2001-C1                                               Record Date:
                                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                                  CASH RECONCILIATION SUMMARY

---------------------------------
            INTEREST SUMMARY
---------------------------------
Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid  To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
---------------------------------
Interest Due Trust
---------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
---------------------------------
Remittance Interest
---------------------------------

--------------------------------
    SERVICING FEE SUMMARY
--------------------------------

Current Servicing Fees

Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
--------------------------------
Total Servicing Fees Paid
--------------------------------

--------------------------------
      PPIS SUMMARY
--------------------------------

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------
PPIS Reducing Scheduled Interest
--------------------------------
PPIS Reducing Servicing Fee
--------------------------------
PPIS Due Certificate
--------------------------------

------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
------------------------------------------------------------------------------
                                                    Balance          Count
------------------------------------------------------------------------------
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
------------------------------------------------------------------------------

----------------------------------
            PRINCIPAL SUMMARY
----------------------------------

SCHEDULED PRINCIPAL:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
----------------------------------
Scheduled Principal Distribution
----------------------------------
UNSCHEDULED PRINCIPAL:
----------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
----------------------------------
Unscheduled Principal Distribution
----------------------------------
Remittance Principal
----------------------------------

----------------------------------
Servicer Wire Amount
----------------------------------

                                                     ADVANCES
--------------------------------------------------------------------------------------------------------------------------
     PRIOR OUTSTANDING              CURRENT PERIOD                   RECOVERED                      ENDING OUTSTANDING
Principal          Interest    Principal      Interest     Principal            Interest        Principal         Interest
--------------------------------------------------------------------------------------------------------------------------

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                           ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
                                             PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                    Prior Payment:
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Next Payment:
                                                              SERIES 2001-C1                                         Record Date:
                                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                          ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY
                                                   Delinquency Aging Categories
                 -------------------------------------------------------------------------------------------
                  Delinq 1 Month     Delinq 2 Months   Delinq 3+ Months       Foreclosure           REO
Distribution     ----------------   ----------------   ----------------    -----------------    ------------
    Date         #        Balance   #         Balance  #        Balance    #         Balance    #    Balance
=============    ================   =================  ================    =================    ============

============================================================================================================

                  Special Event Categories (1)
-------------------------------------------------------------------
 Modifications          Specially Serviced            Bankruptcy
----------------        ------------------         ----------------
#        Balance         #         Balance         #        Balance
================        ==================         ================

===================================================================


(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                         ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                              Statement Date:
LaSalle Bank N.A.                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                        Payment Date:
                                          PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                       Prior Payment:
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Next Payment:
                                                           SERIES 2001-C1                                            Record Date:
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY
                 Ending Pool (1)   Payoffs (2)    Penalties     Appraisal Reduct. (2)       Liquidations (2)    Realized Losses (2)
Distribution     ---------------   -----------   -----------    ---------------------       ----------------    -------------------
  Date           #      Balance    #   Balance   #    Amount     #            Balance       #       Balance      #         Amount
============     ===============   ===========   ===========    =====================       ================    ===================

===================================================================================================================================


 Remaining Term        Curr Weighted Avg.
-----------------      ------------------
Life       Amort.      Coupon       Remit
=================      ==================

=========================================


(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                       ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                Statement Date:
LaSalle Bank N.A.                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                        Payment Date:
                                         PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                        Prior Payment:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                             Next Payment:
                                                      SERIES 2001-C1                                                 Record Date:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
=============================        ================================================         =======================
Disclosure       Distribution        Initial                 Payoff           Penalty         Prepayment     Maturity
Control #          Date              Balance      Code       Amount           Amount             Date          Date
-----------------------------        ================================================         =======================



=============================        ================================================         =======================
                                        CUMULATIVE              0               0
                                                             ========================


===========================         ============================================
                                                  Remaining Term
Property                                        ------------------          Note
  Type               State          DSCR        Life        Amort.          Rate
===========================         ============================================

================================================================================



05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                             ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                          Statement Date:
LaSalle Bank N.A.                             PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                    Payment Date:
                                              PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                   Prior Payment:
                                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       Next Payment:
                                                               SERIES 2001-C1                                        Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                           DELINQUENT LOAN DETAIL
====================================================================================================================================
                 Paid               Outstanding    Out. Property                       Special
Disclosure Doc   Thru  Current P&I      P&I          Protection        Advance         Servicer     Foreclosure   Bankruptcy    REO
   Control #     Date    Advance     Advances**       Advances     Description (1)  Transfer Date       Date         Date       Date
====================================================================================================================================

====================================================================================================================================




A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment

**  Outstanding P&I Advances include the current period P&I Advance

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                              ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                         Statement Date:
LaSalle Bank N.A.                              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                   Payment Date:
                                               PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                  Prior Payment:
                                                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Next Payment:
                                                                SERIES 2001-C1                                       Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                       MORTGAGE LOAN CHARACTERISTICS
                                DISTRIBUTION OF PRINCIPAL BALANCES
=================================================================================================
                                                                             Weighted Average
Current Scheduled               # of      Scheduled        % of        --------------------------
     Balances                  Loans       Balance        Balance      Term      Coupon      DSCR
=================================================================================================

=================================================================================================
                                 0            0            0.00%
=================================================================================================

Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance


                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
=================================================================================================
                                                                           Weighted Average
Fully Amortizing               # of       Scheduled        % of        --------------------------
 Mortgage Loans                Loans       Balance        Balance      Term      Coupon      DSCR
=================================================================================================

=================================================================================================
                                 0            0            0.00%
=================================================================================================

Minimum Remaining Term
Maximum Remaining Term


                            DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================================================
                                                                           Weighted Average
Current Mortgage               # of       Scheduled        % of        --------------------------
  Interest Rate                Loans       Balance        Balance      Term      Coupon      DSCR
=================================================================================================

=================================================================================================
                                 0            0            0.00%
=================================================================================================

Minimum Mortgage Interest Rate      10.0000%
Maximum Mortgage Interest Rate      10.0000%


                          DISTRIBUTION OF REMAINING TERM (BALLOON)
=================================================================================================
                                                                       Weighted Average
    Balloon                    # of       Scheduled        % of        --------------------------
Mortgage Loans                 Loans       Balance        Balance      Term      Coupon      DSCR
=================================================================================================
  0 to  60
 61 to 120
121 to 180
181 to 240
241 to 360

=================================================================================================
                                 0            0            0.00%
=================================================================================================

Minimum Remaining Term     0
Maximum Remaining Term     0

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                              ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                         Statement Date:
LaSalle Bank N.A.                              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                   Payment Date:
                                               PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                  Prior Payment:
                                                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Next Payment:
                                                               SERIES 2001-C1                                        Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                       MORTGAGE LOAN CHARACTERISTICS
                                   DISTRIBUTION OF DSCR (CURRENT)
=================================================================================================
 Debt Service                  # of       Scheduled        % of
Coverage Ratio                 Loans       Balance        Balance      WAMM       WAC        DSCR
=================================================================================================


=================================================================================================
                                 0             0            0.00%
=================================================================================================

Maximum  DSCR
Minimum  DSCR


                              DISTRIBUTION OF DSCR (CUTOFF)
=================================================================================================
 Debt Service                  # of       Scheduled        % of
Coverage Ratio                 Loans       Balance        Balance      WAMM       WAC        DSCR
=================================================================================================


                                 0             0            0.00%
===============================================================================================

Maximum  DSCR                            0.00
Minimum  DSCR                            0.00


                             GEOGRAPHIC DISTRIBUTION
=================================================================================================
                               # of       Scheduled        % of
State                          Loans       Balance        Balance      WAMM       WAC        DSCR
=================================================================================================


                                0                           0.00%
=================================================================================================

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                      ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                         Statement Date:
LaSalle Bank N.A.                      PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                   Payment Date:
                                       PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                  Prior Payment:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Next Payment:
                                                      SERIES 2001-C1                                         Record Date:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                               MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                     # of       Scheduled     % of
Property Types       Loans       Balance     Balance    WAMM     WAC        DSCR
================================================================================


================================================================================
                       0            0         0.00%
================================================================================


                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
Current Scheduled    # of       Scheduled     % of
     Balances        Loans       Balance     Balance    WAMM     WAC        DSCR
================================================================================


================================================================================

================================================================================



                         DISTRIBUTION OF LOAN SEASONING
================================================================================
                     # of       Scheduled     % of
Number of Years      Loans       Balance     Balance    WAMM     WAC        DSCR
================================================================================


================================================================================
                       0           0          0.00%
================================================================================



                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of       Scheduled     % of
      Year           Loans       Balance     Balance    WAMM     WAC        DSCR
================================================================================
     1998
     1999
     2000
     2001
     2002
     2003
     2004
     2005
     2006
     2007
     2008
 2009 & Longer
================================================================================
                       0           0          0.00%
================================================================================

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                          ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                           PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
                                           PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                     Prior Payment:
                                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Next Payment:
                                                           SERIES 2001-C1                                           Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                        LOAN LEVEL DETAIL
==================================================================================================================================
                                                    Operating                  Ending                               Spec.
Disclosure         Property                         Statement    Maturity    Principal   Note  Scheduled   Mod.     Serv     ASER
Control #    Grp     Type     State  DSCR    NOI       Date        Date       Balance    Rate     P&I      Flag     Flag     Flag
==================================================================================================================================
==================================================================================================================================


                              W/Avg  0.00     0                                   0                0
==================================================================================================================================


=======================================================
 Loan
Status                       Prepayment
Code(1)       Amount          Penalty             Date
=======================================================

=======================================================
                 0               0
=======================================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:  A.  P&I Adv -  in Grace Period
               B.  P&I Adv -  < one month delinq

               1.  P&I Adv -  delinquent 1 month
               2.  P&I Adv -  delinquent 2 months
               3.  P&I Adv -  delinquent 3+ months
               4.  Mat. Balloon/Assumed  P&I
               5.  Prepaid in Full
               6.  Specially  Serviced
               7.  Foreclosure
               8.  Bankruptcy
               9.  REO
              10.  DPO
              11.  Modification

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                     ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                  Statement Date:
LaSalle Bank N.A.                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                        Payment Date:
                                          PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                       Prior Payment:
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Next Payment:
                                                        SERIES 2001-C1                                               Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================
                                      Balance
   Disclosure    Transfer    -----------------------
   Control #       Date      Scheduled        Actual
====================================================

====================================================


========================================================================================
                    Remaining Term
Note     Maturity   --------------   Property                                       NOI
Rate       Date      Life    Amort.    Type              State   NOI      DSCR      Date
========================================================================================

========================================================================================


========================================================================================


















05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                           ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
                                             PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                    Prior Payment:
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Next Payment:
                                                             SERIES 2001-C1                                          Record Date:
                                                      ABN AMRO ACCT: XX-XXXX-XX-X

                                      SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

===========================================================
   Disclosure             Resolution
   Control #               Strategy                Comments
===========================================================


===========================================================








05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                                 ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                      Statement Date:
LaSalle Bank N.A.                                  PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION               Payment Date:
                                                   PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER              Prior Payment:
                                                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                                     SERIES 2001-C1                                  Record Date:
                                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                                                 MODIFIED LOAN DETAIL

================================================================================
Disclosure   Modification      Modification                      Modification
 Control #      Date               Code                           Description
================================================================================



05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                     ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                  Statement Date:
LaSalle Bank N.A.                     PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                            Payment Date:
                                      PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                           Prior Payment:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                              Next Payment:
                                                         SERIES 2001-C1                                              Record Date:
                                                  ABN AMRO ACCT: XX-XXXX-XX-X
                                                     REALIZED LOSS DETAIL
==================================================================================================================================
                                                             Beginning                   Gross Proceeds     Aggregate      Net
Distribution     Disclosure     Appraisal     Appraisal      Scheduled        Gross        as a % of      Liquidation  Liquidation
   Period        Control #        Date          Value         Balance        Proceeds    Sched Principal   Expenses *    Proceeds
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                  0.00           0.00                           0.00          0.00
CUMULATIVE                                                     0.00           0.00                           0.00          0.00
==================================================================================================================================



===========================
 Net Proceeds
  as a % of       Realized
Sched. Balance      Loss
===========================

---------------------------
                    0.00
                    0.00
===========================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                                 ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                      Statement Date:
LaSalle Bank N.A.                                  PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION               Payment Date:
                                                   PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER              Prior Payment:
                                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Next Payment:
                                                                   SERIES 2001-C1                                    Record Date:
                                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                            APPRAISAL REDUCTION DETAIL

==================================================
Disclosure    Appraisal   Scheduled      Reduction
 Control #    Red. Date    Balance        Amount
==================================================


==================================================



============================================================================================
                    Remaining Term                                             Appraisal
Note     Maturity   --------------   Property                             ------------------
Rate       Date     Life     Amort.    Type              State  DSCR      Value         Date
============================================================================================

============================================================================================




05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1
[OR OTHER CERTIFICATE REGISTRAR]

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
              ------------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate,



                                     F-1A-1
     any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner,
     (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of
     Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

          3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

          -- (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

          -- (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

          -- (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

          -- (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities


                                     F-1A-2
               owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

          --   (e) Other. (Please specify brief description of method) _________
               _________________________________________________________________
               _________________________________________________________________
               _______________________________________________________________ .

          4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

               (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

               (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

               (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.



                                     F-1A-3

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor,
(b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________






                                     F-1A-4

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1
[OR OTHER CERTIFICATE REGISTRAR]


       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate,



                                     F-1B-1
     any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner,
     (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of
     Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________






                                     F-1B-2

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1

[OR OTHER CERTIFICATE REGISTRAR]

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $__________] [evidencing a ____%
              Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a



                                    F-2A-1
     person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                             Nominee Acknowledgment
                             ----------------------

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    ____________________________________________
                                    (Nominee)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________





                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          -- Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          -- Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

          -- Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

----------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     F-2A-3
               institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          --   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          -- Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          -- State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          -- ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          -- Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          -- QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

          -- Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ______________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.



                                     F-2A-4

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   ___   Will the Transferee be purchasing the Transferred Certificates
     Yes    No   only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    ____________________________________________
                                               Print Name of Transferee

                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________




                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          -- The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          -- The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).



                                     F-2A-6

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ____   ___   Will the Transferee be purchasing the Transferred Certificates
     Yes    No    only for the Transferee's own account?


          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    Print Name of Transferee or Adviser

                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                    IF AN ADVISER:

                                    Print Name of Transferee


                                    Date: ______________________________________





                                     F-2A-7

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1

[OR OTHER CERTIFICATE REGISTRAR]

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ___ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable



                                     F-2B-1
     state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
          5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT



                                     F-2B-2

          COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO [(1)] A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") [OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR
          (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS].]

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                             Nominee Acknowledgment
                             ----------------------

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________




                                     F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class __ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), Prudential Asset Resources, Inc., as master servicer and RREEF special servicer, Lennar Partners, Inc. as general special servicer, LaSalle Bank National Association as trustee (the "Trustee"), ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated



                                     F-2C-1
     so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1),



                                     F-2C-2

          (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").]

          4. The Transferee has been furnished with all information regarding
     (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________





                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Prudential Securities Secured Financing Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

          -- Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          -- Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

          -- Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority


----------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     F-2C-4
               having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          --   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          -- Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          -- State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          -- ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          -- Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          -- QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

          -- Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities



                                     F-2C-5
     owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

     ____   ___   Will the Transferee be acquiring interests in the Transferred
     Yes    No    Yes No Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee)

                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________



                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Prudential Securities Secured Financing Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          -- The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          -- The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment



                                     F-2C-7

     Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

     ____   ____  Will the Transferee be acquiring interests in the Transferred
     Yes    No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee or Adviser)

                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                    IF AN ADVISER:

                                    Print Name of Transferee


                                    Date: ______________________________________




                                     F-2C-8

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

  [TRANSFEROR]

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class __ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $_________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor (the "Depositor"), Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold



                                     F-2D-1
     or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO [(1)] A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") [OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR
          (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN
          ENTITY



                                     F-2D-2

          IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR")].]

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                    Very truly yours,

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________





                                     F-2D-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ______ Certificates [having an initial Certificate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

          -- The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or



                                     G-1-1

          -- The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

          -- The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-29, 89-89 or 91-23), and such Plan (X)
               is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Mortgage Loan Seller, the Master Servicer, any Exemption-Favored Party, either Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and
               (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                    Very truly yours,

                                    [TRANSFEREE]


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________







                                     G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]


       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ____ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of May __, 2001 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

          -- The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

          -- The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section



                                     G-2-1

               406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

          -- The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-29, 89-89 or 91-23), and such Plan (X)
               is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Mortgage Loan Seller, the Master Servicer, any Exemption-Favored Party, either Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and
               (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                    [TRANSFEREE]


                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________




                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF               )
                       ) ss:
COUNTY OF              )


     ____________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
     prospective transferee (the "Transferee") of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person or domestic partnership whose beneficial interests are not all held by United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury



                                     H-1-1
     regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

          7. The Transferee's taxpayer identification number is
     _________________.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause
     (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. In accordance with Revenue Procedure 2001-12, I.R.B. 2001-2 (December 8, 2000): [Check the statement that applies]

          -- the consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "applicable federal rate" prescribed by Section 1274 of the Code as of the date hereof (with all applicable computations done in accordance with Rev. Proc. 2001-12) or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course



                                     H-1-2
               of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter; or

          --   the Transferee (i) is an "eligible corporation" as defined in
               Section 860L(a)(2) of the Code, as to which the income of Class R Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 860L of the Code) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

          11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          12. The Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.



                                     H-1-3

                                    [NAME OF TRANSFEREE]


                                    By: ________________________________________

                                        [Name of Officer] ______________________

                                        [Title of Officer] _____________________




[Corporate Seal]

ATTEST:

__________________________________
[Assistant] Secretary

     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

     Subscribed and sworn before me this ______ day of __________________,
________.




__________________________________
NOTARY PUBLIC


COUNTY OF ________________________

STATE OF _________________________

My Commission expires the ____ day of ___________, 20__.



                                     H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by



                                     H-2-1

     Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    By: ________________________________________
                                        [Transferor]

                                        Name: __________________________________

                                        Title: _________________________________





                                     H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [Date]

Moody's Investor's Service
99 Church Street
New York, NY  10007
Attention: __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY  10004
Attention: __________________

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Agreement") among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, the undersigned as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder, and relating to Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

     Notice is hereby given that ____________________________________ has designated ________________________________ to serve as the [RREEF] [General]
Special Servicer under the Agreement.

     The designation of ____________________________ as [RREEF] [General]
Special Servicer will become final if certain conditions are met and each Rating Agency delivers to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [RREEF] [General] Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                     I-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                    Very truly yours,

                                    ____________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________



Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By: ______________________________

    Name: ________________________

    Title: _______________________

    Date: ________________________


FITCH, INC.

By: ______________________________

    Name: ________________________

    Title: _______________________

    Date: ________________________



                                     I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICERS]
[DEPOSITOR]

       Re: Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

     Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of May 1, 2001 relating to Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [RREEF] [General] Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [RREEF] [General] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: _____________________.

                                    ____________________________________________

                                    By: ________________________________________

                                        Name: __________________________________

                                        Title: _________________________________



                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:

Prudential Securities Secured Financing Corporation
One New York Plaza, 18th floor
New York, New York 10292


SECURED PARTY:

LaSalle Bank National Association
as Trustee for the registered holders of Prudential Securities Secured Financing Corporation,
Commercial Mortgage Pass-Through
Certificates, Series 2001-C1
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1


TEXT:

See Exhibit I Attached Hereto

                                                          EXHIBIT I TO EXHIBIT J

     This Exhibit I is attached to and incorporated in a financing statement pertaining to Prudential Securities Secured Financing Corporation as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Series 2001-C1 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Prudential Asset Resources, Inc. as master servicer (in such capacity, the "Master Servicer") and special servicer for the RREEF mortgage loan (in such capacity, the "RREEF Special Servicer"), Lennar Partners, Inc. as special servicer for all mortgage loans other then the RREEF mortgage loan (in such capacity, the "General Special Servicer"), ABN AMRO Bank N.V. as fiscal agent, and The Prudential Insurance Company of America as RREEF B-note holder, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (collectively, the "Series 2001-C1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

          1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

          2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

          3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

          4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          5. All REO Property;

          6. (a) the respective REO Accounts required to be maintained by the Special Servicers pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in each REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicers pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

          8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          9. The Mortgage Loan Purchase Agreement and all rights of the Debtor thereunder.

          10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

          11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

          THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE

          OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                       EXHIBIT A TO EXHIBIT I TO EXHIBIT J

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]

                                                   MORTGAGE LOAN SCHEDULE


-----------------------------------------------------------------------------------------------------------------------------------

Control #     Loan ID                      Property Name                                       Street Address
-----------------------------------------------------------------------------------------------------------------------------------
    1         6104258     RREEF Portfolio
   1.a                    Bernardo Heights Corporate Center          10790, 10805 & 10815 Rancho Bernardo Road
   1.b                    Palo Verde Portfolio                       Various Addresses
   1.c                    Delaware Industrial Portfolio              Various Addresses
   1.d                    Stadium Plaza Business Park                Various Addresses
   1.e                    Coppell Business Center II                 1405, 1421, 1441 & 1461 South Beltline Road
   1.f                    Plano Tech Center                          800, 900 & 1000 Klein Road
   1.g                    Sunset Valley Village                      5601 Brodie Lane
   1.h                    Westwinds of Boca                          9774-9960 Glades Road
   1.I                    The Reserve at Lenox Park                  1200 Park Vista Drive
    2         6104039     Two Chase Manhattan Plaza                  20 Pine Street
    3         6104053     Towerpoint Resort Mobile Home Park         4860 East Main Street
    4         6104085     Good Life Mobile Home Park                 3403 East Main Street
    5         6103804     IDT Building                               520 Broad Street
    6         6104237     Ohana Waikiki Tower                        200 Lewers Street
    7         6104076     Anchorage Business Park                    400 W. Tudor Road and 4400-4730 Business Park Boulevard
    8         6104183     Anchorage Distribution Center              5311 and 5491 Minnesota Dr, 1300 W 56 Ave
    9         6104152     Gables Stonebridge Apartments              9135 Morning Ridge Road
   10         6104238     Outrigger Portfolio
  10.a                    Ohana Reef Lanai Hotel                     225 Saratoga Road
  10.b                    Ohana Royal Islander Hotel                 2164 Kalia Road
  10.c                    Outrigger Islander Waikiki Hotel           270 Lewers Street
   11         6104030     500 South Front Street                     500 South Front Street
   12         6104145     Lexmark Distribution Center                1510 E. 4th Street Road
   13         6104151     Brentwood Gables Apartments                570 Church Street East
   14         6104235     Oak Lawn Center                            4101 West 95th Street
   15         6104153     Gables Hendersonville Apartments           1070 West Main Street
   16         6103942     Caribbean Isle Apartments                  2848 Caribbean Isle Boulevard
   17         6104125     Scharrington Square                        2401-2545 W. Schaumburg Road
   18         6103980     Candlewood Suites - Milpitas               40 Ranch Drive
   19         6104170     Ligand Pharmaceuticals Building            10275 Science Center Drive
   20         6104128     Denbury Park Office Building               5100 Tennyson Parkway
   21         6103889     Rittenhouse Apartments                     6101 16th Street NW
   22         6104131     Emerald Cove Apartments                    9201 Glenwater Drive
   23         6104126     Azalea Building                            6324 Fairview Road
   24         6104010     Daniel Burnham Court                       One Daniel Burnham Court
   25         6104234     Pulaski Road Shopping Center               4433 South Pulaski Road
   26         6104120     Jones Apparel Group Building               250 Rittenhouse Circle
   27         6104033     Palms Plaza                                22191 Powerline Road
   28         6104022     King's Mill Apartments                     8917 North Davis Drive
   29         6104134     The Sterling Building                      1255 Euclid Avenue
   30         6104058     Lockwood Avenue Medical Office             110, 135, 140, 140A & 150 Lockwood Avenue
   31         6104075     Parkway Plaza                              235 & 295 Cumberland Parkway
   32         6104105     Amweld Industrial Portfolio
  32.a                    Amweld Property - Garrettsville            1500 Amweld Drive
  32.b                    Foremost Duct, Inc.                        33106 West Eight Mile Road
  32.c                    Amweld Property - Niles                    100 Plant Street
   33         6104169     Lost Hills Office Building                 27001 Agoura Road
   34         6104241     Sawgrass Promenade                         1337 South Military Trail
   35         6104242     Boca Village Square                        21230 St. Andrews Boulevard
   36         6104130     Candlewood Suites - Bellevue               15805 Southeast 37th Street
   37         6104147     Dakota Bank Building Phase I & II          51A-51B North Broadway Street
   38         6104166     Holy Cross Medical Plaza                   11550 Indian Hills Road
   39         6104099     18-20 Cherry Hill Drive                    18-20 Cherry Hill Drive
   40         6104172     435 North Roxbury Drive                    435 North Roxbury Drive
   41         6104225     Canyon Creek Apartments                    160 North Pantano Road
   42         6104032     Goffstown Plaza                            553 Mast Road
   43         6104177     Olympus America Building                   2400 Ringwood Avenue
   44         6104092     Shoppes at Atlantis                        5825 South Congress Avenue
   45         6104132     Jewelry Exchange Center                    7118-7184 North University Drive
   46         6104176     Ten Ten Glendale Square                    1010 Glendale Avenue
   47         6104148     Crown Point Apartments                     700 Crown Point Circle
   48         6104167     Simi Valley Business Park                  4505-4705 East Industrial Street
   49         6104182     River Park Business Center                 444 North 3rd Street
   50         6104000     Graham Packaging Building                  3280 Farmtrail Road
   51         6104168     Hillside Business Center                   940-990 Enchanted Way
   52         6104107     6399 San Ignacio Avenue                    6399 San Ignacio Avenue
   53         6103999     South Post Oak Shopping Center             10800 - 10806 South Post Oak Road
   54         6104180     JACO Medical Office Building - Lowell      122 - 130 Marshall Road
   55         6104269     JACO Medical Office Building - Savannah    325 West Montgomery Cross Road
   56         6104052     The Market at Murrell's Inlet              736 - 766 Mink Avenue
   57         6104121     Algon Gardens Apartments                   7314-7514 Algon Avenue
   58         6104201     Stone Creek Apartments                     5285 Cobblegate Drive
   59         6104175     ACPR1
  59.a                    Aragon Circle                              6900-6902 Aragon Circle
  59.b                    Gridley Place                              16912-16920 Gridley Place
  59.c                    Arctic Circle                              13000-13006 Arctic Circle
  59.d                    Marquardt                                  15005 Marquardt Ave. and 13744 Excelsior Ave.
   60         6104171     San Pedro and Peninsula Medical Center     1360 W. 6th Street
   61         6104088     EZ Storage - Parkville                     7304 McClean Boulevard
   62         6104110     The Offices at Sweetwater                  4645-4665 Sweetwater Boulevard
   63         6104055     Windward Town and Country Plaza - Phase II 201 Hamakua Drive
   64         6104074     Sunroad Valley Center                      4025 Camino Del Rio South
   65         6104198     Royal Sheridan Apartments                  4200 Sheridan Street
   66         6104146     Acropolis at Fairfield Commons             2689 Commons Boulevard, Building H
   67         6104073     FedEx Building (5)                         4 Meadow Street
   68         6103613     Brokaw Self Storage                        445 East Brokaw Road
   69         6104112     St. Louis Apartments                       3350 and 3355 East St. Louis Avenue
   70         6104216     Wood Ridge Apartments                      1900 Burton Drive
   71         6104008     Worthington Woods Apartments               635 Worthington Forest Place
   72         6103880     Weston Professional Centre                 2115-2149 North Commerce Parkway
   73         6104179     55 Concord Street Building                 55 Concord Street
   74         6104197     Heritage Greens Apartments                 8445 Springtree Drive
   75         6104136     Greenwood West Shopping Center             2302 US Highway 82 West
   76         6103964     Sherman Place Shopping Center              14415-14445 Sherman Way/7218-7222 Van Nuys Boulevard
   77         6104220     Water's Edge Apartments                    4415 Dylan Loop
   78         6104155     Huntington Hills                           4473 Cox Drive
   79         6104174     St. Joseph's Professional Building         2031 West Alameda Avenue
   80         6104028     Luhia Center I & II                        74-5605 & 74-5599 Luhia Street
   81         6104144     West Carmel Drive Office Building          865 West Carmel Drive
   82         6104019     Villa Del Lago Apartments                  3500 Milam Street
   83         6104038     Twin Marck and Northdale Portfolio
  83.a                    Twin Marck Apartments                      355-361 Babbitt Road
  83.b                    Northdale Club Apartments                  193 Northfield Road
   84         6104139     Georgian Apartments                        8005 Georgian Drive
   85         6104084     North Hill Apartments                      9828-9838 S.W. 88 Street
   86         6104150     Staples                                    868-870 West Main Road
   87         6104070     Pine Forest Shopping Center                9 Uvalde Road
   88         6104178     Litt Family Trust                          14918 Ventura Boulevard
   89         6104040     Country Square II Apartments               8401 Aiken Court
   90         6104109     Patton Place                               1421 Patton Place
   91         6104200     Davidson Plaza                             288 Talbert Boulevard
   92         6104240     219-223 Park Drive                         219-223 Park Drive
   93         6104054     Bank of America Portfolio
  93.a                    Bank of America Building                   1333 S. University Drive
  93.b                    2209 - 2211 Northeast 54th Street          2209 - 2211 Northeast 54th Street
   94         6104214     The Ridge Apartments                       9211 Dale Lane Court
   95         6104104     Shops at Pinecroft                         1440 Lake Woodlands Drive
   96         6104205     Eastgate Office Building                   711 East Gate Loop Road
   97         6104210     Stratford Lane Apartments                  5780 Milgen Road
   98         6104211     Holly Park Apartments                      5500 St. Mary's Road
   99         6104209     Gentian Oaks Apartments                    4503 Reese Road
   100        6104067     Mayfair Manor Apartments                   845 Pleasure Road
   101        6104289     CVS Drugstore                              620 West Pike Street
   102        6104086     El Paso Self Storage                       2935 Union Road
   103        6104184     Walgreens Pharmacy - Newport News          9976 Jefferson Avenue
   104        6104096     Edgewood Villa Apartments                  1601 Neshota Lane
   105        6104124     Paoli West Shopping Center                 16-34 Lancaster Avenue
   106        6104043     Country Crossing Apartments                6260 Greenwood Road
   107        6103911     Derek Plaza Shopping Center                2645-2669 Derek Drive
   108        6103962     Old Fort Crossing                          155-179 Mall Circle Road
   109        6104087     Yosemite Self Storage Facility             117 Creekwood Drive
   110        6104196     East Colonial Plaza                        11222 East Colonial Drive
   111        6104003     Gateway Center                             54 Meadow Street
   112        6104122     La Fontana Apartments                      5641 - 5661 NE 18th Avenue
   113        6104173     St. Joseph's of Tustin                     1095 Irvine Boulevard
   114        6103907     River Lake Shopping Center                 1301 Farm Road 2218
   115        6103955     90 Lamberton Road Building                 90 Lamberton Road
   116        6103910     Bryan Freedom Shopping Center              3203 Freedom Boulevard
   117        6103909     Highland Lakes Center                      2400 Highway 281 North
   118        6104097     The Birches Apartments                     4003 South Broad Street
   119        6103908     Port Arthur Shopping Center                4515 Twin City Highway


---------------------------------------------------------------------------------------------------------------------
                                                                           Original Loan          Cut-Off Balance
Control #                City               State       Zip Code             Balance ($)                ($)
---------------------------------------------------------------------------------------------------------------------
    1                                                                        91,000,000              91,000,000
   1.a                 San Diego              CA         92127
   1.b              Phoenix & Tempe           AZ        Various
   1.c                  Various               DE        Various
   1.d                  Anaheim               CA        Various
   1.e                  Coppell               TX         75019
   1.f                   Plano                TX         75074
   1.g               Sunset Valley            TX         78745
   1.h                Boca Raton              FL         33434
   1.I                  Atlanta               GA         30319
    2                  New York               NY         10005               70,000,000              69,709,807
    3                    Mesa                 AZ         85205               20,235,000              20,235,000
    4                    Mesa                 AZ         85213               19,665,000              19,665,000
    5                   Newark                NJ         07102               30,300,000              29,965,904
    6                  Honolulu               HI         96815               22,950,000              22,924,256
    7                  Anchorage              AK         99518               12,012,000              11,958,106
    8                  Anchorage              AK         99518               10,758,000              10,694,460
    9                   Cordova               TN         38018               22,000,000              22,000,000
   10                                                                        20,750,000              20,726,724
  10.a                 Honolulu               HI         96815
  10.b                 Honolulu               HI         96815
  10.c                 Honolulu               HI         96815
   11                  Columbus               OH         43212               19,150,000              19,078,070
   12                   Seymour               IN         47247               17,040,000              16,979,316
   13                  Brentwood              TN         37027               15,200,000              15,200,000
   14                  Oak Lawn               IL         60453               14,975,000              14,975,000
   15               Hendersonville            TN         37075               14,900,000              14,900,000
   16                  Melbourne              FL         32935               15,200,000              14,823,000
   17                 Schaumburg              IL         60194               13,475,000              13,436,969
   18                  Milpitas               CA         95035               13,400,000              13,305,184
   19                  San Diego              CA         92121               13,720,000              13,126,771
   20                    Plano                TX         75024               13,000,000              12,961,812
   21              Washington, D.C.           DC         20011               12,400,000              12,400,000
   22                  Charlotte              NC         28262               12,400,000              12,369,688
   23                  Charlotte              NC         28210               12,000,000              11,971,838
   24                San Francisco            CA         94109               12,000,000              11,950,679
   25                   Chicago               IL         60632               11,590,000              11,590,000
   26                   Bristol               PA         19007               10,000,000               9,969,432
   27                 Boca Raton              FL         33433                9,750,000               9,718,584
   28                  Pensacola              FL         32514                9,700,000               9,700,000
   29                  Cleveland              OH         44115                9,250,000               9,223,894
   30                New Rochelle             NY         10801                9,250,000               9,213,768
   31                Mechanicsburg            PA         17055                9,200,000               9,147,828
   32                                                                         8,850,000               8,803,145
  32.a               Garrettsville            OH         44231
  32.b                Farmington              MI         48336
  32.c                   Niles                OH         44446
   33                  Calabasas              CA         91302                9,100,000               8,630,057
   34               Deerfield Beach           FL         33442                8,500,000               8,500,000
   35                 Boca Raton              FL         33432                8,500,000               8,500,000
   36                  Bellevue               WA         98006                8,500,000               8,465,879
   37                    Fargo                ND         58102                8,000,000               7,994,216
   38                Mission Hills            CA         91345                8,100,000               7,709,766
   39                   Danvers               MA         01923                7,700,000               7,700,000
   40                Beverly Hills            CA         90210                7,830,000               7,452,774
   41                   Tucson                AZ         85710                7,400,000               7,389,616
   42                  Goffstown              NH         03045                7,500,000               7,207,137
   43                  San Jose               CA         95131                7,162,427               6,846,234
   44                  Atlantis               FL         33462                3,300,000               3,289,073
   45                   Tamarac               FL         33321                3,200,000               3,191,398
   46                  Glendale               CA         91206                6,601,000               6,316,424
   47                   Concord               NC         28027                6,200,000               6,195,399
   48                 Simi Valley             CA         93063                6,425,000               6,095,634
   49                 Sacramento              CA         95818                6,060,000               6,032,417
   50             Manchester Township         PA         17402                5,857,500               5,836,647
   51                 Simi Valley             CA         93065                6,035,000               5,725,755
   52                  San Jose               CA         95119                5,600,000               5,560,585
   53                   Houston               TX         77035                5,100,000               5,086,340
   54                   Lowell                MA         01852                3,050,000               3,050,000
   55                  Savannah               GA         31406                1,950,000               1,950,000
   56               Murrell's Inlet           SC         29576                5,010,000               4,995,860
   57                Philadelphia             PA         19111                5,000,000               4,987,902
   58                   Moraine               OH         45459                4,785,000               4,785,000
   59                                                                         5,216,250               4,707,886
  59.a                Buena Park              CA         90620
  59.b                 Cerritos               CA         90703
  59.c             Santa Fe Springs           CA         90670
  59.d             Santa Fe Springs           CA         90670
   60                  San Pedro              CA         90732                4,950,000               4,699,267
   61                  Parkville              MD         21234                4,600,000               4,580,236
   62                  Sugarland              TX         77479                4,540,000               4,527,135
   63                   Kailua                HI         96734                4,500,000               4,495,307
   64                  San Diego              CA         92108                4,312,500               4,298,417
   65                  Hollywood              FL         33021                4,250,000               4,243,248
   66                 Beavercreek             OH         45431                4,000,000               3,997,008
   67                   Norwalk               CT         06854                3,800,000               3,790,066
   68                  San Jose               CA         95112                3,800,000               3,787,125
   69                  Las Vegas              NV         89104                3,750,000               3,737,754
   70                   Austin                TX         78741                3,700,000               3,695,386
   71                  Columbus               OH         43229                3,600,000               3,588,270
   72                   Weston                FL         33326                3,500,000               3,479,452
   73                North Reading            MA         01864                3,450,000               3,450,000
   74                   Sunrise               FL         33351                3,400,000               3,394,599
   75                  Greenwood              MS         38930                3,357,500               3,347,637
   76                  Van Nuys               CA         91405                3,300,000               3,287,051
   77                Land O'Lakes             FL         34639                3,200,000               3,197,454
   78                    Stow                 OH         44224                3,160,000               3,153,247
   79                   Burbank               CA         91506                3,267,000               3,109,605
   80                 Kailua-Kona             HI         96740                2,950,000               2,920,726
   81                   Carmel                IN         46032                2,900,000               2,894,814
   82                 Shreveport              LA         71109                2,800,000               2,773,302
   83                                                                         2,568,000               2,557,808
  83.a                  Euclid                OH         44123
  83.b                  Bedford               OH         44146
   84                   Austin                TX         78753                2,535,000               2,528,621
   85                    Miami                FL         33176                2,400,000               2,397,038
   86                 Middletown              RI         02842                2,400,000               2,395,797
   87                   Houston               TX         77015                2,400,000               2,393,428
   88                Sherman Oaks             CA         91403                2,492,926               2,378,850
   89                    Tampa                FL         33615                2,350,000               2,342,646
   90                 Carrollton              TX         75007                2,340,000               2,338,263
   91                  Lexington              NC         27292                2,300,000               2,287,475
   92                   Boston                MA         02115                2,200,000               2,197,003
   93                                                                         2,100,000               2,098,115
  93.a                Plantation              FL         33324
  93.b              Ft. Lauderdale            FL         33355
   94              White Settlement           TX         76107                2,100,000               2,097,348
   95                  Woodlands              TX         77380                2,100,000               2,088,356
   96                 Chatanooga              TN         37411                2,000,000               2,000,000
   97                  Columbus               GA         31907                2,075,000               2,073,413
   98                  Columbus               GA         31907                1,950,000               1,948,509
   99                  Columbus               GA         31907                1,875,000               1,873,566
   100             Manheim Township           PA         17601                1,775,000               1,769,138
   101               Lawrenceville            GA         30042                1,750,000               1,750,000
   102                Paso Robles             CA         93446                1,690,000               1,682,609
   103               Newport News             VA         23605                1,630,000               1,626,678
   104                  Mobile                AL         36605                1,600,000               1,595,224
   105                   Paoli                PA         19301                1,575,000               1,569,517
   106                Shreveport              LA         71119                1,550,000               1,539,767
   107               Lake Charles             LA         70605                1,505,000               1,497,368
   108               Murfreesboro             TN         37129                1,500,000               1,495,851
   109                  Modesto               CA         95353                1,500,000               1,493,440
   110                  Orlando               FL         32825                1,450,000               1,450,000
   111                 New Haven              CT         06519                1,400,000               1,396,450
   112              Fort Lauderdale           FL         33334                1,275,000               1,271,241
   113                  Tustin                CA         92780                1,333,125               1,268,899
   114                 Richmond               TX         77469                1,220,000               1,213,814
   115                  Windsor               CT         06095                1,200,000               1,195,728
   116                   Bryan                TX         77802                1,130,000               1,123,729
   117               Marble Falls             TX         78654                1,100,000               1,094,422
   118                Scottsboro              AL         35769                1,000,000                 996,955
   119                Port Arthur             TX         77642                  845,000                 839,904




----------------------------------------------------------------------------------------------------------------------------------
                Monthly Payments                                                                                   Original
Control #            ($)                  Mortgage Rate         Original Term          Remaining Term         Amortization Term
----------------------------------------------------------------------------------------------------------------------------------
    1              503,154                   6.635%                  120                     120                     0
   1.a
   1.b
   1.c
   1.d
   1.e
   1.f
   1.g
   1.h
   1.I
    2              498,107                   7.680%                  120                     114                    360
    3              146,227                   7.840%                  126                     121                    360
    4              142,108                   7.840%                  126                     121                    360
    5              252,205                   8.900%                  240                     227                    300
    6              171,094                   7.600%                  120                     119                    300
    7               90,022                   7.660%                  120                     116                    300
    8               84,405                   7.660%                  120                     116                    264
    9              149,631                   7.220%                  120                     116                    360
   10              154,693                   7.600%                  120                     119                    300
  10.a
  10.b
  10.c
   11              142,255                   8.130%                  120                     114                    360
   12              127,926                   7.680%                  120                     117                    300
   13              103,382                   7.220%                  120                     116                    360
   14              103,276                   7.360%                  120                     120                    360
   15              101,341                   7.220%                  120                     116                    360
   16              112,938                   8.270%                  120                     111                    342
   17               97,003                   7.800%                  120                     116                    360
   18              110,532                   8.790%                  120                     112                    300
   19               99,211                   7.150%                  120                     87                     293
   20               91,790                   7.600%                  120                     116                    360
   21               91,245                   7.840%                  120                     117                    336
   22               86,872                   7.520%                  120                     117                    360
   23               86,052                   7.760%                  120                     117                    360
   24               87,885                   7.980%                   84                     78                     360
   25               79,931                   7.360%                  120                     120                    360
   26               69,238                   7.400%                   84                     80                     360
   27               71,067                   7.930%                  120                     115                    360
   28               72,370                   7.990%                  120                     114                    336
   29               66,588                   7.800%                  120                     116                    360
   30               67,487                   7.940%                  120                     114                    360
   31               74,058                   7.490%                  120                     117                    240
   32               74,577                   8.100%                  120                     117                    240
  32.a
  32.b
  32.c
   33               64,317                   7.000%                  121                     85                     300
   34               57,697                   7.200%                  120                     120                    360
   35               57,697                   7.200%                  120                     120                    360
   36               67,587                   8.350%                  120                     116                    300
   37               56,651                   7.630%                  120                     119                    360
   38               58,051                   7.050%                  120                     84                     293
   39               57,003                   7.520%                  120                     120                    300
   40               56,116                   7.050%                  120                     84                     293
   41               49,880                   7.130%                  120                     118                    360
   42               53,151                   8.010%                  120                     114                    360
   43               54,589                   7.740%                  120                     85                     292
   44               25,034                   8.120%                  120                     116                    330
   45               23,678                   7.900%                  120                     117                    336
   46               47,819                   7.170%                  120                     87                     293
   47               43,351                   7.500%                  120                     119                    360
   48               45,862                   7.110%                  121                     85                     300
   49               45,059                   7.570%                  120                     116                    300
   50               44,501                   8.370%                  120                     114                    360
   51               43,079                   7.110%                  121                     85                     300
   52               46,111                   7.790%                  120                     116                    240
   53               37,636                   8.060%                  120                     116                    360
   54               22,041                   7.840%                  120                     120                    360
   55               14,092                   7.840%                  120                     120                    360
   56               36,066                   7.800%                  120                     116                    360
   57               35,235                   7.580%                  120                     117                    360
   58               32,805                   7.300%                  120                     120                    360
   59               44,446                   7.110%                  120                     85                     202
  59.a
  59.b
  59.c
  59.d
   60               35,376                   7.020%                  120                     83                     293
   61               35,291                   7.930%                  120                     116                    300
   62               32,619                   7.780%                  120                     116                    360
   63               34,881                   8.050%                   84                     83                     300
   64               31,254                   7.870%                  120                     115                    360
   65               30,012                   7.400%                  120                     118                    336
   66               27,859                   7.460%                  120                     119                    360
   67               28,361                   8.180%                  120                     116                    360
   68               29,405                   8.030%                  120                     117                    300
   69               27,177                   7.870%                  144                     139                    360
   70               26,125                   7.600%                  120                     118                    360
   71               26,115                   7.880%                  120                     115                    360
   72               26,986                   8.530%                  120                     109                    360
   73               26,014                   7.730%                  120                     120                    300
   74               24,010                   7.400%                  120                     118                    336
   75               23,706                   7.600%                  120                     116                    360
   76               24,699                   8.210%                  120                     114                    360
   77               21,613                   7.150%                  120                     119                    360
   78               23,045                   7.350%                  120                     118                    300
   79               23,414                   7.050%                  120                     84                     293
   80               26,440                   8.350%                  120                     115                    216
   81               23,504                   7.580%                  120                     119                    240
   82               24,246                   8.470%                  240                     234                    240
   83               18,629                   7.880%                  120                     114                    360
  83.a
  83.b
   84               17,465                   7.350%                  120                     117                    360
   85               17,012                   7.640%                  120                     118                    360
   86               19,703                   7.750%                  180                     179                    240
   87               17,527                   7.950%                  120                     116                    360
   88               18,439                   7.400%                  120                     84                     292
   89               17,342                   8.060%                  120                     115                    360
   90               16,362                   7.500%                  120                     119                    360
   91               19,024                   7.850%                  120                     117                    240
   92               15,008                   7.250%                  120                     118                    360
   93               15,220                   7.620%                  120                     119                    330
  93.a
  93.b
   94               14,755                   7.550%                  120                     118                    360
   95               17,162                   7.690%                  120                     117                    240
   96               14,741                   7.470%                  120                     120                    300
   97               14,296                   7.350%                  120                     119                    360
   98               13,435                   7.350%                  120                     119                    360
   99               12,918                   7.350%                  120                     119                    360
   100              12,802                   7.820%                  120                     115                    360
   101              12,033                   7.330%                  120                     120                    360
   102              12,843                   7.820%                  120                     116                    300
   103              12,152                   7.600%                  120                     118                    300
   104              11,209                   7.520%                  120                     116                    360
   105              11,990                   7.840%                  120                     117                    300
   106              13,265                   8.310%                  240                     236                    240
   107              11,012                   7.970%                  120                     112                    360
   108              10,902                   7.900%                  120                     116                    360
   109              11,399                   7.820%                  120                     116                    300
   110              10,338                   7.700%                  120                     120                    360
   111              10,597                   8.330%                  120                     116                    360
   112               9,198                   7.570%                  120                     117                    330
   113               9,554                   7.050%                  120                     84                     293
   114               8,926                   7.970%                  120                     112                    360
   115               9,117                   8.370%                  120                     114                    360
   116               8,268                   7.970%                  120                     111                    360
   117               8,048                   7.970%                  120                     112                    360
   118               6,937                   7.420%                  120                     116                    360
   119               6,183                   7.970%                  120                     110                    360




----------------------------------------------------------------------------------------------------------------------
                   Remaining                                          Cross-Collateralized      Loan Administrative
Control #       Amortization Term        Cross-Collateralized             Properties                 Cost Rate (%)
----------------------------------------------------------------------------------------------------------------------
    1                   0                          No                                                 0.0523%
   1.a
   1.b
   1.c
   1.d
   1.e
   1.f
   1.g
   1.h
   1.I
    2                  354                         No                                                 0.0523%
    3                  360                         Yes                   6104085                      0.0523%
    4                  360                         Yes                   6104053                      0.0523%
    5                  287                         No                                                 0.0523%
    6                  299                         No                                                 0.0523%
    7                  296                         Yes                   6104183                      0.0523%
    8                  260                         Yes                   6104076                      0.0523%
    9                  360                         No                                                 0.0823%
   10                  299                         No                                                 0.0523%
  10.a
  10.b
  10.c
   11                  354                         No                                                 0.0523%
   12                  297                         No                                                 0.0523%
   13                  360                         No                                                 0.0823%
   14                  360                         No                                                 0.0523%
   15                  360                         No                                                 0.0823%
   16                  342                         No                                                 0.0523%
   17                  356                         No                                                 0.1023%
   18                  292                         No                                                 0.1023%
   19                  260                         No                                                 0.0523%
   20                  356                         No                                                 0.0523%
   21                  336                         No                                                 0.1023%
   22                  357                         No                                                 0.0923%
   23                  357                         No                                                 0.0823%
   24                  354                         No                                                 0.0523%
   25                  360                         No                                                 0.0523%
   26                  356                         No                                                 0.1023%
   27                  355                         No                                                 0.0823%
   28                  336                         No                                                 0.1023%
   29                  356                         No                                                 0.1023%
   30                  354                         No                                                 0.0823%
   31                  237                         No                                                 0.1023%
   32                  237                         No                                                 0.1023%
  32.a
  32.b
  32.c
   33                  264                         No                                                 0.0523%
   34                  360                         No                                                 0.0823%
   35                  360                         No                                                 0.0823%
   36                  296                         No                                                 0.1023%
   37                  359                         No                                                 0.0523%
   38                  257                         No                                                 0.0523%
   39                  300                         No                                                 0.1023%
   40                  257                         No                                                 0.0523%
   41                  358                         No                                                 0.0523%
   42                  354                         No                                                 0.0523%
   43                  257                         No                                                 0.0523%
   44                  326                         Yes                   6104132                      0.1023%
   45                  333                         Yes                   6104092                      0.1023%
   46                  260                         No                                                 0.0523%
   47                  359                         No                                                 0.0823%
   48                  264                         No                                                 0.0523%
   49                  296                         No                                                 0.0523%
   50                  354                         No                                                 0.0823%
   51                  264                         No                                                 0.0523%
   52                  236                         No                                                 0.0523%
   53                  356                         No                                                 0.1023%
   54                  360                         Yes                   6104269                      0.0523%
   55                  360                         Yes                   6104180                      0.0523%
   56                  356                         No                                                 0.0523%
   57                  357                         No                                                 0.1023%
   58                  360                         No                                                 0.0523%
   59                  167                         No                                                 0.0523%
  59.a
  59.b
  59.c
  59.d
   60                  256                         No                                                 0.0523%
   61                  296                         No                                                 0.0523%
   62                  356                         No                                                 0.1023%
   63                  299                         No                                                 0.1023%
   64                  355                         No                                                 0.0523%
   65                  334                         No                                                 0.0523%
   66                  359                         No                                                 0.0523%
   67                  356                         No                                                 0.1023%
   68                  297                         No                                                 0.1023%
   69                  355                         No                                                 0.0723%
   70                  358                         No                                                 0.1023%
   71                  355                         No                                                 0.0523%
   72                  349                         No                                                 0.1023%
   73                  300                         No                                                 0.0523%
   74                  334                         No                                                 0.0523%
   75                  356                         No                                                 0.0823%
   76                  354                         No                                                 0.0523%
   77                  359                         No                                                 0.0523%
   78                  298                         No                                                 0.1023%
   79                  257                         No                                                 0.0523%
   80                  211                         No                                                 0.0523%
   81                  239                         No                                                 0.0923%
   82                  234                         No                                                 0.0523%
   83                  354                         No                                                 0.1023%
  83.a
  83.b
   84                  357                         No                                                 0.0523%
   85                  358                         No                                                 0.0523%
   86                  239                         No                                                 0.1023%
   87                  356                         No                                                 0.1023%
   88                  256                         No                                                 0.0523%
   89                  355                         No                                                 0.0523%
   90                  359                         No                                                 0.0523%
   91                  237                         No                                                 0.1323%
   92                  358                         No                                                 0.1023%
   93                  329                         No                                                 0.1023%
  93.a
  93.b
   94                  358                         No                                                 0.1023%
   95                  237                         No                                                 0.1023%
   96                  300                         No                                                 0.0523%
   97                  359                         Yes             6104209 and 6104211                0.0523%
   98                  359                         Yes             6104209 and 6104210                0.0523%
   99                  359                         Yes             6104210 and 6104211                0.0523%
   100                 355                         No                                                 0.1023%
   101                 360                         No                                                 0.0523%
   102                 296                         No                                                 0.0523%
   103                 298                         No                                                 0.0523%
   104                 356                         No                                                 0.0523%
   105                 297                         No                                                 0.0823%
   106                 236                         No                                                 0.0523%
   107                 352                         No                                                 0.1023%
   108                 356                         No                                                 0.0823%
   109                 296                         No                                                 0.0523%
   110                 360                         No                                                 0.1023%
   111                 356                         No                                                 0.1023%
   112                 327                         No                                                 0.0523%
   113                 257                         No                                                 0.0523%
   114                 352                         No                                                 0.1023%
   115                 354                         No                                                 0.0923%
   116                 351                         No                                                 0.1023%
   117                 352                         No                                                 0.1023%
   118                 356                         No                                                 0.0523%
   119                 350                         No                                                 0.1023%



----------------------------------------------------------------------------------------------------------------------------------
               Interest Calculation
Control #     (Actual/360 or 30/360)         (Maturity Date                  ARD Date                 Fee/Leasehold
----------------------------------------------------------------------------------------------------------------------------------
    1                30/360                    05/01/2011                      N/A                  Various
   1.a                                                N/A                      N/A                  Fee
   1.b                                                N/A                      N/A                  Fee
   1.c                                                N/A                      N/A                  Fee
   1.d                                                N/A                      N/A                  Fee
   1.e                                                N/A                      N/A                  Fee
   1.f                                                N/A                      N/A                  Fee
   1.g                                                N/A                      N/A                  Fee
   1.h                                                N/A                      N/A                  Fee
   1.I                                                N/A                      N/A                  Fee
    2              Actual/360                  11/01/2010                      N/A                  Fee
    3              Actual/360                  06/01/2011                      N/A                  Fee
    4              Actual/360                  06/01/2011                      N/A                  Fee
    5              Actual/360                  04/01/2020                      N/A                  Fee
    6              Actual/360                  04/01/2011                      N/A                  Both Fee Simple and Leasehold
    7              Actual/360                  01/01/2011                      N/A                  Fee
    8              Actual/360                  01/01/2011                      N/A                  Leasehold
    9              Actual/360                  01/01/2011                      N/A                  Fee
   10              Actual/360                  04/01/2011                      N/A                  Various
  10.a                                                N/A                      N/A                  Leasehold
  10.b                                                N/A                      N/A                  Fee
  10.c                                                N/A                      N/A                  Fee
   11              Actual/360                  11/01/2010                      N/A                  Fee
   12              Actual/360                  02/01/2011                      N/A                  Fee
   13              Actual/360                  01/01/2011                      N/A                  Fee
   14              Actual/360                  05/01/2031               05/01/2011                  Fee
   15              Actual/360                  01/01/2011                      N/A                  Fee
   16              Actual/360                  08/01/2010                      N/A                  Fee
   17              Actual/360                  01/01/2011                      N/A                  Fee
   18              Actual/360                  09/01/2010                      N/A                  Fee
   19              Actual/360                  07/13/2008                      N/A                  Fee
   20              Actual/360                  01/01/2011                      N/A                  Fee
   21              Actual/360                  02/01/2011                      N/A                  Fee
   22              Actual/360                  02/01/2011                      N/A                  Fee
   23              Actual/360                  02/01/2011                      N/A                  Fee
   24                30/360                    11/01/2007                      N/A                  Fee
   25              Actual/360                  05/01/2031               05/01/2011                  Fee
   26              Actual/360                  01/01/2031               01/01/2008                  Leasehold
   27              Actual/360                  12/01/2010                      N/A                  Fee
   28              Actual/360                  11/01/2010                      N/A                  Fee
   29              Actual/360                  01/01/2011                      N/A                  Fee
   30              Actual/360                  11/01/2010                      N/A                  Fee
   31              Actual/360                  02/01/2011                      N/A                  Fee
   32              Actual/360                  02/01/2021               02/01/2011                  Various
  32.a                                                N/A                      N/A                  Fee
  32.b                                                N/A                      N/A                  Fee
  32.c                                                N/A                      N/A                  Fee
   33                30/360                    05/11/2008                      N/A                  Fee
   34              Actual/360                  05/01/2011                      N/A                  Fee
   35              Actual/360                  05/01/2011                      N/A                  Fee
   36              Actual/360                  01/01/2011                      N/A                  Fee
   37              Actual/360                  04/01/2031               04/01/2011                  Fee
   38              Actual/360                  04/22/2008                      N/A                  Fee
   39              Actual/360                  05/01/2011                      N/A                  Fee
   40              Actual/360                  04/22/2008                      N/A                  Fee
   41              Actual/360                  03/01/2011                      N/A                  Fee
   42              Actual/360                  11/01/2030               11/01/2010                  Fee
   43              Actual/360                  06/01/2008                      N/A                  Fee
   44              Actual/360                  01/01/2011                      N/A                  Fee
   45              Actual/360                  02/01/2011                      N/A                  Fee
   46              Actual/360                  07/17/2008                      N/A                  Fee
   47              Actual/360                  04/01/2011                      N/A                  Fee
   48                30/360                    05/11/2008                      N/A                  Fee
   49              Actual/360                  01/01/2011                      N/A                  Fee
   50              Actual/360                  11/01/2030               11/01/2010                  Fee
   51                30/360                    05/11/2008                      N/A                  Leasehold
   52              Actual/360                  01/01/2011                      N/A                  Fee
   53              Actual/360                  01/01/2011                      N/A                  Fee
   54              Actual/360                  05/01/2011                      N/A                  Fee
   55              Actual/360                  05/01/2011                      N/A                  Fee
   56              Actual/360                  01/01/2011                      N/A                  Fee
   57              Actual/360                  02/01/2011                      N/A                  Fee
   58              Actual/360                  05/01/2031               05/01/2011                  Fee
   59              Actual/360                  05/15/2008                      N/A                  Various
  59.a                                                N/A                      N/A                  Fee
  59.b                                                N/A                      N/A                  Fee
  59.c                                                N/A                      N/A                  Fee
  59.d                                                N/A                      N/A                  Fee
   60              Actual/360                  04/01/2008                      N/A                  Fee
   61              Actual/360                  01/01/2011                      N/A                  Fee
   62              Actual/360                  01/01/2011                      N/A                  Fee
   63              Actual/360                  04/01/2008                      N/A                  Leasehold
   64              Actual/360                  12/01/2010                      N/A                  Fee
   65              Actual/360                  03/01/2011                      N/A                  Fee
   66              Actual/360                  04/01/2011                      N/A                  Fee
   67              Actual/360                  01/01/2031               01/01/2011                  Fee
   68              Actual/360                  02/01/2011                      N/A                  Fee
   69              Actual/360                  12/01/2012                      N/A                  Fee
   70              Actual/360                  03/01/2011                      N/A                  Fee
   71              Actual/360                  12/01/2010                      N/A                  Fee
   72              Actual/360                  06/01/2030               06/01/2010                  Fee
   73              Actual/360                  05/01/2011                      N/A                  Fee
   74              Actual/360                  03/01/2011                      N/A                  Fee
   75              Actual/360                  01/01/2011                      N/A                  Fee
   76                30/360                    11/01/2010                      N/A                  Fee
   77              Actual/360                  04/01/2011                      N/A                  Fee
   78              Actual/360                  03/01/2011                      N/A                  Fee
   79              Actual/360                  04/22/2008                      N/A                  Fee
   80              Actual/360                  12/01/2010                      N/A                  Leasehold
   81              Actual/360                  04/01/2021               04/01/2011                  Fee
   82              Actual/360                  11/01/2020                      N/A                  Fee
   83              Actual/360                  11/01/2010                      N/A                  Various
  83.a                                                N/A                      N/A                  Fee
  83.b                                                N/A                      N/A                  Fee
   84              Actual/360                  02/01/2011                      N/A                  Fee
   85              Actual/360                  03/01/2011                      N/A                  Fee
   86              Actual/360                  04/01/2016                      N/A                  Leasehold
   87              Actual/360                  01/01/2011                      N/A                  Fee
   88              Actual/360                  04/22/2008                      N/A                  Fee
   89              Actual/360                  12/01/2010                      N/A                  Fee
   90              Actual/360                  04/01/2011                      N/A                  Fee
   91              Actual/360                  02/01/2011                      N/A                  Fee
   92              Actual/360                  03/01/2011                      N/A                  Fee
   93              Actual/360                  04/01/2011                      N/A                  Various
  93.a                                                N/A                      N/A                  Fee
  93.b                                                N/A                      N/A                  Fee
   94              Actual/360                  03/01/2011                      N/A                  Fee
   95              Actual/360                  02/01/2011                      N/A                  Fee
   96              Actual/360                  05/01/2011                      N/A                  Fee
   97              Actual/360                  04/01/2011                      N/A                  Fee
   98              Actual/360                  04/01/2011                      N/A                  Fee
   99              Actual/360                  04/01/2011                      N/A                  Fee
   100             Actual/360                  12/01/2010                      N/A                  Fee
   101             Actual/360                  05/01/2031               05/01/2011                  Fee
   102             Actual/360                  01/01/2011                      N/A                  Fee
   103             Actual/360                  03/01/2011                      N/A                  Fee
   104             Actual/360                  01/01/2011                      N/A                  Fee
   105             Actual/360                  02/01/2011                      N/A                  Fee
   106             Actual/360                  01/01/2021                      N/A                  Fee
   107             Actual/360                  09/01/2010                      N/A                  Fee
   108             Actual/360                  01/01/2011                      N/A                  Fee
   109             Actual/360                  01/01/2011                      N/A                  Fee
   110             Actual/360                  05/01/2011                      N/A                  Fee
   111             Actual/360                  01/01/2011                      N/A                  Fee
   112             Actual/360                  02/01/2011                      N/A                  Fee
   113             Actual/360                  04/22/2008                      N/A                  Fee
   114             Actual/360                  09/01/2010                      N/A                  Fee
   115             Actual/360                  11/01/2030               11/01/2010                  Fee
   116             Actual/360                  08/01/2010                      N/A                  Fee
   117             Actual/360                  09/01/2010                      N/A                  Fee
   118             Actual/360                  01/01/2011                      N/A                  Fee
   119             Actual/360                  07/01/2010                      N/A                  Fee


-------------------------------------------------------------------------------------------------------------------

Control #                  Defeasance Provision                                   Loan Seller
-------------------------------------------------------------------------------------------------------------------
    1         N/A                                             Prudential Mortgage Capital Funding, LLC
   1.a        N/A
   1.b        N/A
   1.c        N/A
   1.d        N/A
   1.e        N/A
   1.f        N/A
   1.g        N/A
   1.h        N/A
   1.I        N/A
    2         L(31), D(85), O(4)                              Prudential Mortgage Capital Funding, LLC
    3         L(48), D(71), O(7)                              Prudential Mortgage Capital Funding, LLC
    4         L(48), D(71), O(7)                              Prudential Mortgage Capital Funding, LLC
    5         L(49), D or > YM or 1% (184), O(7)              Prudential Mortgage Capital Funding, LLC
    6         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
    7         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
    8         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
    9         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   10         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
  10.a        N/A
  10.b        N/A
  10.c        N/A
   11         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   12         L(28), D(88), O(4)                              Prudential Mortgage Capital Funding, LLC
   13         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   14         L(25), D(91), O(4)                              Prudential Mortgage Capital Funding, LLC
   15         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   16         L(36), D(80), O(4)                              Prudential Mortgage Capital Funding, LLC
   17         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   18         L(48), D(65), O(7)                              Prudential Mortgage Capital Funding, LLC
   19         L(47), YM(10), D or YM(59), O(4)                Prudential Mortgage Capital Funding, LLC
   20         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   21         L(27), D(89), O(4)                              Prudential Mortgage Capital Funding, LLC
   22         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   23         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   24         L(48), D(32), O(4)                              Prudential Mortgage Capital Funding, LLC
   25         L(25), D(91), O(4)                              Prudential Mortgage Capital Funding, LLC
   26         L(29), D(51), O(4)                              Prudential Mortgage Capital Funding, LLC
   27         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   28         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   29         L(48), D(65), O(7)                              Prudential Mortgage Capital Funding, LLC
   30         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   31         L(27), D(89), O(4)                              Prudential Mortgage Capital Funding, LLC
   32         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
  32.a        N/A
  32.b        N/A
  32.c        N/A
   33         N/A                                             Prudential Mortgage Capital Funding, LLC
   34         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   35         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   36         L(48), D(65), O(7)                              Prudential Mortgage Capital Funding, LLC
   37         L(26), D(90), O(4)                              Prudential Mortgage Capital Funding, LLC
   38         L(61), D(54), O(5)                              Prudential Mortgage Capital Funding, LLC
   39         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   40         N/A                                             Prudential Mortgage Capital Funding, LLC
   41         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   42         L(36), D(80), O(4)                              Prudential Mortgage Capital Funding, LLC
   43         N/A                                             Prudential Mortgage Capital Funding, LLC
   44         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   45         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   46         N/A                                             Prudential Mortgage Capital Funding, LLC
   47         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   48         N/A                                             Prudential Mortgage Capital Funding, LLC
   49         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   50         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   51         N/A                                             Prudential Mortgage Capital Funding, LLC
   52         L(60), D(56), O(4)                              Prudential Mortgage Capital Funding, LLC
   53         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   54         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   55         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   56         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   57         L(36), D(80), O(4)                              Prudential Mortgage Capital Funding, LLC
   58         N/A                                             Prudential Mortgage Capital Funding, LLC
   59         N/A                                             Prudential Mortgage Capital Funding, LLC
  59.a        N/A
  59.b        N/A
  59.c        N/A
  59.d        N/A
   60         L(62), D(53), O(5)                              Prudential Mortgage Capital Funding, LLC
   61         N/A                                             Prudential Mortgage Capital Funding, LLC
   62         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   63         N/A                                             Prudential Mortgage Capital Funding, LLC
   64         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   65         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   66         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   67         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   68         N/A                                             Prudential Mortgage Capital Funding, LLC
   69         N/A                                             Prudential Mortgage Capital Funding, LLC
   70         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   71         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   72         L(47), D(66), O(7)                              Prudential Mortgage Capital Funding, LLC
   73         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   74         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   75         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   76         L(35), D(81), O(4)                              Prudential Mortgage Capital Funding, LLC
   77         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   78         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   79         L(61), D(54), O(5)                              Prudential Mortgage Capital Funding, LLC
   80         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   81         L(26), D(90), O(4)                              Prudential Mortgage Capital Funding, LLC
   82         N/A                                             Prudential Mortgage Capital Funding, LLC
   83         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
  83.a        N/A
  83.b        N/A
   84         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   85         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   86         L(26), D(150), O(4)                             Prudential Mortgage Capital Funding, LLC
   87         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   88         N/A                                             Prudential Mortgage Capital Funding, LLC
   89         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   90         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   91         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   92         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   93         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
  93.a        N/A
  93.b        N/A
   94         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   95         L(27), D(89), O(4)                              Prudential Mortgage Capital Funding, LLC
   96         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   97         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   98         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   99         L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   100        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   101        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   102        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   103        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   104        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   105        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   106        N/A                                             Prudential Mortgage Capital Funding, LLC
   107        N/A                                             Prudential Mortgage Capital Funding, LLC
   108        L(47), D(69), O(4)                              Prudential Mortgage Capital Funding, LLC
   109        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   110        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   111        L(47),  D(72), O(1)                             Prudential Mortgage Capital Funding, LLC
   112        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   113        L(61), D(54), O(5)                              Prudential Mortgage Capital Funding, LLC
   114        N/A                                             Prudential Mortgage Capital Funding, LLC
   115        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   116        N/A                                             Prudential Mortgage Capital Funding, LLC
   117        N/A                                             Prudential Mortgage Capital Funding, LLC
   118        L(48), D(68), O(4)                              Prudential Mortgage Capital Funding, LLC
   119        N/A                                             Prudential Mortgage Capital Funding, LLC


(1) The Underlying Mortgage Loan secured by Caribbean Isle Apartments follows the following amortization schedule:

     Payments from June 1, 2001 through August 1, 2002 are interest only in a fixed amount of $103,585.27. Payments from September 1, 2002 through the maturity date are in the amount of $112,938.23 based on a 342 month amortization.

     The fixed interest only payment amount for the Underlying Mortgage Loan secured by Carribbean Isle Apartments, as described above, was calculated for the full interest only term on an Actual/360 basis and divided by the actual number of months of the interest only term. Therefore, the monthly interest only payments are effectively collected and applied based on an interest rate of 8.39% when calculated on a 30/360 basis.

                                   EXHIBIT K-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1

          Re: Prudential Securities Secured Financing Corporation, Commercial
              Mortgage Pass-Through Certificates, Series 2001-C1
              ---------------------------------------------------------------

     In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as Depositor, Prudential Asset Resources, Inc. as Master Servicer and as RREEF Special Servicer, Lennar Partners, Inc. as General Special Servicer, LaSalle Bank National Association as Trustee, ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America as RREEF B-Note Holder, with respect to the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information"):

          ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.


                                     K-1-1

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                          [CERTIFICATEHOLDER] [BENEFICIAL
                                          HOLDER OF A CERTIFICATE]


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Telephone No.:



                                      K-1-2

                                   EXHIBIT K-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities, 2001-C1

             Re: Prudential Securities Secured Financing Corporation, Commercial
                 Mortgage Pass-Through Certificates, Series 2001-C1
                 ---------------------------------------------------------------

     In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as Depositor, Prudential Asset Resources, Inc. as Master Servicer and as RREEF Special Servicer, Lennar Partners, Inc. as General Special Servicer, LaSalle Bank National Association as Trustee, ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America as RREEF B-Note Holder, with respect to the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is contemplating an investment in the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the


                                     K-2-1
          investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                          [PROSPECTIVE PURCHASER]


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Telephone No.:


                                     K-2-2

                                    EXHIBIT L

                      SCHEDULE OF DESIGNATED SUB-SERVICERS




                             [See Attached Schedule]


                                                      EXHIBIT L

                                        SCHEDULE OF DESIGNATED SUB-SERVICERS

CONTROL #  LOAN ID               PROPERTY NAME                    CUT-OFF BALANCE           SUBSERVICER     SUBSERVICING STRIP
------------------------------------------------------------------------------------------------------------------------------
   1       6104258     RREEF Portfolio                               91,000,000           Not Applicable
   2       6104039     Two Chase Manhattan Plaza                     69,709,807           Not Applicable
   3       6104053     Towerpoint Resort Mobile Home Park            20,235,000           Not Applicable
   4       6104085     Good Life Mobile Home Park                    19,665,000           Not Applicable
   5       6103804     IDT Building                                  29,965,904           Not Applicable
   6       6104237     Ohana Waikiki Tower                           22,924,256           Not Applicable
   7       6104076     Anchorage Business Park                       11,958,106           Not Applicable
   8       6104183     Anchorage Distribution Center                 10,694,460           Not Applicable
   9       6104152     Gables Stonebridge Apartments                 22,000,000                PMCC               0.03%
  10       6104238     Outrigger Portfolio                           20,726,724           Not Applicable
  11       6104030     500 South Front Street                        19,078,070           Not Applicable
  12       6104145     Lexmark Distribution Center                   16,979,316           Not Applicable
  13       6104151     Brentwood Gables Apartments                   15,200,000                PMCC               0.03%
  14       6104235     Oak Lawn Center                               14,975,000           Not Applicable
  15       6104153     Gables Hendersonville Apartments              14,900,000                PMCC               0.03%
  16       6103942     Caribbean Isle Apartments                     14,823,000           Not Applicable
  17       6104125     Scharrington Square                           13,436,969                PMCC               0.05%
  18       6103980     Candlewood Suites - Milpitas                  13,305,184                PMCC               0.05%
  19       6104170     Ligand Pharmaceuticals Building               13,126,771           Not Applicable
  20       6104128     Denbury Park Office Building                  12,961,812           Not Applicable
  21       6103889     Rittenhouse Apartments                        12,400,000                PMCC               0.05%
  22       6104131     Emerald Cove Apartments                       12,369,688                PMCC               0.04%
  23       6104126     Azalea Building                               11,971,838                PMCC               0.03%
  24       6104010     Daniel Burnham Court                          11,950,679           Not Applicable
  25       6104234     Pulaski Road Shopping Center                  11,590,000           Not Applicable
  26       6104120     Jones Apparel Group Building                   9,969,432                PMCC               0.05%
  27       6104033     Palms Plaza                                    9,718,584                PMCC               0.03%
  28       6104022     King's Mill Apartments                         9,700,000                PMCC               0.05%
  29       6104134     The Sterling Building                          9,223,894                PMCC               0.05%
  30       6104058     Lockwood Avenue Medical Office                 9,213,768                PMCC               0.03%
  31       6104075     Parkway Plaza                                  9,147,828                PMCC               0.05%
  32       6104105     Amweld Industrial Portfolio                    8,803,145                PMCC               0.05%
  33       6104169     Lost Hills Office Building                     8,630,057           Not Applicable
  34       6104241     Sawgrass Promenade                             8,500,000                PMCC               0.03%
  35       6104242     Boca Village Square                            8,500,000                PMCC               0.03%
  36       6104130     Candlewood Suites - Bellevue                   8,465,879                PMCC               0.05%
  37       6104147     Dakota Bank Building Phase I & II              7,994,216           Not Applicable
  38       6104166     Holy Cross Medical Plaza                       7,709,766           Not Applicable
  39       6104099     18-20 Cherry Hill Drive                        7,700,000                PMCC               0.05%
  40       6104172     435 North Roxbury Drive                        7,452,774           Not Applicable
  41       6104225     Canyon Creek Apartments                        7,389,616           Not Applicable
  42       6104032     Goffstown Plaza                                7,207,137           Not Applicable
  43       6104177     Olympus America Building                       6,846,234           Not Applicable
  44       6104092     Shoppes at Atlantis                            3,289,073                PMCC               0.05%
  45       6104132     Jewelry Exchange Center                        3,191,398                PMCC               0.05%
  46       6104176     Ten Ten Glendale Square                        6,316,424           Not Applicable
  47       6104148     Crown Point Apartments                         6,195,399                PMCC               0.03%
  48       6104167     Simi Valley Business Park                      6,095,634           Not Applicable
  49       6104182     River Park Business Center                     6,032,417           Not Applicable
  50       6104000     Graham Packaging Building                      5,836,647                PMCC               0.03%
  51       6104168     Hillside Business Center                       5,725,755           Not Applicable
  52       6104107     6399 San Ignacio Avenue                        5,560,585           Not Applicable
  53       6103999     South Post Oak Shopping Center                 5,086,340                PMCC               0.05%
  54       6104180     JACO Medical Office Building - Lowell          3,050,000           Not Applicable
  55       6104269     JACO Medical Office Building - Savannah        1,950,000           Not Applicable
  56       6104052     The Market at Murrell's Inlet                  4,995,860           Not Applicable
  57       6104121     Algon Gardens Apartments                       4,987,902                PMCC               0.05%
  58       6104201     Stone Creek Apartments                         4,785,000           Not Applicable
  59       6104175     ACPR1                                          4,707,886           Not Applicable
  60       6104171     San Pedro and Peninsula Medical Center         4,699,267           Not Applicable
  61       6104088     EZ Storage - Parkville                         4,580,236           Not Applicable
  62       6104110     The Offices at Sweetwater                      4,527,135                PMCC               0.05%


                                                      EXHIBIT L

                                        SCHEDULE OF DESIGNATED SUB-SERVICERS


CONTROL #  LOAN ID               PROPERTY NAME                    CUT-OFF BALANCE           SUBSERVICER     SUBSERVICING STRIP
------------------------------------------------------------------------------------------------------------------------------
   63      6104055     Windward Town and Country Plaza - Phase II     4,495,307                PMCC               0.05%
   64      6104074     Sunroad Valley Center                          4,298,417           Not Applicable
   65      6104198     Royal Sheridan Apartments                      4,243,248           Not Applicable
   66      6104146     Acropolis at Fairfield Commons                 3,997,008           Not Applicable
   67      6104073     FedEx Building                                 3,790,066                PMCC               0.05%
   68      6103613     Brokaw Self Storage                            3,787,125                PMCC               0.05%
   69      6104112     St. Louis Apartments                           3,737,754                PMCC               0.02%
   70      6104216     Wood Ridge Apartments                          3,695,386                PMCC               0.05%
   71      6104008     Worthington Woods Apartments                   3,588,270           Not Applicable
   72      6103880     Weston Professional Centre                     3,479,452                PMCC               0.05%
   73      6104179     55 Concord Street Building                     3,450,000           Not Applicable
   74      6104197     Heritage Greens Apartments                     3,394,599           Not Applicable
   75      6104136     Greenwood West Shopping Center                 3,347,637                PMCC               0.03%
   76      6103964     Sherman Place Shopping Center                  3,287,051           Not Applicable
   77      6104220     Water's Edge Apartments                        3,197,454           Not Applicable
   78      6104155     Huntington Hills                               3,153,247                PMCC               0.05%
   79      6104174     St. Joseph's Professional Building             3,109,605           Not Applicable
   80      6104028     Luhia Center I & II                            2,920,726           Not Applicable
   81      6104144     West Carmel Drive Office Building              2,894,814                PMCC               0.04%
   82      6104019     Villa Del Lago Apartments                      2,773,302           Not Applicable
   83      6104038     Twin Marck and Northdale Portfolio             2,557,808                PMCC               0.05%
   84      6104139     Georgian Apartments                            2,528,621           Not Applicable
   85      6104084     North Hill Apartments                          2,397,038           Not Applicable
   86      6104150     Staples                                        2,395,797                PMCC               0.05%
   87      6104070     Pine Forest Shopping Center                    2,393,428                PMCC               0.05%
   88      6104178     Litt Family Trust                              2,378,850           Not Applicable
   89      6104040     Country Square II Apartments                   2,342,646           Not Applicable
   90      6104109     Patton Place                                   2,338,263           Not Applicable
   91      6104200     Davidson Plaza                                 2,287,475                PMCC               0.08%
   92      6104240     219-223 Park Drive                             2,197,003                PMCC               0.05%
   93      6104054     Bank of America Portfolio                      2,098,115                PMCC               0.05%
   94      6104214     The Ridge Apartments                           2,097,348                PMCC               0.05%
   95      6104104     Shops at Pinecroft                             2,088,356                PMCC               0.05%
   96      6104205     Eastgate Office Building                       2,000,000           Not Applicable
   97      6104210     Stratford Lane Apartments                      2,073,413           Not Applicable
   98      6104211     Holly Park Apartments                          1,948,509           Not Applicable
   99      6104209     Gentian Oaks Apartments                        1,873,566           Not Applicable
  100      6104067     Mayfair Manor Apartments                       1,769,138                PMCC               0.05%
  101      6104289     CVS Drugstore                                  1,750,000           Not Applicable
  102      6104086     El Paso Self Storage                           1,682,609           Not Applicable
  103      6104184     Walgreens Pharmacy - Newport News              1,626,678           Not Applicable
  104      6104096     Edgewood Villa Apartments                      1,595,224           Not Applicable
  105      6104124     Paoli West Shopping Center                     1,569,517                PMCC               0.03%
  106      6104043     Country Crossing Apartments                    1,539,767           Not Applicable
  107      6103911     Derek Plaza Shopping Center                    1,497,368                PMCC               0.05%
  108      6103962     Old Fort Crossing                              1,495,851                PMCC               0.03%
  109      6104087     Yosemite Self Storage Facility                 1,493,440           Not Applicable
  110      6104196     East Colonial Plaza                            1,450,000                PMCC               0.05%
  111      6104003     Gateway Center                                 1,396,450                PMCC               0.05%
  112      6104122     La Fontana Apartments                          1,271,241           Not Applicable
  113      6104173     St. Joseph's of Tustin                         1,268,899           Not Applicable
  114      6103907     River Lake Shopping Center                     1,213,814                PMCC               0.05%
  115      6103955     90 Lamberton Road Building                     1,195,728                PMCC               0.04%
  116      6103910     Bryan Freedom Shopping Center                  1,123,729                PMCC               0.05%
  117      6103909     Highland Lakes Center                          1,094,422                PMCC               0.05%
  118      6104097     The Birches Apartments                           996,955           Not Applicable
  119      6103908     Port Arthur Shopping Center                      839,904                PMCC               0.05%


                                    EXHIBIT M

                       FORM OF AGREEMENT AMONG NOTEHOLDERS



                            [See Attached Agreement]

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                          AGREEMENT AMONG NOTE HOLDERS

                           Dated as of April 30, 2001

                                 by and between

                    PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC,

                             (Initial Note A Holder)

                                       and

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

                             (Initial Note B Holder)

--------------------------------------------------------------------------------

     THIS AGREEMENT AMONG NOTE HOLDERS (this "Agreement"), dated as of April 30, 2001, by and between PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC (the "Initial Note A Holder") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Initial Note B Holder").

                              W I T N E S S E T H:

     WHEREAS, the Initial Note A Holder has made certain mortgage loans in the original aggregate principal amount of $155,385,000 (together, the "Mortgage Loan") evidenced by two promissory notes, Promissory Note A in the original principal amount of $91,000,000 ("Note A") and Promissory Note B in the original principal amount of $64,385,000 ("Note B");

     WHEREAS, the Mortgage Loan is secured by first mortgage liens (each, a "Mortgage"), as more particularly described in the attached Mortgage Loan Schedule, on parcels of real property located at the locations set forth on Exhibit A hereto (each, a "Mortgaged Property");

     WHEREAS, the Initial Note A Holder has agreed to sell Note B to the Initial Note B Holder and the Initial Note B Holder has agreed to purchase Note B from the Initial Note A Holder;

     WHEREAS, on the date hereof, the Initial Note A Holder has agreed to sell Note A to Prudential Mortgage Capital Funding, LLC ("PMCF") and PMCF has agreed to purchase Note A from the Initial Note A Holder;

     WHEREAS, PMCF anticipates that it will sell Note A to Prudential Securities Secured Financing Corporation (the "Depositor");

     WHEREAS, on the date hereof, the Depositor, the Initial Note B Holder, LaSalle Bank National Association, as trustee (together with its successors and permitted assigns in such capacity, the "Trustee"), ABN AMRO Bank N.V., as fiscal agent (together with its successors and permitted assigns in such capacity, the "Fiscal Agent"), Prudential Asset Resources, Inc., as master servicer (together with its successors and permitted assigns in such capacity, the "Master Servicer") and as special servicer of the Mortgage Loan (together with its successors and permitted assigns in such capacity, the "Special Servicer"), and Lennar Partners, Inc., as special servicer of the other mortgage loans held by the subject trust fund, intend to enter into a Pooling and Servicing Agreement, dated as of May 1, 2001 (the "Pooling Agreement"), with respect to, among other things, the servicing of the Mortgage Loan; and

     WHEREAS, the Initial Note A Holder and the Initial Note B Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A and Note B, respectively;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

     1. Definitions. References to a "Section" or the "recitals" are, unless otherwise specified, to a Section or the recitals of this Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

     "Affiliate" shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a "Common Control Party"), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Agreement Among Note Holders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

     "Defaulted Mortgage Loan Purchase Price" shall mean (i) at any time that Note A is not in a Securitization, the sum of (a) the Note A Principal Balance,
(b) accrued and unpaid interest thereon at the Note A Interest Rate, up to (but excluding) the date of purchase, provided payment is made in good funds by 11:00 a.m. New York local time, (c) any unreimbursed property protection advances allocable to Note A pursuant to the servicing agreement then in effect and interest thereon at the applicable advance rate and (d) any accrued and unpaid interest on advances due to the Note A Holder, plus the amount of any unreimbursed interest on any advances of principal and/or interest by the servicer under the servicing agreement then in effect, and (ii) at any time that Note A is in a Securitization, the Purchase Price (as defined in the Pooling Agreement). In any event, in determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium and the value of such Prepayment Premium shall not be included unless the Note B Holder or an Affiliate of the Note B Holder is the Mortgage Loan Borrower upon the occurrence of any event which requires a Repurchase Option Notice pursuant to Section 8 of this Agreement.

     "Depositor" shall have the meaning assigned such term in the recitals.

     "Event of Default" shall mean an "Event of Default" as defined in each Mortgage.

     "Master Servicer" shall have the meaning assigned such term in the recitals.

     "Monetary Event of Default," with respect to the Mortgage Loan, shall mean an Event of Default (as defined in the Mortgage) caused by the failure of the Mortgage Loan Borrower to make any payment of principal or interest under the Notes when due.

     "Mortgage" shall have the meaning assigned such term in the recitals.

     "Mortgage Interest Rate" shall mean the Mortgage Interest Rate set forth in the Mortgage Loan Schedule.

     "Mortgage Loan" shall have the meaning assigned such term in the recitals.

     "Mortgage Loan Borrower" shall mean the borrower or borrowers under the Mortgage Loan.

     "Mortgage Loan Borrower Related Parties" shall have the meaning assigned such term in Section 15.

     "Mortgage Loan Documents" shall mean Note A, Note B, the Mortgages and all other documents evidencing, securing or otherwise relating to the Mortgage Loan.

     "Mortgage Loan Principal Balance" shall mean, at any date of determination, the sum of the Note A Principal Balance and the Note B Principal Balance.

     "Mortgage Loan Schedule" shall mean the schedule in the form attached hereto as Exhibit A, which schedule sets forth certain information regarding the Mortgage Loan and the principal terms for the purchase by the Note B Holder of Note B.

     "Mortgaged Property" shall have the meaning assigned such term in the recitals.

     "Note A" shall have the meaning assigned such term in the recitals.

     "Note A Collection Account" shall mean the account in which amounts are segregated (by ledger entries or otherwise) and held for the benefit of the Note A Holder pursuant to Section 3.04(a) of the Pooling Agreement.

     "Note A Default Interest Rate" shall mean the Note A Default Interest Rate set forth in the Mortgage Loan Schedule.

     "Note A Holder" shall mean the Initial Note A Holder or any subsequent holder of the Note A.

     "Note A Interest Rate" shall mean the Note A Interest Rate set forth in the Mortgage Loan Schedule.

     "Note A Percentage Interest" shall mean, as of any date, the ratio of the Note A Principal Balance to the Mortgage Loan Principal Balance.

     "Note A Prepayment Premium" shall be equal to the prepayment premium set forth in Note A.

     "Note A Principal Balance" shall mean, at any time of determination, the Initial Note A Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon.

     "Note B" shall have the meaning assigned such term in the recitals.

     "Note B Collection Account" shall mean the account described as the "RREEF B-Note Account" under the Pooling Agreement, in which amounts are segregated (by ledger entries or otherwise) and held for the benefit of the Note B Holder pursuant to Section 3.04(e) of the Pooling Agreement.

     "Note B Default Interest Rate" shall mean the Note B Default Interest Rate set forth in the Mortgage Loan Schedule.

     "Note B Holder" shall mean the Initial Note B Holder or any subsequent holder of Note B.

     "Note B Holder Repurchase Notice" shall have the meaning assigned to such term in Section 8.

     "Note B Interest Rate" shall mean the Note B Interest Rate set forth in the Mortgage Loan Schedule.

     "Note B Percentage Interest" shall mean, as of any date, the ratio of the Note B Principal Balance to the Mortgage Loan Principal Balance.

     "Note B Prepayment Premium" shall be equal to the prepayment premium set forth in Note B.

     "Note B Principal Balance" shall mean at any time of determination, the Initial Note B Principal Balance, as set forth in the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to
Section 5.

     "Noteholder" shall mean the Note A Holder or the Note B Holder, as the context may require.

     "Notes" shall mean, collectively, Note A and Note B.

     "Payment Date" shall mean the "Due Date" set forth in Note A and Note B.

     "Percentage Interest" shall mean, with respect to the Note A Holder, the Note A Percentage Interest and, with respect to the Note B Holder, the Note B Percentage Interest.

     "Pooling Agreement" shall have the meaning assigned such term in the recitals.

     "Prepayment Premium" shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan.

     "Purchase Date" shall mean April 30, 2001.

     "Purchase Date Mortgage Loan Principal Balance" shall mean the aggregate principal balance of the Mortgage Loan on the Purchase Date.

     "Purchase Price" shall mean the amount that the Note B Holder is required to pay to the Note A Holder to acquire Note B, as set forth on the Mortgage Loan Schedule.

     "Qualified Institutional Lender" means (a) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or an institution substantially similar to any of the foregoing, in each case under this clause (a) having at least $100,000,000 in capital/statutory surplus or shareholders' equity and at least $250,000,000 in total assets, and being experienced in making commercial real estate loans; or (b) any entity controlled by any one or more institutions meeting the criteria in clause (a).

     "Rating Agencies" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. and Fitch Inc. or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by the Note A Holder; provided, however, that at any time during which Note A is an asset of a Securitization, "Rating Agencies" or "Rating Agency" shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization.

     "Repurchase Date" shall have the meaning assigned to such term in
Section 8.

     "Repurchase Option Notice" shall have the meaning assigned to such term in
Section 8.

     "Securitization" shall mean the sale by the Note A Holder of Note A to the Depositor and, pursuant to the Pooling Agreement, the inclusion of Note A as part of a securitization of one or more mortgage loans.

     "Securitization Date" shall mean the effective date on which a Securitization is consummated.

     "Servicer" shall mean any of the Master Servicer and the Special Servicer, as the context requires, and shall include any primary servicer or Special Servicer appointed by the Note B Holder.

     "Special Servicer" shall have the meaning assigned such term in the recitals.

     "Transfer" shall have the meaning assigned such term in Section 14.

     "Trustee" shall have the meaning assigned such term in the recitals.

     2. Acquisition of Note B. On the Purchase Date, the Note B Holder shall acquire Note B for the Purchase Price set forth in the Mortgage Loan Schedule, by wire transfer to the Note A Holder of immediately available funds in an amount equal to such Purchase Price (which purchase shall be deemed effective only upon the Note A Holder's receipt of such funds). Thereafter, the Note B Holder shall be the owner of Note B. Administration of the Mortgage

Loan shall be governed by this Agreement and the Pooling Agreement, provided, however, that if at any time prior to the payment in full of the Mortgage Loan, the Mortgage Loan is no longer subject to the provisions of the Pooling Agreement then, until a replacement servicing agreement has been entered into, the Mortgage Loan shall continue to be serviced by the Master Servicer and the Special Servicer pursuant to the provisions of the Pooling Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan. The Note B Holder acknowledges that the Note A Holder intends to include Note A in a securitization.

     Both of the Note A Holder and the Note B Holder agree that only the Note B Holder will have the right to consent to any discretionary items set forth in Sections 10 and Sections 11 of Note A and Note B. The Note B Holder hereby agrees that it will exercise such rights of discretionary consent solely on its own behalf and not on behalf of the Note A Holder. However, during the continuance of a RREEF Change of Control Event (as such term is defined in the Pooling Agreement), the Note A Holder will have the right to exercise such rights of discretionary consent, provided that such action will not result in an Adverse REMIC Event.


     3. Subordination of Note B; Payments Prior to an Event of Default. Note B and the right of the Note B Holder to receive payments of interest and principal with respect to Note B shall at all times be junior, subject and subordinate to Note A and the right of the Note A Holder to receive payments of interest and principal with respect to Note A to the extent provided herein. So long as: (i) no Monetary Event of Default shall have occurred and be continuing (or if a Monetary Event of Default had occurred but has been cured and is no longer continuing), (ii) no other material Event of Default, as determined by the Servicer pursuant to the Servicing Standard, shall have occurred and be, continuing (or if a material Event of Default (other than a Monetary Event of Default), as determined by the Servicer pursuant to the Servicing Standard, had occurred and has been cured and is no longer continuing) or (iii) the Mortgage Loan is not a Specially Serviced Loan (or if the Mortgage Loan had been a Specially Serviced Loan but is no longer a Specially Serviced Loan) all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including amounts received by any Servicer pursuant to the Pooling Agreement), whether received in the form of Monthly Payments, the Balloon Payment, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Properties or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Pooling Agreement); provided, that with respect to any payments received on the Mortgage Loan in reduction of principal that occur during any time after the Note B Holder has exercised its right under Section 3.28(d) of the Pooling Agreement to cure a second consecutive default in a Monthly Payment due on the Mortgage Loan (but occur prior to all Monthly Payments due on the Mortgage Loan having otherwise been made current by the Borrower), such amounts shall be distributed in accordance with the priority set forth in Section 4 hereto; provided, further, that any amounts due to any Servicer, the Trustee, the Fiscal Agent, any other party to the Pooling Agreement or the Trust Fund with respect to the Mortgage Loan (including any servicing compensation, servicing expenses, Advances, interest on Servicing Advances, Liquidation Expenses or any Additional Trust Fund Expenses incurred with respect to the Mortgage Loan) shall be paid in the manner set forth in the Pooling Agreement from amounts allocated as provided below, including, without limitation, any amounts allocated to the Note A Holder and the Note B Holder prior to any such amounts being paid to either the Note A Holder or the Note B Holder:

     (a) first, so long as Note A is part of the Securitization, to pay to the Note A Collection Account such amounts as are needed to reimburse the Trustee, the Fiscal Agent, any Servicer or any other party to the Pooling Agreement for any outstanding Servicing Advances made thereby and interest thereon, or to pay any unpaid Liquidation Expenses or other servicing expenses incurred, with respect to the Mortgage Loan;

     (b) second, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to pay to the Note A Collection Account) such amounts as are necessary to reimburse the Note A Holder (which, for so long as Note A is part of the Securitization, will be the Trust) for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon, or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note A pursuant to any of clauses (c) through (e), (g) and
(h) of this Section 3;

     (c) third, pro rata, based on the respective amounts of interest payable under this clause (c), (i) to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Interest Rate and (ii) to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Interest Rate;

     (d) fourth, pro rata, based on the respective amounts of principal payable under this clause (d), (i) to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the scheduled principal payments, if any, due with respect to Note A and (ii) to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) an amount equal to the scheduled principal payments, if any, due with respect to Note B;

     (e) fifth, any unscheduled principal payment on the Mortgage Loan shall be paid to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) and the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) on a pro rata basis in accordance with their respective Percentage Interests;

     (f) sixth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) such amounts as are necessary to reimburse the Note B Holder for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note B pursuant to any of clauses (c) through (e), (g) and
(h) of this Section 3, or for amounts that were otherwise paid by the Note B Holder in connection with its right to cure an event of default under the Mortgage Loan pursuant to
Section 3.28(d) of the Pooling Agreement;

     (g) seventh, pro rata, based on their respective portions of the Prepayment Premium, to: (i) the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the Note A Prepayment Premium and (ii) the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) an amount equal to the Note B Prepayment Premium; and

     (h) eighth, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses (a) through (g) of this Section 3, such remaining amount shall be paid to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) and to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) on a pro rata basis in accordance with their respective Percentage Interests.

For purposes of this Section 3, Note A will be deemed part of the Securitization even if the Mortgaged Properties have become REO Property, so long as such REO Property remains part of the Securitization.

     4. Payments Following an Event of Default. So long as: (i) no Monetary Event of Default shall have occurred and be continuing (or if a Monetary Event of Default had occurred but has been cured and is no longer continuing), (ii) no other material Event of Default, as determined by the Servicer pursuant to the Servicing Standard, shall have occurred and be, continuing (or if a material Event of Default (other than a Monetary Event of Default), as determined by the Servicer pursuant to the Servicing Standard, had occurred and has been cured and is no longer continuing) or (iii) the Mortgage Loan is not a Specially Serviced Loan (or if the Mortgage Loan had been a Specially Serviced Loan but is no longer a Specially Serviced Loan), the Master Servicer shall make payments of interest and principal on Note A and Note B in accordance with Section 3 hereof, provided that, if: (i) a Monetary Event of Default shall have occurred and be continuing, (ii) a material Event of Default, as determined by the Servicer pursuant to the Servicing Standard, shall have occurred and be, continuing or
(iii) the Mortgage Loan is, and then-currently remains, a Specially Serviced Loan, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment of the Mortgage Loan (including amounts received by any Servicer), whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, REO Revenues, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Properties or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Pooling Agreement); provided, that with respect to any payments received on the Mortgage Loan in reduction of principal that occur during any time after the Note B Holder has exercised its right under Section 3.28(d) of the Pooling Agreement to cure a second consecutive default in a Monthly Payment due on the Mortgage Loan (but occur prior to all Monthly Payments due on the Mortgage Loan having otherwise been made current by the Borrower), such amounts shall be distributed in accordance with the priority set forth in this Section 4; provided, further, that any amounts due to any Servicer, the Trustee, the Fiscal Agent, any other party to the Pooling Agreement or the Trust Fund with respect to the Mortgage Loan (including any servicing compensation, servicing expenses, Advances, interest on Servicing Advances, Liquidation Expenses or any Additional Trust Fund Expenses incurred with respect to the Mortgage Loan) shall be paid in the manner set forth in the Pooling Agreement from amounts allocated as provided below, including, without limitation, any amounts allocated to the Note A Holder and the Note B Holder prior to any amounts being paid to either the Note A Holder or the Note B
Holder:

     (a) first, so long as Note A is part of the Securitization, to pay to the Note A Collection Account such amounts as are needed to reimburse the Trustee, the Fiscal Agent, any Servicer or any other party to the Pooling Agreement for any outstanding Servicing Advances made thereby, or to pay any unpaid Liquidation Expenses or other servicing expenses incurred, with respect to the Mortgage Loan;

     (b) second, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to pay to the Note A Collection Account) such amounts as are necessary to reimburse the Note A Holder (which, for so long as Note A is part of the Securitization, will be the Trust) for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon, or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note A pursuant to any of clauses (c) through (k) of this
Section 4;

     (c) third, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the accrued and unpaid interest (other than default interest) on the Note A Principal Balance at the Note A Interest Rate;

     (d) fourth, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the Note A Principal Balance, until such amount has been paid in full;

     (e) fifth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) such amounts as are necessary to reimburse the Note B Holder for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon, or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note B pursuant to any of clauses (f) through (k) of this
Section 4 or for amounts that were otherwise paid by the Note B Holder in connection with its right to cure an event of default under the Mortgage Loan pursuant to Section 3.28(d) of the Pooling Agreement;

     (f) sixth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account) an amount equal to the accrued and unpaid interest (other than default interest) on the Note B Principal Balance;

     (g) seventh, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account) an amount equal to the Note B Principal Balance, until such principal amount has been paid in full;

     (h) eighth, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account), the Note A Prepayment Premium;

     (i) ninth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account), the Note B Prepayment Premium;

     (j) tenth, any default interest in excess of the interest paid in accordance with clauses (d) and (f) of this Section 4 on (i) first, Note A at the Note A Default Interest Rate (to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account)) and (ii) then, Note B at the Note B Default Interest Rate (to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account)); and

     (k) eleventh, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses (a) through
(j) of this Section 4, such remaining amount shall be paid to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) and to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account) on a pro rata basis in accordance with their respective Percentage Interests.

For purposes of this Section 4, Note A will be deemed part of the Securitization even if the Mortgaged Properties have become REO Property, so long as such REO Property remains part of the Securitization.

     5. Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Pooling Agreement, if any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate or scheduled amortization payments on Note A or Note B are reduced, (iii) payments of interest or principal on Note A or Note B are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, all payments to the Note A Holder pursuant to Sections 3 and 4, as applicable, shall be made as though such workout did not occur, with the payment terms of Note A remaining the same as they are on the Purchase Date, and the Note B Holder shall bear the full economic effect of all waivers, reductions or deferrals of amounts due under the Mortgage Loan attributable to such workout (up to the then Note B Principal Balance together with accrued and unpaid interest thereon at the Note B Interest Rate and any other amounts due and unpaid to the Note B Holder).

     6. Payment Procedure. For so long as Note A is part of the Securitization, the Note A Holder and Note B Holder each hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Pooling Agreement, to deposit or credit (a) all payments received with respect to and allocable to Note A to the Note A Collection Account established pursuant to the Pooling Agreement, and (b) all payments received with respect to and allocable to Note B to the Note B Collection Account established pursuant to the Pooling Agreement.

     If a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Note A or Note B must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Note A Holder, the Note B Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Note B Holder or the Note A Holder, as applicable, and the Note B Holder or the Note A Holder, as applicable and to the extent necessary to comply with such court order, will promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to the Note B Holder or the Note A Holder, as applicable, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Mortgage Loan Borrower, the Note A Holder, the Note B Holder, the Master Servicer, the Special Servicer or such other Person with respect thereto. If, for any reason, the Master Servicer makes any payment to the Note A Holder or the Note B Holder before the Master Servicer has received the corresponding payment (it being understood that the Master Servicer is under no obligation to do so), and the Master Servicer does not receive the corresponding payment within five (5) Business Days of its payment to the Note A Holder or the Note B Holder (as the case may be), such Holder will, at the Master Servicer's request, promptly return that payment to the Master Servicer (together with interest on that payment at the lesser of the "federal funds" rate and the Mortgage Interest Rate for each day from the making of that payment to such Holder, until it is returned to the Master Servicer).

     The Note A Holder and the Note B Holder each agree that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Master Servicer.

     The applicable Servicer shall have the right to offset any amounts due hereunder from the Note A Holder or the Note B Holder with respect to the Mortgage Loan against any future payments due to the Note A Holder or the Note B Holder, as applicable, under the Mortgage Loan, provided, that the Note A Holder's and the Note B Holder's obligations under this Section 6 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of the Note A Holder against the Note B Holder or the obligations of the Note B Holder against the Note A Holder.

     The Note A Holder's and the Note B Holder's obligations under this Section 6 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third party beneficiary of these provisions.

     7. Limitation on Liability. The Note A Holder shall have no liability to the Note B Holder with respect to Note B except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note A Holder. The Note B Holder shall have no liability to the Note A Holder with respect to Note A except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note B Holder.

     8. Purchase of Note A by Note B Holder. In the event that (a) any payment of principal, interest or other amounts due to the lender on the Mortgage Loan becomes ninety (90) or more days delinquent, thereby causing an event of default under such Mortgage Loan; or (b) the Mortgage Loan becomes a Specially Serviced Loan, then upon notice from the Note A Holder (a "Repurchase Option Notice") of such occurrence (which notice the Note A Holder shall promptly direct the Master Servicer to give to the Note B Holder), the Note B Holder shall have the exclusive right but not the obligation, by written notice to the Note A Holder (a "Note B Holder Repurchase Notice"), given within 180 days of delivery to the Note B Holder of the Repurchase Option Notice, to purchase Note A at the Defaulted Mortgage Loan Purchase Price and, upon the delivery of written notice thereof to the Note A Holder, the Note A Holder shall sell (and the Note B Holder shall purchase) Note A (including, without limitation, any participations therein) at the Defaulted Mortgage Loan Purchase Price, on a date (the "Repurchase Date") after the date of the Note B Holder Repurchase Notice, as shall be agreed upon by the Note A Holder and the Note B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Master Servicer three (3) Business Days prior to the Repurchase Date and shall, absent manifest error, be binding upon the Note A Holder and the Note B Holder. Notwithstanding anything to the contrary contained herein, (i) during any period during which Note A is subject to purchase by the Note B Holder pursuant to this
Section 8, the Mortgage Loan shall continue to be serviced and specially serviced in accordance with the terms of the Pooling Agreement and (ii) once the Note B Holder Repurchase Notice has been delivered to the Note A Holder, no modifications, waivers or amendments shall be made to the Mortgage Loan, and no enforcement or other action shall be taken with respect to the Mortgage Loan, without the consent of the Note B Holder.

     If the Note B Holder does not elect to purchase Note A, then the Note A Holder may liquidate such Note A (or the related Mortgaged Properties) in the manner set forth in the Pooling Agreement, and the Note B Holder may make an offer for such Note A (or the related Mortgaged Properties) in the same manner as any other bidder as set forth therein.

     9. Representations of the Note B Holder. The Note B Holder, as of the Purchase Date, hereby represents and warrants to the Note A Holder that:

     (a) The execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note B Holder's charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms.

     (b) The Note B Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is in compliance with the laws of each state to the extent necessary to ensure the enforceability of this Agreement and to perform its obligations under this Agreement.

     (c) The execution and delivery of this Agreement by the Note B Holder, and the performance of, and compliance with, the terms of this Agreement by the Note B Holder, will not violate the Note B Holder's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Note B Holder to carry out the transactions contemplated by this Agreement.

     (d) The Note B Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (e) The Note B Holder has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of Note B or the consummation of any of the other transactions contemplated hereby.

     (f) The Note B Holder is a Qualified Institutional Lender.

     10. Representations of the Note A Holder. The Note A Holder, as of the Purchase Date, hereby represents and warrants to the Note B Holder that:

     (a) The execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note A Holder's charter or any law or contractual restriction binding upon the Note A Holder, and that this Agreement is the legal, valid and binding obligation of the Note A Holder enforceable against the Note A Holder in accordance with its terms.

     (b) The Note A Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of the Mortgage Loan and to perform its obligations under this Agreement.

     (c) The execution and delivery of this Agreement by the Note A Holder, and the performance of, and compliance with, the terms of this Agreement by the Note A Holder, will not violate the Note A Holder's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Note A Holder to carry out the transactions contemplated by this Agreement.

     (d) The Note A Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (e) The Note A Holder has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of Note B or the consummation of any of the other transactions contemplated hereby.

     11. Independent Analysis of the Note B Holder. The Note B Holder acknowledges that the Note B Holder has, independently and without reliance upon the Note A Holder and based on such documents and information as the Note B Holder has deemed appropriate, made the Note B Holder's own credit analysis and decision to purchase Note B. The Note B Holder hereby acknowledges that (except as provided herein) the Note A Holder has made no representations or warranties with respect to the Mortgage Loan, and that the Note A Holder shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with Note B.

     12. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the Note A Holder with the Note B Holder a partnership, association, joint venture or other entity. The Note A Holder shall have no obligation whatsoever to offer to the Note B Holder the opportunity to purchase notes or participation interests relating to any future loans originated by the Note A Holder or its Affiliates, and if the Note A Holder chooses to offer to the Note B Holder the opportunity to purchase notes or any participation interests in any future mortgage loans originated by the Note A Holder or its Affiliates, such offer shall be at such purchase price and interest rate as the Note A Holder chooses, in its sole and absolute discretion. The Note B Holder shall have no obligation whatsoever to purchase from the Note A Holder any notes or participation interests in any future loans originated by the Note A Holder or its Affiliates.

     13. Not a Security. Note B shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

     14. Sale of Note B. The Initial Note B Holder (and any subsequent Note B Holder) agrees that, prior to the Securitization Date, it will not sell, assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber, participate or otherwise dispose of more than a 49% interest in Note B or any controlling interest in Note B (a "Transfer") without the Note A Holder's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. From and after the Securitization Date, any Transfer is only permitted to be made if but only if the Note B Holder has first delivered to the Note A Holder written confirmation from each Rating Agency that such Transfer, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates (and the Note B Holder shall pay all out-of-pocket costs and expenses of the Note A Holder, each Servicer (which costs and expenses of such Servicer shall not exceed $5,000.00, excluding any costs or expenses of the Rating Agencies) and the Rating Agencies in connection therewith); provided, however, that such confirmation of the Rating Agencies is not required in connection with a Transfer to an entity that provides to the Note A Holder certification in writing that it is a Qualified Institutional Lender. Notwithstanding the foregoing, the Note B Holder agrees that both prior to and from and after the Securitization Date, each Transfer is subject to the following restrictions: (i) all such Transfers shall be made upon at least ten (10) days' prior written notice to the Note A Holder, (ii) in the case of each Transfer of a participation interest in Note B, (A) the Note B Holder's obligations under this Agreement shall remain unchanged, (B) the Note B Holder shall remain solely responsible for the performance of such obligations, and (C) the Note A Holder and any Persons acting on its behalf shall continue to deal solely and directly with the Note B Holder in connection with the Note B Holder's rights and obligations under this Agreement and the Pooling Agreement, and all amounts payable hereunder shall be determined as if the Note B Holder had not sold such participation, (iii) the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or an Affiliate thereof, and any such Transfer shall be void ab initio, and (iv) a transferee (but not a participant) shall (A) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Note B Holder hereunder with respect to Note B, from and after the date of such assignment and
(B) agree in writing to be bound by the Pooling Agreement unless the Pooling Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor.

     15. Other Business Activities of the Holders; Sale of Note A. Each of the Holders acknowledges that the other Holder may make loans or otherwise extend credit to, and generally engage in any kind of business with any Affiliate of the Mortgage Loan Borrower ("Mortgage Loan Borrower Related Parties"), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. The Initial Note A Holder agrees that it will cause the trust fund that is formed pursuant to the Pooling Agreement (the "Trust Fund") to assume all of the obligations of the Note A Holder under this Agreement. In connection with a sale of Note A from the Trust Fund, the Note A Holder agrees to cause any such transferee of Note A to execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the Note A Holder hereunder with respect to Note A, from and after the date of such assignment. At any time the Mortgage Loan is not serviced by the terms of the Pooling Agreement, the Note A Holder and the Note B Holder agree that they will enter into a replacement servicing agreement therefor that will have substantially the same terms as the Pooling Agreement.

     16. Exercise of Remedies. Notwithstanding anything to the contrary contained herein (including the provisions of Section 5), the Pooling Agreement shall provide that, during any period in which the Mortgage Loan Borrower or an Affiliate thereof does not hold Note B or any interest therein, each Servicer shall service and administer the Mortgage Loan on behalf of the Note A Holder and the Note B Holder in accordance with the Servicing Standard taking into account the interests of both the Note A Holder and the Note B Holder. For purposes hereof, if a bona fide third party pledgee of the Note B Holder who is not the Mortgage Loan Borrower or an Affiliate thereof acquires full ownership of Note B, through foreclosure or otherwise, such pledgee shall not be considered an Affiliate of the Mortgage Loan Borrower. Except when acting through a Servicer acting in accordance with the Servicing Standard or otherwise in accordance with the terms of the Pooling Agreement, the Note B Holder shall have no voting, consent or other rights whatsoever with respect to the Note A Holder's administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan.

     17. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM ARISING OUT OF RELATING TO THIS AGREEMENT.

     18. Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement. Additionally, from and after the Securitization Date, the Note A Holder and the Note B Holder shall not amend or modify this Agreement without first receiving written confirmation from each Rating Agency that such amendment or modification, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates.

     19. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided in Section 6, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

     20. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

     21. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

     22. Notices. All notices required hereunder shall be given by (i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid),
(iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

     23. Custody of Loan Documents. The originals of all of the Mortgage Loan Documents (other than Note B) will be held by the Note A Holder on behalf of the Holders.

     24. Liability of Noteholders. Each Noteholder hereunder shall be liable hereunder only to the extent of cash derived from its Percentage Interest in the Mortgage Loan either (i) prior to its disbursement and receipt by such Noteholder or (ii) after its receipt by such Noteholder under the circumstances and to the extent provided in Section 6 of this Agreement.

     IN WITNESS WHEREOF, the Initial Note A Holder and the Initial Note B Holder have caused this Agreement to be duly executed as of the day and year first above written.

                                            Initial Note A Holder:
                                            ---------------------

                                            PRUDENTIAL MORTGAGE CAPITAL
                                            COMPANY, LLC


                                            By:_______________________
                                            Name:
                                            Title:

                                            Initial Note B Holder:
                                            ---------------------

                                            THE PRUDENTIAL INSURANCE
                                             COMPANY OF AMERICA


                                            By:_______________________
                                            Name:
                                            Title:

                                   EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE


A.   Description of Mortgage Loan

----------------------------------------------------------------------------------------------------
Mortgage Loan Borrowers:                             RREEF America REIT II Portfolio, L.P. and RREEF
                                                     America REIT II Corp. J.
----------------------------------------------------------------------------------------------------
Date of Mortgage Loan:                               April 30, 2001
----------------------------------------------------------------------------------------------------
Initial Principal Amount of Mortgage Loan:           $155,385,000
----------------------------------------------------------------------------------------------------
Purchase Date Mortgage Loan Principal Balance:       $155,385,000
----------------------------------------------------------------------------------------------------
Locations of Mortgaged Properties:                   San Diego, California; Phoenix, Arizona; New
                                                     Castle, Delaware; Anaheim, California; Coppell,
                                                     Texas; Plano, Texas; Austin, Texas; Boca Raton,
                                                     Florida; Atlanta, Georgia
----------------------------------------------------------------------------------------------------
Current Use of Mortgaged Properties:                 Office, Industrial, Retail And Multifamily
----------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                              6.80% per annum (weighted average of Note A and
                                                     Note B)
----------------------------------------------------------------------------------------------------
Maturity Date:                                       May 1, 2011
----------------------------------------------------------------------------------------------------


B.   Description of Notes

----------------------------------------------------------------------------------------------------
Note B Purchase Date                                 April 30, 2001
----------------------------------------------------------------------------------------------------
Note B Purchase Price (not including accrued         $64,385,000
interest)
----------------------------------------------------------------------------------------------------
Initial Note A Principal Balance:                    $91,000,000
----------------------------------------------------------------------------------------------------
Initial Note B Principal Balance:                    $64,385,000
----------------------------------------------------------------------------------------------------
Initial Note A Percentage Interest:                  Approximately 58.56%
----------------------------------------------------------------------------------------------------
Initial Note B Percentage Interest:                  Approximately 41.44%
----------------------------------------------------------------------------------------------------
Note A Interest Rate:                                6.635% per annum
----------------------------------------------------------------------------------------------------
Note B Interest Rate:                                7.033% per annum
----------------------------------------------------------------------------------------------------
Note A Default Interest Rate:                        Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% above applicable interest rate (as
                                                     set forth in Note A).
----------------------------------------------------------------------------------------------------
Note B Default Interest Rate:                        Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% above applicable interest rate (as
                                                     set forth in Note B).
----------------------------------------------------------------------------------------------------

                                    EXHIBIT B

Initial Note A Holder:
----------------------

Prudential Mortgage Capital Company, LLC

Notice Address:
---------------

Prudential Mortgage Capital Company, LLC
4 Gateway Center, 8th Floor
Newark, NJ  07102
Attention:   Richard Jarocki
Telecopy:    (973) 802-4838

with a copy to:

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038
Attention:  John Busillo
Telecopy:  212-504-6666

Initial Note B Holder:
----------------------

The Prudential Insurance Company Of America

Notice Address:
---------------

The Prudential Insurance Company Of America
2 Ravinia Drive, Suite 1500
Atlanta, Georgia  30346
Attention: R. David Steward
Telecopy: (770) 395-6756

With a copy to:

The Prudential Insurance Company of America
Law Department
2 Ravinia Drive, Suite 1400
Atlanta, Georgia  30346
Attention: Phil Morgan
Telecopy: (770) 730-9883

                                    EXHIBIT N

            FORM OF RREEF B-NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT



                            [See Attached Agreement]

                                    EXHIBIT N

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (this "Agreement") is made as of the __ day of ____________ _____, by and between __________________________, a
________________ corporation (the "Assignor") and __________________________, a
________________ corporation (the "Assignee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2001, among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Special Servicer, Lennar Partners, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF B-Note Holder.

     WHEREAS, pursuant to the terms and conditions of Section 3.27(b) of the Pooling and Servicing Agreement and Section 14 of the RREEF Co-Lender Agreement, the Assignor is entitled to transfer its interest in the RREEF B-Note Loan,

     WHEREAS, subject to the terms and conditions of Section 3.27(b) of the Pooling and Servicing Agreement, the parties thereto shall recognize as the RREEF B-Note Holder the most recent endorsee of the RREEF B-Note,

     WHEREAS, in satisfaction of the condition stipulated in Section 3.27(b)(ii) of the Pooling and Servicing Agreement, the Assignor and Assignee have entered into this Agreement,

     WHEREAS the Assignor desires to assign to the Assignee, as of ___________ ___, ____ (the "Effective Date"), all right, title and interest of the Assignor in, to and under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee desires to assume as of ___________, ____, all rights, duties and obligations of the Assignor under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, and

     WHEREAS the Assignee accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the RREEF B-Note Loan.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Assignor and the Assignee agree as follows:

     1. ASSIGNMENT. Effective as of the date hereof, the Assignor hereby assigns and transfers to the Assignee all right, title and interest of the Assignor in, to and under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee hereby accepts such assignment and transfer and agrees to accept, assume, perform and otherwise discharge all rights, duties and obligations, as applicable of the Assignor, under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, in each case subject to the provisions of this Agreement and subject to all the terms, covenants, conditions and provisions of the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement. The

Assignee further accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the RREEF B-Note Loan.

     2. FURTHER ASSURANCES. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Agreement.

     3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. SEVERABILITY. If any term or provision of this Agreement or any application shall be invalid and unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected hereby.

     5. SUCCESSORS AND ASSIGNS. This Assignment and the rights and obligations hereunder shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

     6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     IN WITNESS WHEREOF, each of the undersigned has caused this Assignment and Assumption Agreement to be duly executed on the ___ day of ___________ ____.

                                              ---------------------------------,
                                              as Assignor

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                              ---------------------------------,
                                              as Assignee

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT O

                         SCHEDULE OF CLASS X-1 CAP RATES


                     -----------------------------------------
                       ACCRUAL PERIOD*    |     STRIP RATE
                     ---------------------|-------------------
                              1           |      7.75377%
                     ---------------------|-------------------
                              2           |      7.53681%
                     ---------------------|-------------------
                              3           |      7.75365%
                     ---------------------|-------------------
                              4           |      7.75361%
                     ---------------------|-------------------
                              5           |      7.53669%
                     ---------------------|-------------------
                              6           |      7.75349%
                     ---------------------|-------------------
                              7           |      7.53660%
                     ---------------------|-------------------
                              8           |      7.53210%
                     ---------------------|-------------------
                              9           |      7.53207%
                     ---------------------|-------------------
                              10          |      7.54581%
                     ---------------------|-------------------
                              11          |      7.75314%
                     ---------------------|-------------------
                              12          |      7.53633%
                     ---------------------|-------------------
                              13          |      7.75301%
                     ---------------------|-------------------
                              14          |      7.53623%
                     ---------------------|-------------------
                              15          |      7.75287%
                     ---------------------|-------------------
                              16          |      7.75545%
                     ---------------------|-------------------
                              17          |      7.53416%
                     ---------------------|-------------------
                              18          |      7.75529%
                     ---------------------|-------------------
                              19          |      7.53402%
                     ---------------------|-------------------
                              20          |      7.53394%
                     ---------------------|-------------------
                              21          |      7.53388%
                     ---------------------|-------------------
                              22          |      7.53388%
                     ---------------------|-------------------
                              23          |      7.53724%
                     ---------------------|-------------------
                              24          |      7.53367%
                     ---------------------|-------------------
                              25          |      7.53367%
                     ---------------------|-------------------
                              26          |      7.53355%
                     ---------------------|-------------------
                              27          |      7.53355%
                     ---------------------|-------------------
                              28          |      7.75446%
                     ---------------------|-------------------
                              29          |      7.53337%
                     ---------------------|-------------------
                              30          |      7.53337%
                     ---------------------|-------------------
                              31          |      7.53325%
                     ---------------------|-------------------
                              32          |      7.53325%
                     ---------------------|-------------------
                              33          |      7.53312%
                     ---------------------|-------------------
                              34          |      7.53312%
                     ---------------------|-------------------
                              35          |      7.53422%
                     -----------------------------------------


--------------
* The first interest accrual period is May 2001 and the final interest accrual period is April 2008.

                     -----------------------------------------
                       ACCRUAL PERIOD*    |     STRIP RATE
                     ---------------------|-------------------
                              36          |      7.53290%
                     ---------------------|-------------------
                              37          |      7.53290%
                     ---------------------|-------------------
                              38          |      7.53276%
                     ---------------------|-------------------
                              39          |      7.53276%
                     ---------------------|-------------------
                              40          |      7.75343%
                     ---------------------|-------------------
                              41          |      7.53256%
                     ---------------------|-------------------
                              42          |      7.53256%
                     ---------------------|-------------------
                              43          |      7.53242%
                     ---------------------|-------------------
                              44          |      7.53233%
                     ---------------------|-------------------
                              45          |      7.53227%
                     ---------------------|-------------------
                              46          |      7.53227%
                     ---------------------|-------------------
                              47          |      7.53575%
                     ---------------------|-------------------
                              48          |      7.53200%
                     ---------------------|-------------------
                              49          |      7.53200%
                     ---------------------|-------------------
                              50          |      7.53184%
                     ---------------------|-------------------
                              51          |      7.53184%
                     ---------------------|-------------------
                              52          |      7.75222%
                     ---------------------|-------------------
                              53          |      7.53161%
                     ---------------------|-------------------
                              54          |      7.53161%
                     ---------------------|-------------------
                              55          |      7.53144%
                     ---------------------|-------------------
                              56          |      7.53135%
                     ---------------------|-------------------
                              57          |      7.53127%
                     ---------------------|-------------------
                              58          |      7.53127%
                     ---------------------|-------------------
                              59          |      7.53482%
                     ---------------------|-------------------
                              60          |      7.53096%
                     ---------------------|-------------------
                              61          |      7.53096%
                     ---------------------|-------------------
                              62          |      7.53077%
                     ---------------------|-------------------
                              63          |      7.53077%
                     ---------------------|-------------------
                              64          |      7.75082%
                     ---------------------|-------------------
                              65          |      7.53049%
                     ---------------------|-------------------
                              66          |      7.53049%
                     ---------------------|-------------------
                              67          |      7.53029%
                     ---------------------|-------------------
                              68          |      7.53018%
                     ---------------------|-------------------
                              69          |      7.53009%
                     ---------------------|-------------------
                              70          |      7.53009%
                     ---------------------|-------------------
                              71          |      7.53370%
                     ---------------------|-------------------
                              72          |      7.52974%
                     ---------------------|-------------------
                              73          |      7.52974%
                     ---------------------|-------------------
                              74          |      7.52952%
                     ---------------------|-------------------
                              75          |      7.52952%
                     -----------------------------------------


--------------
* The first interest accrual period is May 2001 and the final interest accrual period is April 2008.

                     -----------------------------------------
                       ACCRUAL PERIOD*    |     STRIP RATE
                     ---------------------|-------------------
                              76          |      7.74920%
                     ---------------------|-------------------
                              77          |      7.52791%
                     ---------------------|-------------------
                              78          |      7.52920%
                     ---------------------|-------------------
                              79          |      7.52362%
                     ---------------------|-------------------
                              80          |      7.52362%
                     ---------------------|-------------------
                              81          |      7.52595%
                     ---------------------|-------------------
                              82          |      7.52595%
                     ---------------------|-------------------
                              83          |      7.52712%
                     ---------------------|-------------------
                              84          |      7.52616%
                     -----------------------------------------


--------------
* The first interest accrual period is May 2001 and the final interest accrual period is April 2008.